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As filed with the Securities and Exchange Commission on August 20, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Wynn Las Vegas, LLC
(Exact name of Registrant as specified in its charter)

Nevada	7990	88-0494878
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Wynn Las Vegas Capital Corp.
(Exact name of Registrant as specified in its charter)

Nevada	7990	46-0484992
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

and Other Registrants
(See Table of Other Registrants Listed Below)

3145 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(702) 733-4444
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Ronald J. Kramer
Wynn Resorts, Limited
President
3145 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(702) 733-4444
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

C. Kevin McGeehan, Esq. Ashok W. Mukhey, Esq. Irell & Manella LLP 1800 Avenue of the Stars, Suite 900 Los Angeles, CA 90067-4276 (310) 277-1010	Pamela B. Kelly, Esq. Latham & Watkins 633 West Fifth Street, Suite 4000 Los Angeles, CA 90071-2007 (213) 485-1234

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

% Second Mortgage Notes due 2010	$350,000,000	100%	$350,000,000	$32,200

Guarantees of % Second Mortgage Notes due 2010	$350,000,000	None	None	$0

(1)
Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.
(2)
Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable for the guarantees.

        The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

Other Registrants

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Desert Inn Improvement Co.	Nevada	88-0460932
Desert Inn Water Company, LLC	Nevada	88-0460932
Palo, LLC	Delaware	88-0464820
Valvino Lamore, LLC	Nevada	88-0459742
Wynn Design & Development, LLC	Nevada	88-0462235
Wynn Resorts Holdings, LLC	Nevada	88-0460933
World Travel, LLC	Nevada	47-0846667
Las Vegas Jet, LLC	Nevada	88-0460935

Subject to Completion, Dated August 20, 2002

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

$350,000,000

Wynn Las Vegas, LLC
Wynn Las Vegas Capital Corp.

    % Second Mortgage Notes due 2010

Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp. are offering $350 million aggregate principal amount of    % second mortgage notes due 2010. The issuers will pay interest on the second mortgage notes on            and            of each year, beginning                          , 2003. The second mortgage notes will mature on                          , 2010.

The issuers may redeem the second mortgage notes at any time on or after            , 2006. In addition, until                          , 2005, the issuers may redeem up to 35% of the second mortgage notes with the net proceeds of one or more qualified equity offerings. If we undergo a change of control or sell certain of our assets, the issuers may be required to offer to purchase the second mortgage notes from holders. The second mortgage notes may also be subject to redemption requirements imposed by gaming laws and regulations of gaming authorities in Nevada or other jurisdictions.

The second mortgage notes will be secured by (i) a first priority lien on the net proceeds of this offering, which will be deposited in a secured account pending disbursement; (ii) a second priority lien on substantially all of our other existing and future assets, subject to certain limited exceptions; (iii) a second priority lien on the $50.0 million deposited into a completion guarantee deposit account on the closing date of this offering; (iv) a second priority lien on the $30.0 million deposited into a liquidity reserve account on the closing date of this offering; (v) a second priority pledge of the equity interests held by the issuers in certain subsidiaries; and (vi) a third priority lien on certain assets pledged or assigned under a furniture, fixtures and equipment facility.

The second mortgage notes will be jointly and severally guaranteed by Valvino Lamore, LLC, our indirect parent, and certain of its subsidiaries. In addition, under certain limited circumstances, Wynn Resorts, Limited, the parent company of Valvino Lamore, LLC, may be required to guarantee the second mortgage notes. The obligations of the guarantors will be secured by (i) a second priority security lien on substantially all of the existing and future assets of the guarantors, subject to certain limited exceptions; and (ii) a second priority pledge of the equity interests held by the guarantors in their existing and future subsidiaries.

The second mortgage notes will be the issuers' general obligations and will rank senior to their existing and future subordinated indebtedness. Each guarantee of the second mortgage notes will rank senior to all of the existing and future subordinated indebtedness of each guarantor. The second mortgage notes and guarantees will be effectively subordinated to the obligations of Wynn Las Vegas, LLC under its credit facility and its facility for furniture, fixtures and equipment to the extent that the lenders under such facilities have security interests in the collateral that rank prior to the security interests in the collateral securing the second mortgage notes and the guarantees. The second mortgage notes and the guarantees will be subject to restrictions on payment and exercise of remedies that will be contained in intercreditor agreements. The second mortgage notes will be issued only in denominations of $1,000 and integral multiples of $1,000.

Concurrent with this offering, Wynn Resorts, Limited is offering shares of common stock in an initial public offering expected to raise approximately $395 million in gross proceeds. Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp. are indirect wholly owned subsidiaries of Wynn Resorts, Limited.

Investing in the second mortgage notes involves a high degree of risk. See "Risk Factors" beginning on page 16.

None of the Securities and Exchange Commission or any state securities commission, the Nevada State Gaming Control Board, the Nevada Gaming Commission or any state gaming commission or any other gaming regulatory authority has approved or disapproved of these securities, passed on the investment merits of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note		Total
Public offering price		%	$
Underwriting discounts and commissions		%	$
Proceeds, before expenses, to Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp.		%	$

The public offering price set forth above does not include accrued interest, if any. Interest on the second mortgage notes will accrue from                          2002.

Joint Book-Running Managers

Deutsche Bank Securities	Banc of America Securities LLC	Bear, Stearns & Co. Inc.	Dresdner Kleinwort Wasserstein

Fleet Securities, Inc.	Scotia Capital

The date of this prospectus is                          , 2002.

DESCRIPTION OF ARTWORK

[artist's renderings of Le Rêve]

PROSPECTUS SUMMARY

        This summary highlights information contained elsewhere in this prospectus. We urge you to read this entire prospectus carefully, including the financial data and related notes and the "Risk Factors" section beginning on page 16 before making an investment decision.

        The second mortgage notes will be jointly issued by Wynn Las Vegas, LLC, a Nevada limited liability company, and its wholly owned subsidiary, Wynn Las Vegas Capital Corp., a Nevada corporation, and guaranteed by Valvino Lamore, LLC, a Nevada limited liability company, and certain of its subsidiaries designated as restricted entities. Wynn Las Vegas, LLC is an indirect subsidiary of Valvino Lamore, LLC. Before the closing of this offering and the initial public offering of common stock by Wynn Resorts, Limited, a Nevada corporation, all of the members of Valvino Lamore, LLC will contribute their membership interests in Valvino Lamore, LLC to Wynn Resorts, Limited, in exchange for 40,000,000 shares of the common stock of Wynn Resorts, Limited, and Valvino Lamore, LLC will become a wholly owned subsidiary of Wynn Resorts, Limited.

        Unless otherwise indicated, information in this prospectus gives effect to the contribution of membership interests in Valvino Lamore, LLC to Wynn Resorts, Limited in exchange for shares of common stock of Wynn Resorts, Limited. Unless the context otherwise requires, the terms "we," "our" and "us," as used in this prospectus, mean collectively, Wynn Las Vegas, LLC and its wholly owned subsidiary, Wynn Las Vegas Capital Corp., as issuers, Valvino Lamore, LLC and certain of its subsidiaries designated as restricted entities. References to Wynn Resorts mean Wynn Resorts, Limited, excluding any subsidiaries, references to Valvino mean Valvino Lamore, LLC, excluding any subsidiaries, references to Wynn Las Vegas mean Wynn Las Vegas, LLC, which will own and operate Le Rêve, references to Wynn Capital mean Wynn Las Vegas Capital Corp., references to Wynn Macau mean Wynn Resorts (Macau), S.A. and references to Wynn Golf Course in each case mean Wynn Resorts Holdings, LLC, a wholly owned subsidiary of Valvino, excluding any subsidiaries. References to the restricted entities or the restricted group mean the issuers, Valvino, Wynn Golf Course, Wynn Design & Development, LLC, World Travel, LLC, Las Vegas Jet, LLC, Desert Inn Water Company, LLC, Desert Inn Improvement Co., and Palo, LLC. References to the guarantors in this prospectus mean Valvino and the restricted entities other than the issuers. Certain statements in this prospectus, including in this summary, constitute "forward-looking statements." See "Forward-Looking Statements."

Overview

        We are constructing and will own and operate Le Rêve, which we have designed to be the preeminent luxury hotel and destination casino resort in Las Vegas. Le Rêve will be situated on approximately 192 acres at the site of the former Desert Inn Resort & Casino on the Las Vegas Strip in Las Vegas, Nevada. We expect Le Rêve to cost approximately $2.4 billion to design and construct, including the cost of the land, capitalized interest, pre-opening expenses and all financing fees. We expect Le Rêve to feature approximately 2,700 luxurious guest rooms, a casually elegant 111,500 square foot casino, 18 distinctive dining establishments, an exclusive 18-hole championship golf course and a new water-based entertainment production. We have scheduled groundbreaking to occur in September 2002, with an opening to the general public scheduled for March 2005.

        Le Rêve is the concept of Stephen A. Wynn, one of Wynn Resorts' principal stockholders and its Chairman of the Board and Chief Executive Officer. Mr. Wynn was previously Chairman of the Board, President and Chief Executive Officer of Mirage Resorts, Incorporated and its predecessor from 1973 to 2000. In that role, he was responsible for the development of

Bellagio, The Mirage, Treasure Island at The Mirage and the Golden Nugget—Las Vegas in Las Vegas, Nevada, as well as the Atlantic City Golden Nugget in New Jersey and Beau Rivage in Biloxi, Mississippi. We intend for Le Rêve to set a new standard of luxury and elegance for destination casino resorts in Las Vegas.

Our Strategy

  •
  Showcase the "Wynn Brand." We believe that Mr. Wynn is widely viewed as the premier designer, developer and operator of destination casino resorts in Las Vegas. We believe that Le Rêve will represent a natural extension of the concepts Mr. Wynn has utilized in developing other major destination casino resorts.

  •
  Create a "Must-Visit" Destination Casino Resort on the Las Vegas Strip. Rather than focusing on a highly themed experience like many other hotel casino resorts on the Las Vegas Strip, Le Rêve will offer richly furnished, spacious guest rooms, fine dining, premier retail shopping, distinctive entertainment and other high-quality non-gaming amenities in a luxurious environment having a sophisticated, casually elegant ambience. In this manner, we believe that the property, rather than a theme, will be the attraction and, therefore, will have greater lasting appeal to customers.

  •
  Open the First New Major Hotel Casino Resort on the Las Vegas Strip in Almost Five Years. We believe that, at the time of Le Rêve's planned opening in March 2005, it will have been almost five years since a major new hotel casino resort opened on the Las Vegas Strip. As a result, we expect that there will be a high level of customer anticipation for Le Rêve.

  •
  Provide an Experience at Le Rêve of the Highest Standard of Luxury in an Atmosphere of Casual Elegance. We will seek to attract a range of customers to Le Rêve, including middle market customers and high roller and premium gaming patrons, by providing guests with a premium level of luxury, amenities and service, such as:

  •
  approximately 2,700 richly furnished, spacious guest rooms and suites;

  •
  a casually elegant casino featuring an estimated 136 table games and 2,000 slot machines, a distinctive baccarat salon and private high-limit gaming rooms;

  •
  an intimate environment for our guests with an approximately eight story, manmade "mountain" enclosing an approximately three-acre lake in front of the hotel, and 18 dining outlets, including six fine-dining restaurants, one of which will feature cuisine by Daniel Boulud of New York's DANIEL and Café Boulud restaurants;

  •
  an exclusive 18-hole championship golf course on the premises of Le Rêve;

  •
  a new water-based entertainment production developed by Franco Dragone, the creative force behind Bellagio's production of "O" and Treasure Island at The Mirage's production of "Mystère;"

  •
  an on-site, full-service Ferrari and Maserati dealership; and

  •
  an art gallery displaying works from the private art collection of Mr. Wynn and his wife, Elaine Wynn.

  •
  Generate Substantial Revenue from Le Rêve's Non-Gaming Facilities. We expect Le Rêve's superior non-gaming amenities outlined above to provide a substantial portion of its overall revenue.

  •
  Capitalize on the Attractive Location of Le Rêve. Le Rêve will be located on the Las Vegas Strip at the northeast corner of the intersection of Las Vegas Boulevard and

    Sands Avenue. Le Rêve will have approximately 1,350 feet of frontage on the Las Vegas Strip and will be located near some of the most visited hotel casino resorts and attractions on the Las Vegas Strip, including Bellagio, Caesars Palace, The Mirage, Treasure Island at The Mirage and The Venetian. In addition, Le Rêve will be adjacent to the Las Vegas Convention Center and the Sands Expo and Convention Center, two of the largest trade show and convention facilities in the United States. We intend to offer free shuttle service to and from the Las Vegas Convention Center. We expect trade show and convention visitors to be an important source of room demand for Le Rêve. Le Rêve will also be located directly across from the Fashion Show Mall, which is currently undergoing substantial renovation and expansion, and we anticipate that Le Rêve will be connected to the mall by a pedestrian bridge.

  •
  Capitalize on Our Experienced Management Team. The members of our management team have extensive experience in the development, construction and operation of major destination casino resorts, such as Bellagio, The Mirage and Treasure Island at The Mirage. Mr. Wynn, together with Wynn Design & Development, LLC, a wholly owned subsidiary of Valvino, is designing Le Rêve. Wynn Design & Development will supervise construction of the resort. Many of the people on the Wynn Design & Development team worked with Mr. Wynn at Mirage Resorts to develop Bellagio.

  •
  Carefully Manage Construction Costs and Risks. Marnell Corrao Associates, Inc., referred to as Marnell Corrao, will be the builder and general contractor for most of Le Rêve, excluding the parking garage and the golf course. Marnell Corrao has extensive experience in building large Las Vegas destination casino resorts, including Bellagio, The Mirage, Treasure Island at The Mirage and New York-New York Hotel and Casino. We expect the total development cost of Le Rêve to be approximately $2.4 billion, including the cost of the land, capitalized interest, pre-opening expenses and all financing fees. Of that amount, we estimate that the design and construction costs will be approximately $1.4 billion. We have entered into a guaranteed maximum price construction contract with Marnell Corrao covering approximately $919 million of the budgeted cost to construct Le Rêve. The $919 million guaranteed maximum price is subject to increases based on, among other items, changes in the scope of the work. We plan to implement specific mechanisms that are intended to mitigate the risk of construction cost overruns and delays, including:

  •
  a $150 million contractor performance and payment bond;

  •
  a guaranty by Marnell Corrao's parent company, Austi, Inc., of Marnell Corrao's full performance under the construction contract until final payment under that contract;

  •
  a $50 million completion guarantee in favor of the lenders under the credit facilities and the holders of the second mortgage notes by a special purpose subsidiary of Wynn Las Vegas to secure completion of the construction and opening of Le Rêve, secured by $50 million of the proceeds of Wynn Resorts' initial public offering;

  •
  a liquidity reserve account of Wynn Las Vegas holding $30 million of the proceeds of Wynn Resorts' initial public offering;

  •
  an owner's contingency of approximately $34.3 million included in the design and construction budget; and

  •
  anticipated remaining availability of approximately $49 million under our subsidiaries' revolving credit facility.

          A disbursement agreement will require us to satisfy specified conditions before we may use the proceeds of the credit facilities, the second mortgage notes, a furniture, fixtures and equipment, or FF&E, facility and certain of the sources described below to fund construction costs.

  •
  Benefit from the Significant Equity Investment. We will have a significant cash equity capitalization for the development of Le Rêve. From inception through the completion of Le Rêve, we expect to have received a total of approximately $926 million in cash equity contributions, which represents approximately 38% of the total estimated project costs. To date, Mr. Wynn has personally invested $175 million in cash equity which demonstrates his commitment to the Le Rêve project.

Other Financing Transactions

        Wynn Las Vegas and Wynn Capital are indirect subsidiaries of Wynn Resorts. Concurrent with this offering, we expect that Wynn Resorts will offer shares of its common stock in an initial public offering expected to raise approximately $363.5 million in net proceeds. To develop and construct Le Rêve, we intend to use the net proceeds of this offering, borrowings of approximately $701.4 million under a $750 million revolving credit facility and $250 million under a delay draw term loan facility, facilities for which we have obtained commitments, and $178.5 million under an FF&E facility, which is currently being syndicated, together with equity contributions from Wynn Resorts. We sometimes refer to the revolving credit facility and the delay draw term loan facility as the credit facilities. Consummation of this offering is conditioned on consummation of the offering of Wynn Resorts' common stock and on Wynn Las Vegas entering into the agreements governing the credit facilities and FF&E facility.

Corporate Structure

        The following chart illustrates the organizational structure of our principal operations upon the consummation of this offering and the initial public offering of common stock by Wynn Resorts, including giving effect to the contribution of the Valvino membership interests to Wynn Resorts. This chart depicts the relationships between our various operations and our ownership interests in them. It does not contain all of our subsidiaries and, in some cases, we have combined separate entities for presentation purposes. We have also indicated which principal entities initially will be borrowers, issuers and restricted entities under the indenture governing the second mortgage notes, the credit facilities and the FF&E facility. All other entities, including Wynn Resorts and the Macau-related subsidiaries, will not be guarantors and will not be subject to the covenants in the indenture governing the second mortgage notes, the credit facilities or the FF&E facility, except that Wynn Resorts will become a guarantor under these debt instruments, but not subject to their covenants, if it incurs, or becomes a guarantor on, other indebtedness.

        Wynn Macau, a majority-owned indirect subsidiary of Wynn Resorts, recently entered into a 20-year concession agreement with the government of the Macau Special Administrative Region of the People's Republic of China permitting Wynn Macau to construct and operate one or more casino gaming properties in Macau. Wynn Resorts owns its majority interest in Wynn Macau through a line of subsidiaries that is separate from the subsidiaries of Wynn Resorts that own Le Rêve. There remain a number of objectives to be met by Wynn Macau and the Macau government before Wynn Macau can pursue this Macau opportunity. We do not expect financing for this opportunity to be provided by or through any of the issuers or guarantors of the second mortgage notes. Furthermore, the assets of Wynn Resorts' Macau subsidiaries will not serve as collateral for our Le Rêve indebtedness.

(1)
Stephen A. Wynn and Aruze USA, Inc. have agreed to vote their shares of Wynn Resorts' common stock for a slate of directors, a majority of which will be designated by Mr. Wynn, of which at least two will be independent directors, and the remaining members of which will be designated by Aruze USA. As a result of this voting arrangement, Mr. Wynn may control Wynn Resorts' board of directors. See "Certain Relationships and Related Party Transactions—Stockholders Agreement."

(2)
Following the completion of this offering and the offering of Wynn Resorts common stock, Wynn Resorts intends to grant awards of restricted stock initially to six employees and to Mr. Franco Dragone, the creator of the new entertainment production at Le Rêve. The restricted stock will be subject to Wynn Resorts' repurchase right for a period of time.

(3)
The shaded area shows the entities that will be issuers or other restricted entities with respect to the second mortgage notes and borrowers or other restricted entities with respect to the revolving credit facility, delay draw term loan facility and FF&E facility. These entities will also be the guarantors under these debt facilities. Wynn Resorts' subsidiaries which will develop the Macau opportunity will not be issuers, borrowers, guarantors or restricted entities with respect to the financing of Le Rêve, including the second mortgage notes.

(4)
Includes a number of wholly owned and partially owned entities. Once certain minority investors formally acquire their interests in Wynn Resorts' Macau-related entities, Wynn Resorts will indirectly own an approximately 82.5% economic interest and will effectively control approximately 90% of the vote of Wynn Macau indirectly through various subsidiaries. For additional information regarding these entities, see "Our Affiliate's Opportunity in Macau—Ownership Structure of Macau-Related Entities."

(5)
Includes a number of wholly owned subsidiary limited liability companies. These entities include Rambas Marketing Co., LLC, Toasty, LLC, and WorldWide Wynn, LLC.

(6)
Wynn Resorts will contribute $30 million of the net proceeds of its initial public offering to Wynn Las Vegas to be held in a liquidity reserve account to support Wynn Las Vegas' obligation to complete the Le Rêve project. Such funds will be applied to the costs of the project in accordance with the disbursement agreement. See "Use of Proceeds."

(7)
Wynn Resorts will contribute $50 million of the net proceeds of its initial public offering to a special purpose subsidiary of Wynn Las Vegas, which will provide a $50 million completion quarantee in connection with the construction and opening of Le Rêve. See "Use of Proceeds." This special purpose subsidiary will be an unrestricted entity and will not be subject to the covenants in the credit facilities, the FF&E facility or the second mortgage notes. Similarly, it will not be a guarantor with respect to any of these debt facilities.

Information on Issuers

        At the closing of this offering, Wynn Las Vegas and Wynn Capital will be indirect wholly owned subsidiaries of Wynn Resorts. The principal executive offices of Wynn Las Vegas and Wynn Capital are located at 3145 Las Vegas Boulevard South, Las Vegas, Nevada 89109. The telephone number of Wynn Las Vegas and Wynn Capital is (702) 733-4444.

The Offering

        The summary below describes the principal terms of the second mortgage notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. Please see "Description of the Second Mortgage Notes" for a more detailed description of the terms and conditions of the second mortgage notes.

Issuers	Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp., collectively, the issuers.
Securities Offered	$350 million aggregate principal amount of % second mortgage notes due 2010.
Maturity	, 2010.
Interest Rate	% per year (calculated using a 360-day year).
Interest Payment Dates	and , beginning on , 2003. Interest will accrue from the issue date of the second mortgage notes.
Guarantors
Valvino and its direct and indirect restricted entities (other than the issuers) will guarantee the second mortgage notes. In certain circumstances, Wynn Resorts may guarantee the second mortgage notes. The guarantees may be released under certain circumstances.
Security	To the extent permitted by gaming and other applicable laws, and subject to specified permitted liens, the second mortgage notes will be secured by:
• a first priority lien on the net proceeds of this offering, which will be deposited in a secured account pending release to fund disbursement requests under the disbursement agreement;
•
a second priority lien on substantially all of the other existing and future assets of the issuers, including the Le Rêve hotel and casino and certain specified material agreements to which the issuers are party, other than the FF&E collateral;
•
a second priority lien on the $50.0 million to be deposited into the completion guarantor's completion guarantee deposit account on the closing date of this offering to support the $50.0 million guarantee of the completion in full of the Le Rêve hotel and casino;

•
a second priority lien on the $30.0 million to be deposited into Wynn Las Vegas' liquidity reserve account on the closing date of this offering to support the completion of the Le Rêve hotel and casino, and to be used for debt service following completion; and
	•	a third priority lien on the FF&E collateral.

The FF&E collateral consists of all existing and future assets of Wynn Las Vegas that are pledged or assigned under the FF&E facility or the related collateral documents to the lenders under the FF&E facility, excluding certain aircraft assets. See "Description of the Second Mortgage Notes—Security Interests—Security for the Notes."
The guarantors' obligations under the guarantees, to the extent permitted by gaming and other applicable laws, will be secured by:
•
a second priority lien on substantially all of the existing and future assets (other than gaming licenses and certain aircraft assets) of the guarantors, including the golf course land, the 20 acre parcel of land fronting Las Vegas Boulevard next to the Le Rêve site, which we sometimes refer to as the Phase II land, water rights for the golf course land and Le Rêve's water entertainment features, and certain specified material agreements to which any guarantor is a party; and
•
a second priority pledge of the equity interests held by the guarantors in any of their existing or future subsidiaries. The guarantees will not be secured by the aircraft assets. See "Description of the Second Mortgage Notes—Security Interests—Security for the Guarantees."

In the event that Wynn Resorts becomes a guarantor by issuing a parent guarantee, that guarantee may be secured by a security interest in all or specified existing or future assets of Wynn Resorts. See "Description of Second Mortgage Notes——Certain Covenants—Restrictions on Incurrence of Indebtedness and Guarantees by Wynn Resorts."
Release of Collateral
The second mortgage note holders' security interests in all or certain portions of the golf course land,and related collateral (including water rights), and in all of the Phase II land, may be released under the circumstances more fully described in "Description of the Second Mortgage Notes—Security Interests—Release of golf course land and Phase II land." Upon any such release of those security interests, the disposition or transfer of such assets will no longer be subject to any of the restrictive covenants in the indenture.

Ranking
The second mortgage notes will be general obligations of the issuers and will rank senior to any future subordinated indebtedness of the issuers. The second mortgage notes will be effectively subordinated to borrowings under the credit facilities and under the FF&E facility to the extent:
	•	that the lenders under the credit facilities have security interests in the collateral that rank prior to the security interests in the collateral securing the second mortgage notes;
	•	that the lenders under the FF&E facility have security interests in the FF&E collateral that rank prior to the security interests in that collateral securing the second mortgage notes; and
•
of the restrictions on payment and exercise of remedies contained in the intercreditor agreements. See "Description of the Second Mortgage Notes—Brief Description of the Notes and the Guarantees—The Notes."

Each guarantee of the second mortgage notes will be a secured obligation of each guarantor and will rank senior to all of the existing and future subordinated indebtedness of each guarantor. Each guarantee will be effectively subordinated to the guarantee given by each guarantor:
•
for the obligations under the credit facilities to the extent that the lenders under the credit facilities have security interests in the collateral of that guarantor that rank prior to the security interests in the collateral securing that guarantor's guarantee;
	•	in that the lenders under the FF&E facility have security interests in assets that do not also secure the second mortgage notes; and
•
in light of the restrictions on payment and exercise of remedies contained in the intercreditor agreements. See "Description of the Second Mortgage Notes—Brief Description of the Notes and the Guarantees—The Guarantees."
In the event that Wynn Resorts becomes a parent guarantor by issuing a parent guarantee, that guarantee may constitute senior or subordinated indebtedness of Wynn Resorts.

Optional Redemption After Qualified Equity Offerings
At any time prior to , 2005 the issuers may, on one or more occasions redeem up to 35% of the outstanding second mortgage notes at a redemption price of %, plus accrued and unpaid interest, with the net cash proceeds of one or more qualified equity offerings of Wynn Resorts (other than the initial public offering), as long as, among other things:
• the issuers redeem the second mortgage notes within 60 days of completing the qualified equity offering; and
• at least 65% of the aggregate principal amount of second mortgage notes issued remains outstanding (excluding notes held by Wynn Resorts and its subsidiaries).
Optional Redemption
Except in connection with a qualified equity offering of Wynn Resorts, the issuers cannot redeem the second mortgage notes until , 2006. Thereafter, the issuers may redeem some or all of the second mortgage notes at the redemption prices listed in the "Description of the Second Mortgage Notes—Optional Redemption," plus accrued interest.
Gaming Redemption
The second mortgage notes will be subject to redemption requirements imposed by gaming laws and regulations of gaming authorities in Nevada or other jurisdictions. See "Description of the Second Mortgage Notes—Gaming Redemption."
Change of Control Offer	If a change in control occurs, the issuers must give holders of the second mortgage notes the opportunity to sell their notes to the issuers at 101% of their face amount, plus accrued interest.
The issuers might not be able to pay you the required price for the second mortgage notes you present them at the time of a change of control, because:
• the issuers might not have enough funds at that time; or
• the terms of the issuers' credit facilities, FF&E facility for other debt prevent them from paying.
See "Description of the Second Mortgage Notes—Repurchase at the Option of the Holders—Change of Control."

Asset Sales and Events of Loss
If the issuers, the guarantors and their restricted subsidiaries sells certain assets or experiences certain events of loss following the final completion date of the Le Rêve hotel and casino, Wynn Las Vegas may be required to offer to repurchase the second mortgage notes at the prices set forth under "Description of the Second Mortgage Notes—Repurchase at the Option of the Holders—Asset Sales" and "—Events of Loss."
Certain Indenture Provisions	The indenture governing the second mortgage notes will contain covenants restricting the ability of the issuers, the guarantors and their restricted subsidiaries to:
	•	pay dividends or distributions on their capital stock or repurchase their capital stock;
	•	incur additional debt;
	•	make investments;
	•	create liens on their assets to secure debt;
	•	enter into transactions with affiliates;
	•	issue stock of subsidiaries;
	•	enter into sale-leaseback transactions;
	•	engage in other businesses;
	•	merge or consolidate with another company;
	•	transfer and sell assets;
	•	issue preferred stock;
	•	create dividend and other payment restrictions affecting subsidiaries;
	•	designate restricted and unrestricted subsidiaries; and
	•	issue and sell equity interests in wholly owned subsidiaries.
These covenants are subject to a number of important limitations and exceptions as described in "Description of the Second Mortgage Notes."

The indenture will also contain certain covenants restricting the activities of Wynn Capital and the completion guarantor. See "Description of the Second Mortgage Notes—Restrictions on Activities of Wynn Capital."

Disbursement Agreement
The issuers, the trustee, representatives of the lenders under the credit facilities and the FF&E facility and a disbursement agent will enter into a disbursement agreement which will establish conditions to and sequencing of funding of equity contributions held by Wynn Las Vegas, borrowings under the credit facilities and FF&E facility and disbursements of funds from the account holding the proceeds of the second mortgage notes. Under the disbursement agreement, it is a condition to disbursement of the proceeds of this offering that Wynn Las Vegas first use a substantial portion of the cash equity contributions made to Wynn Las Vegas. In turn, it is a condition to disbursement of borrowings under the credit facilities and the FF&E facility that Wynn Las Vegas first use the proceeds of this offering. The disbursement agreement will also set forth procedures for approving construction change orders and amendments to the construction budget and schedule. Inspection & Valuation International, Inc. will act as construction consultant under the disbursement agreement and will be required to approve each request by Wynn Las Vegas for the disbursement of funds. See "Disbursement Agreement."
Intercreditor Agreement with Credit Agreement Lenders
Representatives of the lenders under the credit facilities, the trustee and the issuers will enter into an intercreditor agreement that will govern the relations between the holders of the second mortgage notes and lenders under the credit facilities. That intercreditor agreement will provide that note holders will have:
•
a first priority lien on the net proceeds of this offering, which, pending release to fund the disbursement requests under the disbursement agreement, will be deposited into a secured account in which the lenders do not have a security interest;
•
a second priority lien on all assets of any restricted entity and any other person that is pledged or assigned under the indenture or specified material documents (other than the net proceeds of this offering); and
	•	a third priority lien on the FF&E collateral.

The intercreditor agreement will also provide that lenders under the credit facilities will have a first priority lien on all of the assets of Valvino, any restricted entity or any other person that is pledged or assigned under the indenture or specified material documents (other than the net proceeds of this offering) and a second priority lien on all of the FF&E collateral. The intercreditor agreement will also limit the exercise of remedies by the second mortgage note holders and the lenders against their respective collateral. We expect that the trustee will have the exclusive right to exercise, or not exercise, remedies against the net proceeds of this offering. See "Intercreditor Agreements—Project Lenders Intercreditor Agreement."
Intercreditor Agreement with Credit Agreement Lenders and FF&E Lenders
A representative of the lenders under the credit facilities and the trustee, on the one hand, and the representative of the lenders under the FF&E facility, on the other hand, and the issuers will enter into an intercreditor agreement that will govern the relations between the credit facilities lenders and the note holders, on the one hand, and the lenders under the FF&E facility on the other hand. This intercreditor agreement will provide that the lenders under the FF&E facility will have a first priority security interest in the furniture, fixtures and equipment for Le Rêve that is financed by draws on the FF&E facility. The lenders under the credit facilities will have a second priority security interest in such collateral and the second mortgage note holders will benefit from a third priority security interest in such collateral. The lenders under the FF&E facility will have, until repayment in full of the FF&E facility, the exclusive right to force a sale of any of the FF&E collateral or otherwise exercise any of the remedies available to a secured creditor in connection with the FF&E collateral. This intercreditor agreement will also limit the exercise of remedies by the lenders under the credit facilities and the second mortgage note holders against the FF&E collateral. See "Intercreditor Agreements—FF&E Intercreditor Agreement."

$50 Million Completion Guarantee
One of Wynn Las Vegas' wholly owned unrestricted subsidiaries, a special purpose entity, sometimes referred to as the completion guarantor. The completion quarantor will be providing a $50 million completion guarantee in favor of the trustee (for the benefit of the holders of the second mortgage notes) and the administrative agent (as the representative of the lenders under the credit facilities). The completion guarantee will, subject to a $50 million cap, guarantee completion in full of the construction and opening of Le Rêve, including all furniture, fixtures and equipment, the parking structure, the golf course and the availability of initial working capital.

Wynn Resorts will make a common equity capital contribution concurrently with the closing of its initial public offering of $50 million of the net proceeds of that offering to the completion guarantor to support its obligations under the completion guarantee. These funds will be deposited into a collateral account to be held in cash and/or certain permitted securities, and pledged to the lenders under the credit facilities on a first priority basis and the holders of the second mortgage notes on a second priority basis as security for the completion guarantee, to be applied to the costs of Le Rêve in accordance with the disbursement agreement. Any amounts then remaining in this account will be released to Wynn Resorts upon the completion and opening of Le Rêve.
Liquidity Reserve Account
The second mortgage notes will be secured by, among other things, a second priority lien on a liquidity reserve account. Wynn Resorts will, concurrently with the closing of this offering, make a common equity capital contribution to Wynn Las Vegas in an amount equal to $30 million. Wynn Las Vegas will deposit these funds in the liquidity reserve account to be held in cash and/or permitted securities. The lenders under the credit facilities will have a first priority lien on this account and the holders of the second mortgage notes will have a second priority lien on this account. The liquidity reserve account will secure completion of the construction and opening of Le Rêve, including costs of the design, construction and operation of Le Rêve in accordance with the disbursement agreement. Following completion of Le Rêve, the liquidity reserve account will secure payment of debt service until the account is released in accordance with the following paragraph.

Any amounts remaining in the liquidity reserve account following the completion and opening of Le Rêve will be available to meet Wynn Las Vegas' debt service needs. At such time as Wynn Las Vegas has met prescribed cash flow tests for a period of four consecutive calendar quarters after the opening of Le Rêve, any remaining funds will be used to reduce the outstanding balance on our revolving credit facility but without reducing the revolving credit facility commitment.
Use of Proceeds
We intend to use the net proceeds from this offering, along with the borrowings under the credit facilities and FF&E facility and equity contributions from Wynn Resorts, to design, construct, develop, equip and open Le Rêve. The net proceeds of this offering will be deposited in a secured account pending disbursement. The trustee under the indenture governing the second mortgage notes, for the benefit of the holders of the second mortgage notes, will have a first priority security interest in the net proceeds held in the secured account. Neither the lenders under the credit facilities nor the FF&E facility will have a security interest in the secured account or the funds held in that account. The funds in the secured account will be required to be invested in permitted securities at the discretion of Wynn Las Vegas. The disbursement agreement will require, among other conditions, that a substantial portion of the cash equity contribution made by Wynn Resorts be expended on the Le Rêve project before the proceeds of this offering are released from the secured account and applied to the project. None of the proceeds of this offering of second mortgage notes will be used to fund the development or construction of Wynn Macau's casino(s) in Macau.
Risk Factors	Investing in the second mortgage notes involves substantial risks. See "Risk Factors" for a description of certain of the risks you should consider before investing in the second mortgage notes.

RISK FACTORS

        The value of an investment in the second mortgage notes will be subject to significant risks inherent in our business. You should carefully consider the risks described below, together with all of the other information included in this prospectus, before purchasing any second mortgage notes. If any of the following risks and uncertainties actually occur, our business, financial condition or operating results could be harmed substantially. In that event, Wynn Las Vegas, Wynn Capital and the guarantors of the second mortgage notes may be unable to meet their obligations under the second mortgage notes and you may lose all or part of your investment in the second mortgage notes.

        Certain statements in "Risk Factors" constitute "forward-looking statements." Actual results could differ substantially from those projected in the forward-looking statements as a result of certain factors and uncertainties set forth below and elsewhere in this prospectus. See "Forward-Looking Statements."

Risks Associated with Our Construction of Le Rêve

There are significant conditions to the funding of the financing for the Le Rêve project.

        Concurrent with the closing of this offering and Wynn Resorts' initial public offering of common stock, we will enter into agreements to govern the credit facilities and the FF&E facility. The closing of this offering, Wynn Resorts' initial public offering, the credit facilities and the FF&E facility will be conditioned on each other.

        We intend to deposit all of the net proceeds from the offering of the second mortgage notes in a secured account pledged to the second mortgage note holders pursuant to an agreement with the trustee for the second mortgage note holders.

        Pursuant to the disbursement agreement, we are required to first use the net cash proceeds that Wynn Resorts contributes to us, other than the funds to be deposited in the liquidity reserve account, to fund the development, construction and pre-opening costs of Le Rêve. When these funds are depleted, we will be required to use the proceeds of the second mortgage notes, followed by proceeds of borrowings under the credit facilities and the FF&E facility. We do not expect to borrow under the credit facilities or the FF&E facility until approximately 16 to 19 months after the closing of this offering and after applying all of the proceeds of this offering towards the development and construction of Le Rêve. Our ability to borrow under the credit facilities and the FF&E facility, from time to time, to fund the development, construction and pre-opening costs of Le Rêve will be subject to various conditions precedent. As such, we cannot assure you that we will be able to draw upon the credit facilities and the FF&E facility after we have applied the proceeds of the second mortgage notes toward the development, construction and pre-opening costs of Le Rêve. In addition to other customary conditions to funding for these types of facilities, our ability to draw on the credit facilities and the FF&E facility will be subject to the following conditions:

  •
  there must be no default under the credit facilities or the FF&E facility;

  •
  the construction of Le Rêve must be "in balance," meaning that the undisbursed portions of the credit facilities and the FF&E facility, together with certain other funds available to us, must equal or exceed the remaining costs to complete Le Rêve's construction plus a required contingency;

  •
  Le Rêve's construction must be in substantial conformity with the plans and specifications for the project as amended from time to time in accordance with the terms of the disbursement agreement;

  •
  we must certify that the Le Rêve project will be completed no later than August 31, 2005, subject to limited permited extensions due to force majeure events;

  •
  there must not have occurred any event that has caused or resulted in, or could reasonably be expected to cause or result in, a material adverse effect to the Le Rêve project, Wynn Las Vegas or Wynn Las Vegas and its affiliates;

  •
  all conditions set forth in the disbursement agreement for the disbursement of funds must be satisfied;

  •
  arrangements reasonably satisfactory to the lenders under the credit facilities and the FF&E facility must have been entered into and must be in full force and effect to ensure that a gaming license for the Le Rêve project will be obtainable in the event that one of Wynn Resorts' major stockholders is unable to qualify for such license;

  •
  we must have obtained, if available on commercially reasonable terms, taking into account the state of the insurance market at such time and the then current practices of comparable projects, terrorism insurance in size and substance satisfactory to the lenders under the credit facilities; and

  •
  the lenders under the credit facilities must be satisfied with the subcontractor bids received by our general contractor in respect of a specified percentage of the guaranteed maximum price under the construction contract, which percentage is to be mutually agreed upon by us and the lenders under the credit facilities.

        We cannot assure you that we will be able to satisfy the conditions to funding at the time disbursements or drawdowns are required to make payments of our construction costs. Satisfaction of various conditions is subject to the discretion of our lenders and the disbursement agent and is therefore beyond our control.

        Although these conditions must also be satisfied before we may draw funds from the second mortgage notes secured account, the lenders under our credit facilities and the FF&E facility will not confirm that, from their perspective, such conditions have been satisfied until we request draws under their respective facilities. Any failure to satisfy the conditions to drawdowns under the credit facilities or the FF&E facility could severely impact our ability to complete Le Rêve and could arise before or after some or all of the proceeds of this offering, or before or after any of the borrowings under the credit facilities and the FF&E facility, have been expended on the project. If this failure occurs after we have made our initial borrowings under these facilities, and if this failure causes a default under the agreements governing these facilities, any recovery by the second mortgage note holders effectively would be subordinated to the lenders under these facilities, given that these facilities are secured by liens that are prior to the liens securing the second mortage notes. In addition, if we fail to maintain the ability to drawdown funds under the credit facilities or the FF&E facility, neither we nor Wynn Resorts may have access to alternative sources of funds necessary to complete Le Rêve on satisfactory terms or at all. Even if we are able to procure alternative sources of funds, the terms and conditions of those funds could materially impair our competitive position and reduce our future cash flows.

Development costs of Le Rêve are estimates only and actual development costs may be higher than expected.

        We expect the total development cost of Le Rêve to be approximately $2.4 billion, including the budgeted design and construction costs, cost of the land, capitalized interest, pre-opening expenses and all financing fees. The required cash interest payments and commitment fees on the credit facilities, FF&E facility, second mortgage notes and any other indebtedness and obligations of ours which will become due through the estimated commencement date of operations of Le Rêve have been included in our estimate of the total development cost.

        Of the estimated $2.4 billion total development cost for Le Rêve, the design and construction costs are budgeted to be approximately $1.4 billion, including the cost of constructing the new golf course and principal parking garage. The $1.4 billion of budgeted design and construction costs does not include costs such as:

  •
  pre-opening costs,

  •
  entertainment production costs,

  •
  site acquisition costs,

  •
  construction period interest,

  •
  financing fees or

  •
  costs related to certain furniture, fixtures and equipment, such as slot machines, computer equipment and kitchen and dining supplies.

        While we believe that the overall budget for the development costs for Le Rêve is reasonable, these development costs are estimates and the actual development costs may be higher than expected. For example, a delay in the commencement of construction beyond the scheduled commencement date may increase the overall budget for Le Rêve and under certain circumstances we may be responsible for the increased costs. Although we have a $34.3 million contingency to cover cost overruns, this contingency may not be sufficient to cover the full amount of such overruns. Moreover, the disbursement agreement imposes conditions on the use of this contingency. If we are unable to use this contingency or if this contingency is not sufficient to cover these costs, we may not have access to the funds required to pay the excess costs. Our inability to pay development costs as they are incurred will negatively affect our ability to complete Le Rêve and thus may significantly impair our business operations and prospects.

Not all of the construction costs of Le Rêve are covered by our guaranteed maximum price construction contract and we will be responsible for any cost overruns of these excluded items.

        We have entered into a guaranteed maximum price construction contract with Marnell Corrao covering approximately $919 million of the budgeted $1.4 billion design and construction costs for Le Rêve. The approximately $919 million guaranteed maximum price is subject to increases because of, among other items, scope changes to the project. We are responsible for cost overruns with respect to the remaining approximately $485 million of the $1.4 billion budgeted design and construction cost expenditures that are not part of the guaranteed maximum price contract, such as:

  •
  owner-managed interior design and related furniture, fixtures and equipment, construction of restaurant and retail spaces, including tenant allowances, signage and electronic systems, site work and exterior features at a budgeted cost of approximately $303.0 million;

  •
  construction of the new golf course at a budgeted cost of approximately $21.5 million, excluding the cost of the land; we expect to solicit competitive bids in late summer 2002 for construction of the new golf course and to award the construction contract in the fourth quarter of 2002;

  •
  construction of the principal parking garage at a budgeted cost of approximately $11.5 million;

  •
  estimated design and engineering professional fees of approximately $66.1 million;

  •
  costs of obtaining required governmental approvals and permits and utility service connection fees of approximately $13.8 million;

  •
  costs of miscellaneous capital projects, including demolition and mock-up costs, of approximately $23.8 million;

  •
  utilities and security costs during construction of approximately $6.3 million;

  •
  estimated insurance costs of approximately $12.6 million for builder's risk insurance, fees and reserves under the owner-controlled insurance program, umbrella and excess liability insurance and design professional liability insurance; and

  •
  contingency of approximately $26.7 million of the total owner's contingency of $34.3 million.

        Neither the guaranteed maximum price nor the other provisions relating to cost overruns in the construction contract with Marnell Corrao will provide any safeguards against increased costs related to items not covered by that construction contract. While we may in the future enter into other agreements that may seek to limit our exposure to construction cost increases, the actual costs for these items may exceed budgeted costs.

        If the cost of the items described above exceeds the $485 million budget for those items, we may need to raise additional funding, which may not be available on satisfactory terms or at all, or we may choose to reduce the scope of the work and design components to reduce the costs of constructing the project. Any such reduction in scope, however, would be subject, under specified circumstances, to obtaining the consent of the lenders under the credit facilities and, under certain circumstances, the FF&E facility and the second mortgage note holders as required under the disbursement agreement. Any such reduction in scope could adversely affect the economic prospects of Le Rêve and its value to the detriment of the second mortgage note holders. Any such budget overrun could significantly impair our ability to complete Le Rêve.

We may have to provide allowances for improvements to retail tenants in excess of our budgeted amounts.

        We expect to lease approximately eight of the retail shops at Le Rêve to third parties and intend to provide some of our retail tenants an allowance for improvements as part of the lease arrangements. We will own and operate the remaining approximately 18 retail shops at Le Rêve and will be responsible for constructing any improvements. These construction costs and allowances are included in our design and construction budget for Le Rêve. Design and/or construction costs in excess of an allowance are intended to be the responsibility of the particular retail tenant. Nevertheless, if we are unable to successfully negotiate leases consistent with our design and construction budget, we may have to fund or construct, at our cost, additional improvements in connection with the leases relating to the space.

Not all plans and specifications regarding the design of Le Rêve are finalized.

        Although we have determined the overall scope and general design of Le Rêve, not all of the detailed plans and specifications have been finalized. Specifically, as of the date of this prospectus, and with regard to the portion of the construction budget covered by the approximately $919 million Marnell Corrao construction contract:

  •
  we have prepared and received bids on final construction drawings and specifications for approximately 3 million square feet of high rise hotel, convention center, central plant, meeting rooms and warehouse space, which represent approximately $388 million of the construction components covered by the construction contract;

  •
  approximately $493.5 million represents construction components for which final plans have not yet been completed;

  •
  approximately $32.3 million of the approximately $493.5 million of construction components consists of allowances for additional items of the construction work that are in the earliest concept stages, such as construction of the "mountain." If the actual cost of these items exceeds the allowances, we will be responsible for these excess amounts; and

  •
  drawings for the interior work on the project have not been finalized. If the cost to complete the interior work exceeds budgeted amounts, the excess will not be covered by the guaranteed maximum price contract and, accordingly, we will be responsible for these excess costs.

        With respect to the construction components for which plans and specifications have not been finalized, the guaranteed maximum price contract is based on master concept plans and agreed upon design and other premises and assumptions for the detailed plans to be created. Construction will commence before completion of all drawings and specifications. Delays in completing the drawings and specifications could cause delays in the substantial completion of the work and, under specified circumstances, could defer the contractor's obligation to deliver the completed project by the scheduled completion date.

        Inconsistencies between the completed drawings and specifications and the premises and assumptions on which the approximately $919 million guaranteed maximum price was based, could, under specific circumstances, cause us to be responsible for costs in excess of the guaranteed maximum price. For example, if the initial drawings, when finalized, are inconsistent with the premises and assumptions, we will be responsible for the increase, if any, in the cost to construct the work covered by those drawings over the previously agreed upon amounts designated for such work in the guaranteed maximum price. Furthermore, the premises and assumptions may not be sufficiently specific to determine, as between the contractor and us, who is responsible for cost overruns in specific situations. We may not have access to sufficient funds to pay for these increases in the guaranteed maximum price and, therefore, these increases could severely impair our ability to complete Le Rêve.

        Due to the lack of final plans for substantial portions of the project, the construction contract does not require Marnell Corrao to adhere to specific cost limits on a line item basis. Rather, it only obligates Marnell Corrao to complete the construction within an overall guaranteed maximum price subject to certain general balancing and other requirements. Therefore, there is a risk that the funds earmarked for the guaranteed maximum price could be exhausted before substantial completion of the project should Marnell Corrao spend greater amounts on certain line items in the earlier stages of construction. The construction contract addresses this risk by requiring Marnell Corrao to demonstrate that it has sufficient funds to complete the work if it reasonably appears, at any stage of the construction work, that the cost to complete the work will exceed the guaranteed maximum price. If Marnell Corrao is unable to provide this evidence, then we may not be able to demonstrate to the disbursement agent and the construction consultant as required by the disbursement agreement that we have sufficient funds available to cover all remaining construction costs, plus required contingency, in accordance with our construction budget. Accordingly, if Marnell Corrao is unable to demonstrate that it has sufficient funds to complete the work, we may be denied further access to the proceeds of the second mortgage notes or, after the proceeds of the second mortgage notes have been expended, further access to drawdowns under the credit facilities and the FF&E facility.

        With respect to the costs of the components that are not covered by the Marnell Corrao construction contract, we have spent approximately 8.4% to date. Plans relating to many of these components have not been finalized. While we have received bids with respect to items comprising another 36.6% of these remaining budgeted costs, we have not accepted these bids and therefore the bids are subject to change. Accordingly, we have not yet spent money or received bids for a total of approximately 55% of these remaining budgeted costs.

        When we finalize plans or specifications in the future, we may discover that we need to obtain additional funding, which may not be available on satisfactory terms or at all, or we may choose to reduce the scope of the work and design components to reduce the costs of constructing the project. Any such reduction in scope, however, would be subject, under specified circumstances, to obtaining the consent of the lenders under our credit facilities and, under certain circumstances, the FF&E facility and the second mortgage note holders under the disbursement agreement. Any such reductions in scope could adversely affect the economic prospects of Le Rêve and its value to the detriment of the second mortgage note holders. We cannot assure you that we would obtain these consents.

The guaranteed maximum price under the Marnell Corrao construction contract may increase, and we would be responsible for the amount of any increase.

Increases in the guaranteed maximum price due to changes in the scope of work.

        Although we have a guaranteed maximum price contract, the construction contract with Marnell Corrao provides that the guaranteed maximum price will be appropriately increased, and the deadline for completion of construction will be appropriately adjusted, on account of, among other things:

  •
  changes in the design documents prepared by the architect or deficiencies in the design documents;

  •
  changes requested or directed by us in the scope of the work to be performed pursuant to the construction contract;

  •
  changes in legal requirements;

  •
  natural disasters, unavoidable casualties, industry-wide labor disputes affecting the general Las Vegas area and not limited to the project, and other force majeure events that are unforeseeable and beyond the reasonable control of Marnell Corrao; and

  •
  delays caused by us.

Increases in the guaranteed maximum price due to insufficient contingency amounts and smaller than anticipated cost savings.

        The guaranteed maximum price provides for an owner contingency of approximately $7.6 million to cover several items, including owner-created delays and owner-originated changes in the scope of work. We cannot assure you that the amount of the owner-contingency will be sufficient to cover any or all delays or changes in the scope of work. The guaranteed maximum price also reflects a credit of $18 million for the anticipated savings derived from the owner controlled insurance program on contractor and subcontractor insurance costs. While we have taken a conservative approach with respect to anticipating the cost savings, we cannot be certain of the precise savings until the final audit is complete.

        Cost overruns could cause us to be out of "balance" under the second mortgage notes, credit facilities and FF&E facility and, consequently, prevent us from obtaining funds from the second mortgage note proceeds secured account or, after those funds are exhausted, to draw down under the credit facilities and the FF&E facility. If we cannot obtain these funds, we will not be able to open Le Rêve to the general public on schedule or at all, which would have a significant negative impact on our financial condition and results of operations and our ability to satisfy our obligations under the second mortgage notes.

The liquidated damages provision in our guaranteed maximum price construction contract likely will not be sufficient to protect us against exposure to actual damages we may suffer for delay in completion of the project.

        Under the construction contract with Marnell Corrao, the guaranteed date of substantial completion is 910 calendar days from the date we direct Marnell Corrao by written notice to commence construction. The contract provides for liquidated damages in the amount of $300,000 per day to be imposed on Marnell Corrao on a daily basis, up to a maximum of 30 days, for a maximum amount of $9 million, if all work required by the construction contract is not substantially completed by the deadline, following a five-day grace period and subject to force majeure and other permitted extensions. We cannot assure you that construction will be completed on schedule and, if completion of the construction is delayed beyond the grace period, our actual damages will likely exceed $300,000 per day.

        The disbursement agreement requires us to obtain delay liquidated damages insurance to supplement the delay damages payable by Marnell Corrao. We cannot assure you that we will be able to obtain a liquidated damages insurance policy. If we do not obtain this insurance policy, we will not be able to obtain funds from the second mortgage note proceeds secured account or to draw down under the credit facilities. Moreover, even if we are able to obtain liquidated damages insurance, we cannot assure you that we will be able to obtain the insurance proceeds on a timely basis to pay our costs as they are incurred. In addition, if the contractor defaults under the construction contract, we may be unable to complete Le Rêve on schedule or within the amount budgeted. Failure to complete construction on schedule may have a significant negative impact on our operations and financial condition and ability to satisfy our obligations under the second mortgage notes.

The financial resources of our contractor may be insufficient to fund cost overruns or liquidated damages for which it is responsible under the guaranteed maximum price contract.

        Under the terms of the construction contract with Marnell Corrao, Marnell Corrao is, subject to specific conditions and limitations, responsible for all construction costs covered by the construction contract that exceed the approximately $919 million guaranteed maximum price contained in the contract.

        As noted above, the contract also provides for liquidated damages in the amount of $300,000 per day to be imposed on the contractor on a daily basis if the work required by the construction contract is not substantially completed by the deadline, following a five-day grace period and subject to force majeure and other permitted extensions. The liquidated damages for delay in the completion of construction are limited to a maximum amount of $9 million.

        Austi, the parent company of the contractor, which is a private company controlled by the Anthony A. Marnell II family, has agreed to provide a continuing guaranty by which Austi guarantees Marnell Corrao's full performance under the construction contract until final payment under that contract. In addition, Marnell Corrao is obligated to obtain and provide a $150 million contractor performance and payment bond.

        We cannot assure you that Marnell Corrao and Austi will have sufficient financial resources to fund any cost overruns or liquidated damages for which Marnell Corrao is responsible under the guaranteed maximum price contract. Furthermore, neither Marnell Corrao nor Austi is contractually obligated to maintain their financial resources to cover cost overruns. If Marnell Corrao and Austi do not have the resources to meet their obligations and we are unable to obtain funds under the performance and payment bond in a timely manner, or if the performance and payment bond is insufficient to cover any shortfall, we may need to pay these excess costs in order to complete construction of Le Rêve. This may require Wynn Resorts or us to raise additional funding, which may not be available on satisfactory terms or at all. If the opening of Le Rêve is delayed because we cannot fund cost overruns, it could have a substantial negative effect on our financial condition and results of operations.

Certain provisions in the construction contract with Marnell Corrao for construction of Le Rêve may be unenforceable.

        Recently enacted Nevada statutes have substantially impaired, and in some cases eliminated, an owner's ability to withhold funds from a contractor or subcontractor, even when there may be defective work or a dispute about amounts owed. The new laws also limit an owner's ability to terminate, suspend or interrupt the construction, and in several circumstances, entitle the contractor and subcontractor to payment of their full unearned fee, following a brief notice period, if the owner suspends, terminates or interrupts the construction or fails to make payment or withholds amounts claimed to be due. The construction contract with Marnell Corrao contains provisions that provide us with rights and protections that in some circumstances may be inconsistent with these new laws. While it appears that some of the new laws can be waived, others expressly prohibit waiver. The effect of the new laws on the provisions of the construction contract is not completely clear. Therefore, while we have negotiated with Marnell Corrao for specific rights and obligations, including with respect to damages, termination and suspension of construction, those provisions of the construction contract may not be enforceable to the extent they conflict with non-waivable provisions of applicable laws. If the provisions of the construction contract are not enforceable, delays or suspensions in the work initiated by the owner or other events may expose us to increased costs. We cannot assure you that we will have sufficient funds to pay these increased costs.

There are significant risks associated with major construction projects that may prevent completion of Le Rêve on budget and on schedule.

        Major construction projects of the scope and scale of Le Rêve entail significant risks, including:

  •
  shortages of materials or skilled labor;

  •
  unforeseen engineering, environmental and/or geological problems;

  •
  work stoppages;

  •
  weather interference;

  •
  unanticipated cost increases; and

  •
  unavailability of construction equipment.

        Construction, equipment or staffing problems or difficulties in obtaining any of the requisite licenses, permits, allocations and authorizations from regulatory authorities could increase the total cost, delay or prevent the construction or opening or otherwise affect the design and features of Le Rêve.

        We anticipate that only some of the subcontractors engaged by the contractor to perform work and/or supply materials in connection with the construction of Le Rêve will post bonds guaranteeing timely completion of a subcontractor's work and payment for all of that subcontractor's labor and materials. We cannot assure you that these bonds will be adequate to ensure completion of the work.

        We cannot assure you that Le Rêve will commence operations on schedule or that construction costs for Le Rêve will not exceed budgeted amounts. Failure to complete Le Rêve on budget or on schedule may have a significant negative effect on us and on our ability to make payments on the second mortgage notes.

Simultaneous construction of Le Rêve and the Macau casino(s) may tax management time and resources.

        Because Le Rêve is scheduled to open in March 2005 and the Macau concession contract requires Wynn Macau to open a permanent casino resort in Macau by December 2006, we anticipate that there will be a period of time when we will be building Le Rêve at the same time as Wynn Macau will be building its casino(s) in Macau. If both projects are being built simultaneously, members of Wynn Resorts' senior management will be involved in planning and developing both projects. Major construction projects like Le Rêve will require certain members of management to devote a significant amount of time, attention and resources to the projects, including to manage costs, review budget issues, review design plans, address construction, equipment or staffing problems, pursue the licenses, permits, allocations and authorizations from regulatory authorities that we will need to obtain, hire and train employees and implement marketing strategies. Developing the Macau opportunity simultaneously with Le Rêve may divert management resources from the construction and/or opening of Le Rêve. Management's inability to devote sufficient time and attention to either project may delay the construction or opening of Le Rêve. This type of delay could have a negative effect on our business and operations.

Risks Related to Our Substantial Indebtedness

We are highly leveraged and future cash flow may not be sufficient to meet our obligations, including our obligations under the second mortgage notes, and we might have difficulty obtaining more financing.

        As we progress toward the completion of the construction of Le Rêve, we will have a substantial amount of consolidated debt in relation to our equity, which debt will increase during the construction period. Concurrent with the closing of this offering, we expect that Wynn Las Vegas will enter into two credit facilities, a revolving credit facility in a maximum principal amount of $750 million and a delay draw term loan facility in a maximum principal amount of $250 million. We also expect that Wynn Las Vegas will enter into an agreement for an FF&E facility in a maximum principal amount of $178.5 million. The FF&E facility will provide financing for furniture, fixtures and equipment for Le Rêve and include a provision for an intercompany loan to World Travel, LLC, the owner of a corporate jet. We anticipate that we will draw down approximately $701.4 million under the revolving credit facility and the full amount of the delay draw term loan facility to fund the construction, development, equipping and opening of Le Rêve and, therefore, by the time Le Rêve is complete, we expect to have total outstanding indebtedness in an aggregate principal amount of approximately $1.5 billion, including the second mortgage notes.

        Our substantial indebtedness could have important consequences for you. For example:

  •
  It could make it more difficult for us to satisfy our obligations with respect to the second mortgage notes;

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  If we are unable to meet conditions to disbursements of the second mortgage note proceeds or, after the exhaustion thereof, to drawing down amounts under the credit facilities or the FF&E facility, we may not have sufficient funds to continue or complete construction of Le Rêve or to satisfy our construction, debt service and other obligations with respect to the credit facilities, FF&E facility and second mortgage notes;

  •
  Wynn Las Vegas' ability to satisfy its obligations with respect to the credit facilities and the FF&E facility, and our ability to satisfy our obligations with respect to the second mortgage notes, may be limited and, if we fail to meet our payment obligations or breach the financial and restrictive covenants contained in the agreements governing our indebtedness, we may be in default under those agreements. If a default is not cured or waived, we may not be able to obtain additional borrowings, including borrowings needed to continue or complete construction of Le Rêve, and the lenders under our credit facilities and the FF&E facility and, subject to the intercreditor agreements, the holders of the second mortgage notes will have the right to accelerate the indebtedness and exercise other rights and remedies against us. These rights and remedies include the rights to:

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  repossess and foreclose upon the assets that serve as collateral,

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  initiate judicial foreclosure against us,

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  petition a court to appoint a receiver for us or for substantially all of our assets, and

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  if we are insolvent, to initiate involuntary bankruptcy proceedings against us,

    in each case, subject to procedural restraints and limitations applicable to secured creditors generally and procedural restraints and limitations imposed by applicable gaming laws, rules and regulations and the rules and regulations of the Public Utilities Commission of Nevada;

  •
  The credit facilities and the FF&E facility are secured by liens that are senior to the liens securing the second mortgage notes and, as such, will need to be repaid in full before any proceeds of the collateral may be applied to repay the second mortgage notes. We cannot assure you that upon exercise of remedies by our lenders, our assets will be sufficient to repay all or any portion of the second mortgage notes;

  •
  Subject to certain limited permitted extensions due to force majeure events, if we do not complete construction of Le Rêve by August 31, 2005, we will be in default under the credit facilities and the FF&E facility and we will be in default under the indenture governing the second mortgage notes, and the lenders under our credit facilities and FF&E facility and, subject to the intercreditor agreements, the holders of the second mortgage notes, will have the right to accelerate the indebtedness and exercise other rights and remedies against us, including the rights and remedies described above;

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  Unless Wynn Resorts incurs or guarantees other indebtedness, it will not be a guarantor of the indebtedness under the credit facilities or the second mortgage notes and, as a result, Wynn Resorts will not be obligated to make payments to the lenders or the holders of the second mortgage notes if we fail to satisfy our obligations under the credit facilities, the FF&E facility or the second mortgage notes;

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  Upon commencement of operations at Le Rêve, we will generate significant gaming receivables as a result of extending credit to our credit customers. Payments on these receivables likely will be delayed, which will reduce our cash flow until the payment cycle is established;

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  Once Le Rêve is operating, we will be required to use a substantial portion of our cash flow from operations to service our indebtedness, which will reduce the available cash flow to fund working capital, capital expenditures and other general corporate purposes;

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  We may have a limited ability to respond to changing business and economic conditions and to withstand competitive pressures, which may affect our financial condition;

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  We may have a limited ability to obtain additional financing, if needed, to fund Le Rêve's design and construction costs, working capital requirements, capital expenditures, debt service, general corporate or other obligations, including our obligations with respect to the second mortgage notes;

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  Under the credit facilities and the FF&E facility, a substantial portion of the interest rates we pay will fluctuate with the current market rates and, accordingly, our interest expense will increase if market interest rates increase;

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  Our substantial indebtedness will increase our vulnerability to general adverse economic and industry conditions; and

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  We may be placed at a competitive disadvantage to our competitors who are not as highly leveraged.

We have the right to incur additional indebtedness, which may exacerbate the risks described above.

        In addition to the undrawn amounts under the revolving facility, the terms of the credit facilities, FF&E facility and the indenture governing the second mortgage notes will permit us to incur additional indebtedness, subject to the limitations imposed by the covenants in those documents. If our existing and contemplated levels of indebtedness increase, the related risks will increase correspondingly. Furthermore, Wynn Resorts will not be subject to the covenants in the credit facilities and second mortgage notes and therefore could incur additional indebtedness.

We may not generate sufficient cash flow to meet our substantial debt service and other obligations, including our obligations under the second mortgage notes.

        Before the opening of Le Rêve, which is expected to occur in March 2005, we will have no material operations or earnings. Consequently, we will be dependent on the proceeds of this offering, borrowings under the credit facilities and the FF&E facility and the proceeds of Wynn Resorts' offering of common stock to meet all of our construction, debt service and other obligations.

        After Le Rêve opens, our ability to make interest payments under the credit facilities, the FF&E facility, the second mortgage notes and other indebtedness will depend on our ability to generate sufficient cash flow from operations. We cannot assure you that we will begin operations by the scheduled opening date or at all, or that we will be able to generate sufficient cash flow to meet our expenses, including our debt service requirements. Our ability to generate cash flow will depend upon many factors, including:

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  our future operating performance;

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  the demand for services that we provide;

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  general economic conditions and economic conditions affecting Nevada or the casino industry in particular;

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  our ability to hire and retain employees at a reasonable cost;

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  competition; and

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  legislative and regulatory factors affecting our operations and business.

        Some of these factors are beyond our control. In addition, if Wynn Macau opens one or more casinos in Macau, the financing documents for the Macau project(s) may contain restrictions or prohibitions on the distribution to Wynn Resorts of any cash flow generated by the casino(s). Any cash flow generated by one or more Macau casinos operated by Wynn Macau will not be generated by entities which are guarantors of our indebtedness. Thus, any cash flow generated by the Macau casinos may not be available to service our debt service obligations.

        If we fail to generate sufficient cash flow from future operations to meet our debt service obligations, including our obligations under the second mortgage notes, we may need to refinance all or a portion of the indebtedness or obtain additional financing in order to meet obligations with respect to the indebtedness. We cannot assure you that we will be able to refinance any of the indebtedness or obtain additional financing on satisfactory terms or at all, particularly because of our anticipated high levels of consolidated debt and the debt and lien incurrence restrictions imposed by the agreements governing the debt. See "—General Risks Associated with Our Business—We have no operating history." If we fail to meet our debt service obligations, we will be in default under ?our indebtedness and our lenders will have the right to accelerate our indebtedness and exercise other rights and remedies against us, including the rights and remedies described above.

Our indebtedness will be secured by a substantial portion, but not all, of our assets.

        Subject to applicable laws, including gaming laws, and certain agreed upon exceptions, we expect that the credit facilities will be secured by first priority liens on substantially all of our assets and the assets of our affiliates that are necessary for the development, construction, or operation of Le Rêve, other than assets securing the FF&E facility in respect of which the lenders under our credit facilities will have a second priority security interest. The second mortgage notes will be secured by first priority liens on the secured account holding the proceeds of the second mortgage notes, by second priority liens on the assets that secure the credit facilities and by third priority liens on the assets that secure the FF&E facility, other than certain aircraft-related collateral. We expect that the FF&E facility will be secured by a first priority security interest in specific assets financed by that facility, including our corporate aircraft, gaming and other equipment, furnishings, fixtures and devices such as elevators, escalators, our electrical substation, heating, vacuum and air conditioning equipment and slot machines. The credit facilities, the FF&E facility and the second mortgage notes will not be secured by any assets related to Wynn Macau's planned operations in Macau, or, except under certain circumstances, Wynn Resorts.

        The representatives of the lenders under our credit facilities may release their liens on the approximately 20-acre parcel of land next to the Le Rêve site, which we sometimes call the

Phase II land. Pursuant to the indenture governing the second mortgage notes, under certain circumstances, any such release would automatically release the liens on such assets securing the second mortgage notes. The credit facilities will require any such release by the representative of the lenders under our credit facilities only upon the achievement of certain financial tests. The lenders under our credit facilities may, however, elect to release their liens on such assets at an earlier time and, as described above, such release would automatically release the liens of the second mortgage note holders on such assets. In addition, under the indenture governing the second mortgage notes, the second mortgage note holders' security interests in the 137-acre parcel, on which our new golf course will be constructed, may be released if we achieve certain leverage ratios and credit ratings from S&P or Moody's. Upon any such release of the second mortgage note holders' security interests in the Phase II land or the golf course land, the disposition or transfer of such assets will no longer be subject to any of the restrictive covenants in the indenture, and therefore the holders of the second mortgage notes may have limited or no access to these assets. Moreover, once released, these assets may be used to secure other indebtedness and, therefore, the holders of the second mortgage notes, as well as our other lenders, may have limited or no access to these assets if their indebtedness remains unsatisfied.

        In the event of a default under the financing documents, or if we experience insolvency, liquidation, dissolution or reorganization, the holders of indebtedness under the credit facilities and the FF&E facility would be entitled to payment from the collateral security in which they have a first priority security interest before holders of the second mortgage notes would be entitled to payment from that collateral security. See "—Risks Related to the Offering and the Second Mortgage Notes—The liens securing the indebtedness under the credit facilities and the FF&E facility generally will be senior to the liens securing the second mortgage notes." Accordingly, we cannot assure you that the collateral securing the second mortgage notes will be sufficient to repay all or any portion of the amounts outstanding under the second mortgage notes.

        In addition, while the guarantors will guarantee the second mortgage notes, they are not expected to have meaningful operations, other than with respect to the respective assets that secure the guarantees. As such, you should not expect Valvino or any of the restricted entities to contribute to any payments required to be made on the second mortgage notes.

The credit facilities, the FF&E facility and the indenture governing the second mortgage notes will contain covenants that will restrict our specified affiliates' ability to engage in certain transactions and may impair our ability to respond to changing business and economic conditions.

        The credit facilities, the FF&E facility and the indenture governing the second mortgage notes will impose operating and financial restrictions on Wynn Resorts Holdings, Wynn Las Vegas and specified affiliates designated as restricted entities under our credit documentation and the indenture governing the second mortgage notes. The restrictions that will be imposed under the credit facilities, the FF&E facility and/or the indenture will include, among other things, limitations on the restricted entities' ability to:

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  pay dividends or distributions on their capital stock or repurchase their capital stock;

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  incur additional debt;

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  make investments;

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  create liens on their assets to secure debt;

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  enter into transactions with affiliates;

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  issue stock of subsidiaries;

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  enter into sale-leaseback transactions;

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  engage in other businesses;

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  merge or consolidate with another company;

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  transfer and sell assets;

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  issue preferred stock;

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  create dividend and other payment restrictions affecting subsidiaries;

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  designate restricted and unrestricted subsidiaries; and

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  issue and sell equity interest in wholly-owned subsidiaries.

        The credit facilities will require the restricted entities to satisfy various financial covenants, including maximum total leverage, minimum fixed charge coverage, minimum earnings before interest, tax, depreciation and amortization and minimum net worth requirements. Future indebtedness or other contracts could contain financial or other covenants more restrictive than those applicable to the credit facilities, the FF&E facility and the second mortgage notes.

        The restricted entities' ability to comply with these provisions may be affected by general economic conditions, industry conditions, other events beyond our control and delayed completion of Le Rêve. As a result, we cannot assure you that the restricted entities will be able to comply with these covenants. Failure by the restricted entities to comply with the covenants contained in the credit facilities, the FF&E facility or the indenture governing the second mortgage notes, including failure as a result of events beyond our control, could result in an event of default which could materially and adversely affect our operating results and our financial condition. If the restricted entities fail to comply with a financial covenant or other restriction contained in the credit facilities, the FF&E facility, the indenture governing the second mortgage notes, or any future financing agreements, an event of default could occur.

        If there were an event of default under one of our debt instruments, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable immediately. We cannot assure you that our assets or cash flow would be sufficient to fully repay borrowings under our outstanding debt instruments, including the indenture governing the second mortgage notes, either upon maturity or if accelerated upon an event of default, or that we would be able to repay, refinance or restructure the payments on those debt securities. Further, if we are unable to repay, refinance or restructure our indebtedness under our credit facilities and the FF&E facility, the lenders under those facilities could proceed against the collateral securing that indebtedness. In that event, any proceeds received upon a realization of the collateral would be applied first to amounts due under our credit facilities and, with respect to the collateral securing the FF&E facility, applied first to amounts due under the FF&E facility before any proceeds would be available to make payments on the second mortgage notes. See "—Risks Related to the Offering and the Second Mortgage Notes—The liens securing the indebtedness under the credit facilities and the FF&E facility generally will be senior to the liens securing the second mortgage notes." In addition, any event of default or declaration of acceleration under one debt instrument could result in an event of default under one or more of our other debt instruments, including the second mortgage notes.

General Risks Associated with Our Business

We have no operating history.

        We were formed principally to develop and operate Le Rêve in Las Vegas. Le Rêve will be a new development which has no history of operations. We cannot assure you that we will be able to attract a sufficient number of hotel guests, gaming customers and other visitors to Le Rêve to make our operations profitable.

        Our operations will be subject to the significant business, economic, regulatory and competitive uncertainties and contingencies frequently encountered by new businesses in competitive environments, many of which are beyond our control. Because we have no operating history, it may be more difficult for us to prepare for and respond to these types of risks and the risks described elsewhere in this prospectus than for a company with an established business and operating cash flow. If we are not able to manage these risks successfully, it could negatively impact our operations.

        We intend to lease approximately eight of the retail spaces and will own and operate the remaining approximately 18 retail spaces. We have entered into one restaurant management agreement, and we may enter into others with respect to one or more of the restaurants in Le Rêve. We have entered into one restaurant management agreement. We have not yet entered into binding agreements with any retail tenants or other restaurant operators, and we may not be able to obtain the number or quality of retail tenants or restaurant operators for the retail and restaurant portions of Le Rêve that currently are planned. If we do not obtain tenants and operators in sufficient number or of sufficient quality, it could impair the competitive position of Le Rêve and affect our operating performance.

        The opening and operation of Le Rêve will be contingent upon the receipt of all regulatory licenses, permits, approvals, registrations, findings of suitability, orders and authorizations from the Nevada gaming and other governmental authorities, including findings of suitability with regard to our direct and indirect principal stockholders. See "—Le Rêve will be subject to extensive state and local regulation, and licensing and gaming authorities have significant control over our operations, which could have a negative effect on our business." The scope of approvals required to open Le Rêve is extensive and failure to obtain or maintain such approvals could prevent or delay the completion or opening of all or part of Le Rêve, or otherwise affect the design and features of Le Rêve, and could materially and adversely affect our financial position and results of operations.

The loss of management and other key personnel could significantly harm our business.

        Our ability to maintain our competitive position is dependent to a large degree on the efforts and skills of the senior management team of Wynn Resorts, including Stephen A. Wynn, the Chairman of the Board and Chief Executive Officer and one of the principal stockholders of Wynn Resorts. Wynn Resorts has entered into employment agreements with several of its senior executives, and Wynn Resorts plans to enter into additional employment agreements with some of its other senior executives, including Stephen A. Wynn. However, we cannot assure you that these individuals will remain with Wynn Resorts. If Wynn Resorts loses the services of any members of our management team or other key personnel, or if they are unable to devote sufficient attention to our operations, our business may be significantly impaired. We cannot assure you that Wynn Resorts will be able to retain its existing senior management personnel or to attract additional qualified senior management personnel. See "Management."

        In addition, our officers, directors and certain key employees and those of Wynn Resorts also will be required to file applications with the Nevada gaming authorities and may be required to be licensed or found suitable by the Nevada gaming authorities. If the Nevada gaming authorities were to find an officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with us or Wynn Resorts, we or Wynn Resorts would have to sever all relationships with that person. Furthermore, the Nevada Gaming Commission may require us or Wynn Resorts to terminate the employment of any person who refuses to file appropriate applications. Either result could adversely affect our gaming operations.

        Until construction of Le Rêve is close to completion, we do not believe that we will require extensive operational management. Accordingly, we have kept and intend to keep our permanent staff at relatively low levels. We will be required to undertake a major recruiting and training program before Le Rêve opens. However, the pool of experienced gaming and other personnel is limited and competition to recruit and retain gaming and other personnel is likely to intensify as more hotel casinos are opened. We cannot assure you that we will be able to attract and retain a sufficient number of qualified individuals to operate Le Rêve on acceptable terms.

The casino, hotel, convention, retail and other facilities at Le Rêve will face intense competition.

        Las Vegas Casino/Hotel Competition.    The casino/hotel industry is highly competitive. Resorts located on or near the Las Vegas Strip compete with other Las Vegas Strip hotels and with other hotel casinos in Las Vegas on the basis of overall atmosphere, range of amenities, level of service, price, location, entertainment, theme and size. Le Rêve also will compete with a large number of other hotels and motels located in and near Las Vegas, as well as other resort destinations. Many of our competitors have established gaming operations, are subsidiaries or divisions of large public companies and may have greater financial and other resources than we do.

        According to the Las Vegas Convention and Visitors Authority, there were approximately 94,277 hotel rooms on or around the Las Vegas Strip as of December 31, 2001. Competitors of Le Rêve will include resorts on the Las Vegas Strip, among which are Bally's Las Vegas, Bellagio, Caesars Palace, Harrah's Las Vegas Hotel and Casino, Luxor Hotel and Casino, Mandalay Bay Resort & Casino, MGM Grand Hotel and Casino, The Mirage, Monte Carlo Hotel and Casino, New York-New York Hotel and Casino, Paris Las Vegas, Treasure Island at The Mirage and The Venetian, and resorts off the Las Vegas Strip, such as Las Vegas Hilton and Rio All-Suite Hotel & Casino. The Venetian has begun an expansion anticipated to consist of an approximately 1,000-room hotel tower on top of the resort's existing parking garage and approximately 150,000 square feet of additional meeting and conference space. The Venetian's expansion is expected to be completed by June 2003. In addition, Mandalay Bay Resort & Casino has announced that it will begin construction of a 1,122-room, all-suite tower connected to the current hotel casino resort in September 2002, with an expected opening date of October 2003. Mandalay Bay Resort & Casino also is expected to open a new convention and meeting complex in January 2003, and Caesars Palace is currently constructing an approximately 4,000-seat performing arts "Colosseum," which is scheduled to be completed in the first quarter of 2003.

        The construction and expansion of these properties during the time that Le Rêve is being constructed may affect the availability of construction labor and supplies, resulting in increased costs. We cannot assure you that the Las Vegas market will continue to grow or that hotel casino resorts will continue to be popular. A decline or leveling off of the growth or popularity of hotel casino resorts or the appeal of the features offered by Le Rêve would impair our financial condition and future results of operations.

        As noted elsewhere in this prospectus, Le Rêve will be different from many other Las Vegas resorts in that it will not focus on a highly themed experience. Instead, Le Rêve will offer an environment having a sophisticated, casually elegant ambience. Le Rêve's environment may not appeal to customers. In addition, customer preferences and trends can change, often without warning, and we may not be able to predict or respond to changes in customer preferences in time to adapt Le Rêve and the attractions and amenities it offers to address new trends.

        Las Vegas Retail Competition.    Retail shops in Le Rêve will compete with retail malls in or near Las Vegas, including the Fashion Show Mall, which currently is undergoing a substantial remodeling and expansion, retail stores at Bellagio, The Forum Shops at Caesars Palace, which is expected to complete a 200,000 square foot expansion in 2004, The Grand Canal Shoppes at The Venetian, the Desert Passage at Aladdin Resort & Casino and other retailers in resorts on the Las Vegas Strip, all of which may attract customers away from Le Rêve's retail shops.

        Other Competition for Le Rêve.    Le Rêve will also compete, to some extent, with other hotel/casino facilities in Nevada and in Atlantic City, with riverboat gaming facilities in other states, with hotel/casino facilities elsewhere in the world, with state lotteries and with Internet gaming. In addition, certain states recently have legalized, and others may or are likely to legalize, casino gaming in specific areas. Passage of the Tribal Government Gaming and Economic Self-Sufficiency Act in 1988 has led to rapid increases in Native American gaming operations. Also, in March 2000, California voters approved an amendment to the California Constitution allowing federally recognized Native American tribes to conduct and operate slot machines, lottery games and banked and percentage card games on Native American land in California. As a result, casino-style gaming on tribal lands is growing and could become a significant competitive force. The proliferation of Native American gaming in California could have a negative impact on our operations. The proliferation of gaming activities in other areas could significantly harm our business as well. In particular, the legalization of casino gaming in or near metropolitan areas, such as New York, Los Angeles, San Francisco and Boston, from which we intend to attract customers, could have a substantial negative effect on our business. In addition, new or renovated casinos in Macau or elsewhere in Asia could draw Asian gaming customers, including high-rollers, away from Las Vegas.

Because we may be entirely dependent upon one property for all of our cash flow, we will be subject to greater risks than a gaming company that is more geographically or otherwise diversified.

        We do not expect to have material assets or operations other than Le Rêve for the foreseeable future. As a result, we likely will be entirely dependent upon Le Rêve for all of our cash flow. Any cash flow generated by one or more Macau casinos operated by Wynn Macau will not be generated by entities which are guarantors of our indebtedness. In addition, the financing documents for the Macau opportunity may contain restrictions or prohibitions on the distribution to Wynn Resorts of any cash flow generated by these projects. Accordingly, cash flow generated by those Macau casino(s) may not be available to service our indebtedness, including our obligations under the second mortgage notes, or support our operations. See "—Risks Related to Our Substantial Indebtedness—We may not generate sufficient cash flow to meet our substantial debt service and other obligations, including our obligations under the second mortgage notes."

        Given that our operations initially will only focus on Las Vegas, we will be subject to greater degrees of risk than a gaming company that is more geographically or otherwise diverse. The risks to which we will have a greater degree of exposure include the following:

  •
  local economic and competitive conditions;

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  inaccessibility due to inclement weather, road construction or closure of primary access routes;

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  changes in local and state governmental laws and regulations, including gaming laws and regulations;

  •
  natural and other disasters;

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  an increase in the cost of electrical power for Le Rêve as a result of, among other things, power shortages in California or other western states with which Nevada shares a single regional power grid;

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  a decline in the number of visitors to Las Vegas; and

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  a decrease in gaming and non-gaming activities at Le Rêve.

        Any of the factors outlined above could negatively affect our ability to generate sufficient cash flow to make payments on the second mortgage notes pursuant to the indenture, on borrowings under the credit facilities or the FF&E facility or with respect to our other debt.

The common ownership and management by Wynn Resorts of Le Rêve and a second resort developed on either the 20-acre parcel or the golf course land could have an adverse effect on Le Rêve.

        The common ownership by Wynn Resorts of Le Rêve and additional resorts developed on the 20-acre parcel adjacent to the site of Le Rêve and/or the golf course parcel may result in conflicting business goals because, once released from the liens under the credit facilities and second mortgage notes, a Phase II or other project developed on either the 20-acre parcel or the golf course land would likely be developed through an entity that is not part of the restricted group and could be a potential competitor of Le Rêve. For example, if Wynn Resorts or a subsidiary outside the restricted group develops a Phase II resort on either the golf course land or the 20-acre parcel, it could offer discounts and other incentives for visitors to stay at a Phase II resort, which might result in a competitive advantage of the Phase II resort over Le Rêve. In addition, that entity also may choose to allocate certain business opportunities, such as potential restaurant, dining and entertainment tenants or requests for room reservations, to the Phase II resort instead of Le Rêve. Although common ownership under Wynn Resorts of both the Le Rêve resort and the Phase II resort may result in economies of scale, efficiencies and joint business opportunities for the two resorts, if the Phase II resort is owned by an entity that is not part of the restricted group then Le Rêve may, in certain circumstances, bear the greater burden of the expenses that are shared by both resorts. In addition, management's time may be split between overseeing the operation of each resort. In certain circumstances, management may devote more time to the ownership and operations responsibilities of the Phase II resort than those of the Le Rêve.

Terrorism and the uncertainty of war, as well as other factors affecting discretionary consumer spending, may harm our operating results.

        The strength and profitability of our business will depend on consumer demand for hotel casino resorts in general and for the type of luxury amenities Le Rêve will offer. Changes in consumer preferences or discretionary consumer spending could harm our business. The terrorist attacks of September 11, 2001, and ongoing terrorist and war activities in the United States and elsewhere, have had a negative impact on travel and leisure expenditures, including lodging, gaming and tourism. We cannot predict the extent to which the events of September 11 may continue to affect us, directly or indirectly, in the future. An extended period of reduced discretionary spending and/or disruptions or declines in airline travel and business conventions could significantly harm our operations. In particular, because we expect that our business will rely heavily upon high-end credit customers, particularly international customers, factors resulting in a decreased propensity to travel internationally, like the terrorist attacks of September 11, could have a negative impact on our operations.

        In addition to fears of war and future acts of terrorism, other factors affecting discretionary consumer spending, including general economic conditions, disposable consumer income, fears of recession and consumer confidence in the economy, may negatively impact our business. Negative changes in factors affecting discretionary spending could reduce customer demand for the products and services we will offer, thus imposing practical limits on pricing and harming our operations.

        Also, the terrorist attacks of September 11 have substantially affected the availability of insurance coverage for certain types of damages or occurrences. We do not have insurance coverage for occurrences of terrorist acts with respect to our Le Rêve project and any losses that could result from these acts. The lack of sufficient insurance for these types of acts could expose us to heavy losses in the event that any damages occur, directly or indirectly, as a result of terrorist attacks and have a significant negative impact on our operations.

Our insurance costs may increase and we may not be able to obtain full insurance coverage in the future.

        The cost of new insurance policies are higher as a result of general increases in premium levels. The cost of coverage may become so high that we will need to reduce our policy limits or agree to certain exclusions from coverage, and we may not be able to purchase or renew insurance policies on favorable terms or at all. If we are forced to reduce, or prevented from obtaining or renewing, insurance coverage with respect to the occurrence of certain casualties, we and our lenders, including the holders of the second mortgage notes, could be exposed to heavy losses in the event that any damages result from such an occurrence.

Le Rêve will be subject to extensive state and local regulation, and licensing and gaming authorities have significant control over our operations, which could have a negative effect on our business.

        The opening and operation of Le Rêve will be contingent upon our receipt and maintenance of all regulatory licenses, permits, approvals, registrations, findings of suitability, orders and authorizations. The laws, regulations and ordinances requiring these licenses, permits and other approvals generally relate to the responsibility, financial stability and character of the owners and managers of gaming operations, as well as persons financially interested or involved in gaming operations. The scope of the approvals required to open and operate a facility are extensive. Failure to obtain or maintain the necessary approvals could prevent or delay the completion or opening of all or part of the facility or otherwise affect the design and features of Le Rêve. We do not currently hold any state and local licenses and related approvals necessary to conduct our planned gaming operations in Nevada and we cannot be certain that we will obtain at all, or on a timely basis, all required approvals and licenses. Failure to obtain or maintain any of the required gaming approvals and licenses could significantly impair our financial position and results of operations.

        The Nevada Gaming Commission may, in its discretion, require the holder of any securities we issue, including the second mortgage notes sold pursuant to this prospectus, to file applications, be investigated and be found suitable to own Wynn Resorts' securities if it has reason to believe that the security ownership would be inconsistent with the declared policies of the State of Nevada.

        Nevada regulatory authorities have broad powers to request detailed financial and other information, to limit, condition, suspend or revoke a registration, gaming license or related approval and to approve changes in our operations. Substantial fines or forfeiture of assets for violations of gaming laws or regulations may be levied. The suspension or revocation of any license which may be granted to us or the levy of substantial fines or forfeiture of assets could significantly harm our business, financial condition and results of operations. Furthermore, compliance costs associated with gaming laws, regulations and licenses are significant. Any change in the laws, regulations or licenses applicable to our business or a violation of any current or future laws or regulations applicable to our business or gaming license could require us to make substantial expenditures or could otherwise negatively affect our gaming operations.

        Wynn Resorts' articles of incorporation will provide that, to the extent a gaming authority makes a determination of unsuitability or to the extent deemed necessary or advisable by the board of directors, Wynn Resorts may redeem shares of its capital stock that are owned or controlled by an unsuitable person or its affiliates. The redemption price may be paid in cash, by promissory note, or both, as required, and pursuant to the terms established by, the applicable gaming authority and, if not, as Wynn Resorts elects.

The Nevada Gaming Commission may impose unanticipated requirements regarding the licensing of owners of Wynn Resorts.

        Kazuo Okada is the owner of a controlling interest in Aruze Corp., the parent company of Aruze USA, Inc., referred to as Aruze USA, which, immediately before the closing of Wynn Resorts' initial public offering, will own approximately 47.4% of Wynn Resorts' common stock. Under Nevada gaming regulations, any beneficial owner of more than 10% of Aruze Corp.'s voting securities must be licensed or found suitable, including Kazuo Okada and his son, Tomohiro Okada. Kazuo Okada is currently licensed by the Nevada Gaming Commission to own the shares of Universal Distributing of Nevada, Inc., referred to as Universal Distributing, a gaming machine manufacturer and distributor. Kazuo Okada and his son previously sought approval from the Nevada Gaming Commission in connection with the proposed transfer of Universal Distributing to Aruze Corp. In connection with this application, the Nevada State Gaming Control Board raised certain concerns, including transactions which were then the subject of a pending tax case in Japan which involved Universal Distributing, Aruze Corp. and other related parties. The pursuit of this proposed transfer of Universal Distributing was deferred pending resolution of the Japanese tax case. The lower court in the Japanese tax case ruled in Aruze Corp.'s favor, but the Japanese tax authority has filed an appeal. It is unclear whether or how these events will affect the Nevada Gaming Commission's consideration of suitability with respect to Aruze USA's ownership of Wynn Resorts' stock.

        Aruze Corp. has informed us that there are a number of outstanding issues in the investigation of the proposed transfer of Universal Distributing including issues relating to the transactions involved in the above-described tax proceeding. These issues, if not satisfactorily resolved, could result in the denial of the application. No formal action of any kind has been taken by the Nevada State Gaming Control Board or the Nevada Gaming Commission in connection with these issues. If either of these bodies were to act adversely with respect to the pending proceeding involving Universal Distributing, that decision could adversely affect an application filed by Aruze USA, Aruze Corp., Kazuo Okada or Tomohiro Okada in respect of Wynn Resorts.

        Mr. Wynn, Kazuo Okada, Aruze USA, Aruze Corp. and Wynn Resorts have entered into arrangements which provide that if any gaming application of Aruze USA, Aruze Corp. or Kazuo Okada concerning Aruze USA's ownership of Wynn Resorts' stock is denied by Nevada gaming authorities or requested to be withdrawn or is not filed within 90 days after the filing of Wynn Resorts' application, Mr. Wynn may elect to purchase the shares owned by Aruze USA in Wynn Resorts. Mr. Wynn may pay this purchase price with a promissory note. If Mr. Wynn chooses not to exercise his right to purchase the shares, Wynn Resorts has the right to require him to purchase the shares, including with a promissory note. The prior buy-out arrangements under the Valvino operating agreement and under the stockholders agreement between Mr. Wynn, Aruze USA and Baron Asset Fund were terminated upon the effectiveness of the new agreement. See "Certain Relationships and Related Party Transactions—Stockholders Agreement" and "—Buy-Out of Aruze USA Stock."

        As described above, if Wynn Resorts, pursuant to its articles of incorporation, or Mr. Wynn, pursuant to the buy-out agreement described above, purchases the shares of Wynn Resorts' stock held by an unsuitable person or its affiliate, including Aruze USA, Wynn Resorts and/or Mr. Wynn may, in lieu of immediate payment of the purchase price, issue a promissory note. However, if the Nevada Gaming Commission were to find the unsuitable person or its affiliate unsuitable to own the voting securities of Wynn Resorts, it could also determine that the person is unsuitable to hold a promissory note for the purchase of such voting securities by Wynn Resorts or Mr. Wynn, and could determine not to approve the issuance of the promissory note to the unsuitable person or its affiliate. In such event, the Nevada Gaming Commission could order the unsuitable person or its affiliate to dispose of its voting securities within a prescribed period of time that may or may not be a sufficient period of time to dispose of the securities in an orderly manner. Depending upon the period of time for disposition required by the Nevada Gaming Commission, this could have a negative effect on the price of the stock of Wynn Resorts. In the event that the unsuitable person or its affiliate is unable or fails to dispose of its voting securities within the prescribed period of time, or if Wynn Resorts fails to pursue all lawful efforts to require the unsuitable person or its affiliate to relinquish its voting securities, including, if necessary, the immediate purchase of the voting securities for cash at fair market value, the Nevada Gaming Commission could determine that Wynn Resorts was unsuitable or could take disciplinary action against Wynn Resorts. Disciplinary action could result in the limitation, conditioning, suspension or revocation of any approvals or gaming licenses held by Wynn Resorts and/or the imposition of a significant monetary fine against Wynn Resorts. Any such disciplinary action could significantly impair our operations.

If Wynn Macau builds and operates one or more casinos in Macau, certain Nevada gaming laws would apply to its planned gaming activities and associations in Macau.

        Certain Nevada gaming laws also apply to gaming activities and associations in jurisdictions outside the State of Nevada. As Wynn Macau develops its opportunity in Macau, Wynn Resorts and its subsidiaries that are licensed to conduct gaming operations in Nevada, including Wynn Las Vegas, Wynn Capital, Wynn Golf Course and Valvino, will be required to comply with certain reporting requirements concerning gaming activities and associations in Macau proposed to be conducted by Wynn Resorts' Macau-related subsidiaries. Wynn Resorts and its licensed Nevada subsidiaries, including Wynn Las Vegas, also will be subject to disciplinary action by the Nevada Gaming Commission if Wynn Resorts' Macau-related subsidiaries:

  •
  knowingly violate any Macau laws relating to their Macau gaming operations;

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  fail to conduct the Macau operations in accordance with the standards of honesty and integrity required of Nevada gaming operations;

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  engage in any activity or enter into any association that is unsuitable because it poses an unreasonable threat to the control of gaming in Nevada, reflects or tends to reflect discredit or disrepute upon the State of Nevada or gaming in Nevada, or is contrary to Nevada gaming policies;

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  engage in any activity or enter into any association that interferes with the ability of the State of Nevada to collect gaming taxes and fees; or

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  employ, contract with or associate with any person in the foreign gaming operation who has been denied a license or a finding of suitability in Nevada on the ground of unsuitability, or who has been found guilty of cheating at gambling.

        Such disciplinary action could include suspension, conditioning, limitation or revocation of the registration, licenses or approvals held by Wynn Resorts and its licensed Nevada subsidiaries, including Wynn Las Vegas, and the imposition of substantial fines.

Our business will rely on high-end, international customers to whom we may extend credit, and we may not be able to collect gaming receivables from our credit players.

        We expect that a significant portion of our table game revenue at Le Rêve will be attributable to the play of a limited number of international customers. The loss or a reduction in the play of the most significant of these customers could have a substantial negative effect on our future operating results. A downturn in economic conditions in the countries in which these customers reside could cause a reduction in the frequency of visits and revenue generated by these customers.

        We will conduct our gaming activities at Le Rêve on a credit as well as a cash basis. This credit will be unsecured. Table games players typically will be extended more credit than slot players, and high-stakes players typically will be extended more credit than patrons who tend to wager lower amounts. High-end gaming is more volatile than other forms of gaming, and variances in win-loss results attributable to high-end gaming may have a positive or negative impact on cash flow and earnings in a particular quarter.

        In addition, the collectibility of receivables from international customers could be negatively affected by future business or economic trends or by significant events in the countries in which these customers reside. We will extend credit to those customers whose level of play and financial resources warrant, in the opinion of management, an extension of credit.

        While gaming debts evidenced by a credit instrument, including what is commonly referred to as a "marker," and judgments on gaming debts are enforceable under the current laws of Nevada, and judgments on gaming debts are enforceable in all states under the Full Faith and Credit Clause of the United States Constitution, other jurisdictions may determine that direct enforcement of gaming debts is against public policy. Although courts of some foreign nations will enforce gaming debts directly and the assets in the United States of foreign debtors may be reached to satisfy a judgment, judgments on gaming debts from U.S. courts are not binding on the courts of many foreign nations. We cannot assure you that we will be able to collect the full amount of gaming debts owed to us, even in jurisdictions that enforce gaming debts. Our inability to collect gaming debts could have a significant negative impact on our operating results.

Because we own real property, we are subject to extensive environmental regulation, which creates uncertainty regarding future environmental expenditures and liabilities.

        We have incurred costs and expended funds to comply with environmental requirements, such as those relating to discharges to air, water and land, the handling and disposal of solid and hazardous waste and the cleanup of properties affected by hazardous substances. Under these and other environmental requirements, we, as the owner of the property on which Le Rêve is situated, may be required to investigate and clean up hazardous or toxic substances or chemical releases at that property. As an owner or operator, we could also be held responsible to a governmental entity or third parties for property damage, personal injury and investigation and cleanup costs incurred by them in connection with the contamination.

        These laws typically impose cleanup responsibility and liability without regard to whether the owner or operator knew of or caused the presence of the contaminants. The liability under those laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of the responsibility. The costs of investigation, remediation or removal of those substances may be substantial, and the presence of those substances, or the failure to remediate a property properly, may impair our ability to rent or otherwise use our property.

        We have conducted a Phase I Environmental Assessment. The Phase I report, as updated in August 2002, identified two areas where further sampling is recommended. Based on our prior work at the site and the other information in the Phase I report, we believe that, if any sampling indicates that remediation is required, the remediation will not be material, although we can provide no assurance with respect to the outcome. Otherwise, we believe that we have remediated all material environmental risks of which we are currently aware at the Le Rêve hotel site and on the existing golf course. However, in connection with constructing the new golf course, which will require significant grading, we may discover unforeseen environmental risks which we will need to incur costs to remediate. In addition, we will incur costs associated with asbestos removal from an existing office building in the event we decide to develop the 20-acre parcel of land located north of Le Rêve along Las Vegas Boulevard that will be available for future development should it be released from the liens under the credit facilities and the second mortgage notes. We may be required to incur costs to remediate these or other environmental hazards or to mitigate environmental risks.

If we fail to successfully register our Le Rêve service marks with respect to casino or hotel services or if a third party successfully challenges those marks, our business or results of operations could be harmed.

        We have applied to register the "LE RÊVE" service mark with the United States Patent and Trademark Office, referred to as the PTO, for casino and hotel services, as well as for other ancillary uses. Our application for the hotel services mark has cleared the PTO examination process, meaning that "LE RÊVE" will be registered for hotel and other related services if no member of the public objects by a published deadline. Our application for the casino services mark remains pending and we expect it to be published for opposition soon.

        Even if we are able to obtain registration of the "LE RÊVE" mark for the above described applications, such federal registration is not completely dispositive of the right to such trademarks. Third parties with prior rights with respect to marks similar to "LE RÊVE," including to the English translation "THE DREAM," may nonetheless challenge our use of "LE

RÊVE" and seek to overcome the presumptions afforded by the registration. They also could attempt to prevent our use of "LE RÊVE" and/or seek monetary damages as a result of our use. Any such failure to register or successful challenge by a third party could have a material impact on our business or results of operation.

We will need to recruit a substantial number of new employees before Le Rêve opens and our employees may seek unionization.

        We will need to recruit a substantial number of new employees before Le Rêve opens and our employees may seek union representation. We cannot be certain that we will be able to recruit a sufficient number of qualified employees. Currently, Valvino is a party to collective bargaining agreements with several different unions, which it assumed in connection with the acquisition of the Desert Inn Resort & Casino. All of these agreements will expire before the scheduled opening of Le Rêve. However, the unions may seek to organize the workers at Le Rêve or claim that the agreements assumed in connection with Valvino's acquisition of the Desert Inn Resort & Casino obligate Wynn Las Vegas to enter into negotiations with one or more of the unions to represent the workers at Le Rêve. Unionization, pressure to unionize or other forms of collective bargaining could increase our labor costs.

Certain of Wynn Las Vegas' direct and indirect parent companies will be subject to regulatory control by the Public Utilities Commission of Nevada.

        Desert Inn Improvement Co., a direct subsidiary of Desert Inn Water Company and an indirect subsidiary of Valvino, provides water service to the existing office building on the site of the former Desert Inn Resort & Casino and the remaining homes around the Desert Inn golf course. As a result of its service obligations to the remaining homes, Desert Inn Improvement Co. is a public utility under Nevada law. The public utility status of Desert Inn Improvement Co. imposes regulatory restrictions on us. For example, if Wynn Resorts decides to make changes to our or its ownership structure, such as in a merger or acquisition transaction or a significant stock issuance, or a sale of Aruze USA's shares of Wynn Resorts' common stock in the event that Aruze USA is found to be unsuitable to own such stock, Wynn Resorts will likely be required to obtain the prior approval of the Public Utilities Commission of Nevada. We cannot assure you that such approval will be obtained. Further, with respect to any other transactions which we may enter into in the future, we cannot assure you that these regulatory requirements will not delay or prevent us from entering into transactions or operating our business in a manner that might be beneficial to our stockholders.

The Le Rêve golf course land may be subject to restrictions which could prevent us from constructing the new golf course in accordance with our current plans and may inhibit future development of that land.

        We intend to construct the new golf course on an approximately 137-acre parcel of land located behind the hotel. Valvino acquired a portion of this parcel in connection with its purchase of the Desert Inn Resort & Casino and acquired the remainder when it purchased the residential lots located in the interior of, and some, but not all, of the lots around the former Desert Inn golf course. The residential lots, previously known as the Desert Inn Country Club Estates, were subject to various conditions, covenants and restrictions recorded against the lots in 1956 and amended from time to time since then. We believe that these conditions, covenants and restrictions were terminated in accordance with Nevada law in June 2001. However, some of the remaining homeowners have brought a lawsuit against Valvino challenging, among other things, the termination of the covenants, conditions and restrictions. If the plaintiffs prevail on their claims and the conditions, covenants and restrictions remain in effect, we may have to adjust our current plans for the construction of the golf course by redesigning some of the holes located on the periphery of the course.

        In addition, at least two of the homeowners have alleged the existence of an equitable implied restriction prohibiting any alternative commercial development of the golf course. If the plaintiffs prevail on this claim, any future development of the golf course parcel for an alternative use may be restricted. Valvino is vigorously contesting the homeowners' claims and will continue to do so. See "Business—Legal Proceedings."

Wynn Resorts and its subsidiaries continue to explore opportunities to develop additional gaming or related businesses that could have an adverse impact on our business if unsuccessful.

        Wynn Resorts and its subsidiaries continue to explore opportunities to develop additional gaming or related businesses, in Las Vegas or other markets, whether through acquisition, investment or development. Any acquisition, investment or development would have the potential to be expensive, disrupt our ongoing business, distract our management and employees and/or adversely affect our financial results. In addition, any expansion of our business through acquisition, investment or development would likely require us to obtain additional financing and/or consent from our lenders under the credit facilities and the holders of the second mortgage notes. Acquisitions also may present other risks, such as exposing our company to potential unknown liabilities associated with acquired businesses. Any acquisition or development may not be successful in achieving our desired strategic objectives, which would also cause our business to suffer.

A downturn in general economic conditions may adversely affect our results of operations.

        Our business operations will be affected by international, national and local economic conditions. A recession or downturn in the general economy, or in a region constituting a significant source of customers for our property, could result in fewer customers visiting our property, which would adversely affect our revenues.

Risks Associated with Our Affiliate's Macau Opportunity

        Wynn Macau, a majority-owned indirect subsidiary of Wynn Resorts, has entered into a 20-year concession agreement with the Macau government that permits it to construct and operate one or more casino gaming properties in Macau. Wynn Macau is part of a line of subsidiaries of Wynn Resorts that is owned separately from the subsidiaries of Wynn Resorts that own the issuers and the restricted entities. Wynn Resorts' indirect economic ownership interest in Wynn Macau is expected to be approximately 82.5% prior to any financing for the Macau opportunity.

Wynn Macau may not be able to develop the Macau opportunity.

        Wynn Macau has entered into a concession agreement with the Macau government that obligates it to construct and operate at least one casino resort in Macau. According to the concession agreement, Wynn Macau must invest no less than a total of 4 billion patacas (currently approximately $500 million at the August 11, 2002 exchange rate of approximately eight patacas to one U.S. dollar) on one or more casino projects by June 26, 2009, and to commence operations of its first permanent casino resort no later than December 2006. If Wynn Macau does not invest 4 billion patacas by June 26, 2009, it is obligated to invest the remaining amount on projects related to its gaming operations in Macau that the Macau government approves, or on projects of public interest designated by the Macau government. Before Wynn Macau can construct and operate these casino(s), it must, among other things:

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  acquire the rights to use suitable parcels of land on satisfactory terms and in acceptable locations in Macau on which to build casino(s), although Wynn Macau has an agreement in principle relating to the location of its first proposed casino;

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  attract a sufficient number of qualified management, key personnel and employees to operate the casino(s); and

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  obtain the necessary debt or equity financing to fund the development, design and construction of any casino or casinos in Macau.

We cannot assure you that Wynn Macau or Wynn Resorts' other Macau-related subsidiaries would be able to accomplish any of the above and, if they fail to do so, Wynn Macau may not be able to develop the Macau opportunity. If Wynn Macau does not develop the Macau opportunity, Wynn Las Vegas will bear the full costs of Wynn Resorts' corporate overhead.

If Wynn Macau builds and operates one or more casinos in Macau, it will be subject to considerable risks, including risks related to Macau's untested regulatory framework.

        If Wynn Macau constructs and operates one or more casinos in Macau, its operations will be subject to significant political, economic and social risks inherent in doing business in an emerging market such as China. For example, fiscal decline and civil, domestic or international unrest in Macau, China or the surrounding region could significantly harm Wynn Macau's business, not only by reducing customer demand for casino resorts of the kind it would operate in Macau, but also by increasing the risk of imposition of taxes and exchange controls or other governmental restrictions that might impede its ability to repatriate funds. Some of the other risks involved in operating a business in Macau include:

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  the ability to adapt to Macau's untested gaming regulatory framework and gaming environment, including the risk that Macau's regulatory framework will not develop in a way that would permit Wynn Resorts to have its affiliates conduct operations in Macau in a manner consistent with the way in which Wynn Resorts intends, or the Nevada gaming authorities require Wynn Resorts, to conduct its operations in the United States;

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  the possible taking of Wynn Macau's property without payment of fair compensation;

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  the possible impositions of restrictions on foreign partnerships and alliances, foreign ownership and/or possible discrimination against foreign-owned business;

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  the ability to implement effective controls against infiltration by persons associated with, and effective methods to protect Wynn Resorts' Macau subsidiaries from unknowingly doing business with, reputed criminal organizations;

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  potential economic slowdowns in Hong Kong or China, on which Macau heavily relies for tourism and patronage of its existing casinos;

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  potential conflicts between local and national governments;

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  obtaining the ability, through legislative and regulatory changes, to extend credit to gaming customers and enforce gaming debts in Macau;

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  competitive disadvantage due to the ownership of substantially all of the water ferry services and the helicopter shuttle service that link Macau to Hong Kong and Kowloon, as well as the ferry terminal in Hong Kong, by Stanley Ho, who controls Sociedade de Jogos de Macau, the existing casino concession holder and operator in Macau and one of Wynn Macau's competitors;

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  obtaining relief from the complementary income tax and the withholding tax on dividends imposed in Macau; and

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  the risks inherent in construction projects.

        Wynn Macau may not proceed with the construction of casino(s) in Macau if, in the judgment of its management, such conditions and risks cannot be adequately resolved, or if these conditions and risks would adversely affect Wynn Resorts' ability to conduct gaming and hotel operations outside Macau, including at Le Rêve. However, the concession agreement does not contain provisions permitting Wynn Macau to terminate the concession agreement unilaterally, or permitting Wynn Macau to cease the development of casino(s) in Macau, for any of the reasons described above. The obligations under the Macau concession agreement are those of Wynn Resorts' indirect subsidiary, Wynn Macau. Accordingly, unless a court rules that Wynn Resorts and the intermediate Macau-related entities are not entitled to limited liability protection with respect to Wynn Macau's obligations under the concession agreement, or unless Wynn Resorts guarantees the performance of Wynn Macau's obligations thereunder, Wynn Resorts' exposure to the government of Macau would be no more than Wynn Macau's assets.

        Any potential investment in Macau could be jeopardized by future developments, and we cannot assure you that activities Wynn Macau may plan in Macau will be permitted or feasible.

        Foreign Corrupt Practices Act.    Wynn Resorts is subject to regulations imposed by the Foreign Corrupt Practices Act, or the FCPA, which generally prohibits U.S. companies and their intermediaries from making improper payments to foreign officials for the purpose of obtaining or retaining business. Any determination that Wynn Resorts has violated the FCPA could have a material adverse effect on Wynn Resorts.

Risks Related to the Offering and the Second Mortgage Notes

The liens securing the indebtedness under the credit facilities and FF&E facility generally will be senior to the liens securing the second mortgage notes.

        The second mortgage notes will be secured by second priority liens, subject to permitted liens, permitted collateral releases and applicable law, on substantially all existing and future assets of the issuers, and other subsidiaries of Valvino that guarantee the second mortgage notes other than the collateral securing the FF&E facility, by second priority liens on specified assets of Valvino that are necessary for the development, construction or operation of Le Rêve, by a first priority lien on the secured account holding the proceeds of the second mortgage notes and by third priority liens on the furniture, fixtures and equipment securing the FF&E facility, other than the aircraft-related collateral. Because Wynn Macau and the Macau-related subsidiaries of Wynn Resorts are owned by Wynn Resorts, which is not a guarantor of the second mortgage notes, the assets consisting of Wynn Resorts' Macau project(s) will not be included in the collateral.

        Because the liens securing the indebtedness under the credit facilities will be prior to the liens securing the second mortgage notes, except with respect to the secured account holding the proceeds of the second mortgage notes, the second mortgage notes will be effectively subordinated to the indebtedness under the credit facilities, pursuant to which we expect to incur $1.0 billion in principal amount of indebtedness. In addition, the liens on the collateral securing the FF&E facility will be prior to the liens securing the credit facilities and the second mortgage notes upon such collateral. The collateral securing the FF&E facility will consist of, among other things, fixtures and equipment that are integral to the operation of Le Rêve, such as elevators, escalators, heating, vacuum and air conditioning equipment and gaming equipment. Thus, although the FF&E lenders will not have a lien on other components of Le Rêve, such as the real estate and the buildings, upon the occurrence of a default under the FF&E facility, the FF&E lenders will have control of assets that are required for the ordinary course operations of Le Rêve and, therefore may be able to prevent Le Rêve from operating. Accordingly, upon the occurrence of a default, the lenders under our credit facilities and/or the second mortgage note holders may be required to repay the debt under the FF&E facility to ensure that Le Rêve remains open and operating. As a result, for practical purposes, the second mortgage notes may be effectively subordinated to the FF&E facility, as well as the credit facilities. We will also be permitted, under the indenture governing the second mortgage notes, to incur substantial additional indebtedness, which may be secured by prior liens on the collateral securing the second mortgage notes, or by assets that are not collateral for the second mortgage notes, all of which will be effectively senior to the second mortgage notes. The indenture also will permit our unrestricted subsidiaries to incur debt, without limitation, provided certain conditions are met, which indebtedness will be structurally senior to the second mortgage notes, as we only have a claim against the equity in our subsidiaries, and not against their assets. See "Description of the Second Mortgage Notes—Security Interests."

        The liens granted by the guarantors to secure their guarantees of the credit facilities will also be senior to the liens securing the second mortgage note guarantees, and, therefore, the second mortgage note guarantees will also be effectively subordinated to the guarantees of the indebtedness under the credit facilities and all of our guarantors' other senior indebtedness secured by higher priority liens. Under the indenture, the second mortgage note guarantors will be permitted to incur substantial additional indebtedness, which may be secured by liens senior in priority to the liens securing the second mortgage note guarantees.

        In the event of our insolvency or liquidation, or upon any default resulting in the acceleration or a foreclosure or other exercise of remedies, we may not have sufficient assets remaining, after satisfying all of our obligations under the credit facilities and any other senior debt secured by higher priority liens, including the FF&E facility to the extent of the collateral securing that facility, to repay the second mortgage notes or make payments under the second mortgage note guarantees. As holders of junior priority liens, the holders of the second mortgage notes should not expect to receive any payments or distributions under the second mortgage notes or the second mortgage note guarantees until the credit facilities and other senior obligations secured by higher priority liens, including the FF&E facility to the extent of the collateral securing such facility, are repaid in full.

        In addition, the ability of the trustee to exercise remedies under the indenture governing the second mortgage notes will be limited by the provisions of the intercreditor agreements, and by procedural restraints applicable to secured parties generally. The ability of the second mortgage note trustee to exercise remedies will be further limited by restrictions imposed by the Public Utilities Commission of Nevada (see "—The Public Utilities Commission of Nevada will impose additional restrictions on foreclosure"), by gaming laws, rules and regulations, (see "—Gaming laws will impose additional restrictions on foreclosure") and by limitations under Nevada law. See "Description of the Second Mortgage Notes—Events of Default and Remedies."

If there is a default, the value of the collateral may not be sufficient to repay both the higher priority creditors and the holders of the second mortgage notes.

        The value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. We cannot assure you that the proceeds from the sale or sales of all of such collateral would be sufficient to satisfy the amounts outstanding under the second mortgage notes and other obligations secured by the junior liens, if any, after payment in full of all obligations secured by the higher priority liens on the collateral. If these proceeds were not sufficient to repay amounts outstanding under the notes, then holders of the second mortgage notes, to the extent not repaid from the proceeds of the sale of the collateral, would only have unsecured claims against our remaining assets, which claims would rank equally with all of our general unsecured indebtedness and obligations, including trade payables.

        At the completion of Le Rêve, we expect to have approximately $701.4 million outstanding under the revolving credit facility, $250 million outstanding under the delay draw term loan facility and $178.5 million outstanding under the FF&E facility. We also expect to have at such time approximately $49 million of borrowing availability under the revolving credit facility. Under the indenture governing the second mortgage notes, we will be permitted to incur substantial additional indebtedness that is secured by first priority liens on the second mortgage note collateral.

Our intercreditor agreements will limit the ability of the holders of the second mortgage notes to control decisions regarding the collateral and to take enforcement action.

        The trustee under the indenture governing the second mortgage notes will enter into an intercreditor agreement with the lenders under the credit facilities and an intercreditor agreement with the lenders under the FF&E facility. The intercreditor agreements will provide for the allocation of rights among the trustee and these lenders with respect to their respective interests in the collateral and the enforcement of these related provisions. Until the indebtedness under the credit facilities, including any refinancings, has been satisfied in full, the lenders under the credit facilities will have the exclusive right to determine the circumstances and manner in which the collateral securing the second mortgage notes and the credit facilities may be disposed of subject, in the case of the FF&E collateral, to the rights of the lenders under the FF&E facility. Similarly, until the indebtedness under the FF&E facility, including any refinancing, has been satisfied in full, the lenders under the FF&E facility will have the exclusive rights to determine the circumstances and manner in which the collateral that secures the FF&E facility, the credit facilities and the second mortgage notes may be disposed. As a result, the lenders under the credit facilities may take actions with respect to the collateral securing the second mortgage notes which holders of the second mortgage notes may disagree with or which may be contrary to the best interests of the holders of the second mortgage notes. In addition:

  •
  the intercreditor agreements will permit the agent under the credit facilities, without consent of the holders of the second mortgage notes, to amend the disbursement agreement or waive any defaults or conditions precedent to funding thereunder in various circumstances; while these rights of the agent under the credit facilities will come into place only after the proceeds of the second mortgage notes have been fully advanced, and while these amendments and waivers may facilitate the completion of Le Rêve and benefit the holders of second mortgage notes, they also could result in a reduction of the scope which we are required to build and in funding additional amounts which effectively are senior to the second mortgage notes, in each case, to the detriment of the holders of second mortgage notes;

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  the intercreditor agreements will permit the agent under the credit facilities, without consent of the holders of the second mortgage notes, to amend various terms of the security documents and waive defaults thereunder; and

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  the intercreditor agreements will give the lenders under the credit facilities the right to determine whether to foreclose on the collateral and when and at what price to sell the collateral following an event of default under the second mortgage notes or the credit facilities.

        In addition, pursuant to the intercreditor agreements, the trustee has agreed not to object to a number of important matters and actions taken by the lenders under our credit facilities and the FF&E facility following the filing of a bankruptcy petition. After such filing, the value of your collateral could materially deteriorate and you would be unable to raise an objection. See "Intercreditor Agreements."

        The lenders under the FF&E facility will similarly have the right, without the consents of the second mortgage note holders, to waive conditions to funding under the FF&E facility and to exercise, or not exercise, any remedies with respect to the furniture, fixtures and equipment securing the FF&E facility in such manner and upon such terms as the lenders under the FF&E facility determine.

        The intercreditor agreements will also permit the lenders under the credit facilities and the FF&E facility to make advances under their respective loan facilities to protect, preserve, repair and maintain Le Rêve and their respective security interests. Any advanced amounts will be included in the amounts secured by the liens in favor of an advancing lender with the same priority as regular advances made by the lender under the disbursement agreement. Although these provisions may cause these lenders to make advances which otherwise might not be made and thus facilitate completion of Le Rêve to the benefit of the holders of the second mortgage notes, these advances also could increase the aggregate senior secured claims on Le Rêve, even beyond the maximum commitments of these lenders. This additional indebtedness could increase both the periodic amounts payable on our secured indebtedness and the amounts secured by claims effectively senior the claims of the second mortgage note holders, which could disadvantage the holders of the second mortgage notes.

        Under the intercreditor agreements, until all of the debt payable to the lenders under the credit facilities and, with respect to the collateral securing the FF&E facility, until all debt payable under such facility, has been repaid in full, the holders of the second mortgage notes will be restrained from exercising their remedies following a default. As such, the lenders under the credit facilities and, with respect to the collateral securing the FF&E facility, the lenders under such facility, shall be permitted to exercise their remedies and foreclose their respective liens on the note collateral prior to a foreclosure of the liens securing the second mortgage notes. We cannot assure you that any proceeds of such foreclosure sales will remain to repay the second mortgage notes, or any portion thereof, after application of such proceeds to repay in full the credit facilities and, in the case of the collateral securing the FF&E facilities, repay in full the FF&E facility.

Gaming laws will impose additional restrictions on foreclosure.

        As a result of gaming restrictions, in any foreclosure sale of Le Rêve or the gaming equipment constituting collateral securing the second mortgage notes, the purchaser or the operator of the facility and/or such gaming equipment would need to be licensed to operate the resort's casino under the Nevada gaming laws and regulations. If the trustee acting on behalf of the holders of the second mortgage notes or the lenders under the credit facilities or the FF&E facility purchases Le Rêve and/or such equipment at a foreclosure sale, the trustee or such lenders would not be permitted to continue gaming operations at Le Rêve unless it retained an entity licensed under the Nevada gaming laws to conduct gaming operations at the facility. The holders of the second mortgage notes may have to be licensed or found suitable in any event.

        Because potential bidders who wish to operate the casino must satisfy these gaming regulatory requirements, the number of potential bidders in a foreclosure sale could be less than in foreclosures of other types of facilities, and this requirement may delay the sale of, and may reduce the sales price for, the collateral. The ability to take possession and dispose of the collateral securing the second mortgage notes upon acceleration of the second mortgage notes is likely to be significantly impaired or delayed by applicable bankruptcy law if a bankruptcy case is commenced by or against us prior to a taking of possession or disposition of the collateral securing the second mortgage notes by the trustee for the benefit of the holders of the second mortgage notes.

The Public Utilities Commission of Nevada will impose additional restrictions on foreclosure.

        As a result of restrictions under Nevada law relating to public utilities, it is likely that the Public Utilities Commission of Nevada would first need to approve any action to take possession of and foreclose upon or otherwise dispose of assets that serve as collateral consisting of real property or goods held by Desert Inn Improvement Co., including, without limitation, water rights. We cannot assure you that we will be able to obtain this approval.

The liens encumbering the collateral securing the second mortgage notes may be eliminated if the liens securing the credit facilities or, in the case of the collateral securing the FF&E facility, the liens securing such facility, are foreclosed first.

        Pursuant to the intercreditor agreements, the lenders under our credit facilities are permitted to foreclose on the liens securing such facility before the second mortgage notes holders. Similarly, the lenders under our FF&E facility are permitted to foreclose on the liens securing such facility before the second mortgage note holders. If the liens securing the credit facilities are foreclosed before the liens securing the second mortgage notes, the liens securing the second mortgage notes on the foreclosed collateral will be terminated. Similarly, if the liens securing the FF&E facility are foreclosed before the liens securing the second mortgage notes, the liens securing the second mortgage notes on the furniture, fixtures and equipment that secures the FF&E facility will be terminated. To prevent foreclosure, we may be motivated to commence voluntary bankruptcy proceedings, or the holders of the second mortgage notes and/or various other interested persons may be motivated to institute bankruptcy proceedings against us. The commencement of such bankruptcy proceedings would expose the holders of the second mortgage notes to certain additional risks. See "—Bankruptcy laws may significantly impair your rights to repossess and dispose of collateral securing the second mortgage notes." The second mortgage notes trustee will agree not to challenge the validity, enforceability or priority of liens on any collateral granted to any lender that is a party to the disbursement agreement. See "Disbursement Agreement" and "Intercreditor Agreements."

Because we have multiple lenders, holders of the second mortgage notes may be disadvantaged by actions taken by one or more of our other lenders.

        Multiple parties will be providing financing for the construction and development of Le Rêve, including the lenders under the credit facilities and under the FF&E facility and the holders of the second mortgage notes. Our various lenders will enter into various agreements, including the disbursement agreement and the intercreditor agreements, which govern the relationships among them.

        For example, under the disbursement agreement, the construction consultant engaged by the lenders will review disbursement requests and other matters under the disbursement agreement to assess compliance or non-compliance with the requirements under the disbursement agreement. Accordingly, such construction consultant will be making judgments from time to time which may affect, and perhaps impair, the interests of the holders of the second mortgage notes.

        The disbursement agreement and the intercreditor agreements will also provide that in certain circumstances, after the proceeds of the second mortgage notes have been fully advanced and, prior to completion of Le Rêve, the agent under the credit facilities may waive various defaults and conditions to funding under the disbursement agreement without the consent of the holders of second mortgage notes. Any such waivers could, among other things, allow us to continue to receive disbursements under the disbursement agreement even though we are in default or have failed to satisfy contractual conditions. Any such waiver could increase the amount of our indebtedness that is effectively senior to the second mortgage notes notwithstanding that construction of Le Rêve is not progressing as planned and our ability to complete Le Rêve is impaired.

        We cannot assure you that each lender will perform its obligations under the disbursement agreement. Failure of any one or more of the lenders to fund its obligations under the disbursement agreement, or otherwise to comply with the terms of the disbursement agreement or the other pertinent agreements, would deprive us of the funds necessary to complete Le Rêve and generate revenue and would therefore have a substantial negative effect on us.

        Further, given that we are required to expend all of the proceeds of the second mortgage notes before obtaining any loans under the credit facilities or the FF&E facility, the second mortgage note holders would be fully exposed if, at any time, the lenders under our credit facilities or under our FF&E facility failed to fund as required under the disbursement agreement.

        In addition, financing by multiple lenders with security interests in common collateral or collateral that is interrelated by use or location may result in increased complexity and lack of flexibility in a debt restructuring or other work-out of the issuers and the restricted entities. Pursuant to the intercreditor agreement among the lenders under our credit facilities, the lenders under the FF&E facility and the trustee on behalf of the second mortgage note holders, the lenders under the FF&E facility have agreed to, subject to various limitations, upon the occurrence of an event of default under such facility, refrain from the exercise of remedies for a period of up to 60 days before completion of Le Rêve or 45 days after completion of Le Rêve. We cannot assure you that the lenders under the FF&E facility will respect such obligations or, even if they do respect such obligations, such standstill period will be sufficient to restructure or achieve a work out of our debt. If such event of default is not cured within such standstill period, the lenders under our FF&E facility will be permitted to exercise remedies against their collateral, including removing elevators, escalators, air conditioning units and similar equipment so as to prevent Le Rêve from operating.

We may not be able to fulfill our repurchase obligations with respect to the second mortgage notes upon a change of control.

        If we experience certain specific change of control events, we will be required to offer to repurchase all outstanding second mortgage notes at 101% of the principal amount of the second mortgage notes plus accrued and unpaid interest to the date of repurchase. Any change of control may also constitute a default under the credit facilities and the FF&E facility. Therefore, upon the occurrence of a change of control, the lenders under the credit facilities and FF&E facility may have the right to accelerate their loans and we would be required to prepay all of our outstanding obligations under the credit facilities and the FF&E facility. We cannot assure you that we will have available funds sufficient to pay the change of control purchase price for any or all of the second mortgage notes that might be delivered by holders of the second mortgage notes seeking to accept the change of control offer. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "change of control" under the indenture governing the second mortgage notes. See "Description of the Second Mortgage Notes—Repurchase at the Option of Holders—Change of Control" and "Description of Other Indebtedness—Credit Facilities."

        In addition, the credit facilities will contain, and any future credit agreement likely will contain, restrictions or prohibitions on our ability to repurchase the second mortgage notes under certain circumstances. If these change of control events occur at a time when we are prohibited from repurchasing the second mortgage notes, we may seek the consent of our lenders to purchase the second mortgage notes or could attempt to refinance the borrowings that contain these prohibitions or restrictions. If we do not obtain our lenders' consent or refinance these borrowings, we will not be able to repurchase the second mortgage notes. Accordingly, the holders of the second mortgage notes may not receive the change of control purchase price for their second mortgage notes in the event of a sale or other change of control, which will give the trustee and the holders of the second mortgage notes the right to declare an event of default and accelerate the repayment of the second mortgage notes. Please see "Description of Second Mortgage Notes—Events of Default." An event of default under the indenture governing the second mortgage notes also would constitute an event of default under the credit facilities and the FF&E facility.

Bankruptcy laws may significantly impair your rights to repossess and dispose of collateral securing the second mortgage notes.

        If a bankruptcy case were to be commenced by or against us prior to the repossession and disposition of note collateral, the right of the indenture trustee to repossess and dispose of the note collateral upon the occurrence of an event of default under the indenture is likely to be significantly impaired by applicable bankruptcy law. A bankruptcy case may be commenced by us, a holder of second mortgage notes, the lenders under the credit facilities or the FF&E facility or any other creditors, including junior creditors.

        The "automatic stay" under applicable bankruptcy law prohibits secured creditors, such as the holders of the second mortgage notes and the lenders under the credit facilities and the FF&E facility, from repossessing their security from a debtor in a bankruptcy case, or from disposing of collateral in their possession, without bankruptcy court approval. Moreover, applicable bankruptcy law permits the debtor to continue to retain and use the collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection."

        The meaning of the term "adequate protection" may vary according to circumstances, but it is generally intended to protect the value of the secured creditor's interest in the collateral from diminution as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. "Adequate protection" may include cash payments or the granting of additional security, of such type, at such time and in such amount as the court may determine. For example, the debtor could be permitted use the funds in the second mortgage notes proceeds account as cash collateral if the debtor provided adequate protection for such use by granting replacement liens on other collateral, which might not consist of liquid assets.

        In view of the lack of a precise definition of the term "adequate protection," the broad discretionary powers of a bankruptcy court and the possible complexity of valuation issues, it is impossible to predict how long payments under the second mortgage notes could be delayed following commencement of a bankruptcy case, whether or when the trustee could repossess or dispose of the collateral or whether or to what extent, through the requirement of "adequate protection," the holders of the second mortgage notes would be compensated for any delay in payment or loss of value of the collateral.

        Factors that might bear on the recovery by the holders of the second mortgage notes in these circumstances, among others, would include:

  •
  a debtor in a bankruptcy case does not have the ability to compel performance of a "financial accommodation," including the funding of various undrawn loans contemplated to fund construction of Le Rêve;

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  lenders with liens senior to the liens securing the second mortgage notes may seek, and perhaps receive, relief from the automatic stay to foreclose their respective liens; and

  •
  the cost and delay of developing a confirmed Chapter 11 plan could reduce the present value of revenues.

        In addition, pursuant to the intercreditor agreements, the trustee has agreed not to object to a number of important matters and actions taken by the lenders under our credit facilities and the FF&E facility following the filing of a bankruptcy petition. After such filing, the value of your collateral could materially deteriorate and you would be unable to raise an objection. The agreements of the trustee include that the trustee and the second mortgage note holders will not assert the task of adequate protection of their liens and the collateral securing the second mortgage notes as a basis for approving a motion or other relief approved by the lenders under the credit facilities. See "Intercreditor Agreements."

Contract rights under agreements serving as collateral for the second mortgage notes may be rejected in bankruptcy.

        Among other things, contract rights under certain of our agreements serve as collateral for the second mortgage notes, including rights that stem from the agreements to which we are a party, such as the Marnell Corrao construction contract. If a bankruptcy case were to be commenced by or against Marnell Corrao, it is possible that all or part of the Marnell Corrao construction contract could be rejected by that party or a trustee appointed in the bankruptcy case pursuant to Section 365 or Section 1123 of the United States Bankruptcy Code and thus not be specifically enforceable. Additionally, to the extent any rejected agreement constitutes a lease of real property, the resulting claim of the lessor for damages resulting from termination may be capped pursuant to Section 502(b)(6) of the bankruptcy code.

        In addition, in a bankruptcy proceeding, the court would have broad discretion to approve transactions that could disadvantage the holders of the second mortgage notes. For example, under certain circumstances, a court could approve our or third parties' motions for sales of collateral on terms unfavorable to us, require us to accept subordinated or other securities in exchange for the second mortgage notes, or substantive consolidation of us with Wynn Resorts in a bankruptcy in which Wynn Resorts was debtor. Regardless of the disposition of any of these or other motions or claims, we cannot assure you that during litigation of these issues our payments on the second mortgage notes would be paid in full or on time.

In the event that a bankruptcy court orders the substantive consolidation of Wynn Las Vegas and Wynn Capital with certain affiliated parties, payments on the second mortgage notes could be delayed or reduced.

        Although we believe that we have observed and will observe certain formalities and operating procedures that are generally recognized requirements for maintaining the separate existence of the issuers and that the issuers' assets and liabilities can be readily identified as distinct from those of Wynn Resorts, Valvino and their respective subsidiaries other than Wynn Las Vegas and Wynn Capital, we cannot assure you that a bankruptcy court would agree, in the event that any of Wynn Resorts, Valvino or any such other affiliates becomes a debtor under the Bankruptcy Code. If a bankruptcy court concludes that substantive consolidation of Wynn Las Vegas or Wynn Capital with any affiliated party referred to in the first sentence of this paragraph is warranted, the risks described above under "Bankruptcy laws may significantly impair your rights to repossess and dispose of collateral securing the second mortgage notes" would apply as a result of such bankruptcy filing, notwithstanding that Wynn Las Vegas is successfully operating Le Rêve and is able to pay its obligations as they become due. If substantive consolidation is ordered, payments on the second mortgage notes could be delayed or reduced.

Releases of collateral securing, or guarantees of, the second mortgage notes or requirements for additional guarantees may be controlled, under some circumstances, by the agent under the credit facilities.

        The indenture for the second mortgage notes will provide specified conditions for the release of the golf course land and related water rights and the 20-acre parcel located next to the Le Rêve site. See "Description of the Second Mortgage Notes—Release of Golf Course Land and Phase II Land." Under certain circumstances, the collateral agent for the credit facilities will be permitted to waive these conditions and release these items of collateral without any action on the part of the trustee or any holder of second mortgage notes if the agent under the credit facilities releases the lien on that collateral securing the credit facilities. For example, the credit facility and indenture will provide that the liens with respect to the golf course land will be released after the third anniversary of commencing operations at Le Rêve, and once we have achieved a total debt to earnings before interest, tax, depreciation and amortization ratio of 3.0 to 1.0 or less and if the credit facilities are rated BB+ or higher by Standard & Poor's and Ba1 or higher by Moody's Investors Service immediately after giving effect to the release.

        Separately, under the credit facilities, certain portions of the golf course parcel will be released from the liens on the golf course land and related water rights to permit residential or other non-gaming related development if we satisfy certain earnings before interest, taxes, depreciation and amortization targets for a period of four consecutive calendar quarters after Le Rêve opens, so long as the development or construction will not interfere with the use of the golf course and otherwise could not reasonably be expected to materially impair the overall value of Le Rêve. In addition, the credit facilities will provide that two acres of the golf course parcel will be released from the liens to permit the construction of a home for Mr. Wynn, so long as the construction will not interfere with the use of the golf course and otherwise could not reasonably be expected to materially impair the overall value of Le Rêve, and Mr. Wynn pays us fair market value for the property. Upon release by the representative for the lenders under the credit facilities of these portions of the golf course, the trustee for the note holders will automatically release their second priority liens on that property as well.

        Finally, the credit facilities will provide that the liens on the 20-acre parcel fronting Las Vegas Boulevard adjacent to the site of Le Rêve will be released by representatives for the lenders under the credit facilities if we meet certain earnings before interest, taxes, depreciation and amortization targets for four consecutive calendar quarters after the commencement of operations at Le Rêve. In addition, the representatives of the lenders, by action of a specified percentage of the lenders, may release the liens on the 20-acre parcel if we meet certain earnings before interest, taxes, depreciation and amortization targets for two consecutive calendar quarters after the commencement of operations at Le Rêve. Upon such release by the representatives for the lenders, the trustee for the note holders will automatically release their second priority liens on the 20-acre parcel.

        Upon release by the trustee and bank representative, the golf course parcel, or portions of such parcel, and the 20-acre parcel will not be available as security for the second mortgage notes or the indebtedness under the credit facilities. See "Risk Factors—Risks Related to Our Substantial Indebtedness—Our indebtedness will be secured by a substantial portion, but not all, of our assets."

Federal and state statutes allow courts, under specific circumstances, to avoid guarantees and the liens securing the guarantees and to require second mortgage note holders to return payments received from us or the guarantors.

        Our creditors or the creditors of our guarantors could challenge the second mortgage note guarantees and the liens securing those guarantees as fraudulent conveyances or on other grounds. Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the delivery of the guarantees and the grant of the second priority liens securing the guarantees could be avoid as fraudulent transfers if a court determined that the guarantor, at the time it incurred the indebtedness evidenced by its guarantee or granted its lien:

  •
  delivered the guarantee or granted the lien with the intent to hinder, delay or defraud its existing or future creditors; or

  •
  received less than reasonably equivalent value or did not receive fair consideration for the delivery of the guarantee and the incurrence of the lien, and if the guarantor:

  •
  was insolvent or rendered insolvent at the time it delivered the guarantee or granted the lien;

  •
  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

        If the guarantees were avoided or limited under fraudulent transfer or other laws, any claim you may make against us for amounts payable on the second mortgage notes would be structurally subordinated to all of the indebtedness and other obligations of our guarantors, including trade payables and any subordinated indebtedness. If the granting of liens to secure the guarantees were avoided or limited under fraudulent transfer or other laws, the guarantees would become unsecured claims to the extent of the avoidance or limitation, ranking equally with general unsecured claims of the guarantors.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

  •
  if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of the second mortgage notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

Any additional guarantees or liens on collateral provided after the second mortgage notes are issued could also be avoided as preferential transfers.

        The second mortgage notes indenture will provide that certain future restricted subsidiaries will guarantee the second mortgage notes and secure their guarantees with liens on their assets. The second mortgage notes indenture will also require us to grant liens on certain assets we and the existing guarantors acquire after the second mortgage notes are issued. If any new guarantor, or any issuer or guarantor providing new collateral for the second mortgage notes, is insolvent or anticipates insolvency at the time the guarantee or lien is granted, the guarantee or lien, as applicable, could be avoided as a preferential transfer.

We are permitted to create unrestricted subsidiaries, which generally will not be subject to any of the covenants in the indenture and we may not be able to rely on the cash flow or assets of those unrestricted subsidiaries to pay our indebtedness.

        Unrestricted subsidiaries will generally not be subject to the covenants under the second mortgage notes indenture, and their assets will not be available as security for the second mortgage notes. Unrestricted subsidiaries may enter into financing arrangements that limit their ability to make loans or other payments to fund payments in respect of the second mortgage notes. Accordingly, we may not be able to rely on the cash flow or assets of unrestricted subsidiaries to pay any of our indebtedness, including the second mortgage notes.

The collateral securing the second mortgage notes includes real property and, as a result, holders of the second mortgage notes may be subject to certain environmental risks.

        Real property pledged as security may be subject to known and unknown environmental risks or liabilities which can adversely affect the property's value. In addition, under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, referred to as CERCLA, a secured lender may be held liable, in certain limited circumstances, for the costs of remediating a release of, or preventing a threatened release of, hazardous substances at a mortgaged property. There may be similar risks under state laws or common law theories.

        Under CERCLA, a person "who, without participating in the management of a ... facility, holds indicia of ownership primarily to protect his security interest" is not a property owner, and thus not a responsible person under CERCLA. Lenders seldom have been held liable under CERCLA. The lenders who have been found liable generally have been found to have been sufficiently involved in the mortgagor's operations so that they have "participated in the management of the borrower." CERCLA does not specify the level of actual participation in management. CERCLA was amended in 1996 to provide certain "safe harbors" for foreclosing lenders. However, the courts have not yet issued any definitive interpretations of the extent of these safe harbors. There currently is no controlling authority on this matter.

There is no public market for the second mortgage notes, and we cannot be sure that a market for the second mortgage notes will develop.

        The second mortgage notes are a new issue of securities for which there is currently no active trading market. Although the underwriters have informed us that they intend to make a market in the second mortgage notes, they have no obligation to do so and may discontinue their market-making activity at any time without notice.

        If any of the second mortgage notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors, including general economic conditions, our financial condition, performance and prospects and prospects for companies in our industry generally. In addition, the liquidity of the trading market in the second mortgage notes and the market prices quoted for the second mortgage notes may be negatively affected by changes in the overall market for high-yield securities. As a result, we cannot assure you that an active trading market will develop for the second mortgage notes.

The officers, directors and substantial stockholders of Wynn Resorts may be able to exert significant control over its and our future direction.

        Wynn Capital is a wholly owned subsidiary of Wynn Las Vegas. Wynn Las Vegas is a Nevada limited liability company, the sole member of which is Wynn Golf Course. Valvino is the sole member of Wynn Golf Course. When the members of Valvino contribute their membership interests in Valvino to Wynn Resorts in exchange for shares of the common stock of Wynn Resorts, Wynn Resorts will become the sole member of Valvino. As a result, upon consummation of this offering and the offering of Wynn Resorts' common stock, Wynn Resorts will, through its subsidiaries, control Wynn Las Vegas and Wynn Capital.

        After this offering and the offering of Wynn Resorts' common stock, Mr. Wynn and Aruze USA will own approximately      % and      %, respectively, of Wynn Resorts' outstanding common stock. As a result, Mr. Wynn and Aruze USA, to the extent they vote their shares in a similar manner, effectively will be able to control all matters requiring Wynn Resorts' stockholders' approval, including the approval of significant corporate transactions.

        In addition, Mr. Wynn and Aruze USA, together with Baron Asset Fund, have entered into a stockholders agreement. Under the stockholders agreement, Mr. Wynn and Aruze USA have agreed to vote their shares of Wynn Resorts' common stock for a slate of directors, a majority of which will be designated by Mr. Wynn, of which at least two will be independent directors, and the remaining members of which will be designated by Aruze USA. As a result of this voting arrangement, Mr. Wynn may, as a practical matter, control Wynn Resorts' board of directors. The stockholders agreement will continue to be in effect after the completion of this offering. For more information about the stockholders agreement between Mr. Wynn, Aruze

USA and Baron Asset Fund, see "Certain Relationships and Related Party Transactions—Stockholders Agreement."

We may redeem your second mortgage notes due to regulatory considerations, either as required by gaming authorities or in our discretion.

        The indenture will grant us the power to redeem the second mortgage notes from a person who owns or controls these second mortgage notes if any governmental gaming authority requires a holder or beneficial owner of second mortgage notes to be licensed, qualified or found suitable under any applicable gaming law and:

  •
  that person fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so (or such lesser period as required by the relevant governmental gaming authority), or

  •
  that person is determined by a governmental gaming authority to be unsuitable to own or control the second mortgage notes.

        Under the foregoing circumstances, under the indenture, we will be able to redeem, and if required by the applicable gaming authority, we must redeem, that person's second mortgage notes to the extent required by the gaming authority or deemed necessary or advisable by us. The redemption price will be, in each case, together with accrued and unpaid interest on the second mortgage note, equal to:

  •
  the price determined by the governmental gaming authority, or

  •
  if the governmental gaming authority does not determine a price, the lesser of (i) the principal amount of the second mortgage notes and (ii) the price that the holder or beneficial owner paid for the second mortgage notes.

FORWARD-LOOKING STATEMENTS

        Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "would," "could," "believe," "expect," "anticipate," "estimate," "intend," "plan," "continue" or the negative of these terms or other comparable terminology.

        Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. If one or more of the assumptions underlying our forward-looking statements proves incorrect, then actual results, levels of activity, performance or achievements could differ significantly from those expressed in, or implied by, the forward-looking statements contained in this prospectus. Therefore, we caution you not to place undue reliance on our forward-looking statements. Except as required by law, we do not intend to update or revise any of the forward-looking statements after the date of this prospectus to conform these statements to actual results. All forward-looking statements attributable to us are expressly qualified by these cautionary statements. Our forward-looking statements in this prospectus include, but are not limited to, statements relating to:

  •
  statements relating to our business strategy;

  •
  statements relating to our development, construction and operation of Le Rêve;

  •
  expectations concerning future operations, margins, profitability, liquidity and capital resources; and

  •
  our current and future plans, including with respect to Wynn Macau's opportunity to develop one or more casinos in Macau.

        These forward-looking statements are subject to risks, uncertainties, and assumptions about us and our operations that are subject to change based on various important factors, some of which are beyond our control. The following factors, among others, could cause our financial performance to differ significantly from the goals, plans, objectives, intentions and expectations expressed in our forward-looking statements:

  •
  risks associated with entering into a new venture and new construction, including our ability to construct and open Le Rêve on time and on budget;

  •
  competition and other planned construction in Las Vegas;

  •
  uncertainty of casino spending and vacationing in hotel casino resorts in Las Vegas;

  •
  occupancy rates and average room rates in Las Vegas;

  •
  demand for high-end, entertainment-related hotel and destination casino resorts in Las Vegas and changing resort preferences among high-end customers;

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  domestic and global economic, credit and capital market conditions;

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  leverage and debt service obligations, including sensitivity to fluctuations in interest rates;

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  our dependence on existing management;

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  applications for licenses and approvals under applicable laws and regulations, including gaming laws and regulations;

  •
  changes in gaming laws or regulations, including the legalization or expansion of gaming in certain jurisdictions;

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  adverse outcomes of pending litigation or the possibility of new litigation;

  •
  risks associated with Macau's new gaming regulatory framework;

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  changes in federal or state tax laws or the administration of these laws;

  •
  regulatory or judicial proceedings;

  •
  the consequences of any future security alerts and/or terrorist attacks such as the attacks that occurred on September 11, 2001; and

  •
  a broad downturn in the economy in general.

USE OF PROCEEDS

        We expect to receive approximately $335.7 million in net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses. Concurrently with the consummation of this offering:

(1)
Wynn Resorts will consummate an initial public offering of its common stock. We expect Wynn Resorts to receive approximately $363.5 million in net proceeds from the initial public offering (based on the number of shares and an assumed offering price equal to the mid-point of the price range set forth on the cover of the preliminary prospectus relating thereto), after deducting underwriting discounts and commissions and estimated offering expenses. Wynn Resorts will contribute to Wynn Las Vegas that portion of its existing cash plus net proceeds from the initial public offering that is necessary, together with borrowings under our indebtedness, to fund the project costs of Le Rêve. Additionally, if the underwriters for the initial public offering exercise their over-allotment option in full, we expect Wynn Resorts' net proceeds from the over-allotment exercise to be approximately $55.1 million. Wynn Resorts may, at its option, contribute those funds to us for our use, but is under no obligation to do so.

(2)
We will enter into a $750.0 million revolving credit facility, a $250.0 million delay draw term loan facility and a $178.5 million FF&E facility. We have received commitments for the credit facility and the delay draw term loan. We have entered into an engagement letter with respect to the FF&E facility, which is currently being syndicated. See "Description of Other Indebtedness."

        We intend to use the net proceeds from this offering, together with equity contributions from Wynn Resorts' and initial public offering proceeds and existing cash and borrowings under the revolving credit facility, delay draw term loan facility and FF&E facility to design, develop, construct, equip and open Le Rêve. None of the proceeds of this offering will be used to fund the construction and development of Wynn Macau's casinos in Macau. The disbursement agreement will require that project costs be funded first from contributions to us from Wynn Resorts, then from the net proceeds of this offering and then from the other debt facilities.

        The net proceeds of this offering will be deposited in a secured account pending disbursement. The funds in the secured account will be invested at our discretion only in cash, cash equivalents and certain permitted investments. The trustee under the indenture governing the second mortgage notes, for the benefit of the holders of the second mortgage notes, will have a first priority security interest in the net proceeds held in the secured account.

        We expect that the funds provided by these sources and available cash will be sufficient to develop, design, construct, equip and open Le Rêve and to pay interest on borrowings under the credit facilities, the FF&E facility and the second mortgage notes until the scheduled opening of Le Rêve, assuming there are no significant delay costs or construction cost overruns for which we are responsible. We believe that the construction budget for Le Rêve is reasonable, but given the risks inherent in the construction process, it is possible that the costs of developing and constructing Le Rêve could be significantly higher. See "Risk Factors—Risks Associated with Our Construction of Le Rêve," "—Risks Related to Our Substantial Indebtedness," and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        The following table sets forth estimated sources and uses, by Wynn Las Vegas and the guarantor entities, of funds to design, construct, develop, equip and open Le Rêve and for other operations related primarily to the Le Rêve project. The table assumes that the financing transactions, including this offering, close on September 30, 2002. For purposes of calculating total construciton costs, the revolving credit facility balance and interest and commitment fees, this table also includes certain final construciton cost payments that we assume will be made after the opening of Le Rêve.

Sources (in millions)		Uses (in millions)
Revolving credit facility (1)	$701.4	Construction costs:
Delay draw term loan facility (1)	250.0	Marnell Corrao contract (7)	$919.3
FF&E facility (2)	178.5	Interior design, related FF&E,
Second mortgage notes (3)	350.0	signage and electronic
Equity contributions (4)	925.8	systems	303.0
Interest income (5)	30.5	Design and engineering fees	66.1
Other income (6)	4.4	Golf course	21.5
		Parking garage	11.5
		Government approvals & permits	13.8
		Insurance (8)	12.6
		Miscellaneous capital projects	23.8
		Construction period utilities & security	6.3
		Additional contingency (9)	26.7

		Total construction costs		$1,404.6
		Land and buildings (10)		318.5
		Pre-opening costs		142.7
		Owner-acquired FF&E		122.9
		Entertainment production costs (11)		24.4
		Other expenditures (12)		10.6
		Aircraft acquisition and loan repayment (13)		38.7
		Interest and commitment fees (14)		215.4
		Working capital needs at opening (15)		35.5
		Construction completion guarantee (16)		50.0
		Liquidity reserve (17)		30.0
		Transaction fees and expenses (18)		47.3

Total Sources	$2,440.6	Total Uses		$2,440.6

(1)
Wynn Las Vegas, Wynn Golf Course and Valvino have entered into a commitment letter with Deutsche Bank Securities Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc. and certain of their affiliates for a $750.0 million revolving credit facility and a $250.0 million delay draw term loan facility. See "Description of Other Indebtedness." These facilities will close concurrently with the closing of this offering. We expect to begin to borrow under these facilities, subject to satisfaction of the conditions in the disbursement agreement, approximately 16-19 months after the consummation of this offering and after expending all of the net proceeds of this offering. We anticipate that we will borrow approximately $701.4 million of the $750.0 million available under the revolving credit facility and the full $250.0 million available under the term loan facility to fund design, development, construction, equipping and opening of Le Rêve, assuming that Le Rêve opens within budget and on schedule.

(2)
Wynn Las Vegas has entered into an engagement letter with Bank of America, N.A., Banc of America Leasing & Capital LLC and Deutsche Bank Securities Inc. for a $178.5 million FF&E facility, which is currently being syndicated. This facility will close concurrently with the closing of this offering. Wynn Las Vegas intends to use approximately $28.5 million of borrowings under the FF&E facility to refinance a loan made by Bank of America, N.A. to World Travel, LLC, a wholly owned subsidiary of Valvino. The Bank of America loan is secured by an aircraft mortgage on World Travel's Bombardier Global Express aircraft and calls for 47 monthly principal payments of $158,333 commencing March 1, 2003 and the payment of the approximately $21.1 million remaining principal on March 1, 2007. See "Certain Relationships and Related Party Transactions—Aircraft Arrangements." World Travel intends to issue to Wynn Las Vegas an intercompany note in the amount of the funds received by World Travel to repay the Bank of America loan.

(3)
We expect to begin to request disbursements of the second mortgage note proceeds, subject to satisfaction of the conditions in the disbursement agreement, approximately ten to twelve months after the consummation of this offering.

(4)
Represents contributions of a portion of (a) Valvino member net contributions from inception of approximately $586.1 million and (b) the anticipated net proceeds from Wynn Resorts' initial public offering of approximately $363.5 million.

(5)
Represents interest earned at the estimated LIBOR rate on our estimated cash balance through the scheduled opening of Le Rêve. Estimates of the LIBOR rate are based on current market projections of the LIBOR rate ranging from 2% to 4%. Interest income shown has not been adjusted for taxes that will be payable on those amounts. Depending on the extent to which our expenses must be capitalized into the construction project rather than deducted currently, we may owe corporate income tax on our interest income. In addition, because of the large percentage of Wynn Resorts' outstanding stock that will be owned directly or indirectly by a small number of individuals, our interest income may also be subject to federal personal holding company taxes during the period before Le Rêve commences operations. Any such taxes that become payable would increase the usage of the revolving credit facility.

(6)
Consists of net income from incidental operations, including operation of the Desert Inn Resort & Casino by Valvino before the casino was closed, operation of the golf course on the site of the former Desert Inn Resort & Casino through June 30, 2002 and the collection of accounts receivable following the acquisition of the previous facility at the site.

(7)
Represents the guaranteed maximum price of construction of Le Rêve under the construction contract and includes an owner's contingency of approximately $7.6 million. The construction contract contains financial incentives for Marnell Corrao to complete Le Rêve before the deadline set forth in the construction contract, as well as liquidated damages payable to us for certain unexcused delays. See "Construction Contracts for Le Rêve—Construction of the Hotel/Casino—Early or Late Completion." The guaranteed maximum price under the construction contract is subject to adjustment under various circumstances which could increase our costs. See "Risk Factors—Risks Associated with Our Construction."

(8)
Represents estimated insurance costs for builder's risk insurance, fees and reserves related to our insurance program, umbrella and excess liability insurance and design professional liability insurance. We may need to incur additional insurance costs in the future.

(9)
Represents the owner's contingency with respect to the portions of the project not covered by the construction contract. This amount does not include the owner's contingency of approximately $7.6 million under the construction contract.

(10)
Represents amounts previously expended to acquire land for the project, including the golf course land, buildings and water rights.

(11)
Represents the cost of creating, designing and producing the Franco Dragone water show.

(12)
Consists primarily of operating costs of the previous facility at the site before closure of that facility and facility closure expenditures.

(13)
Represents (a) a purchase price of $38.2 million for our corporate aircraft, of which approximately $9.7 million was paid in cash at the time of purchase and $28.5 million was represented by a loan from Bank of America, N.A (see footnote (2) above) and (b) approximately $0.5 million in principal repayments on the Bank of America loan anticipated to be made prior to the closing of this offering. Borrowings under the FF&E facility, but not proceeds from this offering, will be used to repay the outstanding balance of this loan.

(14)
Includes interest expense on the second mortgage notes, and expected interest expense and commitment fees on the revolving credit facility, the term loan facility and FF&E facility through the scheduled opening date. Interest on the revolving credit facility, the term loan facility and FF&E facility has been computed assuming a LIBOR rate ranging from 2% to 4%, plus the applicable margin, which is a 4% margin for the revolving credit facility and the FF&E facility and a 4.25% margin for the delay draw term loan facility.

(15)
Represents the operating cash needed to open Le Rêve, including purchasing the initial retail inventory and food and beverage inventory.

(16)
Wynn Resorts will contribute $50.0 million of the net proceeds of Wynn Resorts' initial public offering to a special purpose entity formed with the intention of being bankruptcy-remote. This special purpose subsidiary will use these funds to provide a $50.0 million completion guarantee in favor of the lenders under the credit facilities and the second mortgage note holders in connection with the construction and opening of Le Rêve.

(17)
Wynn Resorts will contribute $30.0 million of the net proceeds of Wynn Resorts' initial public offering to Wynn Las Vegas, which will be placed in a liquidity reserve account to be used in case there are not sufficient funds to complete Le Rêve. The liquidity reserve account will be pledged to the lenders under the credit facilities and the second mortgage note holders.

(18)
Includes fees and expenses related to (a) this offering and (b) the revolving credit facility, the term loan facility and the FF&E facility.

CAPITALIZATION

        The following table sets forth capitalization of Wynn Las Vegas and the guarantors of the second mortgage notes as of June 30, 2002:

  •
  on an actual basis;

  •
  on a pro forma basis to give effect on the closing date of this offering to the sale of $350 million in aggregate principal amount of the second mortgage notes in this offering; and

  •
  on a pro forma, as adjusted basis once all of the funding under the revolving credit facility, the delay draw term loan, the second mortgage note offering, the FF&E facility and contributions from Wynn Resorts expected to be necessary for the construction of Le Rêve has occurred. See "Use of Proceeds." We have assumed that approximately $701.4 million of the $750 million revolving credit facility will be drawn for the construction of Le Rêve.

        You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the accompanying notes.

	As of June 30, 2002 (in millions)
	Actual	Pro Forma for the Common Stock and Second Mortgage Note Offerings	Pro Forma, As Adjusted to Reflect All Borrowings Expected to be Necessary to Construct Le Rêve
Long-Term Debt:
Revolving credit facility(1)	—	—	$701.4
Delay draw term loan facility(1)	—	—	250.0
FF&E facility(2)	—	—	178.5
Second mortgage notes(3)	—	$350.0	350.0
Other long-term debt(4)	$28.8	28.8	0.3

Total Long-Term Debt	28.8	378.8	1,480.2
Members' Equity
Contributed capital(5)	559.7	923.2	923.2
Deficit accumulated during the development stage	(35.2)	(35.2)	(35.2)

Total Members' Equity (Excluding Non-Guarantors)(6)	524.5	888.0	888.0

Total Capitalization	$553.3	$1,266.8	$2,368.2

(1)
Wynn Las Vegas, Wynn Resorts Holdings and Valvino have entered into a commitment letter with Deutsche Bank Securities Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc. and certain of their affiliates for a $750.0 million revolving credit facility and a $250.0 million delay draw term loan facility. See "Description of Other Indebtedness." These facilities will close concurrently with the closing of this offering. We expect to begin to borrow under these facilities, subject to satisfaction of the conditions in the disbursement agreement, approximately 16-19 months after the consummation of this offering and after expending all of the net proceeds of this offering. We anticipate that we will borrow approximately $701.4 million of the $750.0 million available under the revolving credit facility and the full $250.0 million available under the term loan facility to fund design, development, construction, equipping and opening of Le Rêve, assuming that Le Rêve opens within budget and on schedule.

(2)
Wynn Las Vegas has entered into an engagement letter with Bank of America, N.A., Banc of America Leasing & Capital LLC and Deutsche Bank Securities Inc. for a $178.5 million FF&E facility, which is currently being syndicated. This facility will close concurrently with the closing of this offering. Wynn Las Vegas intends to use approximately $28.5 million of borrowings under the FF&E facility to refinance a loan made by Bank of America, N.A. to World Travel, LLC, a wholly owned subsidiary of Valvino. The Bank of America loan is secured by an aircraft mortgage on World Travel's Bombardier Global Express aircraft and calls for 47 monthly principal payments of $158,333 commencing March 1, 2003 and the payment of the approximately $21.1 million remaining principal on March 1, 2007. See "Certain Relationships and Related Party Transactions—Aircraft Arrangements." World Travel intends to give Wynn Las Vegas an intercompany note in the amount of the funds received by it to repay the Bank of America loan.

(3)
We expect to begin to request disbursements of the second mortgage note proceeds, subject to satisfaction of the conditions in the disbursement agreement, approximately ten to twelve months after the consummation of this offering.

(4)
Includes a $28.5 million loan outstanding from World Travel, LLC to Bank of America, N.A., with respect to the aircraft. See footnote (2). Also includes the amount owing pursuant to an annuity issued by ITT Sheraton in connection with the acquisition of a parcel of land in 1994. The annuity bears interest at an annual rate of 8% and requires payment of $5,000 per month until February 2009. Valvino assumed the obligations under the annuity in connection with its acquisition of the Desert Inn Resort & Casino.

(5)
Contributed capital on a pro forma basis includes the expected contributions by Wynn Resorts to Wynn Las Vegas of $363.5 million in net proceeds from Wynn Resorts' initial public offering.

(6)
Excludes members' equity of approximately $20.8 million of the non-guarantor subsidiaries Valvino had as of June 30, 2002, including Wynn Macau. For more information on the non-guarantor entities, see note 11 to the financial statements included in this prospectus.

PRINCIPAL STOCKHOLDERS OF WYNN RESORTS

        Wynn Capital is a wholly owned subsidiary of Wynn Las Vegas. Wynn Las Vegas is a Nevada limited liability company, the sole member of which is Wynn Golf Course. Wynn Group Nevada, LLC is the sole member of Wynn Resorts Holdings. Valvino is the sole member of Wynn Group Nevada. When the members of Valvino contribute their membership interests in Valvino to Wynn Resorts in exchange for shares of the common stock of Wynn Resorts, Wynn Resorts will become the sole member of Valvino. As a result, upon consummation of this offering and the offering of Wynn Resorts' common stock, Wynn Resorts will, through its subsidiaries, control Wynn Las Vegas and Wynn Capital.

        Stephen A. Wynn.    From 1973 until 2000, Mr. Wynn served as the Chairman of the Board, President and Chief Executive Officer of Mirage Resorts and its predecessor. Mr. Wynn has more than thirty years of experience in the gaming, hotel and tourism industries as a designer, developer and operator of hotel casino resorts. During his tenure, he led the design and development of the following five hotel casino resorts properties: Bellagio, The Mirage, Treasure Island at The Mirage, Atlantic City Golden Nugget and Beau Rivage in Biloxi, Mississippi. Mr. Wynn also worked to redesign and expand several other hotel casino resort properties, such as the Golden Nugget—Las Vegas and the Golden Nugget—Laughlin. The public filings and press releases of Mirage Resorts and MGM Mirage report that in fiscal year 1999, the last full year of Mr. Wynn's tenure with Mirage Resorts, the company had grown to own and operate eight hotel casino resort properties totaling 630,000 square feet of casino gaming space and 16,577 hotel rooms that generated approximately $2.4 billion in revenue, $573 million in earnings before depreciation, interest, taxes and pre-opening costs and $110.4 million in net income.

        The hotel casino resorts created by Mirage Resorts during Mr. Wynn's tenure are each marked by unique features. In 1989, Mr. Wynn oversaw the creation of the first mega-resort in Las Vegas with the introduction of The Mirage. The Mirage is based on a South Seas theme and features a fifty-four foot "active" volcano, a dolphin habitat and an illusionist show performed by Siegfried and Roy. The Caribbean-inspired Treasure Island at The Mirage, built in 1993, features a pirate village with full-scale replicas of a pirate ship and British frigate, which engage in a special effects battle. Bellagio, a European-style luxury resort completed in 1998, is marked by its eight-acre lake of dancing fountains inspired by Lake Como of Northern Italy, as well as the show "O" produced and performed by the Cirque du Soleil organization.

        Under Mr. Wynn, Mirage Resorts was ranked as the second most admired company in the United States in the March 3, 1997 issue of Fortune magazine. In that issue, Fortune magazine also ranked Mirage Resorts as the fourth best company in the United States in quality of management. During Mr. Wynn's tenure, Mirage Resorts was successful in attracting and retaining top quality employees; Mirage Resorts grew to approximately 30,000 employees by 2000. In 2000, Mirage Resorts was sold to MGM Grand, Inc. for approximately $6.4 billion.

        Aruze USA.    Aruze USA, a Nevada corporation, is a wholly owned subsidiary of Aruze Corp., a Japanese manufacturer of pachislot and pachinko machines and video game software. As of August 16, 2002, Aruze Corp. had a market capitalization of approximately ¥221 billion, or approximately $1.9 billion. Kazuo Okada, who founded Aruze Corp. in 1969, now holds a controlling interest in Aruze Corp. and serves as its president. Aruze Corp. is a Japanese corporation traded on the JASDAQ system (NASDAQ Japan). After beginning his career in the juke box and pachinko machine businesses, Mr. Okada continued his business pursuits in the gaming machine manufacturing industry and is credited with creating the pachislot machine. Unlike a typical slot machine, where the reels stop on their own after the player pulls the machine's "arm" to start the rotation of the reels, a pachislot machine player stops each individual reel by pushing a button in front of that reel. The pachislot machine has grown to be very popular in Japan. To date, Aruze Corp. has sold more than 1 million pachislot machine units. Aruze Corp. is now the largest manufacturer of pachislot machines in Japan and holds a significant share of Japan's pachislot machine market in terms of annual sales.

        Baron Asset Fund.    Baron Asset Fund, a Massachusetts business trust, is comprised of four fund series, each of which is a publicly traded registered mutual fund managed by BAMCO, Inc., a New York corporation. Together, these fund series hold total assets equal to almost $5 billion. Baron Asset Fund holds shares of Wynn Resorts on behalf of two of the fund series: the Baron Asset Fund Series and the Baron Growth Fund Series. Ron Baron is the Chairman and Chief Executive Officer of Baron Asset Fund and BAMCO.

SELECTED CONSOLIDATED FINANCIAL DATA

        The following selected consolidated financial data regarding Valvino and its subsidiaries should be read together with Valvino's consolidated financial statements and notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the other information contained in this prospectus. The selected data presented below as of December 31, 2001 and 2000, and for the year ended December 31, 2001 and the period from inception (April 21, 2000) to December 31, 2000, is derived from the consolidated financial statements of Valvino and its subsidiaries (a development stage company), which have been audited by Deloitte & Touche LLP, independent auditors. The consolidated financial statements as of December 31, 2001 and 2000 and the year ended December 31, 2001 and the period from inception to December 31, 2000, and the independent auditors' report thereon, are included elsewhere in this prospectus. The selected data presented below as of June 30, 2002 and for the six months ended June 30, 2002 and 2001, respectively, and the period from inception to June 30, 2002, is derived from the unaudited consolidated financial statements of Valvino and its subsidiaries, which are included elsewhere in this prospectus.

        In connection with this offering, the current subsidiaries that will not guarantee the second mortgage notes, including Wynn Macau, will be transferred to Wynn Resorts and thus will no longer be subsidiaries of Valvino. Therefore, following this offering the assets and operations of the restricted group will no longer include those of the non-guarantor entities.

	Inception to December 31, 2000	Year Ended December 31, 2001	Six Months Ended June 30, 2001	Six Months Ended June 30, 2002	Inception to June 30, 2002
	(in thousands, except per share amounts)
Consolidated Statement of Operations Data:
Revenues	$—	$918	$342	$288	$1,206
Operating Loss	(10,572)	(19,233)	(9,471)	(15,627)	(45,432)
Net Loss Accumulated During the Development Stage	(9,155)	(16,899)	(7,935)	(14,693)	(40,747)
Net Loss Per Share	$(45.78)	$(82.24)	$(39.04)	$(70.37)	$(199.27)
	December 31, 2000	December 31, 2001	June 30, 2002
	(in thousands, except per share amounts)
Consolidated Balance Sheet Data:
Total Assets	$388,467	$390,788	$586,407
Total Long-Term Obligations(1)	358	326	28,810
Members' Equity	383,417	386,518	545,319
	Inception to December 31, 2000	Year Ended December 31, 2001	Six Months Ended June 30, 2002
Deficiency of Earning to Cover Fixed Charges:
Earnings Deficiency	$(10,468)	$(33,770)	$(28,699)

(1)
Includes the current portion of long-term debt.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion should be read in conjunction with, and is qualified in its entirety by, the historical financial statements and related notes included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategies for our business, includes forward-looking statements that involve risk and uncertainties. You should review the "Risk Factors" set forth elsewhere in this prospectus for a discussion of important factors which could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained herein. See "Forward-Looking Statements."

Development Activities

        Valvino was organized in April 2000. Wynn Resorts was formed in June 2002, and before the consummation of this offering and the offering of common stock by Wynn Resorts, Mr. Wynn, Aruze USA, Baron Asset Fund and the Kenneth R. Wynn Family Trust will contribute their Valvino membership interests to Wynn Resorts in exchange for all of the issued and outstanding shares of Wynn Resorts. Since Valvino's formation, our activities have been limited principally to arranging the design, construction and financing of Le Rêve and applying for certain permits, licenses and approvals necessary for the development and operation of Le Rêve. Wynn Resorts plans to develop, construct and operate Le Rêve as part of a world-class destination casino resort which, together with the new golf course located behind the hotel, will occupy approximately 192 acres of a 212-acre parcel of land at a premier location on the Las Vegas Strip in Las Vegas, Nevada. The site is the former location of the Desert Inn Resort & Casino. We expect Le Rêve to commence operations in March 2005.

Financial Statements Included in the Registration Statement

        The separate financial statements of Wynn Macau, acquired by Valvino in April 2002, are not included in this registration statement as none of the significant subsidiary tests as provided for in the applicable regulations of the Securities and Exchange Commission are met.

        The historical financial statements of Desert Inn Resort & Casino are not included herein because management acquired the assets of the former Desert Inn Resort & Casino with the intent to construct a new business rather than acquiring an ongoing business with a continuing revenue stream.

Significant Accounting Policies and Estimates

        The consolidated financial statements of Valvino and its subsidiaries were prepared in conformity with accounting principles generally accepted in the United States. Certain of our accounting policies, including the estimated lives of our depreciable assets, the evaluation of assets for impairment and the purchase price allocations made in connection with acquisitions, require that management apply significant judgment in defining the appropriate assumptions integral to financial estimates. Judgments are based on historical experience, terms of existing contracts, industry trends, and information available from outside sources, as appropriate. However, by their nature, judgments are subject to an inherent degree of uncertainty and therefore actual results could differ from our estimates.

Results of Operations

        We have had no significant operations to date. In June 2000, we acquired the Desert Inn Resort & Casino assets from Starwood Hotels & Resorts Worldwide, Inc. We ceased operating the Desert Inn Resort & Casino after approximately ten weeks. We have demolished some of the buildings constituting the former Desert Inn Resort & Casino hotel in anticipation of the construction of Le Rêve. The remaining structures have been and will continue to be utilized as offices at least through the completion of Le Rêve. Since we ceased operating the Desert Inn Resort & Casino, our efforts have been devoted principally to the development activities described above with respect to Le Rêve and Wynn Macau's opportunity in Macau. In addition, we continue to operate an art gallery displaying works from The Wynn Collection, which consists of artwork from the personal art collection of Stephen and Elaine Wynn, and, until summer 2002, the golf course located on the site of the former Desert Inn Resort & Casino. Our historical operating results will not be indicative of future operating results.

  Results of operations for the year ended December 31, 2001 compared to the period from inception to December 31, 2000

        As a result of increased development activities, Valvino recognized a net loss accumulated during the development stage of approximately $16.9 million for the year ended December 31, 2001, an approximate increase of 85% from the loss incurred during the period from inception (April 21, 2000) to December 2000 of approximately $9.2 million.

        Total revenues for the year ended December 31, 2001 increased approximately $920,000 from the period from inception to December 31, 2000 primarily as a result of Kevyn, LLC, which Valvino acquired in April 2001, leasing its aircraft to Las Vegas Jet, LLC, then an unconsolidated affiliate, for approximately $840,000 for the year ended December 31, 2001. In addition, revenues of approximately $80,000 were recognized for the year ended December 31, 2001, primarily as a result of the art gallery and retail shop opening in November 2001.

        Total expenses for the year ended December 31, 2001 increased approximately $9.6 million as compared to the period from inception to December 31, 2000 primarily as a result of increased pre-opening costs and depreciation and amortization expenses which were partially offset by lower facility closure expense and losses from incidental operations. This resulted in an increase in net operating losses of approximately $8.7 million for the year ended December 31, 2001 as compared to the period from inception to December 31, 2000.

        Pre-opening costs for the year ended December 31, 2001 increased approximately $6.5 million, as compared to the period from inception to December 31, 2000 primarily as a result of increased pre-opening activities and approximately four additional months of costs being recognized during the year ended December 31, 2001 than in the period from inception to December 31, 2000. Similarly, depreciation and amortization recognized for the year ended December 31, 2001 reflects 12 months of expenses as compared to approximately eight months of expenses recognized in the period from inception to December 31, 2000. This resulted in increased depreciation and amortization expenses for the year ended December 31, 2001 of approximately $4.3 million.

        Facility closure expenses were approximately $830,000 less for the year ended December 31, 2001, as compared to the period from inception to December 31, 2000, primarily because a majority of the costs incurred for the period from inception to December 31, 2000 related to the closing of the Desert Inn Resort & Casino, which was completed in August 2000. During the period from inception to December 31, 2000, Valvino recognized a net loss from incidental operations of approximately $1.2 million as compared to no recognized net loss for the year ended December 31, 2001. The net loss in 2000 was attributable to the incidental casino and hotel operations incurred prior to its closing in August 2000.

        Other income—net increased approximately $920,000 from the year ended December 31, 2001 as compared to the period from inception to December 31, 2000 primarily as a result of an approximate $930,000 increase in interest income in 2001. Interest income for the year ended December 31, 2001 reflects interest earned for the 12-month period whereas interest income for the period from inception to December 31, 2000 reflects interest earned for approximately eight months.

  Results of operations for the six months ended June 30, 2002 compared to the six months ended June 30, 2001

        Continued development activities resulted in a net loss during the development stage for the six months ended June 30, 2002. The net loss for the six months ended June 30, 2002 was approximately $14.7 million as compared to an approximate $7.9 million net loss accumulated during the development stage for the six months ended June 2001.

        Total revenues for the six months ended June 30, 2002 decreased approximately $54,000 from the six months ended June 30, 2001 as a result of decreased airplane lease revenue recognized in the 2002 period than the 2001 period. Airplane lease revenues decreased primarily as a result of the sale of the aircraft at the end of March 2002. This decrease in revenues was partially offset by revenues from the art gallery and the retail shop, which were opened in November 2001.

        Total expenses for the six months ended June 30, 2002 increased approximately $6.1 million as compared to the same period in 2001 primarily due to an approximate $4.2 million increase in pre-opening costs and the recognition of approximately $2.1 million of losses on the acquisition of affiliates during the six months ended June 30, 2002. The increase in pre-opening costs is directly attributable to an increase in pre-opening activities as compared to the same period in the prior year. Management expects pre-opening costs to continue to increase as development of Le Rêve progresses. During the six months ended June 30, 2002, Valvino acquired an affiliate, Las Vegas Jet, and forgave amounts receivable from Las Vegas Jet, which resulted in the recognition of a loss on the acquisition.

        Other income—net for the six months ended June 30, 2002 decreased approximately $880,000 from the six months ended June 30, 2001, primarily as a result of an approximate $770,000 decrease in interest income from 2002 to 2001. This reduction in interest income is mainly attributable to lower interest rates during the six months ended June 30, 2002 as compared to the six months ended June 30, 2001.

  Certain trends that may affect results of operations

        The strength and profitability of our business will depend on consumer demand for hotel casino resorts in general and for the type of luxury amenities that Le Rêve will offer. Adverse changes in consumer preferences or discretionary income could harm our business. In particular, the terrorist attacks of September 11, 2001, and ongoing terrorist and war activities in the United States and elsewhere, have had a negative impact on travel and leisure expenditures, including lodging, gaming and tourism. In addition to fears of war and future acts of terrorism, other factors affecting discretionary consumer spending, including general economic conditions, disposable consumer income, fears of recession and consumer confidence in the economy, could reduce customer demand for the products and services we will offer, thus imposing practical limits on pricing and harming our operations.

        While we believe that a nominal decline in the strength of the U.S. economy and the amount of an individual's disposable income would not have a material effect on our results of operations, a material decline in the strength of the U.S. economy and the amount of an individual's disposable income could have a significant impact on our results of operations.

Liquidity and Capital Resources

  Material Transactions Affecting Liquidity and Capital Resources

        Since Valvino's inception on April 21, 2000, there have been a number of transactions that have had a significant impact on Valvino's liquidity. Our operations have required substantial capital investment for the acquisition of the land on which Le Rêve will be located and development of the project.

        Mr. Stephen A. Wynn organized Valvino and, initially, Mr. Wynn was the sole member of Valvino. Between April of 2000 and September of 2000, Mr. Wynn made equity contributions to Valvino in an aggregate amount of approximately $220.7 million. On June 15, 2000, Mr. Wynn loaned Valvino $100 million at an interest rate of 7.875% per year.

        On June 22, 2000, Valvino acquired the former Desert Inn Resort & Casino in Las Vegas, Nevada from Starwood Hotels & Resorts Worldwide, Inc., including the Desert Inn Resort & Casino golf course and some, but not all, of the residential lots located in the interior of and around the former Desert Inn golf course, for approximately $270 million in cash. In connection with that transaction, Valvino and its subsidiaries also acquired approximately 985 acre-feet of certificated water rights. In addition to acquiring the assets of the Desert Inn Resort & Casino, Valvino assumed all of its liabilities, and, to the extent assignable, all of its contracts. Valvino later acquired all of the remaining lots located in the interior of, and some of the remaining lots around, the former Desert Inn golf course for a total of $47.8 million, bringing the size of the parcel to approximately 212 acres. On August 28, 2000, Valvino closed the hotel and casino at the Desert Inn Resort & Casino site, and has since been engaged primarily in the development of a new resort hotel and casino on the site.

        On July 11, 2000, Valvino used proceeds from a $125 million loan agreement it entered into with Deutsche Bank Securities Inc., as lead arranger, and Bankers Trust Company, as administrative agent, to make an approximately $110.5 million equity distribution to Mr. Wynn. At the time of this distribution, Mr. Wynn was the only member of Valvino.

        On October 3, 2000, Aruze USA made a contribution of $260 million in cash ($250 million net of finders' fee) to Valvino in exchange for 50% of the membership interests in Valvino and was admitted as a member of Valvino. Mr. Wynn was designated as, and remains, the managing member of Valvino. On October 10, 2000, the Deutsche Bank loan was repaid in full and $70 million of Mr. Wynn's loan was repaid out of the proceeds of this capital contribution. The remaining approximately $32.3 million balance of Mr. Wynn's loan, including accrued interest, was converted to equity as a member contribution.

        On April 16, 2001, Baron Asset Fund, a Massachusetts business trust, made a contribution of $20.8 million in cash ($20 million net of fees) to Valvino in exchange for approximately 3.70% of the membership interests in Valvino and was admitted as a member of Valvino. Immediately following the admission of Baron Asset Fund, Mr. Wynn and Aruze USA each owned approximately 48.2% of the membership interests in Valvino.

        In April 2002, Mr. Wynn, Aruze USA and Baron Asset Fund each made the following further capital contributions to Valvino:

  •
  Mr. Wynn contributed approximately $32 million in cash plus his interest in Wynn Macau, which in June 2002 entered into a concession agreement with the government of Macau permitting the construction and operation of one or more casinos in Macau. Mr. Wynn was not obligated to contribute his interest in Wynn Macau to Valvino. This interest was valued at approximately $56 million by the parties in the negotiation of Mr. Wynn's contribution of his interest, after reimbursement to Mr. Wynn of approximately $825,000 advanced by him to Wynn Macau in connection with the negotiation of the concession agreement and other development activities in Macau. Similar advances by Valvino to Wynn Macau of approximately $458,000 were treated as capital contributions by Valvino upon its acquisition of the Macau interest;

  •
  Aruze USA contributed an additional $120 million in cash; and

  •
  Baron Asset Fund contributed an additional approximately $20.3 million in cash.

        Immediately following these additional capital contributions, Mr. Wynn and Aruze USA each owned 47.5% of the membership interests, and Baron Asset Fund owned 5% of the membership interests in Valvino. The percentage of membership interests held by Baron Asset Fund are held by it on behalf of two series of Baron Asset Fund: (1) the Baron Asset Fund Series, on whose behalf approximately 3.7% of the membership interests in Valvino are held, and (2) the Baron Growth Fund Series, on whose behalf approximately 1.4% of the membership interests in Valvino are held. Neither Mr. Wynn nor Aruze USA received additional shares in connection with the April 2002 capital contributions.

        On June 24, 2002, the Kenneth R. Wynn Family Trust contributed $1.2 million in cash to Valvino in exchange for 0.146% of the outstanding membership interests in Valvino.

        The following table sets forth the total contributions (net of equity distributions) to Valvino of Wynn Resorts' principal stockholders as of June 24, 2002, the date of the most recent capital contribution to Valvino:

Equity Contributions
(in thousands)

Name	Net Cash Invested	Net Value of Non- Cash Contributions		Allocation of Net Asset Appreciation(1)	Capital Account(2)
Stephen A. Wynn	$174,572	$55,659	(3)	$160,169	$390,400
Aruze USA, Inc.	$380,000	$0		$10,400	$390,400
Baron Asset Fund	$41,095	$0		$0	$41,095
Kenneth R. Wynn Family Trust	$1,200	$0		$0	$1,200

(1)
As determined by arm's-length agreement, these amounts reflect the allocation of appreciation of the assets held by Valvino.

(2)
These amounts reflect the book capital accounts as determined under federal partnership tax principles.

(3)
As described above, Mr. Wynn's interest in Wynn Macau was valued at approximately $56,000,000 (less reimbursement for certain costs) by the parties in the negotiation of Mr. Wynn's contribution of such interest to Valvino in April 2002, prior to Wynn Macau's entry into a concession agreement with the government of Macau permitting the construction and operation of one or more casinos in Macau.

        At June 30, 2002, Valvino had approximately $187.9 million ($160.9 million excluding the cash held by non-guarantor entities) of cash and cash equivalents, with all of its cash equivalents comprised of investments in overnight money market funds.

  Overview of Expected Capital Resources and Commercial Commitments

        As of June 30, 2002, approximately $399.3 million of the total Le Rêve project cost of approximately $2.35 billion (including the cost of the land, capitalized interest, pre-opening expenses and all financing fees) had been expended or incurred to fund the development of Le Rêve. The remaining approximately $2 billion of the estimated development costs for Le Rêve is expected to be funded from a combination of:

  •
  borrowings of approximately $701.4 million of the available $750 million under our revolving credit facility;

  •
  borrowings of $250 million under our delay draw term loan facility;

  •
  borrowings of $178.5 million under the FF&E facility;

  •
  anticipated interest income of approximately $30.5 million;

  •
  gross proceeds from this offering of second mortgage notes of approximately $350 million;

  •
  net proceeds from Wynn Resorts' expected initial public offering of approximately $363.5 million; and

  •
  approximately $77 million of our cash on hand.

        The following table summarizes certain information regarding our expected long-term indebtedness and commercial commitments at the completion of Le Rêve. The table excludes any indebtedness or commercial commitments relating to Wynn Macau's Macau project(s), since Wynn Resorts' Macau-related subsidiaries are not guarantors on the second mortgage notes or any other Le Rêve-related indebtedness. All time periods in these tables are measured from the closing of this offering and are based upon our best estimate at this time of our expected long-term indebtedness and commercial commitments.

	Payments Due By Period
Long-Term Indebtedness	Total	Less than 1 Year		1-3 Years		4-5 Years		After 5 Years
	(in millions)
Revolving credit facility(1)	$701.4	—	(1)	—	(1)	—	(1)	$701.4
Delay draw term loan facility(2)	250.0	—		—		—		250.0
FF&E facility(3)	178.5	—		—		—		178.5
Second mortgage notes	350.0	—		—		—		350.0
Other long-term obligations(4)	0.3	—		$0.1		$0.1		0.1

Total long-term indebtedness	$1,480.2	—		$0.1		$0.1		$1,480.0

	Amount of Commitment Expiration Per Period
Other Commercial Commitments	Total Amounts Committed	Less than 1 Year	1-3 Years	4-5 Years	Over 5 Years
	(in millions)
Construction contracts(5)	$929.2	$257.5	$671.7
Standby letter of credit(6)	2.3	2.3	—	—	—

Total commercial commitments	$931.5	$259.8	$671.7	—	—

(1)
We anticipate that we will draw down approximately $701.4 million under the revolving credit facility to fund the design, construction, development, equipping and opening of Le Rêve, assuming that Le Rêve is completed on schedule. At such time as the total extensions of credit under the revolving credit facility equal or exceed $200 million, two of the three lead agents under that facility will have the right to convert between $100 million and $400 million of the outstanding revolving loans into term loans on the same terms and conditions as the term loans under the delay draw term loan facility or on such other terms as we and the administrative agent and syndication agent can agree. In addition, the revolving credit facility will provide for a cash flow sweep each year that will reduce the commitment under that facility by the amount of the cash flow swept.

(2)
Term loans under this facility will be repayable in quarterly installments in amounts to be determined from the opening of Le Rêve until the seventh anniversary of the closing.

(3)
Wynn Las Vegas has entered into an engagement letter with Bank of America, N.A., Banc of America Leasing & Capital LLC and Deutsche Bank Securities Inc. for a $178.5 million FF&E facility, which is currently being syndicated. This facility will close concurrently with the closing of this offering. Wynn Las Vegas intends to use approximately $28.5 million of borrowings under the FF&E facility to refinance a loan made by Bank of America, N.A. to World Travel, LLC, a wholly owned subsidiary of Valvino. The Bank of America loan is secured by an aircraft mortgage on World Travel's Bombardier Global Express aircraft and calls for 47 monthly principal payments of $158,333 commencing March 1, 2003 and the payment of the approximately $21.1 million remaining principal on March 1, 2007. See "Certain Relationships and Related Party Transactions—Aircraft Arrangements." World Travel intends to give Wynn Las Vegas an intercompany note in the amount of the funds received by it to repay the Bank of America loan.

(4)
Includes the amount owing pursuant to an annuity issued by ITT Sheraton in connection with the acquisition of a parcel of land in 1994. The annuity bears interest at an annual rate of 8% and requires payment of $5,000 per month until February 2009. Valvino assumed the obligations under the annuity in connection with its acquisition of the Desert Inn Resort & Casino.

(5)
Represents obligations under our signed construction contracts with Marnell Corrao and Bomel Construction Company, Inc. We expect to sign additional contracts for the construction of Le Rêve. We expect to satisfy some of the payment obligations under these contracts using amounts borrowed under the long-term indebtedness shown above.

(6)
Standby letter of credit for our owner-controlled insurance program.

  Credit Facilities

        Wynn Las Vegas, Wynn Golf Course and Valvino have entered into a commitment letter with Deutsche Bank Securities, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc. and certain of their affiliates for a revolving credit facility of $750 million and a delay draw term loan facility of $250 million as part of the financing of Le Rêve. These lenders or their affiliates are also serving as joint book-running managers of this offering. The revolving credit facility will mature on the sixth anniversary of the closing of the credit facilities. Borrowings under the delay draw term loan facility will be available until the second anniversary of the closing of the credit facilities and will be repayable in quarterly installments in amounts to be determined from the opening of Le Rêve until the seventh anniversary of the closing of the credit facilities. The credit facilities are expected to close concurrently with the closing of this offering. All amounts outstanding under the credit facilities will bear interest, at our option (subject to certain limitations), at either (1) a base rate equal to the greater of the administrative agent's prime lending rate and 0.5% in excess of the federal funds rate or (2) the Eurodollar rate, as determined by the administrative agent, in both cases plus certain margins. For each year after Le Rêve commences operations, we will be required to prepay borrowings under the credit facilities with a percentage of our excess cash flow (as it will be defined in the credit facilities), initially 75%, reducing to 50% and then to 0% as we meet certain leverage ratios. The availability of financing under the credit facilities is subject to certain conditions, including the negotiation and execution of definitive agreements, the progress of the construction and other customary funding conditions for facilities of this kind.

        Subject to applicable laws, including gaming laws and certain agreed upon exceptions, we expect that the credit facilities will be secured by liens on substantially all of our assets that are necessary for the development, construction, or operation of Le Rêve, including the real property underlying Le Rêve and the golf course and the 20-acre parcel fronting Las Vegas Boulevard adjacent to the site of Le Rêve. For a description of the terms of the credit facilities, see "Description of Other Indebtedness—Credit Facilities."

  FF&E Facility

        Wynn Las Vegas has entered into an engagement letter with Banc of America Leasing & Capital LLC, Bank of America, N.A. and Deutsche Bank Securities Inc., referred to as the FF&E agents, for a $178.5 million FF&E facility. The engagement letter provides that the FF&E agents have agreed on a best efforts basis to syndicate the FF&E facility. Wynn Las Vegas and the FF&E agents are currently in the process of syndicating the FF&E facility and negotiating the terms of the FF&E facility with proposed lenders. The FF&E facility will provide financing or refinancing for furniture, fixtures and equipment to be used at Le Rêve. Wynn Las Vegas intends to use approximately $28.5 million of the FF&E facility to refinance a loan made by Bank of America, N.A. to World Travel by means of a loan to be evidenced by an intercompany note from World Travel, secured by an aircraft mortgage on World Travel's Bombardier Global Express aircraft, legal title to which is owned by a trust in which World Travel holds 100% of the beneficial interests. Valvino acquired World Travel from Mr. Wynn and has guaranteed the Bank of America loan. Wynn Las Vegas may use additional proceeds of the FF&E facility to finance or refinance other furniture, fixtures or equipment purchased with proceeds of this offering or other funds. Obtaining the FF&E facility will be a condition to the consummation of this offering. For more information, see "Use of Proceeds," "Certain Relationships and Related Party Transactions—Aircraft Arrangements" and "Description of Certain Indebtedness."

  Second Mortgage Notes

        Wynn Las Vegas and Wynn Capital, each of which is an indirect subsidiary of Valvino, are jointly offering $350 million in aggregate principal amount of second mortgage notes as part of the financing for Le Rêve. The second mortgage notes will be secured by first priority liens on the account holding the proceeds of the second mortgage notes, by second priority liens on the assets that secure the credit facilities and by third priority liens on the assets that secure the FF&E facility, other than the aircraft-related collateral. For additional information about the terms of the second mortgage notes, see "Description of the Second Mortgage Notes."

        Wynn Resorts and its domestic and foreign subsidiaries related to the Macau opportunity will not be guarantors and will not be subject to the covenants in the second mortgage notes or the credit facilities. However, Wynn Resorts itself will become a guarantor, but will not be bound by the covenants, under the second mortgage notes or the credit facilities, if Wynn Resorts incurs, or becomes a guarantor on, other indebtedness, subject to certain limited exceptions. If Wynn Resorts pledges assets to secure guarantees of other specified indebtedness prior to meeting prescribed leverage ratio and debt rating tests, then the second mortgage notes may be secured by second priority liens on the same Wynn Resorts' assets. The security interests in these assets may be released if certain tests are met.

  Release of Certain Collateral

        The representatives for the lenders under our credit facilities and the trustee for the second mortgage notes may release the liens on the approximately 137-acre golf course parcel and related water rights. The credit facility and indenture will provide that the liens will be released after the third anniversary of commencing operations at Le Rêve, and once we have achieved a total debt to earnings before interest, tax, depreciation and amortization ratio of 3.0 to 1.0 or less and if the credit facilities are rated BB+ or higher by Standard & Poor's and Ba1 or higher by Moody's Investors Service immediately after giving effect to the release.

        Separately, under the credit facilities, certain portions of the golf course parcel will be released from the liens to permit residential or other non-gaming related development if we satisfy certain earnings before interest, taxes, depreciation and amortization targets for a period of four consecutive calendar quarters after Le Rêve opens, so long as the development or construction will not interfere with the use of the golf course and otherwise could not reasonably be expected to materially impair the overall value of Le Rêve. In addition, the credit facilities will provide that two acres of the golf course parcel will be released from the liens to permit the construction of a home for Mr. Wynn, so long as the construction will not interfere with the use of the golf course and otherwise could not reasonably be expected to materially impair the overall value of Le Rêve and Mr. Wynn pays us fair market value for the property. Upon release by the representative for the lenders under the credit facilities of these portions of the golf course, the trustee for the second mortgage note holders will automatically release their second priority liens on that property as well.

        Finally, the credit facilities will provide that the liens on the 20-acre parcel fronting Las Vegas Boulevard adjacent to the site of Le Rêve will be released by representatives for the lenders under the credit facilities if we meet certain earnings before interest, taxes, depreciation and amortization targets for four consecutive calendar quarters after the commencement of operations at Le Rêve. In addition, the representatives of the lenders, by action of specified percentage of the lenders, may release the liens on the 20-acre parcel if we meet certain earnings before interest, taxes, depreciation and amortization targets for two consecutive calendar quarters after the commencement of operations at Le Rêve. Upon such release by the representatives for the lenders, the trustee for the second mortgage note holders will automatically release their second priority liens on the 20-acre parcel. Upon release by the trustee and bank representative, the golf course parcel, or portions of such parcel, and the 20-acre parcel will not be available as security for the second mortgage notes or the indebtedness under the credit facilities. See "Risk Factors—Risks Related to Our Substantial Indebtedness—Our indebtedness will be secured by a substantial portion, but not all, of our assets."

  Restrictions on Disbursements

        We intend to deposit all of the net proceeds from the offering of the second mortgage notes in a secured account pledged to the second mortgage note holders pursuant to an agreement with the trustee for the second mortgage note holders. Pursuant to the terms of the disbursement agreement, we are required to use a substantial portion of the cash equity contribution made by Wynn Resorts before accessing the proceeds from the offering of the second mortgage notes. The disbursement agreement also requires us to use all of the proceeds from this offering of second mortgage notes before borrowing under the credit facilities or the FF&E facility. We do not expect to request disbursements of the second mortgage note proceeds until approximately ten to twelve months after the closing of this offering, and we do not expect to borrow under the credit facilities or the FF&E facility until approximately 16-19 months after the closing of this offering and after applying all of the proceeds of this offering towards the development and construction of Le Rêve.

        Our ability to receive disbursements from time to time of the second mortgage note proceeds from the secured account and to borrow under the credit facilities and FF&E facility will be, in addition to other customary conditions to funding for these types of facilities, subject to various conditions, including the following:

  •
  there must be no default under the credit facilities or the FF&E facility;

  •
  the construction of Le Rêve must be "in balance," meaning that the undisbursed portions of the credit facilities and the FF&E facility, together with certain other funds available to us, must equal or exceed the remaining costs to complete Le Rêve's construction plus a required contingency;

  •
  Le Rêve's construction must be in substantial conformity with the plans and specifications for the project as amended from time to time in accordance with the terms of the disbursement agreement;

  •
  we must certify that the Le Rêve project will be completed no later than August 31, 2005 subject to certain limited permitted extensions due to force majeure events;

  •
  there must not have occurred any event that has caused or resulted in or could reasonably be expected to cause or result in a material adverse effect to the Le Rêve project, Wynn Las Vegas or Wynn Las Vegas and certain of its affiliates taken together;

  •
  all conditions set forth in the disbursement agreement for the disbursement of funds must be satisfied;

  •
  arrangements reasonably satisfactory to the lenders under the credit facilities and the FF&E facility shall have been entered into and shall be in full force and effect to ensure that a gaming license for the Le Rêve project will be obtainable in the event that one of our major stockholders is unable to qualify for such license;

  •
  we must have obtained, if available on commercially reasonable terms, taking into account the state of the insurance market at such time and the then current practices of comparable projects, terrorism insurance in size and substance satisfactory to the lenders under the credit facilities; and

  •
  the lenders under the credit facilities must be satisfied with the subcontractor bids received by our general contractor in respect of a specified percentage of the guaranteed maximum price under the construction contract, which percentage is to be mutually agreed upon by us and the lenders under the credit facilities.

        See "Risk Factors—Risks Associated with Our Construction of Le Rêve—There are significant conditions to the funding of the financing for the Le Rêve project." We expect that the funds provided by the sources described above and available cash will be sufficient to develop, construct and commence operations of Le Rêve and to pay interest on borrowings under the credit facilities, the FF&E facility and the second mortgage notes until the scheduled opening of Le Rêve, assuming there are no significant delay costs or construction cost overruns for which we are responsible. See "Risk Factors—Risks Associated with Our Construction of Le Rêve—Development costs of Le Rêve are estimates only and actual costs may be higher than expected." The disbursement agreement will contain conditions precedent to our entering into scope change orders that will increase the anticipated costs of the project. These conditions will require us to fund equity into an account subject to a security interest in favor of the lenders under the credit facilities and the holders of the second mortgage notes in an amount equal to the anticipated incremental cost of the change orders. In addition, if we do not complete construction of Le Rêve by August 31, 2005, subject to limited permitted extensions due to force majeure events, we will be in default under the credit facilities, the indenture governing the second mortgage notes and the FF&E facility, and the holders of our indebtedness will have the right to accelerate our indebtedness and exercise other rights and remedies against us, and against Wynn Resorts if Wynn Resorts becomes a guarantor of the indebtedness under the credit facilities and the second mortgage notes, or if liens on assets of Wynn Resorts secure the credit facilities or the second mortgage notes. See "Risk Factors—Risks Related to Our Substantial Indebtedness—We are highly leveraged and future cash flow may not be sufficient to meet our obligations, including our obligations under the second mortgage notes, and we might have difficulty obtaining more financing."

  Initial Public Offering of Wynn Resorts

        Concurrent with this offering, we expect that Wynn Resorts will offer shares of its common stock in an initial public offering with expected gross proceeds of approximately $395 million.

  Other Liquidity Matters

        Following the completion of Le Rêve, we expect to fund our operations and capital requirements from operating cash flow and borrowings under the revolving credit facility. Assuming that Le Rêve opens in March 2005, we expect that the aggregate principal amount outstanding under the credit facilities, the FF&E facility and the second mortgage notes will be approximately $1.5 billion. If completion of the project is delayed, then our debt service obligations accruing prior to the actual opening of Le Rêve will increase correspondingly. We cannot assure you, however, that our business will generate sufficient cash flow from operations or that future borrowings available to us under the credit facilities will be sufficient to enable us to service and repay our indebtedness and to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness on or before maturity and, if Wynn Resorts incurs debt to do this, it may become a guarantor under the second mortgage notes and the credit facilities, subject to certain limited exceptions. Similarly, if Wynn Resorts pledges assets to secure guarantees of other specified indebtedness prior to meeting prescribed leverage ratio and debt rating tests, then the credit facilities and second mortgage notes may be secured by liens on Wynn Resorts' assets. We cannot assure you that we will be able to refinance any of our indebtedness, including the credit facilities, the FF&E facility or the second mortgage notes on acceptable terms or at all. See "Risk Factors—Risks Related to Our Substantial Indebtedness—After Le Rêve opens, we may not generate sufficient cash flow to meet our substantial debt service obligations."

        A special purpose subsidiary of Wynn Las Vegas, formed with the intention of being bankruptcy-remote, will be providing a $50 million completion guarantee in favor of the lenders under the credit facilities and the second mortgage note holders to secure completion in full of the construction and opening of Le Rêve, including all furniture, fixtures and equipment, the parking structure, the golf course and the availability of initial working capital. Wynn Resorts will contribute $50 million of the net proceeds of its equity offering to that subsidiary to support its obligations under the completion guarantee. These funds will be deposited into a collateral account to be held in cash or short-term highly-rated securities, and pledged to the lenders under the credit facilities and second mortgage note holders to secure the completion capital commitment. These funds will be applied to the costs of the project in accordance with the disbursement agreement. Upon the occurrence of an event of default under our credit facilities or the indenture governing the second mortgage notes, the lenders under our credit facilities or, if no amounts are outstanding under our credit facilities, the second mortgage note holders, will be permitted to exercise remedies against such sums and apply such sums against the obligations under their respective documents. Except for any application of these funds to the costs of the project in accordance with the disbursement agreement, these funds will not be available for any other purpose until Le Rêve is completed and opens, at which time any amounts remaining in this account will be released to Wynn Resorts.

        In addition, Wynn Resorts will contribute $30 million of the net proceeds of its common stock offering to Wynn Las Vegas to be held in a separate liquidity reserve account and pledged to the lenders under the credit facilities and the holders of the second mortgage notes to secure Wynn Las Vegas' obligation to complete Le Rêve. Until the opening of Le Rêve, these funds may be applied to the costs of the project in accordance with the disbursement agreement. Upon the occurrence of an event of default under our credit facilities or the indenture governing the second mortgage notes, the lenders under our credit facilities or, if no amounts are outstanding under our credit facilities, the second mortgage note holders, will be permitted to exercise remedies against such sums and apply such sums against the obligations under their respective documents. Following the completion and opening of Le Rêve, these funds will be available to meet our debt service needs in connection with the operation of Le Rêve. Once we have met prescribed earnings before interest, taxes, depreciation and amortization targets for a period of four consecutive fiscal quarters after the opening of Le Rêve, we will use any remaining funds to reduce the outstanding balance on our revolving credit facility but wihtout reducing the revolving credit facility commitment.

        As noted above, we operate an art gallery displaying works from The Wynn Collection on the former premises of the Desert Inn Resort & Casino. We expect the art gallery to remain open during the construction of Le Rêve. We currently lease The Wynn Collection from Mr. and Mrs. Wynn at a monthly rate equal to the gross revenue received by the gallery each month, less direct expenses, subject to a monthly cap. Our lease agreement with Mr. and Mrs. Wynn did not require any such lease payments through June 30, 2002. However, had we been required to make such payments, no amounts would have been due under the lease payment formula because, to date, our expenses in operating the art gallery have exceeded the revenue generated from such operations. Prior to opening Le Rêve, we do not expect to make any material payments under this lease. The only financial exposure that we have under this lease is the cost of operating the art gallery, including insurance, which is not material. After specified notice periods, we or Mr. and Mrs. Wynn may terminate this lease.

        New business developments or other unforeseen events may occur, resulting in the need to raise additional funds. For example, we explore opportunities to develop additional gaming or related businesses in Las Vegas or other markets, whether through acquisition, investment or development. Any such development would require us to obtain additional financing. We may also decide to conduct any such development through Wynn Resorts or through a line of subsidiaries separate from the Le Rêve entities. In addition, Wynn Resorts' articles of incorporation will provide that Wynn Resorts may redeem shares of its capital stock, including its common stock, that are owned or controlled by an unsuitable person or its affiliates to the extent a gaming authority makes a determination of unsuitability and orders the redemption, or to the extent deemed necessary or advisable by the board of directors. The redemption price may be paid in cash, by promissory note or both, as required by the applicable gaming authority and, if not, as Wynn Resorts elects. Any promissory note that Wynn Resorts issues to an unsuitable person or its affiliate in exchange for its shares may increase our debt to equity ratio and will increase our leverage ratio.

  Financing for the Macau Opportunity

        Wynn Macau has entered into a 20-year concession agreement with the government of Macau permitting it to construct and operate one or more casinos in Macau. The concession agreement obligates Wynn Macau to invest no less than a total of 4 billion Macau patacas (currently approximately $500 million, using the exchange rate as of August 11, 2002) on one or more casino projects by June 26, 2009 and to commence operations of its first permanent casino resort no later than December 2006. If Wynn Macau does not invest 4 billion patacas by June 26, 2009, it is obligated to invest the remaining amount on projects related to its gaming operations in Macau that the Macau government approves, or on projects of public interest designated by the Macau government. While Wynn Macau is still formulating its plans for the development of its operations in Macau, it is expected that significant additional financing will be needed to fund the development and construction of any Wynn Macau project in Macau. Wynn Macau is not part of the restricted group. We do not expect financing for any such project to be provided by or through any of the issuers or guarantors (except for possibly Wynn Resorts, if it becomes a guarantor) of the second mortgage notes or any other financing relating to the Le Rêve project. Wynn Resorts' indirect economic ownership interest in Wynn Macau is expected to be approximately 82.5% prior to any such financing.

        Wynn Macau's plans relating to the financing of the Macau opportunity are at the preliminary stages. Wynn Macau is considering different financing alternatives, including equity financing at the Wynn Macau level or at the level of one of Wynn Macau's intermediary holding companies, such as Wynn Resorts (Macau), Limited, and debt financing at the Wynn Macau level. Wynn Macau has no commitments relating to such financing and we cannot assure you that Wynn Macau will be able to obtain such financing on acceptable terms or at all.

Quantitative and Qualitative Disclosures about Market Risk

        Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates, foreign currency exchange rates and commodity prices. Our primary exposure to market risk will be interest rate risk associated with our revolving credit facility, delay draw term loan facility and FF&E facility, each of which will bear interest based on floating rates. We will attempt to manage our interest rate risk by managing the mix of our long-term fixed rate borrowings and variable rate borrowings. We are required to obtain interest rate protection through interest rate swap arrangements with respect to 50% of our term loans (including any revolving loans that may be converted into term loans). However, we cannot assure you that these risk management strategies will have the desired effect and interest rate fluctuations could have a negative impact on our results of operations.

        We do not use derivative financial instruments, other financial instruments or derivative commodity instruments for trading or speculative purposes.

Inflation

        We believe that our results of operations do not depend upon moderate changes in the inflation rate.

Transactions with Related Parties

        The financial statements of Valvino and its subsidiaries reflect certain transactions with related parties. Transactions with related parties, by their nature, may involve terms or aspects that differ from those that would have resulted from negotiations with independent third parties. See "Certain Relationships and Related Party Transactions."

BUSINESS

Overview

        We are constructing and will own and operate Le Rêve, which we have designed to be the preeminent luxury hotel and destination casino resort in Las Vegas. Le Rêve will be located on the Las Vegas Strip on the site of the former Desert Inn Resort & Casino, at the northeast corner of the intersection of Las Vegas Boulevard and Sands Avenue, one-half block north of The Venetian and Treasure Island at The Mirage and across Las Vegas Boulevard from the Fashion Show Mall. We expect Le Rêve to feature approximately 2,700 luxurious guest rooms, a casually elegant 111,500 square foot casino, 18 distinctive dining outlets, an exclusive 18-hole championship golf course and a new water-based entertainment production.

        Le Rêve is the concept of Stephen A. Wynn, one of Wynn Resorts' principal stockholders and its Chairman of the Board and Chief Executive Officer. Mr. Wynn previously was Chairman of the Board, President and Chief Executive Officer of Mirage Resorts and its predecessor from 1973 to 2000. In that role he was responsible for the development of some of the most successful, well-known casino-based entertainment resorts in the world, including Bellagio, The Mirage, Treasure Island at The Mirage and the Golden Nugget—Las Vegas in Las Vegas, Nevada, as well as the Atlantic City Golden Nugget in New Jersey and the Beau Rivage in Biloxi, Mississippi. At the time each of these resorts was completed, we believe that it was widely regarded as a significant major new attraction in its jurisdiction.

        We expect Le Rêve, including the new golf course construction, to cost approximately $2.4 billion to design, construct develop, equip and open, including the cost of the land, capitalized interest, pre-opening expenses and all financing fees. We have scheduled ground-breaking to occur in September 2002, with an opening to the general public scheduled for March 2005.

Our Strategy

        Showcase the "Wynn Brand."    We believe that Mr. Wynn's involvement with Le Rêve provides a distinct advantage over other gaming enterprises in Las Vegas. We believe that Mr. Wynn is widely viewed as the premier designer, developer and operator of destination casino resorts in Las Vegas and, as such, has in effect developed a "brand name" status in the gaming industry.

        While Mr. Wynn was Chairman of the Board of Mirage Resorts, he conceived of and oversaw the development and operation of some of the most successful, well-known casino-based entertainment resorts in the world, including Bellagio, The Mirage, Treasure Island at The Mirage, the Golden Nugget—Las Vegas in Las Vegas, Nevada, as well as the Atlantic City Golden Nugget in New Jersey and the Beau Rivage in Biloxi, Mississippi. Mr. Wynn served as Chairman of the Board, President and Chief Executive Officer of Mirage Resorts and its predecessor for 27 years, until 2000, when MGM Grand acquired Mirage Resorts for approximately $6.4 billion. The public filings and press releases of Mirage Resorts and MGM Mirage report that in fiscal year 1999, the last full year of Mr. Wynn's tenure with Mirage Resorts, the company had grown to own and operate eight hotel casino resort properties totaling 630,000 square feet of casino gaming space and 16,577 hotel rooms that generated approximately $2.4 billion in revenue, $573 million in earnings before depreciation, interest, taxes and pre-opening costs and $110.4 million in net income.

        In the major hotel destination casino resorts he has previously developed, Mr. Wynn has successfully employed a formula which integrates luxurious surroundings, upscale design, distinctive entertainment and superior amenities, including fine dining and high-end retail offerings, to create resorts that appeal to a variety of customers, especially high-end customers. We believe that Le Rêve will be Mr. Wynn's most innovative work to date.

        We believe that Le Rêve will set a new standard of luxury and elegance for destination casino resorts in Las Vegas, much as Bellagio and, before it, The Mirage, did when they were built by Mirage Resorts under the guidance of Mr. Wynn. The following chart compares certain features of The Mirage and Bellagio with the features and amenities that we anticipate Le Rêve will offer.

	The Mirage(1)	Bellagio(1)	Le Rêve
Year of Opening	1989(2)	1998(2)	March 2005
Approx. Property Acreage	83(3)	90	192(4)
Total Hotel Rooms (#)	3,044	3,005	2,701
Approx. Total Casino Sq. Ft.	107,200	155,000	111,500
Table Games (#)	120	141	136
Slot Machines (#)	2,294	2,433	2,000
Restaurants (#)	14(5)	17(6)	18
Approx. Retail Sq. Ft.	35,000(2)	92,160(6)	77,500
Approx. Convention Sq. Ft. (Gross)(7)	170,000(8)	125,000(6)	223,000
Approx. Show Rooms Seating (#)	2,769(8)	1,800(6)	2,080
Entertainment/Attractions	• 54 ft. erupting volcano • Dolphin habitat • 100 ft atrium with tropical garden • Siegfried & Roy show • Shadow Creek golf course(9) • Danny Gans Show	• Dancing fountains • "O" (Cirque du Soleil) • Botanical conservatory • Art gallery	• Art gallery(10) • Franco Dragone's water-based entertainment production • Adjacent championship golf course • Atrium garden feature • Mountain/lake setting • Ferrari/Maserati dealership

(1)
Unless otherwise indicated, the information provided for The Mirage and Bellagio is contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed by MGM Mirage.
(2)
As reported in the Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed by Mirage Resorts.
(3)
As reported in the Annual Report on Form 10-K for the fiscal year ended December 31, 1992 filed by Mirage Resorts. This number does not include Shadow Creek, an off-site golf course.
(4)
Le Rêve is located on an approximately 55-acre parcel of the property. The golf course will occupy approximately 137 acres of the property. This number does not include our parcel of approximately 20 acres currently used for our corporate offices, pre-opening activities, recruiting and employment purposes and employee parking.
(5)
Based on information provided by The Mirage on May 23, 2002.
(6)
Based on information provided by Bellagio on May 23, 2002.
(7)
Includes circulation (corridors) and patio space.
(8)
Based on information located at www.mirage.com as of May 23, 2002.

(9)
Shadow Creek golf course is located off-site approximately twelve miles from The Mirage.
(10)
Featuring works from The Wynn Collection.

        Create a "Must-Visit" Destination Casino Resort on the Las Vegas Strip.    We believe that Le Rêve will represent a natural extension of the concepts Mr. Wynn has utilized in developing other major destination casino resorts. Following Mr. Wynn's formula, we plan to draw customers to Le Rêve by offering high-quality, non-gaming amenities such as fine dining, premier retail shopping and distinctive entertainment in intimate, luxurious surroundings. Le Rêve will have a sophisticated, casually elegant ambience rather than being focused on a highly themed experience like many other hotel casino resorts on the Las Vegas Strip. We believe that, over time, Le Rêve's more generally themed casually elegant environment, together with its high-quality amenities, superior level of service and distinctive attractions, will have greater lasting appeal to customers than a resort with a particular theme and numerous attractions based on that theme.

        We will seek to differentiate Le Rêve from other major Las Vegas resorts by concentrating on our fundamental elements of design, atmosphere, personal service and level of luxury. Le Rêve will offer our guests lush landscaping and tiered waterfalls, an approximately three-acre lake in front of the hotel that guests can view only after entering the property and an arc-shaped hotel tower instead of the three-pointed "Y" and four-pointed "X" configurations that have become commonplace among Las Vegas hotel casino resorts. We believe that the elegance of Le Rêve, and its convenient location on the Las Vegas Strip, will appeal to a variety of market segments, including high-end, casino, convention, leisure and tour and travel customers.

        Open the First New Major Hotel Casino Resort on the Las Vegas Strip in Almost Five Years.    Although a number of hotel casino resorts have announced or begun construction of expansion projects that will add to the number of hotel rooms on the Las Vegas Strip, we are not aware of any other major new hotel casino resort that plans to open on the Las Vegas Strip before Le Rêve. Therefore, at the time of Le Rêve's planned opening in March 2005, we believe that it will have been almost five years since a major new hotel casino resort opened on the Las Vegas Strip. As a result, we expect that there will be a high level of anticipation for Le Rêve. We intend to capitalize on this high level of anticipation, as well as the tendency of customers in the Las Vegas market to gravitate toward new attractions and locations. When Bellagio opened in 1998 there was widespread publicity in newspapers, radio and other media outlets. We anticipate that publicity regarding Le Rêve's opening will be comparable.

        Provide an Experience of the Highest Standard of Luxury in an Atmosphere of Casual Elegance.    We are designing Le Rêve to appeal to upscale clientele looking for a first-class environment of elegance, sophistication and luxury. We will seek to attract a range of customers, including middle market customers and high-roller and premium gaming patrons, by providing guests with a premium level of luxury, amenities and service.

        We believe that the key elements of our approach include:

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  Providing hotel guests with what we believe will be the most luxurious hotel resort environment on the Las Vegas Strip, including richly furnished standard guest rooms consisting of approximately 620 square feet, which we believe are larger than standard rooms generally available on the Las Vegas Strip, elegantly appointed suites beginning at approximately 1,250 square feet, fairway lanai suites beginning at approximately 2,200 square feet and six large villas averaging approximately 7,000 square feet;

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  Offering a casually elegant casino featuring an estimated 2,000 slot machines and 136 table games with gaming limits to accommodate a full range of casino customers;

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  Providing an intimate setting by minimizing walking distances throughout the hotel with a well-designed, organized floor plan intended to facilitate guest orientation and familiarity with the property;

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  Featuring a tree-lined, manmade "mountain" approximately eight stories tall along Las Vegas Boulevard enclosing the area in front of the hotel, including an approximately three-acre manmade lake, to create an intimate environment for our guests;

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  Offering extensive recreational facilities and amenities for guests, such as a newly constructed Tom Fazio/Steve Wynn-designed, exclusive 18-hole championship golf course on the premises which will only be open to hotel guests;

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  Offering 18 dining outlets, including six fine-dining restaurants, one of which will feature cuisine by Daniel Boulud of New York's DANIEL and Café Boulud restaurants;

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  Featuring at Le Rêve's approximately 2,080-seat showroom a new water-based entertainment production developed by Franco Dragone, the creative force behind Bellagio's production of "O," Treasure Island at The Mirage's production of "Mystère" and Celine Dion's new production at Caesars Palace's "Colosseum," which is expected to open in the first quarter of 2003;

  •
  Offering an on-site, full-service Ferrari and Maserati dealership;

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  Offering an art gallery displaying works from The Wynn Collection, which at various times has included works by such masters as Paul Cézanne, Paul Gaugin, Édouard Manet, Henri Matisse, Amedeo Modigliani, Claude Monet, Pablo Picasso and Vincent Van Gogh;

  •
  Providing a high level of guest service at Le Rêve that we believe will surpass that offered at any other destination casino hotel in Las Vegas; and

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  Offering our guests easy access to premium shopping either at Le Rêve or across the street at the newly expanded and renovated Fashion Show Mall.

        Appeal to "High-Roller" and Premium Gaming Patrons.    We believe that the premium level of luxury, sophistication and service we intend to offer at Le Rêve, together with Mr. Wynn's experience and reputation in building and operating premier Las Vegas destination casino resorts, will appeal to high-roller international and domestic gaming patrons. In addition to the main casino, Le Rêve will offer a baccarat salon and private high-limit gaming rooms designed to create a sense of comfort and exclusivity for high-end gaming customers. In addition to standard hotel guest rooms, Le Rêve will offer approximately 290 suites and six villas, all elegantly decorated and furnished.

        We also expect to capitalize on the substantial network of international and domestic high-roller and premium customers who are familiar with Mr. Wynn from his tenure at Mirage Resorts. We believe that in operating some of the signature properties in Las Vegas, Mr. Wynn has developed a high degree of customer recognition and guest loyalty and therefore believe that Le Rêve will attract wealthy international and domestic gaming customers. We believe that Mr. Wynn's reputation will attract experienced, high-level international and domestic casino marketing executives. We plan to have marketing executives located in local offices in Tokyo, Hong Kong, Singapore, Taiwan, Europe, New York and southern California, as well as independent marketing representatives in major U.S. and foreign cities. Mr. Wynn is not bound by any non-competition or non-solicitation agreements with MGM Mirage arising out of the acquisition of MGM Grand's acquisition of Mirage Resorts.

        Generate Substantial Revenue from Le Rêve's Non-Gaming Facilities.    We have planned Le Rêve as a luxury destination resort with amenities designed to generate substantial non-gaming revenue. We expect Le Rêve's superior non-gaming amenities outlined above to provide for a substantial portion of our overall revenue.

  Capitalize on the Attractive Location of Le Rêve.

        Extensive Frontage on the Las Vegas Strip.    Le Rêve will be located on the Las Vegas Strip at the site of the former Desert Inn Resort & Casino on the northeast corner of the intersection of Las Vegas Boulevard and Sands Avenue. Le Rêve will have approximately 1,350 feet of frontage on the Las Vegas Strip and will be located near some of the most visited hotel casino resorts and attractions on the Las Vegas Strip, including Bellagio, Caesars Palace, The Mirage, Treasure Island at The Mirage and The Venetian.

        The Le Rêve site consists of approximately 55 acres of land, where the hotel complex will be built, and approximately 137 acres of land behind the hotel site on which the new golf course will sit. In addition, the site includes a 20-acre parcel fronting Las Vegas Boulevard adjacent to Le Rêve. In total, the Le Rêve site consists of 212 acres. The back of the Le Rêve property runs along Paradise Road, a major artery in the resort corridor that leads directly to and from McCarran International Airport. Le Rêve will be conveniently accessible in an average of approximately four minutes from the Spring Mountain Road exit off of Interstate 15, and in an average of approximately ten minutes from McCarran International Airport.

        Proximity to the Las Vegas Convention Center and the Sands Expo and Convention Center.    According to Tradeshow Week 200, Las Vegas was the most popular trade show destination in the United States in terms of net square footage and number of Tradeshow Week 200 shows in 2001, and one of the most popular convention destinations in the United States. Le Rêve will be across the street from two of the nation's largest convention centers, the Las Vegas Convention Center and the Sands Expo and Convention Center.

        The Las Vegas Convention Center contains approximately 3.2 million square feet of space. According to the Las Vegas Convention and Visitors Authority, approximately 1.3 million visitors attended trade shows and conventions at the Las Vegas Convention Center during 2001. We anticipate that Le Rêve will be connected to the Las Vegas Convention Center by a pedestrian bridge over Paradise Road, and that the Las Vegas monorail at the intersection of Desert Inn Road and Paradise Road will meet the anticipated pedestrian bridge. In addition, we anticipate that our free shuttle service will transport convention and trade show attendees and other Le Rêve visitors to and from the Las Vegas Convention Center in approximately four minutes. The shuttle service will run along the north perimeter of the golf course and will be able to move several thousand people per hour. We believe that this will be attractive to convention and trade show visitors who will not need to wait in long lines for taxicabs and can avoid traffic congestion around the Las Vegas Convention Center in travelling to or from Le Rêve.

        To the south, Le Rêve will be directly across Sands Avenue from the approximately 1.2 million square foot Sands Expo and Convention Center. This complex will be within a short walking distance from Le Rêve's Sands Avenue entrance and we anticipate that Le Rêve will be connected to the Sands Expo and Convention Center by a pedestrian bridge which we understand Clark County plans to build. According to the public filings of Las Vegas Sands, Inc., an affiliate of the owner of the Sands Expo and Convention Center, approximately 1 million visitors attended trade shows and conventions at the Sands Expo and Convention Center during 2001.

        We believe that our proximity to these trade show and convention facilities will make Le Rêve particularly attractive to business customers who attend trade shows and conventions. We expect these customers to be a source of room demand for Le Rêve during mid-week periods when room demand by leisure travelers is typically lower. Because of this source of room demand, we believe that we will be able to charge higher mid-week room rates than those of other Las Vegas Strip hotels.

        Proximity to the Fashion Show Mall.    Le Rêve will be directly across Las Vegas Boulevard from The Rouse Company's Fashion Show Mall. We anticipate that Le Rêve will be connected to the mall by a pedestrian bridge which we understand Clark County plans to build. The Fashion Show Mall contains premium retail stores and anchor tenants such as Neiman Marcus, Saks Fifth Avenue and Macy's and is currently undergoing a substantial remodeling and expansion program, which is expected to be completed by October 2003. When the remodeling and expansion are completed, the Fashion Show Mall is expected to house a number of new stores, including Nordstrom, Lord & Taylor and Bloomingdale's Home & Furniture. We anticipate that the proximity of the Fashion Show Mall to our retail shops will draw significantly more shoppers to the area.

        Capitalize on Our Experienced Management Team.    The members of our management team have extensive experience in developing and operating large-scale hotels and casinos and many of them worked with Mr. Wynn at Mirage Resorts to develop Bellagio. In addition to our executive officers, each of whose background is described in "Management," Wynn Resorts' management team includes:

  •
  Rob Oseland, who is Chief Operating Officer of Wynn Las Vegas and previously served as Vice President of Slot Operations of Bellagio;

  •
  Linda Chen, who is Executive Vice President of Wynn Las Vegas and previously served as Executive Vice President of Far East Marketing of MGM Grand;

  •
  Doreen Whennen, who is Vice President—Hotel Operations of Wynn Las Vegas and previously served as Vice President of Hotel Operations of The Mirage Casino-Hotel;

  •
  Kevin Stuessi, who is Vice President—Food & Beverage of Wynn Las Vegas, and previously served as Vice President of Food Service Planning of Mirage Resorts;

  •
  Karen Bozich, who is Vice President—Chief Information Officer of Wynn Las Vegas, and oversaw the information systems requirements for the design, building and opening of Bellagio and Beau Rivage;

  •
  Pete Lexis, who is Vice President—Customer Development of Wynn Las Vegas and previously served as Vice President of Casino Marketing of the Desert Inn; and

  •
  Allen McNeary, who is Vice President—Retail Operations of Wynn Las Vegas, and was previously a principal at Dembart-McNeary Group, a brand development consultancy and held management positions at several Fortune 500 brand marketing companies.

        We believe that the experience, talent and commitment of the members of our management team provide a substantial competitive advantage.

        Carefully Manage Construction Costs and Risks.    Wynn Design & Development, a wholly owned subsidiary of Valvino, is responsible for managing construction costs and risks associated with the project. Marnell Corrao will be the builder and general contractor for Le Rêve. Marnell Corrao has extensive experience in building large Las Vegas destination resorts, including Bellagio, The Mirage, Treasure Island at The Mirage and New York-New York Hotel and Casino. We expect the total development cost of Le Rêve to be approximately $2.4 billion, including the cost of the land, capitalized interest, pre-opening expenses and all financing fees. Of that amount, the design and construction costs are estimated to be approximately $1.4 billion. We have entered into a guaranteed maximum price construction contract covering approximately $919 million of the budgeted construction cost. The guaranteed maximum price is subject to increases based on scope changes and other exceptions, to construct the Le Rêve hotel and casino. Plans for a substantial portion of the budget for this contract have not been finalized. We plan to implement specific mechanisms that are intended to reduce the risk of construction cost overruns and delays, including:

  •
  a $34.3 million owner's contingency that we may use, subject to the limitations set forth in the disbursement agreement, to cover owner-created delays and owner-originated changes in the scope of the work and other cost overruns;

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  a liquidated damages provision requiring Marnell Corrao to pay us $300,000 for each day the completion of construction is delayed, following a five-day grace period and subject to force majeure and other permitted extensions, up to a maximum amount of $9 million;

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  a $150 million contractor performance and payment bond securing Marnell Corrao's obligations under the construction contract;

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  a guaranty by Marnell Corrao's parent company, Austi, of Marnell Corrao's full performance under the construction contract until final payment under that contract;

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  a $50 million completion guarantee in favor of the lenders under the credit facilities and second mortgage note holders by a special purpose subsidiary of Wynn Las Vegas, which completion guarantee will be secured by $50 million of the proceeds of Wynn Resorts' common stock offering contributed to the subsidiary and deposited in a collateral account and pledged to the lenders under the credit facilities and second mortgage note holders, to be applied to the costs of the project in accordance with disbursement agreement;

  •
  a separate liquidity reserve account to be held by Wynn Las Vegas into which Wynn Resorts will deposit $30 million of the net proceeds of its common stock offering pledged to the lenders under the credit facilities and second mortgage note holders to secure Wynn Las Vegas' obligation to complete the project and to be applied to the costs of the project in accordance with the disbursement agreement; and

  •
  anticipated availability under our revolving credit facility to fund interest and commitment fees on our debt obligations through the fourth month after our scheduled opening, if the opening is delayed.

        We have entered into a separate design/build contract with Bomel Construction Company, Inc. for the design and construction of the parking structure. Bomel has extensive experience constructing parking structures, including garages at Paris Las Vegas, Green Valley Ranch Station and The Palms Casino Resort. We expect to solicit competitive bids in late summer 2002 for construction of the new golf course and to award the contract in the fourth quarter of 2002. We expect that the newly constructed golf course will be available for play when Le Rêve opens.

        Benefit from the Significant Equity Investment.    We will have a significant cash equity capitalization for the development of Le Rêve. From inception through the completion of Le Rêve, we expect to have received a total of approximately $926 million in cash equity, which represents approximately 38% of the total project costs. To date, Mr. Wynn has invested $175 million in cash equity which demonstrates his commitment to the Le Rêve project.

The Le Rêve Resort

        Features of the Le Rêve Project

        The Hotel.    We have designed Le Rêve's hotel tower to contain 45 floors of hotel rooms and suites on top of a three-story low-rise building housing restaurants, retail outlets and the casino. The building will have a total area of approximately 5.2 million square feet. The high-rise building is configured in the shape of a gentle arc with the focal point of the tower being the Le Rêve lake, an approximately three-acre manmade lake situated in front of the hotel, and the manmade "mountain" in front of the lake along the Las Vegas Strip. We are designing the Le Rêve lake and "mountain" to provide special effects intended to entertain our guests and the pedestrians who come to our hotel and casino.

        The Le Rêve hotel guest main arrival area will feature an atrium garden adjacent to the registration desk with a view of Le Rêve lake below. We are designing Le Rêve to provide an intimate setting by minimizing walking distances throughout the hotel with a well-designed, organized floor plan to facilitate guest orientation and familiarity with the property. On average, walking distances from the registration hosts to the guest elevators will be only 460 feet. Comparative distances at The Venetian, Bellagio and The Mirage are approximately 530 feet, approximately 545 feet and approximately 570 feet, respectively. Once the guests arrive on their floor, the maximum walking distance to the most remote guest room will be approximately 240 feet, as compared to similar hotels such as Bellagio, The Mirage, Treasure Island at The Mirage and The Venetian at approximately 360 feet.

        The Guest Rooms.    We intend to decorate our approximately 2,400 standard guest rooms with sophisticated interior design elements and materials. The standard guest rooms have been designed to have a floor layout of approximately 620 square feet, which is approximately 100 to 125 square feet more than the industry standard for a standard guest room. The arc-shaped design of our high-rise building will provide rooms with a view of the golf course, lake and "mountain" setting, or the surrounding mountains and has enabled us to design these rooms with widened entryways consisting of six-foot wide marble foyers. All standard rooms will have views of either the golf course or Las Vegas Boulevard and also will have large working desks equipped with convenient and accessible electrical outlets. Additionally, we expect that each guest room will have a dedicated high-speed Internet connection utilizing state-of-the-art broadband connections that, for a fee, can be upgraded for in-room wireless Internet access with an adapter. Generally, this type of broadband connection is not currently available in the guest rooms of other hotels in Las Vegas. Standard room bathrooms will have an oversized countertop, double sinks, a makeup area and television, a glass shower enclosure, a separate toilet compartment and a bathtub for two.

        We also plan for Le Rêve to provide single and multiple bedroom luxury suites with superior amenities and furnishings designed to accommodate high-end hotel guests. Le Rêve will offer 270 parlor and salon suites (beginning at approximately 1,250 square feet) located in the tower of the hotel high-rise building and 21 one- and two-bedroom fairway lanai suites (beginning at approximately 2,200 square feet) located on the east side of the low-rise complex overlooking the golf course. The high-rise suite area will be separated from the standard guest rooms on each floor by a glass door, effectively creating a separate but adjoining "suite tower" accessible only to suite occupants. Occupants of the suites can also make use of a special hotel garden entrance to the hotel, located off of the south porte cochere VIP arrival area, as well as an exclusive elevator for the suites. The suites will be conveniently located near the casino and some of the fine-dining restaurants.

        We believe that we have designed these elegant and spacious suites to satisfy the expectations of the highly sought-after international gaming customer. The salon suites' living rooms and bedrooms are designed to have views overlooking the Las Vegas Strip or Las Vegas' surrounding geography. We plan for each salon suite to feature a luxurious lounge area with a media center, adjacent dining or conference area, wet bar and oversized bathroom.

        We believe that the location of our lanai suites on the golf course fairway will be especially attractive to our VIP gaming customers and hotel guests who desire the peace and privacy of staying in more secluded living quarters detached from the main hotel complex. The 21 fairway lanai suites will be situated in a three-story structure with seven suites on each floor and will be conveniently located near our four swimming pools. Each of our fairway lanai suites will have its own private patio overlooking the golf course and will include programmable guestroom controls to accommodate many of the native languages of our hotel guests. We believe that each of our suites will be decorated and furnished to satisfy the most discriminating tastes and clientele.

        We also will offer four two-bedroom and two four-bedroom villas located in the low-rise structure of our hotel. Our villas will average approximately 7,000 square feet. Our villas will be accessible via a private entry located off of the south porte cochere VIP arrival area and will be conveniently located close to our retail stores and fine-dining restaurants.

        The Casino.    We expect Le Rêve to have an approximately 111,500 square foot casino located in the center of the first level of the low-rise building. Le Rêve's casino will be designed with a feeling of casual elegance and color palettes that complement Le Rêve's resort setting. We have planned the casino to have a well-organized floor plan and well-defined pathways that will allow our patrons easy access to the casino. The casino's main gaming area will contain an estimated 136 table games and 2,000 slot machines, a race and sports book, poker room and keno lounge. Our gaming limits will accommodate a full range of casino customers. In addition, Le Rêve will have a baccarat salon and private gaming rooms with direct access from the "suite tower." Each private gaming room will be elegantly appointed with its own private dining room and patio terrace overlooking Le Rêve's pools. We will market the casino directly to gaming customers using database marketing techniques, slot clubs and traditional incentives, such as reduced room rates and complimentary meals and suites. We will offer high-roller gaming customers premium suites and special hotel services.

        The Golf Course.    We plan to construct a world-class, 18-hole championship golf course at the site of the former Desert Inn golf course. Based on current publicly available plans, when Le Rêve opens, we believe this golf course will be the only golf course on the site of a hotel casino resort on the Las Vegas Strip. Tom Fazio and Mr. Wynn, the designers of the Shadow Creek golf course owned by MGM Mirage, have designed our course. The Le Rêve golf course will be accessible only to hotel guests of Le Rêve. We expect that the course will feature three lakes and a series of meandering streams that will carve their way from the west to east end of the property. We have designed the golf course with dramatic elevation changes and plan to include water on almost every hole. Unlike other courses available to Las Vegas visitors, our golf course will be adjacent to the hotel, and will be visible from the windows of many of Le Rêve's meeting and convention rooms. We expect that Le Rêve's golf course will be available for play when Le Rêve opens.

        Restaurants, Lounges, Bars and Nightclub.    We plan to offer 18 food and beverage outlets, including six fine-dining restaurants and an approximately 600-seat buffet. We plan to follow the approach Mr. Wynn utilized at Mirage Resorts in seeking to persuade signature chefs to either move to Las Vegas or open second versions of restaurants that are well-known in other cities. In July 2002, Wynn Las Vegas entered into a restaurant management agreement with Dinex Management, LLC to provide the cuisine and services of Daniel Boulud, who was named "Chef of the Year" by Bon Appetit Magazine, and is known for his New York restaurants, DANIEL and Café Boulud. DANIEL has been awarded four stars by the New York Times, rated one of the ten best restaurants in the world by The International Herald Tribune and received Gourmet Magazine's "Top Table" award.

        We plan to engage a number of well-known interior designers to decorate and stylize Le Rêve's numerous restaurants. We expect Le Rêve to offer a full complement of lounges and bars and a nightclub. We have planned for several of our restaurants to overlook the Le Rêve lake and will offer outdoor lounges and/or dining areas.

        The Showroom.    Le Rêve's showroom will be customized to accommodate the unveiling of Franco Dragone's new water-based entertainment production. Mr. Dragone is the creative force behind Bellagio's production of "O" and Treasure Island at The Mirage's production of "Mystère," as well as Celine Dion's new production at the approximately 4,000-seat performing arts "Colosseum" currently being constructed by Caesars Palace and scheduled for completion in the first quarter of 2003. "O" and "Mystère" have been consistently sold out since opening.

        The showroom will seat approximately 2,080 guests and will feature an approximately 1,000,000 gallon performance pool. The seating for the showroom is designed to extend around the performance area a full 360 degrees and to be suspended over the performance pool with no seat farther than approximately 42 feet from the performance area.

        The Art Gallery.    Le Rêve will also offer an art gallery displaying rare paintings from The Wynn Collection. The Wynn Collection consists of works from 19th and 20th century European and American masters, and at various times has included works by Paul Cézanne, Paul Gaugin, Édouard Manet, Henri Matisse, Amedeo Modigliani, Claude Monet, Pablo Picasso and Vincent Van Gogh. Several of these paintings were on display at Bellagio before MGM Grand's acquisition of Mirage Resorts. Subject to certain notice restrictions, Mr. and Mrs. Wynn will retain the right to remove or replace any or all of the works of art that will be displayed in the art gallery. We currently operate an art gallery in our office building on the 20-acre parcel and pay for the insurance on the works of art and will continue to do so after Le Rêve opens. We lease The Wynn Collection from Mr. and Mrs. Wynn at a monthly rate equal to the gross revenue received by the gallery each month, less direct expenses, subject to a monthly cap. Prior to opening Le Rêve, we do not expect to make any material payments under this lease. The only financial exposure that we have under this lease is the cost of operating the art gallery, including insurance, which is not material. After specified notice periods, we or Mr. and Mrs. Wynn may terminate this lease.

        The Ferrari and Maserati Dealership.    We have entered into letters of intent with Ferrari North America, Inc. and Maserati North America, Inc. to open an authorized on-site, full-service Ferrari and Maserati dealership. We expect that our franchises will include a service and maintenance facility, as well as a café and retail store. Currently, there are only 29 Ferrari dealerships in the United States and we expect ours to be the first in Nevada. The dealership will be located near the main entrance to the hotel.

        The letters of intent require us to submit designs and plans for the dealership to Ferrari North America and Maserati North America for approval and to satisfy certain financing and other conditions, including minimum working capital and net worth requirements. The letters of intent also require us to provide quarterly updates as to the status of construction of Le Rêve and to continuously meet all capital, facility, personnel, customer satisfaction and operational standards of Ferrari North America and Maserati North America. If we are approved to operate the franchises, Ferrari North America and Maserati North America will have first and senior priority security interests in their respective franchises. Under the letters of intent, no changes in the proportional equity interests in Wynn Resorts held by Mr. Wynn, Aruze USA, Baron Asset Fund and our public stockholders as a group upon consummation of this offering can be made without the approval of Ferrari North America and Maserati North America.

        Retail Space.    Le Rêve will contain approximately 77,500 square feet dedicated to retail shops. We expect to lease approximately eight of the shops to tenants operating boutiques, including brand name and high-end boutiques. We plan to operate the remaining approximately 18 stores, including a golf shop and other shops selling, among other things, men's clothing, women's apparel and accessories, art, watches, sundries and proprietary Le Rêve products.

        The Spa, Salon and Fitness Complex.    We will own and operate a world-class spa, salon and fitness complex offering high-end spa treatments and fitness equipment and custom label and branded skin and body treatment products, as well as clothing, accessories, and athletic wear. The 38,000 square foot spa and salon complex will be directly accessible from the main guestrooms, the suites and villas, and pool deck elevators.

        Swimming Pools.    Le Rêve will offer its guests four outdoor swimming pools and two whirlpool spas. One swimming pool and one whirlpool spa will be dedicated for the exclusive use of our suite guests. The pool areas will feature private cabanas and lush landscaping.

        Convention, Meeting and Reception Facilities.    Le Rêve will feature approximately 223,000 square feet of convention, meeting and reception space (including corridors and patio space), including a grand ballroom, a junior ballroom and meeting rooms with outdoor patios overlooking either the pool area or the golf course, as well as boardrooms and a business center. Covered patios off of the meeting rooms are available as pre-function or break-out areas.

        The Wedding Chapels.    Le Rêve will include two intimate wedding chapels that we expect will accommodate 60 guests each.

        Parking.    Our north parking garage, which will have easy access to our hotel, will provide approximately 1,840 parking spaces for our guests and other visitors. The second level of the north parking garage will connect to a retail promenade that will lead to our casino. We will have two levels of valet parking under the hotel and a separate parking area for employees located on the 20-acre parcel next to the Le Rêve. In total, there will be approximately 4,050 parking spaces available to guests and employees of Le Rêve.

  Design and Construction Team

        Valvino's subsidiary, Wynn Design & Development, together with Stephen A. Wynn, is designing Le Rêve. Wynn Design & Development, which will supervise construction of Le Rêve, is comprised of a highly qualified team of specialists with an impressive track record in designing, constructing and completing major hotel casino resorts. The Wynn Design & Development team includes:

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  Kenneth R. Wynn, President. Kenneth R. Wynn will be supervising the construction, architectural and interior design and purchasing for Le Rêve. Kenneth R. Wynn previously served as President of Atlandia Design & Furnishings, Inc., then a wholly owned subsidiary of Mirage Resorts, where he directly supervised the construction, architecture, interior design and purchasing departments, as well as outside contractors and consultants, for all of Mirage Resorts' new construction and remodel projects, including Bellagio, The Mirage, Treasure Island at The Mirage and Golden Nugget—Las Vegas.

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  W. Todd Nisbet, Executive Vice President—Project Director. Mr. Nisbet will be supervising the construction of Le Rêve. Mr. Nisbet has over 15 years of experience in the construction industry through his employment by Marnell Corrao, where he had direct supervisory capacity over the construction of Bellagio, Treasure Island at The Mirage, projects at The Mirage, such as the expansion of the convention center, the volcano upgrade and the high limit slot area, and the expansion of the north casino at Caesars Palace.

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  DeRuyter O. Butler, Executive Vice President—Architecture. Mr. Butler has been employed by Atlandia Design & Furnishings or Wynn Design & Development for nearly 20 years. Mr. Butler directly supervised the architectural design of major hotel casino resorts such as Bellagio, The Mirage, Treasure Island at The Mirage and the Golden Nugget—Las Vegas.

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  Roger P. Thomas, Executive Vice President—Design. Mr. Thomas, who served as the Vice President—Design for Atlandia Design & Furnishings for over 15 years, was responsible for the interior design of The Mirage, including the standard rooms, suites and villas, the spa and salon, the Siegfried & Roy and Danny Gans showrooms and the expansion of the convention center. In addition, Mr. Thomas supervised the interior design of Bellagio, Treasure Island at The Mirage and the Golden Nugget—Las Vegas.

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  Janellen Sachs Radoff, Vice President—Design. Ms. Radoff held the position of Executive Designer at Atlandia Design & Furnishings for almost 15 years and has over 25 years of experience in interior design. Ms. Radoff worked with Mr. Thomas to create the interior design of major hotel casino resorts projects such as Bellagio, The Mirage and the Golden Nugget—Las Vegas.

  Construction Schedule and Budget

        We have scheduled groundbreaking for Le Rêve to occur in September 2002, with an opening to the general public scheduled for March 2005.

        Wynn Design & Development, a wholly owned subsidiary of Valvino, is responsible for the design and architecture of Le Rêve (except for the showroom, the golf course and the parking garage) and for managing construction costs and risks associated with the Le Rêve project. Nevada law requires that a firm licensed as a professional architectural organization certify architectural plans. These architectural services for the Le Rêve project will be provided by the firm of Butler/Ashworth Architects, Ltd., LLC. The principals of the Butler/Ashworth firm are DeRuyter O. Butler and Glen Ashworth, both of whom are employees of Wynn Design & Development. Mr. Butler is Executive Vice President of Wynn Design & Development. Wynn Design & Development is the only client of the Butler/Ashworth firm and pays the salaries and benefits of Messrs. Butler and Ashworth. Neither we nor Mr. Wynn has an ownership interest in Butler/Ashworth.

        We expect the total development cost of Le Rêve to be approximately $2.4 billion, including the budgeted design and construction costs, cost of the land, capitalized interest, pre-opening expenses and all financing fees. The required cash interest payments and commitment fees on the credit facilities, the FF&E facility, the second mortgage notes and any other indebtedness and obligations of ours which will be due before the estimated commencement date of operations of Le Rêve have been included in our estimate of the total development cost.

        Of the estimated $2.4 billion total development cost for Le Rêve, the design and construction costs are budgeted to be approximately $1.4 billion, including the cost of constructing the golf course and principal parking garage, but excluding costs such as pre-opening costs, entertainment production costs, site acquisition costs, construction period interest, financing fees and certain furniture, fixtures and equipment, such as slot machines, computer equipment and kitchen and dining supplies.

        In an effort to manage our construction risk, we have entered into a guaranteed maximum price construction contract with Marnell Corrao covering approximately $919 million of the budgeted $1.4 billion design and construction cost. The $919 million guaranteed maximum price contract is subject to increases based on scope changes and other exceptions. Although we have determined the overall scope and design of Le Rêve, not all of the plans and specifications for the construction components that are the subject of the guaranteed maximum price contract have been finalized and, under certain circumstances, we will be responsible for excess costs with respect to these components. See "Construction Contracts for Le Rêve" and "Risk Factors—Risks Associated with Our Construction of Le Rêve."

        Approximately $485 million of the $1.4 billion budgeted design and construction cost expenditures are not part of the Marnell Corrao guaranteed maximum price contract. These budgeted costs include:

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  owner-managed interior design and related furniture, fixtures and equipment, construction of restaurant and retail spaces, including tenant allowances, signage and electronic systems, site work and exterior features at a budgeted cost of approximately $303.0 million;

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  construction of the new golf course at a budgeted cost of approximately $21.5 million; we expect to solicit competitive bids in late summer 2002 for construction of the new golf course and to award the construction contract in the fourth quarter of 2002;

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  construction of the principal parking garage at a budgeted cost of approximately $11.5 million;

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  estimated design and engineering professional fees of approximately $66.1 million;

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  costs of obtaining required governmental approvals and permits and utility service connection fees of approximately $13.8 million;

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  costs of miscellaneous capital projects, including demolition and mock-up costs, of approximately $23.8 million;

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  utilities and security costs during construction of approximately $6.3 million;

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  estimated insurance costs of approximately $12.6 million for builder's risk insurance, fees and reserves under the owner-controlled insurance program, umbrella and excess liability insurance and design professional liability insurance during the construction period; and

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  contingency of approximately $26.7 million of the total owner's contingency of $34.3 million.

        We are responsible for these components of the budget, including any cost overruns with respect to these components. Of this remaining $485 million of budgeted design and construction costs, we have spent approximately 8.4% to date. We have received bids with respect to items comprising another 36.6% of these remaining budgeted costs (though we have not accepted these bids and therefore the bids are subject to change.) Accordingly, we have spent money or received non-binding bids for a total of approximately 45% of these remaining budgeted costs.

        We have entered into a design/build contract with Bomel for the design and construction of the principal parking garage for a lump sum of $9.9 million, subject to certain exceptions, including any changes in the scope of work, force majeure or owner delays. Design work for the construction is substantially complete. We expect that construction will commence in October 2002. We expect to solicit competitive bids in late summer 2002 for the construction of the golf course and to award the contract in the fourth quarter of 2002. We expect that the newly constructed golf course will be available for play when Le Rêve opens.

        We expect to lease approximately eight of the retail shops at Le Rêve to third parties and intend to provide some of our retail tenants an allowance for improvements as part of the lease arrangements. We will own and operate the remaining approximately eighteen retail shops at Le Rêve and will be responsible for constructing any improvements. These construction costs and allowances are included in our design and construction budget for Le Rêve. Design and/or construction costs in excess of an allowance are intended to be the responsibility of the particular retail tenant. Nevertheless, if we are unable to successfully negotiate leases consistent with our design and construction budget, we may have to fund or construct, at our cost, additional improvements in connection with the leases relating to the space.

        We intend to operate most of the restaurants at Le Rêve. We plan to construct the improvements for all of the restaurants, whether managed by us or by third parties, and the costs of those improvements are included in our design and construction budget.

        We believe that the overall design and construction budget of $1.4 billion is reasonable. In addition to the guaranteed maximum price provisions of the construction contract, we plan to implement specific mechanisms that are intended to reduce the risk of construction cost overruns and delays, including:

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  a $34.3 million owner's contingency that we may use, subject to the limitations set forth in the disbursement agreement, to cover owner-created delays and owner-originated changes in the scope of the work and other cost overruns;

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  a liquidated damages provision requiring Marnell Corrao to pay us $300,000 for each day the completion of construction is delayed, following a five-day grace period and subject to force majeure and other permitted extensions, up to a maximum amount of $9 million;

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  a $150 million contractor performance and payment bond securing Marnell Corrao's obligations under the construction contract;

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  a guaranty by Marnell Corrao's parent company, Austi, of Marnell Corrao's full performance under the construction contract until final payment under that contract;

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  a $50 million completion guarantee in favor of the lenders under the credit facilities and the second mortgage note holders by a special purpose subsidiary of Wynn Las Vegas, which will be secured by $50 million of the proceeds of Wynn Resorts' common stock offering contributed to the subsidiary and deposited in a collateral account and pledged to the lenders under the credit facilities and the second mortgage note holders, to be applied to the costs of the project in accordance with the disbursement agreement;

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  a separate liquidity reserve account to be held by Wynn Las Vegas into which Wynn Resorts will deposit $30 million of the net proceeds of its offering of common stock pledged to the lenders under the credit facilities and second mortgage note holders to secure Wynn Las Vegas' obligation to complete the project and to be applied to the costs of the project in accordance with the disbursement agreement; and

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  anticipated remaining availability of approximately $49 million under our revolving credit facility.

Despite these protections, design and construction costs may be significantly higher than expected. Furthermore, if we do not complete construction of Le Rêve by August 31, 2005, subject to limited permitted extensions due to force majeure events, we will be in default under the credit facilities and the second mortgage notes, and the holders of our indebtedness will have the right to accelerate our indebtedness and exercise other rights and remedies against us. See "Risk Factors—Risks Related to Our Substantial Indebtedness—We are highly leveraged and future cash flow may not be sufficient to meet our obligations, including our obligations under the second mortgage notes, and we might have difficulty obtaining more financing." We do not expect to be able to obtain insurance for delayed opening of Le Rêve, loss of use of the project or loss due to force majeure events. See "Risk Factors—Risks Associated with Our Construction."

  Water Show Entertainment Production Agreement

        We have entered into an agreement with Calitri Services and Licensing Limited Liability Company, under which Calitri will create, develop and produce the show to be presented in the Le Rêve showroom. This agreement is in the process of being amended. We expect that, under the agreement, as it will be amended, Calitri will be required to employ Franco Dragone as the principal creator of the production. The concept of the production, which involves a water-based show in Le Rêve's showroom, has already been approved by Mr. Wynn and is under development and pre-production. Wynn Las Vegas will pay Calitri a $2 million creation fee, $1 million of which has been paid, and fund parts of the development and production budgets. Wynn Las Vegas will pay the remaining $1 million of this fee upon the completion of this offering. In addition, Calitri will receive 10% of the revenue and one-half of the profits of the production. We also anticipate that Calitri and Wynn Las Vegas will have joint and equal ownership rights to the production and any related intellectual property rights and that the initial term of the agreement will be ten years. However, it is also currently contemplated that, if the production fails to satisfy certain revenue requirements, Wynn Las Vegas will be able to terminate the agreement prior to the end of its term. In addition, it is contemplated that the agreement, as amended, will provide Wynn Las Vegas with an option to renew the agreement for an additional five-year term.

        We have also paid Calitri $1 million for an option with respect to a second production for Le Rêve or for another project. We anticipate that we will be required to pay an additional $1 million if we exercise the option.

        Following the completion of this offering and the offering of Wynn Resorts' common stock, Wynn Resorts plans to grant Mr. Dragone an award of            shares of restricted stock. The restricted stock will be subject to Wynn Resorts' repurchase right, which will lapse in June 2006. This restricted stock award is intended to be part of the compensation paid to Mr. Dragone for his role as principal creator of the production. Although the form of the restricted stock grant has not been finalized, management believes that compensation expense, based on the fair value of the stock grant at the measurement date, will be recognized and that such compensation expense will be capitalized as part of the cost of constructing the entertainment production. Because the price of the stock at the measurement date is presently unknown and the form of the agreement has yet to be finalized, management is unable to estimate the amount of compensation expense expected to be associated with the restricted stock grant at this time.

  Growth Opportunities

        In addition, we continue to explore opportunities to develop additional gaming or related businesses, in Las Vegas or other markets, whether through acquisition, investment or development. Any such development would require us to obtain additional financing. We may decide to conduct any such development through Wynn Resorts or through a line of subsidiaries separate from the Le Rêve entities.

  Las Vegas Market

        Overview.    Las Vegas is one of the fastest growing leisure, lodging and entertainment markets in the country. Las Vegas hotel occupancy rates are among the highest of any major market in the United States. According to the Las Vegas Convention and Visitors Authority, the number of visitors traveling to Las Vegas has continued to increase at a steady and significant rate. The number of visitors increased from approximately 29.6 million in 1996 to approximately 35.0 million visitors in 2001, a compound annual growth rate of 3.3%. Aggregate expenditures by these visitors increased at a compound annual growth rate of 7.5%, from approximately $22.5 billion in 1996 to approximately $31.6 billion in 2001. The number of residents in Clark County, the greater Las Vegas area, has increased from 1,115,940 residents in 1996 to 1,425,723 residents in 2000, a compound annual growth rate of 6.6%.

        Expanding Hotel and Gaming Market.    Las Vegas has one of the strongest and most resilient hotel markets in the country and, according to the American Gaming Association, has the highest casino gaming revenue in the United States. Major properties on the Las Vegas Strip that have opened over the past ten years include Bellagio, Mandalay Bay Resort & Casino, New York-New York Hotel and Casino, Paris Las Vegas, Aladdin Resort & Casino and The Venetian. In addition, a number of existing properties on the Las Vegas Strip embarked on expansions during this period including MGM Grand Hotel and Casino, Luxor Hotel and Casino, Circus Circus Hotel, Casino and Theme Park, Mandalay Bay Resort & Casino and Caesars Palace. Despite this significant increase in the supply of rooms in Las Vegas, hotel total occupancy rates for all days exceeded on average 90.6% for the years 1990 to 1999, averaged 92.5% in 2000 and 88.9% in 2001.

        According to the Las Vegas Convention and Visitors Authority, Clark County gross gaming revenue has increased by 31%, from approximately $5.8 billion in 1996 to approximately $7.6 billion in 2001. As a result of the increased popularity of gaming, Las Vegas has sought to increase its popularity as an overall vacation resort destination. The number of hotel rooms in Las Vegas has increased by 30.6% from 80,952 in 1996 to 105,702 in 2001.

We believe that the growth in the Las Vegas market has been enhanced as a result of a dedicated program by both the Las Vegas Convention and Visitors Authority and major Las Vegas hotels to promote Las Vegas as a major vacation and convention site and the increased capacity of McCarran International Airport.

        Growth of Las Vegas Retail Sector and Non-Gaming Revenue Expenditures.    The Las Vegas market continues to evolve from its historical gaming focus to broader entertainment and leisure offerings. In addition to the traditional attractiveness of gaming, the market is continuing to expand to include retail, fine dining, sporting activities, major concerts and other forms of entertainment. This diversification has contributed to the growth of the market and broadened the universe of individuals who would consider Las Vegas as a vacation destination. The more diversified entertainment and leisure offerings present significant growth opportunities. In particular, the newer, large theme-destination resorts have been designed to capitalize on this development by providing better quality hotel rooms at higher rates and by providing expanded shopping, dining and entertainment opportunities to their patrons, in addition to gaming.

        Las Vegas as a Convention Center Attraction.    According to Tradeshow Week 200, an annual publication that analyzes the 200 largest trade shows in the United States, Las Vegas was the most popular trade show destination in the United States with a 28.4% market share of the Tradeshow Week 200 shows in terms of net square footage and one of the most popular convention destinations in the United States in 2001. In 1996, approximately 3.3 million persons attended conventions in Las Vegas, providing approximately $3.9 billion in non-gaming trade show and convention revenue. By 2001, the number of convention attendees increased to more than 4 million, providing approximately $4.8 billion in non-gaming and trade show convention revenue.

        Trade shows are held for the purpose of getting sellers and buyers of products or services together in order to conduct business. Trade shows differ from conventions in that trade shows typically require substantial amounts of space for exhibition purposes and participant circulation. Conventions generally are gatherings of companies or groups that require less space for breakout meetings and general meetings of the overall group. Las Vegas offers trade shows and conventions a unique infrastructure for handling the world's largest shows. This includes a concentration of approximately 72,000 hotel rooms located on the Las Vegas Strip, two of the largest convention centers in the United States—the Las Vegas Convention Center and the Sands Expo and Convention Center—with a total of over 4 million square feet of convention and exhibition space, convenient air service from major cities throughout the United States and other countries and significant entertainment attractions. In addition to the Sands Expo and Convention Center and the Las Vegas Convention Center, the MGM Grand Hotel and Casino has constructed a conference and meeting facility of approximately 380,000 gross square feet. The Mirage has recently added approximately 90,000 gross square feet of meeting space, and Mandalay Bay Resort & Casino has begun construction of an approximately 1.8 million square foot convention center with an estimated completion date in early 2003. We believe that Las Vegas will continue to evolve as one of the country's preferred trade show and convention destinations.

        Statistics on the Las Vegas Gaming Industry.    The following table sets forth certain information derived from published reports of the Las Vegas Convention and Visitors Authority and the Nevada State Gaming Control Board concerning Las Vegas Strip gaming revenue and visitor volume and hotel data for the years 1996 to 2001. As shown in the table, the Las Vegas market has achieved significant growth in visitor volume and tourist revenue.

Historical Data for Las Vegas Gaming Industry(1)

	1996	1997	1998	1999	2000	2001	Compounded Annual Growth Rate
Las Vegas Visitor Volume	29,636,361	30,464,635	30,605,128	33,809,134	35,849,691	35,017,317	3.4%
Total Visitor Expenditures(2)	$22,533,258	$24,952,189	$24,577,469	$28,695,178	$31,462,337	$31,555,924	7.0%
Las Vegas Strip Gaming Revenue(2)	$3,579,269	$3,809,354	$3,812,408	$4,490,330	$4,805,572	$4,703,692	5.6%
Las Vegas Convention Attendance	3,305,507	3,519,424	3,301,705	3,772,726	3,853,363	4,049,095	4.1%
Las Vegas Hotel Occupancy Rate for All Days	93.4%	90.3%	90.3%	92.1%	92.5%	88.9%	N/A
Las Vegas Hotel/Motel Room Supply	99,072	105,347	109,365	120,294	124,270	126,610	5.0%

(1)
Sources: Las Vegas Convention and Visitors Authority and Nevada State Gaming Control Board for the fiscal years ended December 31.

(2)
Dollars in thousands.

  Competition in Las Vegas

        Hotel/Casino Competition.    The casino/hotel industry is highly competitive. Le Rêve, which will be located on the Las Vegas Strip, will compete with other high-quality resorts and hotel casinos in Las Vegas on the basis of overall atmosphere, range of amenities, level of service, price, location, entertainment offered, theme and size. Le Rêve will compete with hotels on the Las Vegas Strip and those in downtown Las Vegas, as well as a large number of hotels and motels in and near Las Vegas.

        In June 2003, The Venetian expects to complete a 1,000-room hotel tower on top of the resort's existing parking garage. Also, Mandalay Bay Resort & Casino has announced that it expects to begin construction of a 1,122-room, all-suite tower connected to the current hotel casino resort in September 2002, with an expected opening date in October 2003. Other than the expansions of The Venetian and Mandalay Bay Resort & Casino, we are not aware of any significant additions of hotel rooms to major hotel casino resort properties in Las Vegas or any developments of new major hotel casino resort properties in Las Vegas in the near future. Many competing properties, such as the Bellagio, Caesars Palace, Luxor Hotel and Casino, Mandalay Bay Resort & Casino, the MGM Grand Hotel and Casino, The Mirage, Monte Carlo Hotel and Casino, New York-New York Hotel and Casino, Paris Las Vegas, Rio All-Suite Hotel & Casino, Treasure Island at The Mirage and The Venetian, have themes and attractions which draw a significant number of visitors and will directly compete with our operations. Some of these facilities are operated by companies that have more than one operating facility and may have greater name recognition and financial and marketing resources than us and target the same demographic group as we will. We will seek to differentiate Le Rêve from other major Las Vegas resorts by concentrating on our fundamental elements of design, atmosphere, personal service and level of luxury.

        Las Vegas casinos also compete, to some extent, with other hotel/casino facilities in Nevada and in Atlantic City, riverboat gaming facilities in other states, hotel/casino facilities elsewhere in the world, state lotteries, Internet gaming and other forms of gaming. In addition, certain states recently have legalized, and others may or are likely to legalize, casino gaming in specific areas. Passage of the Tribal Government Gaming and Economic Self-Sufficiency Act in 1988 has led to rapid increases in Native American gaming operations. Also, in March 2000, California voters approved an amendment to the California Constitution allowing federally recognized Native American tribes to conduct and operate slot machines, lottery games and banked and percentage card games on Native American land in California. As a result, casino-style gaming on tribal lands is growing and could become a significant competitive force. The proliferation of Native American gaming in California could have a negative impact on our operations. The proliferation of gaming activities in other areas could significantly harm our business as well. In particular, the legalization of casino gaming in or near metropolitan areas, such as New York, Los Angeles, San Francisco and Boston, from which we intend to attract customers, could have a substantial negative effect on our business. In addition, new or renovated casinos in Macau or elsewhere in Asia could draw Asian gaming customers, including high-rollers, away from Las Vegas. See "Our Affiliate's Opportunity in Macau—Competition within Macau and from Regional Markets."

        Our casino will also compete, to some extent, with other forms of gaming on both a local and national level, including state-sponsored lotteries, on-and off-track wagering and card parlors. The expansion of legalized gaming to new jurisdictions throughout the United States will also increase competition we face and will continue to do so in the future. Additionally, if gaming is legalized in jurisdictions near our property or our target markets where it currently is not permitted, we will face additional competition.

        Retail Competition.    Le Rêve's retail stores will operate in a highly competitive environment. Le Rêve's retail stores will compete with other retail stores located in other Las Vegas hotel casino resorts and shopping districts. Among these Las Vegas shopping locations, Le Rêve will face significant competition from the retail stores at Bellagio, the Forum Shops at Caesars Palace, which is expected to complete a 200,000 square foot expansion in 2004, The Grand Canal Shoppes at The Venetian and Desert Passage at Aladdin Resort & Casino. In

particular, Le Rêve's retail stores will face competition from the premium retail stores of the Fashion Show Mall, which is owned by The Rouse Company, a publicly traded company. The Fashion Show Mall, which is situated across the Las Vegas Strip from Le Rêve, is currently undergoing an extensive remodeling and expansion program, reportedly increasing its size from approximately 773,000 square feet to nearly 2 million square feet. Beginning in November 2002, the Fashion Show Mall is expected to contain an approximately 180,000 square foot Nordstrom and a flagship store of Bloomingdale's Home & Furniture. The expansion of the Fashion Show Mall is expected to be completed in October 2003 with a new Lord & Taylor and is expected to include a total of approximately 300 shops. In addition, Le Rêve's retail stores will compete with outlet shopping areas located on the way to Las Vegas from Los Angeles and other places, which tend to offer merchandise at discounted prices.

        Our retail stores will compete on the basis of, among other things, the location of our stores, the breadth, quality, style, and availability of merchandise, the level of customer service offered and merchandise price. We will also compete with other retail properties for retail businesses on the basis of the rent charged and location.

        We believe that our retail operations will generate approximately 5% of our total revenue. However, we will face significant competition in this market area. Any increase in our competitors' market share for retail customers in Las Vegas could negatively impact our operations in a significant manner. See "Risk Factors—General Risks Associated with Our Business—The casino, hotel, convention, retail and other facilities at Le Rêve will face intense competition."

  Marketing in Las Vegas

        Our marketing strategy consists of positioning Le Rêve as a full-service luxury resort and casino in the leisure, convention and tour and travel markets. Prior to the opening of Le Rêve, we will create general market awareness about Le Rêve's product offerings through conventions and media, including television, radio, newspapers, magazines, internet, direct mail, and billboards. We also expect that the third party retail tenants will engage in their own general advertising and promotional activity, which we expect will benefit all of Le Rêve's retail shops.

        We believe that Le Rêve will attract wealthy international and domestic gaming customers due in part to the high degree of customer recognition and guest loyalty that we believe Mr. Wynn has developed over the last two decades by operating some of the signature properties on the Las Vegas strip. In addition, we currently employ a number of experienced international and domestic casino marketing executives. We believe that Mr. Wynn's reputation will allow us to continue to attract marketing executives of this caliber.

        Le Rêve plans to have marketing executives located in local offices in Tokyo, Hong Kong, Macau, Singapore, Taiwan, Europe, New York and southern California, as well as independent marketing representatives in major U.S. and foreign cities. We also plan to develop a guest loyalty program at Le Rêve that will integrate in real-time, all gaming, hotel, food, beverage and retail revenue of a particular guest and compare it against incurred expenses to determine the profitability of that guest. We will use this program to implement a rewards system that offers discounted and complementary meals, lodging and entertainment for our guests. We will also use that information to develop an integrated database that will allow us to target specific customers for promotions that might induce them to visit Le Rêve.

        Wynn Las Vegas and Wynn Macau anticipate that they will be able to cross-market Le Rêve and the planned Macau property to both domestic and international customers.

Seasonality

        We do not consider our Las Vegas business to be particularly seasonal. However, we expect that our revenue and cash flow may be slightly reduced during the summer months due to the tendency of Las Vegas room rates to be lower at that time of the year.

Employees

        We currently employ approximately 200 employees in the U.S. We anticipate that when Le Rêve opens, we will employ nearly 8,000 employees in connection with the operation of Le Rêve. As a result, we will need to undertake a major recruiting and training program before the opening. However, we believe that we will be able to attract and retain a sufficient number of qualified individuals to operate the hotel and casino. We believe that we will be able to capitalize on Mr. Wynn's reputation and established relationships with former gaming, hotel and food and beverage employees in the Nevada community to supply the necessary work force to adequately operate Le Rêve's hotel casino resort. Under Mr. Wynn, Mirage Resorts was ranked as the fourth best company in the United States in quality of management in the March 3, 1997 issue of Fortune magazine. We will pay competitive market wages to our employees.

        Currently, Valvino is a party to several collective bargaining agreements with several different unions which it assumed in connection with the acquisition of the Desert Inn Resort & Casino. All of these agreements will expire before the scheduled opening of Le Rêve. However, the unions may seek to organize the workers at Le Rêve or claim that the agreements assumed in connection with Valvino's acquisition of the Desert Inn Resort & Casino obligate Wynn Las Vegas to enter into negotiations with one or more of the unions to represent the workers at Le Rêve. Unionization or pressure to unionize could increase our labor costs.

Trademarks and Service Marks

        Our most important marks are LE RÊVE for hotel services and LE RÊVE for casino services. We have purchased the common-law name and mark "LE RÊVE" from a California trust operating a hotel by that name. This purchase removed the California trust as a prior user with superior rights. We have also applied to register the "LE RÊVE" service mark in the United States Patent and Trademark Office, referred to as the PTO, for hotel services. Our application for the LE RÊVE hotel mark has cleared the PTO examination process. It was "published for opposition." If no member of the public opposes or seeks time to oppose by August 16, 2002, LE RÊVE will be registered for hotel services, and restaurant, bar, lounge and health spa services.

        We have also applied to register the "LE RÊVE" service mark with the PTO for combined casino and entertainment services. Because the PTO translates "LE RÊVE" as "THE DREAM," it has cited certain "DREAM" marks as a basis for preliminarily refusing to allow some of our "LE RÊVE" applications to proceed toward registration. The PTO's objection appears to relate solely to entertainment services, and not casino services. Accordingly, we will divide the application to register LE RÊVE for casino services from entertainment services and therefore not be subject to the objections to entertainment services.

        In addition, we have applied to register this mark for other uses, including gift shop items, retail services, clothing, golf balls and golf accessories, toys, tote bags, mugs, and others, none of which, individually, will be material to our business. Our application for Le Rêve retail services was preliminarily refused based on a prior registration of Le Reve for wines. Each of these applications is pending. None of the non-hotel and non-casino applications for LE RÊVE are for goods or services that would, if finally rejected, have a material impact on our business.

        Even if we are able to obtain registration of the LE RÊVE mark for the above-described applications, such federal registration is not completely dispositive of the right to such trademarks. Third parties with prior rights with respect to DREAM marks or to marks similar to LE RÊVE may nonetheless challenge our use of LE RÊVE and seek to overcome the presumptions afforded by the registration. They also could attempt to prevent our use of LE RÊVE and/or seek monetary damages as a result of our use.

Properties

        Las Vegas Land.    We currently own approximately 212 acres of land on or near the Las Vegas Strip on the site of the former Desert Inn Resort & Casino. Le Rêve will total 192 acres consisting of approximately 55 acres, owned by Wynn Las Vegas, at the northeast corner of the intersection of Las Vegas Boulevard and Sands Avenue and the approximately 137-acre golf course, owned by Wynn Resorts Holdings, to be constructed behind the hotel. The balance of the 212 acres consists of an additional parcel of approximately 20 acres fronting Las Vegas Boulevard next to the Le Rêve site, owned by Valvino, that is available for future development.

        We will use the 20-acre parcel while we are constructing Le Rêve for our corporate offices, pre-opening activities, recruiting and employment purposes and employee parking. If we meet prescribed cash flow tests for four consecutive calendar quarters after commencement of operations at Le Rêve, the 20-acre parcel will be released from the liens under the credit facilities and second mortgage notes and could be transferred to Wynn Resorts or another entity. In addition, the lenders under the credit facilities may release the liens on the 20-acre parcel if we meet these prescribed cash flow tests for two consecutive calendar quarters after commencement of operation at Le Rêve and, in such event the liens of the second mortgage noteholders in the 20-acre parcel would be automatically released. In that event, Wynn Resorts or the other entity may decide to develop the parcel in the future, either on its own or through a joint venture. For example, in the future, Wynn Resorts or another entity may decide to develop a second hotel casino as a Phase II development on the parcel to take advantage of the substantial infrastructure and amenities planned for Le Rêve. The Le Rêve design will include a major access corridor that could be used to connect a Phase II development to Le Rêve.

        Similarly, three years after commencement of operations at Le Rêve and upon our satisfaction of prescribed maximum leverage ratio and minimum credit rating requirements, the land underlying the golf course, which is owned by Wynn Golf Course, a wholly owned indirect subsidiary of Valvino, will be released from the liens under the credit facilities and the indenture governing the second mortgage notes and could be transferred by Wynn Resorts Holdings to Wynn Resorts or another entity. In addition, portions of the golf course land may be released from the liens to permit residential or other non-gaming development if we satisfy prescribed cash flow tests for a full fiscal year after Le Rêve commences operation and the development does not interfere with the use of the golf course and otherwise could not reasonably be expected to materially impair the overall value of Le Rêve.

        Las Vegas Water Rights.    Valvino indirectly owns approximately 949 acre-feet of certificated water rights through its indirect subsidiary, Desert Inn Improvement Co. We plan to use this water for general irrigation purposes including irrigation of the golf course. Desert Inn Improvement Co. also currently provides water service to the existing office building on the site of the former Desert Inn Resort & Casino and the remaining homes around the golf course. As a result, Desert Inn Improvement Co. is a public utility under Nevada law and is subject to regulatory restrictions imposed by the Nevada Public Utilities Commission. See "Risk Factors—General Risks Associated with Our Business—We will be subject to regulatory control by the Public Utilities Commission of Nevada." Desert Inn Improvement Co. does not use these water rights to provide water to its public utility customers. Under Nevada law, we obtained the approval of the Public Utilities Commission of Nevada for Wynn Resorts to complete its offering of common stock.

        Valvino directly owns an additional approximately 36 acre-feet of certificated water rights. This water will be used to supply the water for the Le Rêve lake, subject to the approval of the Nevada State Engineer. There are significant cost savings and conservation benefits associated with using water supplied pursuant to our water rights.

Legal Proceedings

        From time to time, we are involved in litigation relating to claims arising out of the ordinary course of business.

        In addition, Valvino is currently involved in litigation related to its ownership and development of the former Desert Inn golf course and the residential lots around the golf course. Valvino acquired some, but not all, of the residential lots located in the interior of and around the former Desert Inn golf course when it acquired the former Desert Inn Resort & Casino from Starwood Hotels & Resorts Worldwide, Inc. Valvino later acquired all of the remaining lots located in the interior of, and some of the remaining lots around, the former Desert Inn golf course. In total, Valvino acquired 63 of the 75 residential lots, with Clark County having acquired two of the lots through eminent domain in 1994 as part of the widening of Desert Inn Road. The residential lots, previously known collectively as the Desert Inn Country Club Estates, were subject to various conditions, covenants and restrictions recorded against the lots in 1956 and amended from time to time since then.

        On October 31, 2000, Ms. Stephanie Swain, as trustee of the Mark Swain Revocable Trust, and some of the homeowners whose lots Valvino did not purchase filed an action in Clark County against Valvino and the then directors of the Desert Inn Country Club Estates Homeowners' Association. The plaintiffs are seeking various forms of declaratory relief concerning the continued governance of the homeowners' association. In addition, the plaintiffs have challenged the termination in June 2001 of the conditions, covenants and restrictions recorded against the residential lots. The plaintiffs also seek to establish certain easement rights that Ms. Swain and the other homeowners claim to possess. Specifically, the remaining homeowners seek to establish easement rights to enter upon the golf course for exercise and other leisure purposes, and to use the perimeter roadways for entrance and exit purposes. At least two of the plaintiffs also have alleged the existence of an equitable implied restriction prohibiting any alternative commercial development of the golf course. Two subsequent actions were filed, one by Ms. Swain against certain homeowners' association members and one by Valvino seeking declaratory and injunctive relief similar to the original action. Because the issues in the subsequent actions are present in the original action, both of the subsequent actions have been stayed pending the outcome of the original action.

        The trial in this matter is scheduled for February 2003. The court has, nonetheless, entered several preliminary injunction orders concerning the parties' respective property rights. Among other things, the court has ordered that Valvino is free to develop the golf course and the remainder of its property as it deems fit, subject to all applicable legal restraints. In that regard, Valvino was permitted to remove all homes and structures on its properties surrounding the golf course and those located on the Country Club Lane cul de sac, which ran to the interior of the golf course. Valvino has removed all structures that were on its lots, together with the cul-de-sac, and has relandscaped the property to blend into the existing golf course. The court has also entered an order prohibiting Ms. Swain from filing a lis pendens against the golf course property. A lis pendens is a notice filed on public records to warn all persons that the title to certain property is in litigation and that the effect of such litigation will be binding on the owner of the property.

        The plaintiffs have sought, and successfully obtained, a preliminary injunction to compel Valvino to subsidize security to homeowners who reside near the project. Valvino has appealed this ruling and the issue is now pending before the Nevada Supreme Court.

        Discovery in this case is currently ongoing. Valvino is vigorously contesting all of the homeowners' claims and will continue to do so. However, if the plaintiffs prevail on their claims and the conditions, covenants and restrictions on the lots remain in effect, we may have to adjust our current plans for the construction of the golf course by redesigning some of the holes located on the periphery of the course. In addition, if the court finds that there is an implied equitable restriction on the golf course lots, any future development of the golf course parcel for an alternative use may be restricted.

CONSTRUCTION CONTRACTS FOR LE RÊVE

        The following discussion summarizes the material terms of our construction contracts. These summaries are qualified in their entirety by reference to the contracts themselves.

Construction of the Hotel/Casino

  Overview

        We have entered into a construction agreement with Marnell Corrao, the contractor, for construction services for a substantial portion of the construction, but not design, of Le Rêve, excluding the principal parking garage and the golf course construction, for a guaranteed maximum price. The guaranteed maximum price is approximately $919 million (subject to various contingent adjustments). The guaranteed maximum price includes:

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  a fixed lump sum contractor's fee in the amount of $30 million;

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  costs necessarily incurred by Marnell Corrao in the performance of its obligations under the construction contract, including the cost of payment and performance bonds for Marnell Corrao and subcontractors required by the construction contract;

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  an approximately $7.6 million owner-controlled contingency to cover, among other items, owner-created delays and owner-originated changes in the scope of work; and

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  a portion of the cost of insurance obtained by Marnell Corrao on which we will be named as an additional insured.

        The guaranteed date of substantial completion is 910 calendar days from the date we direct Marnell Corrao by written notice to commence construction.

        Although we have determined the overall scope and general design of Le Rêve, not all of the plans and specifications for the construction components that are the subject of the guaranteed maximum price contract have been finalized. Specifically, the approximately $919 million maximum price includes construction components totaling approximately $493.5 million for which detailed plans have not yet been finalized. The guaranteed maximum price for these components is based on master concept plans and agreed upon design and other premises and assumptions for the detailed plans to be created for the remaining components. If the plans for these components do not substantially conform to the premises and assumptions described in the construction contract, or if we request change orders with respect to these components or any component for which there are final plans or defects or deficiencies in the architectural plans or concealed conditions, we will be responsible for the excess costs. For example, if the initial drawings, when finalized, are inconsistent with the premises and assumptions, we will be responsible for the increase, if any, in the cost to construct the work covered by those drawings over the previously agreed upon amounts designated for such work in the guaranteed maximum price, even if the drawings are redesigned to be consistent with the premises and assumptions. The premises and assumptions reflect general concepts and techniques pursuant to which the contractor will construct Le Rêve. However, the premises and assumptions may not be sufficiently specific so as to determine, as between the contractor and us, who is responsible for cost overruns in specific situations.

        As of the date of this prospectus, and with regard to a portion of the construction budget covered by the Marnell Corrao construction contract:

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  we have prepared and received bids on final construction drawings and specifications for approximately 3 million square feet of high rise hotel, convention center, central plant, meeting rooms and warehouse space, which represents approximately $388 million of the construction components covered by the construction contract;

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  approximately $493.5 million represents construction components for which final plans have not yet been completed; and

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  approximately $32.3 million of the approximately $493.5 million of construction components consists of allowances for additional items of the construction work that are in the earliest concept stages, such as construction of the "mountain." If the actual cost of these items exceeds the allowances, we will be responsible for these excess amounts.

        Drawings for the interior work on the project have not been finished. If the cost to complete the interior work exceeds budgeted amounts, the excess will not be covered by the guaranteed maximum price contract and, accordingly, we will be responsible for these excess costs.

        There are also certain permit and similar fees and costs of approximately $13.8 million which are not Marnell Corrao's responsibility and are not a part of the guaranteed maximum price, but are our responsibility.

        The construction contract calls for the cost of the work provided by Marnell Corrao to be at the lowest reasonably available prices obtainable by Marnell Corrao's best efforts, unless we have given prior written consent to incur higher expenses.

        If we reasonably believe at any time, based on the progress of the work and the cost of the work, that the work cannot be completed for the guaranteed maximum price, we have the right after certain notice periods to require Marnell Corrao to provide us with satisfactory evidence of funds available to Marnell Corrao to pay any anticipated overages.

        Due to the lack of final plans for substantial portions of the project, the construction contract does not require Marnell Corrao to adhere to specific cost limits on a line item basis. Rather, it only obligates Marnell Corrao to complete the construction within an overall guaranteed maximum price subject to certain general balancing and other requirements. Therefore, subject to the general balancing requirements of the construction contract, there is a risk that the funds earmarked for the guaranteed maximum price could be exhausted before substantial completion of the project should Marnell Corrao spend greater amounts on certain line items in the earlier stages of construction. In addition, the disbursement agreement and the credit facilities will contain balancing provisions requiring us to demonstrate, as a condition to every release or drawdown of funds, that we have sufficient funds available to cover all remaining construction costs, plus required contingency, in accordance with our construction budget. Accordingly, if Marnell Corrao spends greater amounts than anticipated in respect of any component of the work, we may be denied further access to the proceeds of the second mortgage notes and under the credit facilities.

        We will continue to evaluate the project design in relation to its construction schedule and budget and the demands of the Las Vegas tourist and gaming market. Accordingly, the design of individual elements of Le Rêve may be refined from the descriptions contained in this prospectus.

  Potential Increases in the Guaranteed Maximum Price

        The construction contract with Marnell Corrao provides that the guaranteed maximum price will be appropriately increased, and the deadline for completion of construction will be appropriately adjusted, on account of, among other circumstances:

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  changes in the design documents prepared by the architect or deficiencies in the design documents;

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  changes requested or directed by us in the scope of the work to be performed pursuant to the construction contract;

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  changes in legal requirements;

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  natural disasters, unavoidable casualties, industry-wide labor disputes affecting the general Las Vegas area and not limited to the project, and other force majeure events that are unforeseeable and beyond the reasonable control of Marnell Corrao; and

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  delays caused by us.

        We will commence construction of Le Rêve before all plans and specifications will be completed. Delays in completing the remaining drawings and specifications could cause delays in the substantial completion of the work and, under specific circumstances, could defer the contractor's obligation to deliver the completed project by the scheduled completion date.

        Cost overruns could cause us to be out of "balance" under the second mortgage notes, credit facilities and FF&E facility and, consequently, unable to obtain funds from the second mortgage note proceeds secured account or to draw down under the credit facilities or the FF&E facility. If we cannot obtain these funds, we will not be able to open Le Rêve to the general public on schedule or at all. Given that we are required to use the proceeds of the second mortgage notes in full before borrowing on the credit facilities and the FF&E facility, if any such "out of balance" event occurs in the latter stages of construction, the second mortgage note holders would be fully exposed and the lenders under our credit facilities and FF&E facility would have no obligation to commence or continue funding loans under their respective facilities.

        When we finalize plans or specifications in the future, we may discover that we need to obtain additional funding, which may not be available on satisfactory terms or at all, or we may choose to reduce the scope of the work and design components to reduce the costs of constructing the project. Any such reduction in scope would be subject, under specified circumstances, to obtaining the consent of the lenders under the credit facilities, the FF&E facility and the second mortgage note holders as required under the disbursement agreement.

  Competitive Bids

        Unless we specify otherwise, subcontractors will be selected after a bidding process that includes, to the extent practicable, at least three bidders from a list of bidders provided by Marnell Corrao. Marnell Corrao will submit the various bids received from prospective subcontractors, all information available to Marnell Corrao with respect to the bids and prospective subcontractors and Marnell Corrao's recommendation of the prospective subcontractor for the contract. We, with Marnell Corrao's assistance, will select each subcontractor based on this information. If we select a subcontractor other than one recommended by Marnell Corrao, and there is a difference in the bids of the subcontractor we select above stated thresholds, the guaranteed maximum price may be increased.

  Substantial Completion

        Marnell Corrao is responsible for achieving "substantial completion" of the work by a guaranteed date of substantial completion. Substantial completion is defined in the construction contract as the stage in the progress of the development of Le Rêve when it is sufficiently complete, including the receipt of necessary permits, licenses and approvals, so that all aspects of Le Rêve covered by the construction contract can be open to the general public. As mentioned earlier, under the construction contract, the guaranteed date of substantial completion is 910 calendar days from the date we direct Marnell Corrao by written notice to commence construction. This period is referred to in the construction contract as the "contract time," and may only be adjusted in accordance with the construction contract. The contract time may be extended, among other reasons, due to force majeure events as noted below, and changes by us in the scope of the work.

        Plans for a substantial portion of the approximately $919 million guaranteed maximum price construction budget have not been finalized. Delays in completing the remaining drawings and specifications could cause delays in the substantial completion of the work and, under certain circumstances, could defer Marnell Corrao's obligation to deliver the completed project by the scheduled completion date.

  Construction Contract Guaranty

        Austi, the parent company of Marnell Corrao, has agreed to provide a continuing guaranty by which Austi guarantees Marnell Corrao's full performance and payment obligations under the construction contract until final payment under that contract. Austi is a private company controlled by the Anthony A. Marnell II family.

  Force Majeure and Owner Delay

        Under certain circumstances, the contract may allow Marnell Carrao an extension of the contract time. These circumstances include:

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  any delays in Marnell Corrao's performance arising from a force majeure occurrence, which includes industry-wide labor disputes affecting the general Las Vegas area and not limited to the project, fire, unavoidable casualties, adverse weather conditions not reasonably anticipated; or

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  other causes which, based on Marnell Corrao's extensive experience in constructing projects of similar scope and complexity in the same location, are unforeseeable and beyond Marnell Corrao's reasonable control; and

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  any delays caused by us or our agents, consultants or separate contractors.

  Payment and Performance Bond

        Under the construction contract, Marnell Corrao is required to obtain a performance and payment bond in the amount of $150 million, covering its performance of the construction contract and payment of obligations thereunder. The construction contract requires Marnell Corrao to obtain this bond no later than five business days after it receives written notice from us to commence construction and, in any event, prior to the commencement of the work. The performance and payment bond will be issued by a bonding company with an A.M. Best Co. rating of A XV or better, and will name us and agent for the lenders under the credit facilities and the trustee on behalf of the second mortgage note holders as obligees and beneficiaries. After it is issued, the performance and payment bond may not be increased or decreased unless we approve in advance. Certain of the subcontractors performing work for Marnell Corrao on the project will also be bonded.

  Early or Late Completion

        If Marnell Corrao achieves substantial completion of the work before the guaranteed date of substantial completion without increasing the cost of the work to achieve such early completion, we will pay Marnell Corrao an early completion bonus equal to $50,000 per day for each day before the guaranteed date of substantial completion that the work was substantially completed. The amount of the early completion bonus will not exceed $1 million.

        If Marnell Corrao fails to achieve substantial completion of the work within the contract time, Marnell Corrao will pay us, as liquidated damages, $300,000 per day beginning on the sixth day after the guaranteed substantial completion date and continuing every day thereafter until substantial completion of the work is achieved or the total amount of liquidated damages equals $9 million. Marnell Corrao's liability to us for damages arising solely from delays caused by Marnell Corrao or for which Marnell Corrao is responsible, will not exceed $9 million as provided in the construction contract. We cannot assure you that construction will be completed on schedule and, if completion of the construction is delayed beyond the grace period, our actual damages likely will exceed $300,000 per day.

  Payment

        Marnell Corrao must make an itemized application for payment based on an approved schedule of values. Payment of the application is subject to approval by us and our lenders, based on the conditions of the construction contract. Subject to certain limitations imposed by the Nevada Revised Statutes, the construction contract allows us to withhold amounts from any payments due to Marnell Corrao which we determine to be necessary to protect us against liens until the liens are bonded or otherwise discharged. See "Risk Factors—Risks Associated with Our Construction—Development costs of Le Rêve are estimates only and actual development costs may be higher than expected." We are entitled to retain 10% of all monies due to subcontractors under the monthly applications for payment until the work is complete, though there is no retainage on payments to Marnell Corrao or vendors. However, after 50% of the scope of the work is complete, we may elect to reduce the level of retention for selected subcontractors under certain conditions and subject to the approval of our lenders.

  Warranties and Guarantees

        Marnell Corrao's general construction warranty and guarantee extends for one year after substantial completion of the work. Marnell Corrao guarantees that its construction workmanship will be first class in quality, free from all faults and defects, and that the work will comply with the construction contract requirements and all applicable laws, codes and regulations. Marnell Corrao also guarantees that all materials, equipment, mechanical devices and supplies incorporated into the work will be new and will strictly meet the specifications and requirements of the construction contract. Marnell Corrao's warranty excludes damages or defects caused by ordinary wear and tear, insufficient maintenance, improper operation or improper use by us. Furthermore, Marnell Corrao warrants that Marnell Corrao has substantial experience in performing major projects with scopes of work similar to Le Rêve, and, where required by law, is licensed to perform the work.

        The construction contract with Marnell Corrao provides that the one year period of their general construction warranty is not a limitation on any of Marnell Corrao's other obligations under the construction contract or applicable law. Further, the one year period is not intended to reduce the period of any other similar warranty or guaranty that may apply at law or otherwise to work on the project by Marnell Corrao or any subcontractor. The current Nevada limitations period for claims relating to defective work which might arise under the express warranty extends beyond the one year warranty period provided in the construction contract. The construction contract also provides that we shall have the benefit of all vendor and subcontractor warranties relating to the work. Marnell Corrao will assign to us all subcontractor warranties and/or guarantees. Marnell Corrao also agrees to assist us in prosecuting the enforcement of all subcontractor and vendor warranties. Thus, it is anticipated that we may have available to us one or more avenues of potential recourse, including under governing law and subcontractor and vendor warranties, for defective work discovered first after the one year express warranty expires.

  Insurance

        Through the owner-controlled insurance program, we will pay for and maintain builder's risk and "wrap-up" liability insurance upon Marnell Corrao's and all subcontractors' work at the site. This insurance includes:

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  builder's risk insurance;

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  on-site workers compensation and employers liability insurance;

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  commercial general liability insurance; and

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  umbrella and excess liability insurance.

        The owner-controlled insurance program will be for the benefit of us, Marnell Corrao and its subcontractors, unless specifically excluded, who have on-site employees. It is anticipated that the lenders under the credit facilities and the trustee on behalf of the second mortgage note holders will be required to be named as additional insureds under the insurance required to be carried under the construction contract. This coverage applies only to work performed under the construction contract at the site. Participation in the owner-controlled insurance program will be mandatory. Marnell Corrao is required to, and is required to cause all of the subcontractors to, complete all forms, submit the information required and comply with the terms of the owner-controlled insurance program manual. No exceptions can be made to this requirement without our prior approval.

  Additional Insurance

        Additionally, Marnell Corrao is required to, and is required to cause the subcontractors to, obtain and maintain the following, which are not included in the owner-controlled insurance program:

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  automobile liability insurance, with limits of not less than $1 million combined single limit for bodily injury, death and property damage per occurrence; and

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  off-site activities.

Also, included as a cost of the work, and thus within the guaranteed maximum price, is our obligation to reimburse Marnell Corrao for certain other additional insurance maintained by Marnell Corrao and described in the construction contract. The cost of all such additional insurance described herein is included within the guaranteed maximum price and such cost shall be substantiated to our satisfaction. To the extent that this additional insurance is related to Marnell Corrao's work on the project, we will be named as an additional insured.

  Ineligible Parties and Termination of the Owner-Controlled Insurance Program

        We have the right to terminate or to modify the owner-controlled insurance program upon 30 days advance written notice to Marnell Corrao and each subcontractor covered by the owner-controlled insurance program. If Marnell Corrao or any subcontractor fails to, or is ineligible to, enroll in the owner-controlled insurance program or the owner-controlled insurance program is terminated, Marnell Corrao and the subcontractors must provide, pay for and maintain the following types of coverage in accordance with the requirements of the construction contract, including as to coverage amounts, and in addition to the additional insurance noted above:

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  commercial general liability insurance;

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  workers' compensation and employer's liability insurance; and

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  umbrella and excess liability insurance.

For all of these policies, Marnell Corrao and all subcontractors must obtain a waiver of subrogation, where allowed by law, against us and all other named insureds and their agents and employees.

  Indemnification

        Marnell Corrao has agreed to indemnify us, our affiliates and our lenders (including trustees and agents relating to the lenders under the credit facilities and the trustee on behalf of the second mortgage note holders) from all claims, liabilities, obligations, losses, suits, actions, legal proceedings, damages, costs, expenses, awards or judgments, including reasonable attorneys' fees and costs, that relate to or arise out of performance of the work or any act or omission of Marnell Corrao or any subcontractor or vendor and that are imposed by law or relate to, among other things:

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  personal injury;

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  death;

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  property damage;

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  violations of or failure to comply with applicable laws;

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  variations from the construction contract;

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  any infringement of third party rights, including copyright and patent rights;

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  mechanics' liens relating to Marnell Corrao's work; or

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  any breach or alleged breach of Marnell Corrao's representations, obligations, covenants or agreements in the construction contract.

        In the event of contributory negligence by us and/or any indemnitee, Marnell Corrao will only be liable for payment in direct proportion to Marnell Corrao's percentage of fault, if any. Further, Marnell Corrao's indemnification obligation does not apply to a claim to the extent of any insurance proceeds actually received by the indemnitee or to a claim related to hazardous materials, subject to certain exceptions, and is limited as to liquidated damages for delay in completion of construction.

        Also, under the construction contract, Wynn Las Vegas has agreed to indemnify Marnell Corrao and its affiliates from all claims, liabilities, obligations, losses, suits, actions, legal proceedings, damages, costs, expenses, awards or judgments, including reasonable attorneys'

fees and costs suffered by or threatened against Marnell Corrao and /or its affiliates that relate to or arise out of any act or omission by us and that are imposed by law or relate to:

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  personal injury;

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  death;

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  property damage; or

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  any breach or alleged breach of Wynn Las Vegas warranties, representations, obligations, covenants or agreements in the construction contract.

        Certain liability limitations and releases in favor of the owner contained in the construction contract are also express limitations on the owner's indemnity obligations.

  Termination of Construction Contract

        Except as described below, we may cancel the construction contract or suspend, reduce, interrupt or delay, in whole or in part, the construction for our convenience at any time and under any circumstances by providing written notice to Marnell Corrao. If we cancel, suspend, reduce, interrupt or delay the construction contract, Marnell Corrao will do only the work necessary to preserve and protect the work already in progress and complete any work not cancelled, suspended, interrupted, delayed or reduced, and cancel all existing orders to vendors and subcontractors relating to terminated work. With respect to such cancellation, suspension, reduction, interruption or delay, the construction contract provides that we have no liability to Marnell Corrao or any subcontractor or vendor for, and neither Marnell Corrao nor any subcontractor or vendor may make any claim for, lost profit or overhead, and they have agreed to expressly limit their remedies in such event. However, our rights to terminate, suspend or delay the construction and the limitation on Marnell Corrao's remedies conflict with express provisions of the Nevada Revised Statutes and may not be enforceable. See "Risk Factors—Risks Associated with Our Construction—Development costs of Le Rêve are estimates only and actual development costs may be higher than expected."

  Lenders

        Marnell Corrao has agreed to cooperate with all lenders, trustees, intercreditor agents, administrative agents and disbursement agents whom we designate, and will, on request, execute and deliver documents and instruments reasonably requested by those persons, including an amendment to the construction contract, so long as the amendment does not materially or substantially alter the rights, duties or obligations of Marnell Corrao and the subcontractors under the construction contract. Representatives of our lenders and the designated trustees, intercreditor agents, administrative agents and disbursement agents will also have access to the work and site and are entitled to audit Marnell Corrao, subcontractors and vendors to the same extent as we are. Material changes to the drawings, specifications, contract time and guaranteed maximum price also may be subject to approval of our lenders pursuant to the disbursement agreement.

  Claims and Disputes

        All claims relating to the construction contract initially must be made to us within 14 days after the claim arises. If we do not resolve the claim, the claim may be submitted to a court of competent jurisdiction in the state or federal courts in Las Vegas or Clark County, Nevada. Pending resolution of any claim, and subject to the Nevada Revised Statutes, Marnell Corrao will continue to perform construction so long as Marnell Corrao is paid for any amounts not in dispute. See "Risk Factors—Risks Associated with Our Construction—Development costs of Le Rêve are estimates only and actual development costs may be higher than expected."

Construction of the Parking Garage

        Wynn Las Vegas has entered into a design/build contract with Bomel for the design and construction of the principal parking garage for a lump sum of $9.9 million, subject to specified exceptions. The principal parking garage will consist of approximately 1,840 parking spaces and associated infrastructure. Design work for the construction is substantially complete. We expect that construction will commence in October 2002.

        Bomel and its subcontractors will be covered by the owner-controlled insurance program to the same extent and subject to the same exceptions and requirements as Marnell Corrao and its subcontractors for the casino and hotel portion of Le Rêve. The obligations of Bomel will not be bonded.

        The construction contract for the parking garage provides that the maximum cost to us for completion of Bomel's work on the garage will not exceed $9.9 million, subject to certain exceptions, including any changes in the scope of work, force majeure or owner delays. To complete the garage facility, we expect to perform additional work under our own direction, which is budgeted to cost an additional approximately $1.65 million.

        Bomel's general construction warranty extends for one year, and up to five years with regard to some watertight aspects, after final completion of its work on the garage facility.

Construction of the Golf Course

        We estimate that the cost to construct the golf course will be approximately $21.5 million. We expect to solicit bids in late summer 2002 for the construction of the golf course and to award the contract in the fourth quarter of 2002. We cannot guarantee that our ultimate contract with a golf course contractor will contain provisions to protect us against cost overruns or delays associated with the golf course construction or that we will be able to obtain a guaranteed maximum price of $21.5 million.

OUR AFFILIATE'S OPPORTUNITY IN MACAU

  The Macau Opportunity

        Currently, Wynn Macau is an indirect, 90% owned subsidiary of Wynn Resorts. Wynn Macau has committed to allow certain minority partners to invest in the Macau-related entities, after which Wynn Resorts is expected to indirectly own an approximately 82.5% economic interest in Wynn Macau before giving effect to any financing for the Macau opportunity. Wynn Resorts owns its interest in Wynn Macau through a line of subsidiaries that is separate from the subsidiaries of Wynn Resorts that own Le Rêve and, accordingly, Wynn Macau is not part of the restricted group. As a result, cash flow generated by the Macau casino(s) operated by Wynn Macau may not be available to service our indebtedness, including our obligations under the second mortgage notes, or support our operations, and the financing documents for the Macau opportunity may contain restrictions or prohibitions on the distribution to Wynn Resorts of any cash flow generated by the Macau casino(s).

        Wynn Macau has entered into a 20-year concession agreement with the government of the Macau Special Administrative Region of the People's Republic of China permitting it to construct and operate one or more casinos in Macau. Wynn Macau is obligated to invest no less than a total of 4 billion patacas (currently approximately US $500 million, using the exchange rate as of August 11, 2002) in one or more casino projects by June 26, 2009 and must commence operations of its first permanent casino resort no later than December 2006. If Wynn Macau does not invest 4 billion patacas by June 26, 2009, it is obligated to invest the remaining amount on projects related to its gaming operations in Macau that the Macau government approves, or on projects of public interest designated by the Macau government.

        The currency used in the concession agreement is the Macau pataca. We have converted all pataca references into U.S. dollars, using the exchange rate as of August 11, 2002. Although the Macau pataca is not a freely convertible currency, the Macau pataca and the Hong Kong dollar are linked to each other, and in many cases are used interchangeably in Macau. If Wynn Macau builds and/or operates one or more casinos in Macau, Wynn Reosrts will be subject to foreign exchange risk with respect to the foreign currency exchange rates between the Hong Kong dollar and the U.S. dollar. The exchange rate between the U.S. dollar and the Hong Kong dollar is linked and has remained relatively stable over the past several years.

        The Macau peninsula, located in southeast China on the South China Sea, is approximately 37 miles southwest of Hong Kong. Macau was a colony of Portugal for almost 450 years. In December 1999, Portugal transferred administration of Macau to China, which reestablished the territory as a special administrative region. In the past, gaming in Macau had been administered as a government sanctioned monopoly concession held by Sociedade de Turismo e Diversoes de Macau, controlled by Mr. Stanley Ho. This gaming business in Macau is currently conducted through a different entity named Sociedade de Jogos de Macau which is controlled by Mr. Ho.

        As described under the heading "Risk Factors—Risks Associated with Our Affiliate's Macau Opportunity," the development and completion of casino(s) in Macau is subject to numerous conditions and risks, including the following:

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  acquiring the rights to use suitable parcels of land in satisfactory locations in Macau on which to build casino(s);

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  obtaining significant financing to develop and construct Macau casino(s);

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  attracting qualified management, key personnel and employees to operate the casino(s);

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  the political, economic and social risks inherent in doing business in an emerging market such as China, including the risks related to Macau's untested gaming regulatory framework;

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  obtaining the ability, through legislative and regulatory changes, to extend credit to gaming customers and enforce gaming debts in Macau;

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  obtaining relief from the complementary income tax and the withholding tax on dividends imposed in Macau; and

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  the risks inherent in construction projects.

Wynn Macau may not proceed with the construction of casino(s) in Macau if, in the judgment of its management, such conditions and risks cannot be adequately resolved, or if these conditions and risks would adversely affect our ability to conduct gaming and hotel operations outside Macau, including at Le Rêve. However, the concession agreement does not contain provisions permitting Wynn Macau to terminate the concession agreement unilaterally, or permitting Wynn Macau to cease the development of casino(s) in Macau, for any of the reasons described above. The obligations under the Macau concession agreement are those of Wynn Resorts' indirect subsidiary, Wynn Macau. Accordingly, unless a court rules that Wynn Resorts and the intermediate Macau-related entities are not entitled to limited liability protection with respect to Wynn Macau's obligations under the concession agreement, or unless Wynn Resorts guarantees the performance of Wynn Macau's obligations thereunder, Wynn Resorts' exposure to the government of Macau would be no more than Wynn Macau's assets.

        In order to construct one or more casinos in Macau, Wynn Macau will have to acquire rights to land satisfactory for its project(s). The Macau Special Administrative Region owns most of the land in Macau and, in most cases, private interests in real property located in Macau are obtained only through leases and other grants of rights to use land from the government. The government of Macau has provisionally awarded Wynn Macau a concession to lease a parcel of land of approximately 14 acres located opposite the Hotel Lisboa (Macau's largest and most well-known hotel and casino) on which Wynn Macau intends to construct and operate a casino project. If Wynn Macau ultimately signs a land concession agreement formalizing this agreement in principle, the amount of the rent and other terms and conditions of the land concession will be fixed in that agreement. The term of the land concession would be 25 years, commencing on the date the concession contract is published in the Macau Official Gazette, and may be renewed at the option of Wynn Macau for successive periods terminating no later than December 19, 2049. In exchange for the land concession, Wynn Macau will be obligated to pay a premium of approximately 318 million patacas (currently approximately US $40 million). In addition, once the land concession is entered into, Wynn Macau would become obligated to pay the former concessionaire of a portion of that site approximately 160 million patacas (currently approximately US $20 million) for relinquishing that entity's rights to use its part of the land. Wynn Macau would be able to credit both this land concession premium and the payment to the former concessionaire toward its 4 billion pataca required investment in Macau.

        Currently, Wynn Macau is in the preliminary stages of formulating its strategy for its Macau operations. Wynn Macau has not yet determined how many casinos it will build, the scope, design or the timing of any project, or whether it will begin construction and operations in separate phases at the first permanent Macau casino resort or open one or more temporary casinos in locations other than the permanant site. Moreover, Wynn Macau would need to obtain the necessary financing to fund the development, design and construction of such project or projects.

        Wynn Macau's plans relating to the financing of the Macau opportunity are at the preliminary stages. Wynn Macau is considering different financing alternatives, including equity financing at the Wynn Macau level or at the level of one of Wynn Macau's intermediary holding companies, such as Wynn Resorts (Macau) Holdings, Ltd., and debt financing at the Wynn Macau level. Wynn Macau has no commitments relating to such financing and we cannot assure you that Wynn Macau will be able to obtain such financing on acceptable terms or at all.

  Concession Agreement with the Government of Macau

        The following is a summary of the key terms of the concession agreement between Wynn Macau and the government of Macau. There are Chinese and Portuguese versions of the concession agreement, each of which is an official document of equal authority. The following summary is based on English translations of both of the official Chinese and Portuguese versions of the agreement and is qualified in its entirety by reference to the two official versions of the concession agreement themselves.

        Wynn Macau has entered into a 20-year concession agreement with the government of the Macau Special Administrative Region of the People's Republic of China permitting it to construct and operate one or more casinos in Macau. Wynn Macau is obligated to invest no less than a total of 4 billion patacas (currently approximately US $500 million) in one or more casino projects by June 26, 2009 and must commence operations of its first permanent casino resort no later than December 2006. If Wynn Macau does not invest 4 billion patacas by June 26, 2009, it is obligated to invest the remaining amount on projects related to its gaming operations in Macau that the Macau government approves, or on projects of public interest designated by the Macau government.

        The concession agreement provides that Wynn Macau's business shall be limited to the operation of casino gaming or other prescribed forms of gaming. The concession agreement also permits Wynn Macau to operate other businesses that are related to casino gaming, such as a resort hotel, as part of an integrated facility with a casino, with the approval of the government of Macau. The concession agreement prohibits Wynn Macau from engaging in internet gaming and horse race or sports betting or offering games to the public on boats or aircraft, or in the form of a lottery.

        The concession agreement provides that, prior to April 1, 2009, the government of Macau will grant no more than three concessions for the operation of casinos in Macau. If, after April 1, 2009, the government permits more than three concessions for the operation of casinos in Macau, and any of the concessions provide terms which are more favorable overall than those provided by Wynn Macau's concession agreement, the government must extend those more favorable terms to Wynn Macau.

        Wynn Macau must pay a fixed premium of 30 million patacas (currently approximately US $3.8 million) per year, and a variable premium based on the number of table games and machines Wynn Macau operates in Macau, with a set minimum of 45 million patacas (currently approximately US $5.6 million) per year (which is temporarily lowered if Wynn Macau operates a temporary casino before completion of its first permanent casino resort).

        Wynn Macau must pay 35% of its gross gaming revenue to the government as a special gaming tax. In addition, the concession agreement obligates Wynn Macau to pay a total of 4.0% of its gross gaming revenue for the promotion of public interests, infrastructure and tourism.

        Macau generally imposes a complementary income tax at the rate of 15% on the profits realized from conducting business in Macau. In addition, Macau imposes a 15% withholding tax rate on dividends paid from Macau entities to their stockholders. Wynn Macau is seeking exemptions from the complementary income tax and the withholding tax on dividends throughout the term of the concession.

        Wynn Macau is obligated to obtain the necessary financing to carry out its investment plan and maintain the financial capacity to adequately operate its gaming business in Macau. In compliance with the concession agreement, Wynn Macau has obtained an uncollateralized bank guarantee from Banco National Ultramarino, S.A. in the required amount of 700 million patacas (currently approximately US $87.5 million) for the period from the execution of the concession agreement until March 31, 2007. The amount of this required guarantee will be reduced to 300 million patacas (currently approximately US $37.5 million) for the period from April 1, 2007 until 180 days after the end of the term of the concession agreement. This bank guarantee is also intended to satisfy the requirement imposed by Macau law that a controlling stockholder of Wynn Macau obtain a bank guarantee for the benefit of the government of Macau. The purpose of this bank guarantee is to guarantee Wynn Macau's:

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  performance of the concession agreement;

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  payment of premiums;

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  payment of any fines; and

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  payment of any indemnity for failure to perform the concession agreement.

        The concession agreement permits the government of Macau to withdraw amounts from the bank guarantee without prior adjudication. Wynn Macau is obligated to reimburse the bank and reinstate the guarantee in full if any amounts are withdrawn for payment of its obligations. Wynn Macau may not cancel the bank guarantee without government approval, but the government may allow Wynn Macau to substitute a bond or other contract for the guarantee. Wynn Macau must bear any costs incurred for the issuance, maintenance and cancellation of any such bank guarantee, bond or contract. In connection with the commencement of construction, or otherwise, Wynn Macau may be required to obtain a replacement guarantee or bond and/or modify the existing bank guarantee in a manner that requires it to provide certain security or other financial commitments.

        The concession agreement requires that Wynn Macau obtain government authorization before permitting the transfer or encumbrance of, or the grant of voting rights with respect to, the shares of Wynn Macau. Government approval must also be obtained before the transfer of the shares of the direct or indirect corporate stockholders of Wynn Macau representing 5% or more of the equity of Wynn Macau, unless the shares subject to transfer are publicly tradable on a stock exchange. We believe that transfer of the publicly traded shares of Wynn Resorts will not require government approval because they will be listed on The Nasdaq Stock Market's National Market; however, any shares which were privately issued would be subject to these transfer restrictions until such time as they become publicly tradable. Accordingly, we believe that the government of Macau would assert that it has the right to approve the transfer of shares of Wynn Resorts by Wynn Resorts' principal stockholders, Mr. Wynn and Aruze USA, Inc.

        The concession agreement provides that if a controlling stockholder of Wynn Macau receives written instructions to dispose of its shares by a gaming authority outside of Macau, and if the government of Macau finds that the disposition is not attributable to the actions of Wynn Macau, then that controlling stockholder will be permitted to transfer the shares that it holds without seeking government approval. If the controlling stockholder desires to transfer its shares to a third party, the government of Macau must approve of the transferee.

        From June 27, 2017 until the end of the term of the concession agreement, the government of Macau will have the right to redeem Wynn Macau's gaming concession and take title to all of its assets in Macau, including any hotel-casino-resort, with one year's prior notice. If the government so redeems the concession agreement prior to its expiration, Wynn Macau will be entitled to compensation for the resulting losses it incurs equal to the earnings from the redeemed hotel-casino-resort before interest, depreciation and amortization for the fiscal year immediately preceding the date the redemption is declared, multiplied by the number of years remaining on the term of the concession agreement. Under the concession agreement, the compensation to be provided by the Macau government is for a resort-hotel-casino complex under the investment plan. However, the concession agreement is unclear as to how the compensation provision will apply if there is more than one resort-hotel-casino built.

        At the end of the term of the concession agreement and any agreed upon extensions, the areas defined as casino under Macau law and all the gaming equipment owned by Wynn Macau, but not any hotel or resort assets (other than areas defined as casino under Macau law), will be automatically transferred to the government of Macau without compensation to Wynn Macau.

        The concession agreement prohibits Wynn Macau from ceding, transferring, alienating or in any way burdening the concession in whole or in part without the approval of the government of Macau. The concession agreement also prohibits Wynn Macau from granting, without government approval, a sub-concession to conduct gaming in Macau.

        The concession agreement provides that, if Wynn Macau ceases operation of its gaming business without justification or government approval, or if the government finds that the operation of the Macau casino(s) is seriously deficient, the government may seize the gaming business for the duration of the cessation or deficiency, and appoint an operator to continue the business.

        The government of Macau may unilaterally rescind the concession if Wynn Macau fails to fulfill its fundamental obligations under the concession agreement. If the government of Macau unilaterally rescinds the concession agreement, Wynn Macau will be required to compensate the government in accordance with applicable law, and its main casino(s) and gaming equipment will be transferred to the government without compensation.

REGULATION AND LICENSING

        The gaming industry is highly regulated. Gaming registrations, licenses and approvals, once obtained, can be suspended or revoked for a variety of reasons. We cannot assure you that we will obtain all required registrations, licenses and approvals on a timely basis or at all, or that, once obtained, the registrations, findings of suitability licenses and approvals will not be suspended, conditioned, limited or revoked. See "Risk Factors—General Risks Associated with Our Business—Le Rêve will be subject to extensive state and local regulation, and licensing and gaming authorities have significant control over our operations, which could have a negative effect on our business." If we ever are prohibited from operating one of our gaming facilities, we would, to the extent permitted by law, seek to recover our investment by selling the property affected, but we cannot assure you that we would recover its full value.

Nevada

  Introduction

        The ownership and operation of casino gaming facilities in the State of Nevada are subject to the Nevada Gaming Control Act and the regulations made under the Act, as well as to various local ordinances. Once the resort is open, Le Rêve's operations, will be subject to the licensing and regulatory control of the Nevada Gaming Commission, the Nevada State Gaming Control Board and the Clark County Liquor and Gaming License Board, which we refer to collectively as the Nevada Gaming Authorities.

  Policy Concerns of Gaming Laws

        The laws, regulations and supervisory procedures of the Nevada Gaming Authorities are based upon declarations of public policy. These public policy concerns include, among other things:

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  preventing unsavory or unsuitable persons from being directly or indirectly involved with gaming at any time or in any capacity;

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  establishing and maintaining responsible accounting practices and procedures;

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  maintaining effective controls over the financial practices of licensees, including establishing minimum procedures for internal fiscal affairs, and safeguarding assets and revenue, providing reliable recordkeeping and requiring the filing of periodic reports with the Nevada Gaming Authorities;

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  preventing of cheating and fraudulent practices; and

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  providing a source of state and local revenue through taxation and licensing fees.

Changes in these laws, regulations and procedures could have significant negative effects on Le Rêve's proposed gaming operations and our financial condition and results of operations.

  Owner and Operator Licensing Requirements

        Before Le Rêve opens, Wynn Las Vegas, as the owner, operator and manager of Le Rêve, will be required to seek approval from, and be licensed by, the Nevada Gaming Authorities as a limited liability company licensee, referred to as a company licensee. If we are granted a gaming license, we will have to pay periodic fees and taxes. The gaming license will not be transferable. We cannot assure you that Wynn Las Vegas will be able to obtain approval and license from the Nevada Gaming Authorities on a timely basis or at all.

  Company Registration Requirements

        Before Le Rêve opens, Wynn Resorts will be required to apply to, and be found suitable by, the Nevada Gaming Commission to own the equity interests of Valvino and to be registered by the Nevada Gaming Commission as a publicly traded corporation, referred to as a registered company, for the purposes of the Nevada Gaming Control Act. Valvino will be required to apply to, and be found suitable by, the Nevada Gaming Commission to own the equity interests of Wynn Golf Course and to be registered by the Nevada Gaming Commission as an intermediary company. Wynn Golf Course will also be required to apply to, and be found suitable by, the Nevada Gaming Commission to own the equity interests of Wynn Las Vegas and to be registered by the Nevada Gaming Commission as an intermediary company. Wynn Las Vegas, as an issuer of the second mortgage notes, will also qualify as a registered company and, in addition to being licensed, will be required to be registered by the Nevada Gaming Commission as a registered company. Wynn Capital will not be required to be registered or licensed, but may be required to be found suitable as a lender or financing source. We cannot assure you that the approvals from the Nevada Gaming Authorities will be obtained on a timely basis or at all.

        Periodically, we will be required to submit detailed financial and operating reports to the Nevada Gaming Commission and provide any other information that the Nevada Gaming Commission may require. Substantially all of our material loans, leases, sales of securities and similar financing transactions must be reported to, or approved by, the Nevada Gaming Commission.

  Individual Licensing Requirements

        No person may become a stockholder or member of, or receive any percentage of the profits of, an intermediary company or company licensee without first obtaining licenses and approvals from the Nevada Gaming Authorities. The Nevada Gaming Authorities may investigate any individual who has a material relationship to, or material involvement with, us to determine whether the individual is suitable or should be licensed as a business associate of a gaming licensee. We and our officers, directors and certain key employees will be required to file applications with the Nevada Gaming Authorities and may be required to be licensed or found suitable by the Nevada Gaming Authorities. The Nevada Gaming Authorities may deny an application for licensing for any cause which they deem reasonable. A finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation. An applicant for licensing or an applicant for a finding of suitability must pay for all the costs of the investigation. Changes in licensed positions must be reported to the Nevada Gaming Authorities and, in addition to their authority to deny an application for a finding of suitability or licensing, the Nevada Gaming Authorities have the jurisdiction to disapprove a change in a corporate position.

        If the Nevada Gaming Authorities were to find an officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with us, we would have to sever all relationships with that person. In addition, the Nevada Gaming Commission may require us to terminate the employment of any person who refuses to file appropriate applications. Determinations of suitability or questions pertaining to licensing are not subject to judicial review in Nevada.

  Redemption of Securities Owned By an Unsuitable Person

        Wynn Resorts' articles of incorporation will provide that, to the extent a gaming authority makes a determination of unsuitability or to the extent deemed necessary or advisable by the board of directors, Wynn Resorts may redeem shares of its capital stock that are owned or controlled by an unsuitable person or its affiliates. The redemption price will be the amount, if any, required by the gaming authority or, if the gaming authority does not determine the price, the sum deemed by the board of directors to be the fair value of the securities to be redeemed. If Wynn Resorts determines the redemption price, the redemption price will be capped at the closing price of the shares on the principal national securities exchange on which the shares are listed on the trading date on the day before the redemption notice is given. If the shares are not listed on a national securities exchange, the redemption price will be capped at the closing sale price of the shares as quoted on The Nasdaq National Market or SmallCap Market, or if the closing price is not reported, the mean between the bid and asked prices, as quoted by any other generally recognized reporting system. The redemption price may be paid in cash, by promissory note, or both, as required, and pursuant to the terms established by, the applicable gaming authority and, if not, as Wynn Resorts elects.

        Aruze USA, which, immediately before the closing of Wynn Resorts' common stock offering, will own approximately 47.4% of Wynn Resorts' common stock, also will be required to apply to, and be licensed or found suitable by, the Nevada Gaming Commission and be registered as a holding company of Wynn Resorts prior to the opening of Le Rêve. Kazuo Okada is the owner of a controlling interest in Aruze Corp., the parent company of Aruze USA, and will also be required to be licensed or found suitable. Aruze Corp. will qualify as a publicly traded corporation under the terms of the Nevada Gaming Control Act and will be required to apply to, and be registered by, the Nevada Gaming Commission as a registered company and to be found suitable to own the stock of Aruze USA. Any beneficial owner of more than 10% of Aruze Corp.'s voting securities must also be licensed or found suitable, including Kazuo Okada and his son, Tomohiro Okada. Kazuo Okada is currently licensed by the Nevada Gaming Commission to own the shares of Universal Distributing of Nevada, Inc., a gaming machine manufacturer and distributor. Kazuo Okada and Tomohiro Okada previously sought approval from the Nevada Gaming Commission in connection with the proposed transfer of Universal Distributing to Aruze Corp. In connection with this application, the Nevada State Gaming Control Board raised certain concerns, including transactions which were then the subject of a pending tax case in Japan which involved Universal Distributing, Aruze Corp. and other related parties. The pursuit of this proposed transfer of Universal Distributing was deferred pending resolution of the Japanese tax case. The lower court in the Japanese tax case ruled in Aruze Corp.'s favor, but the Japanese tax authority has filed an appeal. It is unclear whether or how these events will affect the Nevada Gaming Commission's consideration of suitability with respect to Aruze USA's ownership of Wynn Resorts' stock.

        Aruze Corp. has informed us that there are a number of outstanding issues in the investigation of the proposed transfer of Universal Distributing including issues relating to the transactions involved in the above-described tax proceeding. These issues, if not satisfactorily resolved, could result in the denial of the application. No formal action of any kind has been taken by the Nevada State Gaming Control Board or the Nevada Gaming Commission in connection with these issues. If either of these bodies was to act adversely with respect to the pending proceeding involving Universal Distributing, that decision could adversely affect an application filed by Aruze USA, Aruze Corp., Kazuo Okada or Tomohiro Okada in respect of Wynn Resorts.

        In addition to Wynn Resorts' redemption rights under its articles of incorporation, Mr. Wynn, Kazuo Okada, Aruze USA, Aruze Corp. and Wynn Resorts have entered into arrangements which provide that if any gaming application of Aruze USA, Aruze Corp. or Kazuo Okada concerning Aruze USA's ownership of Wynn Resorts' stock is denied by Nevada gaming authorities or requested to be withdrawn or is not filed within 90 days after the filing of Wynn Resorts' application, Mr. Wynn may elect to purchase the shares owned by Aruze USA in Wynn Resorts. Mr. Wynn may pay this purchase price with a promissory note. If Mr. Wynn chooses not to exercise his right to purchase the shares, Wynn Resorts has the right to require him to purchase the shares, including with a promissory note. The prior buy-out arrangements under the Valvino operating agreement and under the stockholders agreement between Mr. Wynn, Aruze USA and Baron Asset Fund were terminated upon the effectiveness of the new agreement. See "Certain Relationships and Related Party Transactions—Buy-Out of Aruze USA Stock."

        As described above, if Wynn Resorts, pursuant to its articles of incorporation, or Mr. Wynn, pursuant to the buy-out agreement described above, purchases the shares of Wynn Resorts' stock held by an unsuitable person or its affiliate, including Aruze USA, Wynn Resorts and/or Mr. Wynn may, in lieu of immediate payment of the purchase price, issue a promissory note. However, if the Nevada Gaming Commission were to find the unsuitable person or its affiliate unsuitable to own the voting securities of Wynn Resorts, it could also determine that the person is unsuitable to hold a promissory note for the purchase of such voting securities by Wynn Resorts or Mr. Wynn, and could determine not to approve the issuance of the promissory note to the unsuitable person or its affiliate. In such event, the Nevada Gaming Commission could order the unsuitable person or its affiliate to dispose of its voting securities within a prescribed period of time that may or may not be a sufficient period of time to dispose of the securities in an orderly manner. Depending upon the period of time for disposition required by the Nevada Gaming Commission, this could have a negative effect on the price of the stock of Wynn Resorts. In the event that the unsuitable person or its affiliate is unable or fails to dispose of its voting securities within the prescribed period of time, or if Wynn Resorts fails to pursue all lawful efforts to require the unsuitable person or its affiliate to relinquish its voting securities, including, if necessary, the immediate purchase of the voting securities for cash at fair market value, the Nevada Gaming Commission could determine that Wynn Resorts was unsuitable or could take disciplinary action against Wynn Resorts. Disciplinary action could result in the limitation, conditioning, suspension or revocation of any approvals or gaming licenses held by Wynn Resorts and/or the imposition of a significant monetary fine against Wynn Resorts. Any such disciplinary action could significantly impair our operations.

  Consequences of Violating Gaming Laws

        If the Nevada Gaming Commission decides that we violated the Nevada Gaming Control Act or any of its regulations, it could limit, condition, suspend or revoke the registrations and findings of suitability of Wynn Resorts, Valvino and Wynn Resorts Holdings, and the registration and gaming license of Wynn Las Vegas. In addition, Wynn Resorts, Valvino, Wynn Golf Course, Wynn Las Vegas and the persons involved could be subject to substantial fines for each separate violation of the Nevada Gaming Control Act, or of the regulations of the Nevada Gaming Commission, at the discretion of the Nevada Gaming Commission. Further, the Nevada Gaming Commission could appoint a supervisor to operate Le Rêve and, under specified circumstances, earnings generated during the supervisor's appointment (except for the reasonable rental value of the premises) could be forfeited to the State of Nevada. Limitation, conditioning or suspension of any of our gaming licenses and the appointment of a supervisor could, and revocation of any gaming license would, have a significant negative effect on our gaming operations.

  Requirements for Beneficial Securities Holders

        Regardless of the number of shares held, any beneficial holder of Wynn Resorts' voting securities, may be required to file an application, be investigated and have that person's suitability as a beneficial holder of voting securities determined if the Nevada Gaming Commission has reason to believe that the ownership would otherwise be inconsistent with the declared policies of the State of Nevada. If the beneficial holder of the voting securities of Wynn Resorts who must be found suitable is a corporation, partnership, limited partnership, limited liability company or trust, it must submit detailed business and financial information including a list of beneficial owners. The applicant must pay all costs of the investigation incurred by the Nevada Gaming Authorities in conducting any investigation.

        The Nevada Gaming Control Act requires any person who acquires more than 5% of the voting securities of a registered company to report the acquisition to the Nevada Gaming Commission. The Nevada Gaming Control Act requires beneficial owners of more than 10% of a registered company's voting securities to apply to the Nevada Gaming Commission for a finding of suitability within 30 days after the Chairman of the Nevada State Gaming Control Board mails the written notice requiring such filing. Under certain circumstances, an "institutional investor," as defined in the Nevada Gaming Control Act, which acquires more than 10%, but not more than 15%, of the registered company's voting securities may apply to the Nevada Gaming Commission for a waiver of a finding of suitability if the institutional investor holds the voting securities for investment purposes only. An institutional investor will not be deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of the board at directors of the registered company, a change in the registered company's corporate charter, bylaws, management, policies or operations of the registered company, or any of its gaming affiliates, or any other action which the Nevada Gaming Commission finds to be inconsistent with holding Wynn Resorts' voting securities for investment purposes only. Activities which are not deemed to be inconsistent with holding voting securities for investment purposes only include:

  •
  voting on all matters voted on by stockholders or interest holders;

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  making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management, policies or operations; and

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  other activities that the Nevada Gaming Commission may determine to be consistent with such investment intent.

        The articles of incorporation of Wynn Resorts will include provisions intended to help it implement the above restrictions.

  Consequences of Being Found Unsuitable

        Any person who fails or refuses to apply for a finding of suitability or a license within 30 days after being ordered to do so by the Nevada Gaming Commission or by the Chairman of the Nevada State Gaming Control Board, or who refuses or fails to pay the investigative costs incurred by the Nevada Gaming Authorities in connection with the investigation of its application, may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any person found unsuitable and who holds, directly or indirectly, any beneficial ownership of any voting security or debt security of a registered company beyond the period of time as may be prescribed by the

Nevada Gaming Commission may be guilty of a criminal offense. Wynn Resorts will be subject to disciplinary action if, after it receives notice that a person is unsuitable to hold an equity interest or to have any other relationship with, it:

  •
  pays that person any dividend or interest upon any voting securities;

  •
  allows that person to exercise, directly or indirectly, any voting right held by that person relating to Wynn Resorts;

  •
  pays remuneration in any form to that person for services rendered or otherwise; or

  •
  fails to pursue all lawful efforts to require the unsuitable person to relinquish such person's voting securities including, if necessary, the immediate purchase of the voting securities for cash at fair market value.

  Clark County Liquor and Gaming License Board

        In addition, the Clark County Liquor and Gaming License Board has the authority to approve all persons owning or controlling the stock of any corporation controlling a gaming license.

  Gaming Laws Relating to Securities Ownership

        The Nevada Gaming Commission may, in its discretion, require the holder of any debt or similar securities of a registered company, such as the second mortgage notes, to file applications, be investigated and be found suitable to own the debt or other security of the registered company if the Nevada Gaming Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the State of Nevada. If the Nevada Gaming Commission decides that a person is unsuitable to own the security, then under the Nevada Gaming Control Act, the registered company can be sanctioned, including the loss of its approvals, if without the prior approval of the Nevada Gaming Commission, it:

  •
  pays to the unsuitable person any dividend, interest or any distribution whatsoever;

  •
  recognizes any voting right by the unsuitable person in connection with the securities;

  •
  pays the unsuitable person remuneration in any form; or

  •
  makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction.

        Wynn Resorts will be required to maintain a current stock ledger in Nevada which may be examined by the Nevada Gaming Authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Nevada Gaming Authorities. A failure to make the disclosure may be grounds for finding the record holder unsuitable. Wynn Resorts will be required to render maximum assistance in determining the identity of the beneficial owner of any of Wynn Resorts' voting securities. The Nevada Gaming Commission has the power to require the stock certificates of any registered company to bear a legend indicating that the securities are subject to the Nevada Gaming Control Act. We do not know whether this requirement will be imposed on Wynn Resorts.

  Approval of Public Offerings

        Once Wynn Resorts and Wynn Las Vegas become registered companies, they may not make a public offering of their securities without the prior approval of the Nevada Gaming

Commission if they intend to use the securities or the proceeds from the offering to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for those purposes or for similar transactions. Any approval that Wynn Resorts or Wynn Las Vegas might receive in the future relating to the offering of common stock, the offering of the second mortgage notes or future offerings does not constitute a finding, recommendation or approval by any of the Nevada Gaming Authorities as to the accuracy or adequacy of the offering memorandum or the investment merits of the securities. Any representation to the contrary is unlawful.

        The regulations of the Nevada Gaming Commission also provide that any entity which is not an "affiliated company," as that term is defined in the Nevada Gaming Control Act, or which is not otherwise subject to the provisions of the Nevada Gaming Control Act or regulations, such as Wynn Resorts and Wynn Las Vegas, that plans to make a public offering of securities intending to use such securities, or the proceeds from the sale thereof, for the construction or operation of gaming facilities in Nevada, or to retire or extend obligations incurred for such purposes, may apply to the Nevada Gaming Commission for prior approval of such offering. The Nevada Gaming Commission may find an applicant unsuitable based solely on the fact that it did not submit such an application, unless upon a written request for a ruling, referred to as a ruling request, the Nevada State Gaming Control Board Chairman has ruled that it is not necessary to submit an application. The offering of second mortgage notes pursuant to this prospectus and the offering of common stock by Wynn Resorts each will qualify as a public offering. Wynn Resorts and Wynn Las Vegas have filed a ruling request with the Nevada State Gaming Control Board Chairman for a ruling that it is not necessary to submit the offering of common stock by Wynn Resorts or this offering for prior approval. We cannot assure you that the ruling request will be granted or that it will be considered on a timely basis. If the ruling request is not granted, Wynn Resorts and Wynn Las Vegas will promptly file an application requesting approval of this offering and the offering of common stock. If the ruling request is not granted, this offering and the offering of common stock could be significantly delayed while we seek approval of the Nevada State Gaming Control Board and Nevada Gaming Commission. We cannot assure you that approval of this offering or the offering of common stock, if required, will be granted or if granted, will be granted on a timely basis.

        The pledge of the equity interests in Wynn Golf Course and Wynn Las Vegas, referred to as the pledge, and the guarantees in respect of the second mortgage notes will require the prior approval of the Nevada Gaming Commission, upon the recommendation of the Nevada State Gaming Control Board, in order to remain effective at such time as Wynn Resorts becomes a registered company. The restrictions on the transfer of, and agreement not to encumber the equity interests of, Wynn Golf Course, referred to as a negative pledge, will also require approval of the Nevada Gaming Commission, upon the recommendation of the Nevada State Gaming Control Board, in order to remain effective at such time as Wynn Resorts becomes a registered company. An approval of the pledge by the Nevada Gaming Commission will not constitute approval to foreclose on the pledge. Separate approval would be required to foreclose on the pledge and transfer ownership of the equity interests and that approval would require the licensing of the trustee under the indenture or other secured party, unless such licensing is waived on application of such secured party. No assurance can be given that the pledge, negative pledge or guarantees will be approved, or that if approved, approval to foreclose on the pledge would be granted, or that the trustee under the indenture would be licensed or receive a waiver of licensing requirements. Foreclosure of the lien on collateral consisting of gaming devices in respect of the second mortgage notes and the taking of possession of those gaming devices may required the prior licensing of the trustee as a distributor by the Nevada Gaming Commission. However, the Nevada Gaming Control

Act provides that in the case of foreclosure of a lien by a person holding a security interest for which gaming devices are security in whole or in part, the Nevada State Gaming Control Board may authorize the disposition of the gaming devices without requiring a distributor's license. No assurance can be given that the Nevada State Gaming Control Board would grant such approval or that if such approval were not granted, the trustee would be granted a license as a distributor.

  Approval of Changes in Control

        Once Wynn Resorts and Wynn Las Vegas become registered companies, they must obtain prior approval of the Nevada Gaming Commission with respect to a change in control through:

  •
  merger;

  •
  consolidation;

  •
  stock or asset acquisitions;

  •
  management or consulting agreements; or

  •
  any act or conduct by a person by which the person obtains control of them.

        Entities seeking to acquire control of a registered company must satisfy the Nevada State Gaming Control Board and Nevada Gaming Commission with respect to a variety of stringent standards before assuming control of the registered company. The Nevada Gaming Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control to be investigated and licensed as part of the approval process relating to the transaction.

  Approval of Defensive Tactics

        The Nevada legislature has declared that some corporate acquisitions opposed by management, repurchase of voting securities and corporate defense tactics affecting Nevada gaming licenses, and registered companies that are affiliated with those operations, may be harmful to stable and productive corporate gaming. The Nevada Gaming Commission has established a regulatory scheme to reduce the potentially adverse effects of these business practices upon Nevada's gaming industry and to further Nevada's policy to:

  •
  assure the financial stability of corporate gaming operators and their affiliates;

  •
  preserve the beneficial aspects of conducting business in the corporate form; and

  •
  promote a neutral environment for the orderly governance of corporate affairs.

        Once Wynn Resorts and Wynn Las Vegas become a registered company, approvals may be required from the Nevada Gaming Commission before they can make exceptional repurchases of voting securities above their current market price and before a corporate acquisition opposed by management can be consummated. The Nevada Gaming Control Act also requires prior approval of a plan of recapitalization proposed by a registered company's board of directors in response to a tender offer made directly to its stockholders for the purpose of acquiring control.

  Fees and Taxes

        License fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the State of Nevada and to the counties and cities in which the licensed subsidiaries respective operations are conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually and are based upon either:

  •
  a percentage of the gross revenue received;

  •
  the number of gaming devices operated; or

  •
  the number of table games operated.

        A casino entertainment tax is also paid by casino operations where entertainment is furnished in connection with the selling or serving of food or refreshments or the selling of merchandise.

  Foreign Gaming Investigations

        Any person who is licensed, required to be licensed, registered, required to be registered, or is under common control with those persons (collectively, "licensees"), and who proposes to become involved in a gaming venture outside of Nevada, is required to deposit with the Nevada State Gaming Control Board, and thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation of the Nevada State Gaming Control Board of the licensee's or registrant's participation in such foreign gaming. The revolving fund is subject to increase or decrease in the discretion of the Nevada Gaming Commission. Licensees and registrants are required to comply with the reporting requirements imposed by the Nevada Gaming Control Act. A licensee or registrant is also subject to disciplinary action by the Nevada Gaming Commission if it:

  •
  knowingly violates any laws of the foreign jurisdiction pertaining to the foreign gaming operation;

  •
  fails to conduct the foreign gaming operation in accordance with the standards of honesty and integrity required of Nevada gaming operations;

  •
  engages in any activity or enters into any association that is unsuitable because it poses an unreasonable threat to the control of gaming in Nevada, reflects or tends to reflect,

  •
  discredit or disrepute upon the State of Nevada or gaming in Nevada, or is contrary to the gaming policies of Nevada;

  •
  engages in activities or enters into associations that are harmful to the State of Nevada or its ability to collect gaming taxes and fees; or

  •
  employs, contracts with or associates with a person in the foreign operation who has been denied a license or finding of suitability in Nevada on the ground of unsuitability.

  License for Sale of Alcoholic Beverages

        The sale of alcoholic beverages at Le Rêve will be subject to licensing, control and regulation by the Clark County Liquor and Gaming Licensing Board. All licenses are revocable and are not transferable. The county agency has full power to limit, condition, suspend or revoke any license. Any disciplinary action could, and revocation would, have a substantial negative impact upon our operations.

MANAGEMENT

Directors and Executive Officers

        Wynn Capital is a wholly owned subsidiary of Wynn Las Vegas. Wynn Las Vegas is a Nevada limited liability company, the sole member of which is Wynn Golf Course. Wynn Group Nevada, LLC is the sole member of Wynn Resorts Holdings. Valvino is the sole member of Wynn Golf Course. When the members of Valvino contribute their membership interests in Valvino to Wynn Resorts in exchange for shares of the common stock of Wynn Resorts, Wynn Resorts will become the sole member of Valvino. As a result, upon consummation of this offering and the offering of Wynn Resorts' common stock, Wynn Resorts will, through its subsidiaries, control Wynn Las Vegas and Wynn Capital. Upon consummation of this offering, Wynn Resorts' directors and executive officers and their ages and positions will be as follows:

Name	Age	Positions
Stephen A. Wynn	60	Chairman of the Board of Directors and Chief Executive Officer
Kazuo Okada	59	Vice Chairman of the Board of Directors
Ronald J. Kramer	43	Director and President
Robert J. Miller	57	Director
John A. Moran	70	Director
Elaine P. Wynn	60	Director
Stanley R. Zax	64	Director
Marc D. Schorr	54	Chief Operating Officer
John Strzemp	50	Executive Vice President and Chief Financial Officer
Marc H. Rubinstein	41	Senior Vice President, General Counsel and Secretary
Matt Maddox	26	Vice President—Investor Relations and Treasurer
Kenneth R. Wynn	50	President, Wynn Design & Development
DeRuyter O. Butler	46	Executive Vice President—Architecture, Wynn Design & Development

        Stephen A. Wynn has served as Chairman of the board of directors and Chief Executive Officer of Wynn Resorts since June 2002. Since April 2000, Mr. Wynn has been the managing member of Valvino. From 1973 until 2000, Mr. Wynn served as Chairman of the Board, President and Chief Executive Officer of Mirage Resorts and its predecessor. Mr. Wynn is a Trustee of the University of Pennsylvania. Mr. Wynn is married to Elaine P. Wynn and is the brother of Kenneth R. Wynn.

        Kazuo Okada has agreed to serve as Vice Chairman of the board of directors of Wynn Resorts. Mr. Okada founded Aruze Corp., a Japanese manufacturer of pachislot and pachinko machines and video game software, in 1969 and serves as its President. Mr. Okada also owns, and is currently licensed by the Nevada Gaming Commission to own the shares of, Universal Distributing of Nevada, Inc., a gaming machine supplier company. Mr. Okada also serves as Chairman of Adores Corporation, a subsidiary of Aruze Corp. and an operator of amusement centers in Japan.

        Ronald J. Kramer has agreed to serve as President and as a director of Wynn Resorts. Mr. Kramer has served as President of Wynn Golf Course, the immediate parent entity of Wynn Las Vegas and a wholly owned indirect subsidiary of Wynn Resorts, since April 2002.

From July 1999 to October 2001, Mr. Kramer was a managing director at Dresdner Kleinwort Wasserstein, an investment banking firm, and at its predecessor Wasserstein Perella & Co. Mr. Kramer served as Chairman and Chief Executive Officer of Ladenburg Thalmann Group Inc. from May 1995 to July 1999. Mr. Kramer is also a member of the board of directors of TMP Worldwide, Inc., Griffon Corporation, Lakes Entertainment, Inc. and New Valley Corporation.

        Robert J. Miller has agreed to serve as a director of Wynn Resorts. Robert J. Miller has been a partner of the Nevada law firm of Jones Vargas since January 1999. He is also counsel to KNP, a government relations company, which is a subsidiary of the Dutko Group based in Washington, DC. From January 1989 until January 1999, he served as Governor of the State of Nevada, and, from 1987 to 1989, he served as Lieutenant Governor of the State of Nevada. Mr. Miller serves as a Director of Zenith National Insurance Corp., Newmont Mining Corporation, International Game Technology, America West Holdings Corporation and K12 Inc. He also serves as a member of the U.S. Secretary of Energy Advisory Board and several national charitable organizations.

        John A. Moran has agreed to serve as a director of Wynn Resorts. Mr. Moran is the retired Chairman of Dyson-Kissner-Moran Corporation, a private investment entity. Mr. Moran is the honorary Co-Chairman of the Republican Leadership Council of Washington, D.C. He served as Chairman of the Republican National Finance Committee from 1993 to 1995 and subsequently became National Finance Chairman of the Dole for President campaign. Mr. Moran is currently a director of Bessemer Securities Corporation and Golden State Bancorp.

        Elaine P. Wynn has agreed to serve as a director of Wynn Resorts. Mrs. Wynn has served as Co-Chairperson of the Greater Las Vegas Inner-City Games Foundation since 1996 and currently serves on the Executive Board of the Consortium for Policy Research in Education and the Council to Establish Academic Standards in Nevada. Mrs. Wynn has been active in civic and philanthropic affairs in Las Vegas for many years and has received numerous honors for her charitable and community work. Mrs. Wynn served as a director of Mirage Resorts from 1977 until 2000. Mrs. Wynn is married to Stephen A. Wynn.

        Stanley R. Zax has agreed to serve as a director of Wynn Resorts. Since 1977, Mr. Zax has served as Chairman of the Board, and, since 1978, has served as President, CEO and Chairman of the Board of Zenith National Insurance Corp., a New York Stock Exchange company. Zenith National Insurance Corp. and Zenith Insurance Company, its wholly owned subsidiary, are engaged in the property-casualty insurance business. Zenith Insurance Company also conducts real estate operations.

        Marc D. Schorr serves as Chief Operating Officer of Wynn Resorts. Since April 2001, Mr. Schorr has served as Chief Operating Officer of Wynn Golf Course. From June 2000 through April 2001, Mr. Schorr has served as Chief Operating Officer of Valvino. From January 1997 through May 2000, Mr. Schorr served as President of The Mirage Casino-Hotel, a gaming company and then a wholly owned subsidiary of Mirage Resorts.

        John Strzemp serves as Executive Vice President and Chief Financial Officer of Wynn Resorts. Since November 2001, Mr. Strzemp has served as Executive Vice President and Chief Financial Officer of Wynn Golf Course. Mr. Strzemp was Executive Vice President, Chief Financial Officer of Bellagio, LLC, a gaming company and then a wholly owned subsidiary of Mirage Resorts, from April 1998 to October 2000 and President of Treasure Island Corp., a gaming company and then a wholly owned subsidiary of Mirage Resorts, from January 1997 to April 1998.

        Marc H. Rubinstein serves as Senior Vice President and General Counsel of Wynn Resorts. Since April 2001, Mr. Rubinstein has served as Senior Vice President—General Counsel of Wynn Golf Course. Since June 2000, Mr. Rubinstein has also served as Senior Vice President—General Counsel of Valvino. From October 1992 to December 1999, Mr. Rubinstein served as Senior Vice President—General Counsel & Secretary of Desert Palace, Inc., a gaming company that did business as Caesars Palace and was a wholly owned subsidiary of Caesars World, Inc. From February 1996 to June 2000, Mr. Rubinstein also served as Senior Vice President and General Counsel at the Sheraton Desert Inn Corporation, a gaming company and then a wholly owned subsidiary of ITT Sheraton Corp. and Starwood Hotels & Resorts Worldwide, Inc.

        Matt Maddox serves as Vice President—Investor Relations and Treasurer of Wynn Resorts. Mr. Maddox has served as Vice President—Investor Relations and Treasurer of Wynn Golf Course since June 2002. From February 2000 to June 2002, Mr. Maddox served as Vice President—Corporate Finance of Park Place Entertainment, a gaming company. From May 1998 to February 2000, Mr. Maddox was an analyst in the mergers and acquisitions department of Banc of America Securities LLC.

        Kenneth R. Wynn has served as President of Wynn Design & Development, LLC, a wholly owned subsidiary of Valvino, since June 2000. From 1973 until 2000, he served as Vice President—Design and Construction and Secretary of Mirage Resorts, except for the periods August 1993 through July 1994 and March 1997 through June 1999. Mr. Kenneth R. Wynn also served as President of Atlandia Design & Furnishings, Inc., a construction supervision and design company and then a wholly owned subsidiary of Mirage Resorts, from 1974 to 2000. Kenneth R. Wynn is Stephen A. Wynn's brother.

        DeRuyter O. Butler has served as Executive Vice President—Architecture of Wynn Design & Development since June 2000. In 2000, Mr. Butler co-founded Butler/Ashworth Architects, Ltd., LLC, an architecture firm, and has served as its Executive Vice President of Architecture since March 2000. Mr. Butler served as Director of Architecture of Atlandia Design & Furnishings from December 1982 to May 2000.

Board of Directors and Committees

        Mr. Wynn and Aruze USA, together with Baron Asset Fund, have entered into a stockholders agreement pursuant to which Mr. Wynn and Aruze USA have agreed to vote their shares of Wynn Resorts' common stock for a slate of directors, a majority of which will be designated by Mr. Wynn, of which at least two will be independent directors, and the remaining members of which will be designated by Aruze USA. The stockholders agreement will continue to be in effect after the completion of this offering. For more information about the stockholders agreement between Mr. Wynn, Aruze USA and Baron Asset Fund, see "Certain Relationships and Related Party Transactions—Stockholders Agreement."

        Wynn Resorts' articles of incorporation and bylaws will, upon the completion of this offering, provide for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. As a result, a portion of Wynn Resorts' board of directors will be elected each year. To implement the classified board of directors structure, prior to the completion of Wynn Resorts' common stock offering, two of the members of the board of directors will be Class I directors elected to one-year terms, two will be Class II directors elected to two-year terms and three will be Class III directors elected to three-year terms. Thereafter, directors will be elected for three-year terms. Upon the completion of Wynn Resorts' common stock offering, Class I will consist of      and      ; Class II will consist of      and      ; and Class III will consist of      , and      .

        Upon completion of Wynn Resorts' common stock offering, the board of directors of Wynn Resorts intends to appoint an executive committee, an audit committee and a compensation committee. The executive committee will have all of the powers and authority of the board of directors in managing our business and affairs to the fullest extent authorized by Nevada law.

        The audit committee will select on behalf of Wynn Resorts' entire board of directors an independent public accounting firm to be engaged to audit our financial statements, discuss with the independent auditors their independence, review and discuss the audited financial statements with the independent auditors and management and recommend to the board of directors whether the audited financials should be included in Wynn Resorts' Annual Reports on Form 10-K to be filed with the Securities and Exchange Commission. The composition of the audit committee will comply with the requirements of The Nasdaq National Market and the Sarbanes-Oxley Act of 2002.

        The compensation committee will review and approve on behalf of the entire board of directors of Wynn Resorts regarding the (1) annual salaries and other compensation of its officers, and (2) individual stock ans stock option grants. The compensation committee also will provide assistance and recommendations with respect to its compensation policies and practices and assist with the administration of our compensation plans. We expect that the compensation committee will be comprised of at least two independent directors.

Compensation Committee Interlocks and Insider Participation

        As noted above, the board of directors of Wynn Resorts will appoint a compensation committee upon completion of this offering. We do not expect that any of Wynn Resorts' executive officers will serve as a director or member of the compensation committee of another entity, one of whose executive officers serves on Wynn Resorts' board of directors or compensation committee.

Director Compensation

        Upon completion of this offering, each of the directors of Wynn Resorts who is not an employee of Wynn Resorts or its subsidiaries will receive a monthly fee of $4,000 for services as a director. Directors who serve on the executive, audit and compensation committees will receive an additional monthly fee of $1,000. Directors will also receive reimbursement for medical expenses and coverage under our life insurance program. Directors who are employees of Wynn Resorts or its subsidiaries will not receive compensation for their services as directors.

        Each non-employee director will receive            stock options each year under Wynn Resorts' 2002 stock incentive plan. The stock options will have an exercise price equal to the market value of Wynn Resorts' common stock on the date of grant and will vest over a period defined in the option agreement.

        Non-employee directors will also be eligible to participate in Wynn Resorts' Directors' Deferred Compensation Plan, a non-qualified, unfunded deferred compensation plan.

Executive Compensation

        The following table sets forth the annual and long-term compensation of Wynn Resorts' Chief Executive Officer. This table also includes, for the fiscal years ended December 31, 2001 and 2000, each of our five other most highly compensated executive officers (collectively, with the Chief Executive Officer, the "Named Executive Officers"). This compensation consists of compensation paid by Valvino, Wynn Resorts Holdings and Wynn Design & Development.

Annual Compensation
Name and Principal Position						All Other Compensation ($)(1)
	Year	Salary($)		Bonus($)
Stephen A. Wynn(2)(3) Chairman and Chief Executive Officer of Wynn Resorts Holdings	2001 2000	$ $	0 0		— —		— —
Marc D. Schorr(3)(4) Chief Operating Officer of Wynn Resorts Holdings	2001 2000	$ $	1.00 1.00		— —		— —
Kenneth R. Wynn(3)(5) President of Wynn Design & Development	2001 2000	$ $	1.00 1.00		— —		— —
John Strzemp(6) Executive Vice President and Chief Financial Officer of Wynn Resorts Holdings	2001 2000	$ $	450,000 65,769	$ $	300,530 150,000	$ $	14,963 1,648
DeRuyter O. Butler(7) Executive Vice President—Architecture of Wynn Design & Development	2001 2000	$ $	350,000 197,885	$	— 35,000	$ $	4,596 336
Marc H. Rubinstein(8) Senior Vice President and General Counsel of Wynn Resorts Holdings	2001 2000	$ $	286,279 113,708	$	— 12,500	$ $	11,847 11,883

(1)
Includes 401(k) matching contributions and executive life insurance premiums.

(2)
Stephen A. Wynn's employment with Valvino commenced on June 1, 2000.

(3)
Stephen A. Wynn, Marc D. Schorr and Kenneth R. Wynn may each have received perquisites and other personal benefits in an aggregate amount in excess of 10% of his annual salary and bonus of $0 or $1.00, as applicable. Any amount that any of them may have received was not material.

(4)
Mr. Schorr was employed by Valvino from June 1, 2000 until his employment with Wynn Resorts Holdings commenced on April 1, 2001.

(5)
Kenneth R. Wynn's employment with Wynn Design & Development commenced on June 1, 2000.

(6)
Mr. Strzemp was employed by Valvino from November 1, 2000 until his employment with Wynn Resorts Holdings commenced on April 1, 2001.

(7)
Mr. Butler's employment with Wynn Design & Development commenced on June 1, 2000.

(8)
Mr. Rubinstein was employed by Valvino from June 23, 2000 until his employment with Wynn Resorts Holdings commenced on April 1, 2001.

401(k) Plan

        We established a retirement savings plan under Section 401(k) of the Internal Revenue Code covering our non-union employees on July 27, 2000. The plan allows employees to defer, within certain limits, up to 18% of their income on a pre-tax basis through contributions to this plan. We match the contributions, within prescribed limits, with an amount equal to 100% of the participant's initial 2% tax deferred contribution and 50% of the tax deferred contribution between 2% and 4% of the participant's compensation.

Wynn Resorts 2002 Stock Incentive Plan

        Wynn Resorts intends to adopt its 2002 stock incentive plan before the closing of this offering. The 2002 stock incentive plan provides for the grant of stock awards, incentive stock options and non-qualified stock options to our employees, directors and specified consultants. Wynn Resorts intends to reserve a total of 8,600,000 shares of Wynn Resorts' common stock for issuance pursuant to the 2002 stock incentive plan, subject to certain adjustments set forth in the 2002 stock incentive plan.

        Wynn Resorts' board of directors intends to delegate general administrative authority over the 2002 stock incentive plan to its compensation committee. The members of the compensation committee will be both "non-employee directors" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The administrator has broad authority to designate recipients of awards and determine the terms and provisions of awards, including the price, expiration date, vesting schedule and terms of exercise.

        The exercise price of incentive stock options must be at least 100% of the fair market value of the common stock on the date of grant. Incentive stock options granted to optionees who own more than 10% of Wynn Resorts' outstanding common stock must have an exercise price that is at least 110% of fair market value of the common stock on the grant date. The incentive options will expire no later than ten years from the date of grant, or five years with respect to incentive stock options granted to optionees who own more than 10% of our outstanding common stock. The exercise price of non-qualified stock options and the purchase price of stock awards will be determined by the administrator. The 2002 stock incentive plan generally will not allow for the transfer of options. However, the administrator may provide that non-qualified stock options may be transferred (1) pursuant to a qualified domestic relations order or (2) to a family member. During any fiscal year, no optionee may receive grants of incentive stock options and non-qualified stock options in the aggregate which cover more than            shares.

        After the termination of the employment or services of an optionee for reasons other than for cause, death or disability, exercisable options generally will remain exercisable until the earlier of their expiration as set forth in the option agreement or 90 days after the date of termination of employment. If termination is due to death or disability, exercisable options generally will remain exercisable until the earlier of the expiration date stated in the option agreement or 12 months after the date of death or termination of employment. If termination is for cause, all options, including vested and exercisable ones, are immediately terminated and cancelled.

        If certain events occur that result in a change of Wynn Resorts' organizational or ownership structure, the administrator has the discretion to do one or more of the following:

  •
  shorten the exercise period of the options;

  •
  accelerate the vesting schedule of options or stock awards;

  •
  arrange to have the surviving or successor entity assume or replace options or stock awards; or

  •
  cancel options or stock awards and pay to the holder in cash, with respect to each exercisable option, an amount equal to the excess of the then fair market value of the common stock over the exercise price of the option and, with respect to each stock award, the then fair market value of the stock subject to the award.

        Wynn Resorts has the authority to amend, alter, suspend or terminate the 2002 stock incentive plan without stockholder approval provided that its doing so does not impair the rights of any optionee or increase the number of shares for which options and stock awards may be granted. Wynn Resorts may amend the plan with stockholder approval to increase the number of shares for which options and stock awards may be granted.

        Following the completion of this offering and the offering of Wynn Resorts' common stock, Wynn Resorts intends to grant awards of                          shares of restricted stock under its 2002 stock incentive plan to each of the following employees: DeRuyter O. Butler, William Todd Nisbet, Marc D. Schorr, John Strzemp, Roger P. Thomas and Kenneth R. Wynn. Wynn Resorts also intends to grant an award of                          shares of restricted stock outside of the 2002 stock incentive plan to Franco Dragone, the creator of our new entertainment production. The restricted stock will be subject to Wynn Resorts' repurchase right, which will lapse in November 2004 as to Mr. Strzemp, in June 2005 as to Mr. Schorr and Mr. Kenneth Wynn, in June 2006 as to Mr. Butler, Mr. Thomas and Mr. Dragone and in July 2006 as to Mr. Nisbet. Our repurchase right will lapse immediately with respect to any individual other than Mr. Dragone if such individual terminates employment with us under circumstances which entitle him to receive a "separation payment" under his employment contract (as described below). In the case of Messrs. Butler, Nisbet, and Thomas, however, the lapse of our restriction right on a termination of employment which entitles such individual to receive a separation payment will not occur to the extent that such early lapsing would subject the individual to the golden parachute excise tax under Internal Revenue Code Section 4999.

Employment Agreements

        We intend to enter into employment contracts with certain other named executive officers, including Stephen A. Wynn, Marc D. Schorr, Kenneth R. Wynn, John Strzemp, DeRuyter O. Butler and Marc H. Rubinstein, prior to the completion of this offering.

        Under the employment contracts, the annual base salaries will be $1,250,000 for Stephen A. Wynn, $750,000 for Mr. Schorr, $459,000 for Mr. Strzemp, $350,000 for Mr. Butler, $360,000 for Mr. Rubinstein, and $250,000 for Kenneth Wynn.

        The other terms of the employment contracts will be substantially similar for each executive. Each executive will receive a bonus at such times and in such amounts as our board of directors, in its sole and exclusive discretion, may determine, but, after our board of directors adopts a performance-based bonus plan, bonuses will be determined in accordance with the performance-based plan. Mr. Strzemp, however, will be entitled to a minimum annual bonus of $150,000 per year. The term of each employment contract will begin on the later of the effective date of this offering or October 1, 2002, and end five year later, except that the term of Mr. Strzemp's employment contract will end on October 31, 2004. The employment contracts will become null and void if this offering does not close on or before April 1, 2003. In addition to base salary and bonuses, each executive will participate in all our employee benefit plans that cover executives, to the extent that the executive is otherwise eligible, will receive reimbursement for reasonable business expenses (including entertainment, promotional, gift and travel expenses and club memberships), and will be entitled to four weeks paid vacation each year. In addition, we will provide the use of a company car and driver at our sole cost and expense to Stephen Wynn, and Stephen Wynn, Mr. Schorr and Kenneth Wynn will enter into time-sharing agreements with us covering their personal use of our aircraft, with each such executive paying us the lesser of his and his family's share of the direct costs incurred by us in operating the aircraft or the amount permitted by applicable federal aviation regulations.

        If we terminate the employment of an executive without "cause," or the executive terminates his employment with us upon "good reason" following a "change of control" (as such terms are defined in the employment contracts), we will pay the executive a "separation payment" in a lump such equal to (a) the executive's base salary for the remainder of the term of the employment contract, but not for less than one year, except in the case of: Kenneth Wynn and Messrs. Butler, and Rubinstein, in which case the lump sum shall be such person's base salary for one year, (b) a prorated portion of the bonus that the executive received for the preceding bonus period, (c) any accrued but unpaid vacation pay, and (d) an amount necessary to gross the executive up for any golden parachute excise tax the executive incurs under the Internal Revenue Code Section 4999. The separation payment of Mr. Butler, however, will be limited to the amount necessary to avoid subjecting him to the golden parachute excise tax of Internal Revenue Code Section 4999. If the executive is entitled to receive the separation payment, he will also be entitled to continue participating in our health benefits coverage for the remaining portion of the term (but for not less than one year) on the same basis as if he were still employed by us. If the executive's employment terminates for any other reason before the expiration of the term (i.e., because of the executive's death, disability, discharge for cause, revocation of gaming license, or quitting other than for good reason after a change in control), we will be required to pay the executive only accrued but unpaid base salary and vacation pay through his termination date.

        On April 1, 2002, Wynn Golf Course and Valvino, as guarantor, entered into a one-year employment agreement with Mr. Ronald J. Kramer. Pursuant to this agreement, Mr. Kramer is entitled to a base salary of $1,000,000 per year. Mr. Kramer is also entitled to a bonus of at least $1,250,000 based on specified performance criteria. Pursuant to this agreement, Mr. Kramer is also entitled to participate in all welfare, pension and incentive benefit plans that Wynn Golf Course maintains for its senior executives. If at any time during the term of his agreement (1) Wynn Golf Course terminates Mr. Kramer's employment without cause (as defined in the agreement) or (2) Mr. Kramer terminates his employment for good reason (as defined in such agreement), Wynn Golf Course must pay Mr. Kramer (in addition to all accrued base salary, accrued vacation pay and bonus amounts) $1,250,000, unless Mr. Kramer has already been paid a bonus equal to at least that amount from the proceeds of Wynn Resorts' common stock offering. Pursuant to this agreement, Mr. Kramer is also prevented from competing with Wynn Resorts Holdings and its affiliates for the one year of his employment.

Limitations on Directors' Liability and Indemnification

        Wynn Resorts' articles of incorporation limit the liability of directors and officers to the maximum extent permitted by Nevada law. With a few limited exceptions set forth in the Nevada Revised Statutes, Nevada law provides that a director or officer of a corporation is not individually liable to the corporation or its stockholders for damages resulting from any action or failure to act in his or her capacity as a director or officer unless it is proven that:

  •
  the director's or officer's act or omission constituted a breach of his or her fiduciary duties; and

  •
  the breach involved intentional misconduct, fraud or a knowing violation of the law.

        This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

        Wynn Resorts' bylaws provide that it will indemnify its directors and officers to the fullest extent permitted by Nevada law, provided that the director or officer either is not liable for monetary damages under Nevada law or acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful. Wynn Resorts' articles of incorporation and bylaws require it to pay the expenses of directors and officers incurred in defending a proceeding involving alleged acts or omissions of the director or officer in his or her capacity as such as the expenses are incurred and in advance of the final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court that he or she is not entitled to be indemnified. The bylaws permit the board of directors to indemnify employees and other persons to the same extent. We believe indemnification under Wynn Resorts' bylaws covers at least negligence and gross negligence on the part of indemnified parties. Except as ordered by a court and for advancement of expenses, a director or officer may not be indemnified if a final adjudication determines that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the current action. The termination of any proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere, or its equivalent, does not, of itself, under the bylaws create a presumption that the standards described above were not met. However, Wynn Resorts is not permitted by its bylaws to indemnify a director or officer if he or she has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to Wynn Resorts unless that court or another court of competent jurisdiction determines that in view of all of the circumstances, the director or officer is fairly and reasonably entitled to indemnification.

        In addition to indemnification provided for in Wynn Resorts' bylaws, Wynn Resorts intends to enter into agreements to indemnify its directors and executive officers. These agreements, among other things, will provide for indemnification of Wynn Resorts' directors and executive officers for expenses, judgments, fines and settlement amounts incurred by any such person in any action or proceeding arising out of such person's services as a director or executive officer or at its request. Wynn Resorts may also maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent. We believe these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

        The limited liability and indemnification provisions in Wynn Resorts' articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against its directors for breach of their fiduciary duties and may reduce the likelihood of derivative litigation against its directors and officers, even though a derivative litigation, if successful, might otherwise benefit Wynn Resorts and its stockholders. A stockholder's investment in Wynn Resorts may be negatively affected to the extent that it pays the costs of settlement or damage awards against its directors or officers under these indemnification provisions.

        At present, there is no pending litigation or proceeding involving any of Wynn Resorts' directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

        We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification of directors or officers for liabilities arising under the Securities Act of 1933, as amended, is against public policy and, therefore, such indemnification provisions may be unenforceable.

Key Man Life Insurance

        We intend to obtain $30 million of key man life insurance with respect to Stephen A. Wynn for our benefit.

Directors' and Officers' Insurance

        Wynn Resorts expects to maintain a directors' and officers' liability insurance policy that provides its officers and directors with liability coverage in amounts it considers appropriate.

CERTAIN RELATIONSHIPS AND
RELATED PARTY TRANSACTIONS

        Contribution of Interest in Wynn Macau.    Before April 22, 2002, Mr. Wynn owned a majority of the outstanding equity interests of Wynn Macau. At the time, Wynn Macau had been awarded a provisional concession to negotiate a concession agreement with the Macau government to construct and operate one or more casinos in Macau. On April 22, 2002, in connection with additional contributions to Valvino by Aruze USA and Baron Asset Fund, Mr. Wynn contributed his interest in Wynn Macau to Valvino. This interest was valued at approximately $56 million, after reimbursement to Mr. Wynn of approximately $825,000 advanced by him to Wynn Macau in connection with the negotiation of the concession agreement and other development activities in Macau. Similar advances by Valvino to Wynn Macau of approximately $458,000 were treated as capital contributions by Valvino upon its acquisition of the Macau interest. Subsequent to this contribution, Wynn Macau has entered into a concession agreement with the government of Macau permitting the construction and operation of casinos in Macau. See "Management's Discussion & Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Material Transactions Affecting Liquidity and Capital Resources."

        Stockholders Agreement.    As previously discussed, Mr. Wynn, Aruze USA and Baron Asset Fund are parties to a stockholders agreement. The stockholders agreement establishes various rights among Mr. Wynn, Aruze USA and Baron Asset Fund with respect to the ownership and management of Wynn Resorts. These rights include, but are not limited to, the following preemptive rights, rights of first refusal, tag-along rights and certain other restrictions on the transfer of the shares of Wynn Resorts' common stock owned by the parties to the stockholders agreement.

        Under the stockholders agreement, if Mr. Wynn, Aruze USA or Baron Asset Fund purchase shares of Wynn Resorts' common stock from Wynn Resorts in a private placement on terms and conditions that are not offered to the other parties to the agreement, the purchasing stockholder must afford the other parties preemptive rights. These preemptive rights will allow the non-purchasing parties to purchase that number of shares in the purchasing stockholder's allotment of private placement shares that is necessary to maintain the parties' shares in the same proportion to each other that existed prior to such private placement.

        In addition, under the stockholders agreement, the parties granted each other a right of first refusal on their respective shares of Wynn Resorts' common stock. Under this right of first refusal, if any such stockholder wishes to transfer any of his or its shares of Wynn Resorts' common stock to anyone other than a permitted transferee, and has a bona fide offer from any person to purchase such shares, the stockholder must first offer the shares to the other parties to the stockholders agreement on the same terms and conditions as the bona fide offer. In addition to this right of first refusal, the parties also granted each other a tag-along right on their respective shares of Wynn Resorts' common stock. Under this tag-along right, any party to the stockholders agreement, before transferring his or its shares to any person other than a permitted transferee, must first allow the other parties to the agreement to participate in such transfer on the same terms and conditions.

        The stockholders agreement also provides that, upon the institution of a bankruptcy action by or against a party to the stockholders agreement, the other parties to the agreement will be given an option to purchase the bankrupt stockholder's shares of Wynn Resorts' common stock at a price to be agreed upon by the bankrupt stockholder and the other stockholders, or, if a price cannot be agreed upon by such stockholders, at a price equal to their fair market value. In addition, under the stockholders agreement, if there is a direct or indirect change of control of any party to the agreement, other than Baron Asset Fund, the other parties to the agreement have the option to purchase the shares of Wynn Resorts' common stock held by the party undergoing the change in control. Under the agreement, a stockholder may assign these options to Wynn Resorts.

        In addition, under the stockholders agreement, Mr. Wynn and Aruze USA have agreed to vote their shares of Wynn Resorts' common stock for a slate of directors, a majority of which will be designated by Mr. Wynn, of which at least two will be independent directors, and the remaining members of which will be designated by Aruze USA. As a result of this voting arrangement, Mr. Wynn may control Wynn Resorts' board of directors. The stockholders agreement incorporates certain provisions set forth in the operating agreement for Valvino pursuant to which, if Aruze USA's ownership of the shares of Wynn Resorts' common stock impairs Wynn Resort's ability to obtain a gaming license, either Wynn Resorts or Mr. Wynn could purchase the shares of Wynn Resorts owned by Aruze USA. In addition, in such circumstances, Aruze USA could demand that Wynn Resorts purchase its shares. These arrangements were terminated under the arrangement described below. In other respects, the stockholders agreement will continue to be in effect after the completion of this offering.

        Buy-Out of Aruze USA Stock.    Mr. Wynn, Kazuo Okada, Aruze USA, Aruze Corp. and Wynn Resorts have entered into arrangements which provide that if any gaming application of Aruze USA, Aruze Corp. or Kazuo Okada concerning Aruze USA's ownership of Wynn Resorts' stock is denied by Nevada gaming authorities or requested to be withdrawn or is not filed within 90 days after the filing of Wynn Resorts' application, Mr. Wynn may elect to purchase the shares owned by Aruze USA in Wynn Resorts. Mr. Wynn may pay this purchase price with a promissory note. If Mr. Wynn chooses not to exercise his right to purchase the shares, Wynn Resorts has the right to require him to purchase the shares, including with a promissory note. The prior buy-out arrangements under the Valvino operating agreement and under the stockholders agreement between Mr. Wynn, Aruze USA and Baron Asset Fund were terminated upon the effectiveness of the new agreement.

        Wynn Design & Development.    Wynn Design & Development, a wholly owned subsidiary of Valvino, is responsible for the design and architecture of Le Rêve (except for the showroom) and for managing construction costs and risks associated with the Le Rêve project. Nevada law requires that a firm licensed as a professional architectural organization certify architectural plans. These architectural services for the Le Rêve project will be provided by the firm of Butler/Ashworth Architects, Ltd., LLC. In return for these services, the Butler/Ashworth firm will be paid $1.00 and reimbursed for certain expenses it incurs in providing the architectural services. The principals of the Butler/Ashworth firm are DeRuyter Butler and Glen Ashworth, both of whom are employees of Wynn Design & Development. Mr. Butler is Executive Vice President of Wynn Design & Development. Wynn Design & Development is the only client of the Butler/Ashworth firm and pays the salaries and benefits of Messrs. Butler and Ashworth. Neither we nor Mr. Wynn has an ownership interest in Butler/Ashworth.

        Art Gallery.    We operate an art gallery at the former premises of the Desert Inn Resort & Casino in which we display paintings from The Wynn Collection. The art gallery is expected to remain open during the construction of Le Rêve. We lease The Wynn Collection from Mr. and Mrs. Wynn pursuant to an Art Rental and Licensing Agreement. Under the agreement, we pay the expenses of exhibiting works from The Wynn Collection and reimburse Mr. and Mrs. Wynn for the expense of insuring the collection while we exhibit it, which insurance costs for the eight months ended June 30, 2002 were approximately $55,000 and for the twelve months ended June 30, 2003 will be approximately $275,000. In addition, we have agreed to make monthly lease payments for the art at a rate equal to the gross revenue received by the gallery each month, less direct expenses, subject to a monthly cap. Under the agreement, we were not required to make any such lease payments prior to June 30, 2002. However, had we been required to make such payments, no amounts would have been due under the lease payment formula because, to date, our expenses in operating the art gallery have exceeded the revenue generated from such operations. Prior to opening Le Rêve, we do not expect to make any material payments under this lease. The only financial exposure that we have under this lease is the cost of operating the art gallery, which is not material. Any payment to Mr. and Mrs. Wynn would be made only from the net revenue of the art gallery. It is contemplated that, after Le Rêve opens, we will continue to lease The Wynn Collection under similar terms and will exhibit the works as an attraction at Le Rêve. Under the Art Rental and Licensing Agreement, subject to certain notice restrictions, Mr. and Mrs. Wynn will retain the right to remove or replace any or all of the works of art that will be displayed in the art gallery.

        Aircraft Arrangements.    Until January 2002, Valvino used a Gulfstream Aerospace model G-1159A aircraft in its business operations. The aircraft was owned by Kevyn, LLC, which, until April 1, 2001, was wholly owned by Mr. Wynn, and leased to and operated under a Part 135 charter certificate by Las Vegas Jet, LLC, formerly Las Vegas CharterJet, LLC, a charter business owned by Mr. Wynn. Valvino paid Las Vegas Jet an hourly rate for its use of the aircraft and disbursed funds for payroll, property taxes, insurance and all other operating expenses on behalf of Las Vegas Jet. As of April 1, 2001, and in accordance with Valvino's operating agreement, Mr. Wynn sold Kevyn to Valvino for $10,035,000. Pursuant to Federal Aviation Administration regulations restricting the registration of aircraft in the United States by entities with substantial foreign ownership, Kevyn transferred legal title to the aircraft to First Security Bank, National Association, a national banking association, pursuant to a Trust Agreement dated as of April 2, 2001. After the transfers, Kevyn continued to lease the aircraft to Las Vegas Jet, and Las Vegas Jet continued to use the aircraft in its charter business. Valvino paid Las Vegas Jet an hourly rate for its use of the aircraft, and was in turn paid by Las Vegas Jet (through Kevyn) under the aircraft lease. Valvino paid Las Vegas Jet approximately $451,800 and $918,900 for its use of the aircraft in 2000 and 2001, respectively, and approximately $13,600 for its use of the aircraft in January 2002. Wynn Macau paid Las Vegas Jet approximately $72,600 for its use of the aircraft in 2001. On March 26, 2002, Kevyn sold the aircraft to an unrelated buyer.

        From January 2002 until May 30, 2002, Valvino used a Bombardier Global Express aircraft, serial number 9065, in its business operations. The aircraft was owned by World Travel and was leased to and operated in a charter business by Las Vegas Jet. Valvino paid Las Vegas Jet an hourly rate of $2,600 per hour for its use of the aircraft. Las Vegas Jet and World Travel were owned entirely by Mr. Wynn.

        On May 30, 2002, Mr. Wynn sold World Travel and Las Vegas Jet to Valvino for approximately $38.2 million, the amount that World Travel paid for the aircraft. Pursuant to Federal Aviation Administration regulations restricting the registration of aircraft in the United States by entities with substantial foreign ownership, World Travel transferred legal title to the aircraft to Wells Fargo Bank North West, National Association, a national banking association, pursuant to a Trust Agreement dated as of May 10, 2002. At that time, World Travel had remaining indebtedness of $28.5 million secured by the aircraft. Valvino guaranteed this indebtedness in connection with the purchase of the aircraft. Mr. Wynn was released from his guarantee of that indebtedness. Wynn Las Vegas intends to use approximately $28.5 million of the FF&E facility to refinance the indebtedness by means of a loan to be evidenced by an intercompany note from World Travel.

        World Travel continues to lease the aircraft to Las Vegas Jet. Las Vegas Jet operates the aircraft for Wynn Resorts and its subsidiaries under a Part 91 certificate. In connection with the acquisition of World Travel, approximately $2 million of accounts payable to Valvino from Las Vegas Jet were forgiven.

        Reimbursable Costs.    We have periodically incurred costs on Mr. Wynn's behalf, including costs with respect to Mr. Wynn's personal use of the corporate aircraft, household employees at Mr. Wynn's residence, personal legal fees, construction work at Mr. Wynn's home and other personal purchases. Mr. Wynn fully reimburses the company for such personal costs. These balances have been settled at regular intervals, usually monthly. We did not charge Mr. Wynn interest on outstanding amounts pending reimbursement. The largest unreimbursed balance of these items at any time since our inception was approximately $213,000. As of August 12, 2002, Mr. Wynn had reimbursed us for all amounts outstanding, including charges for his use of the corporate jet. We and Mr. Wynn have terminated the arrangements pursuant to which such costs are incurred by us and later reimbursed by Mr. Wynn. Mr. Wynn will deposit a credit balance for such items in the future.

        Tax Overpayment.    In 2001, Mr. Wynn made a substantial overpayment of his personal estimated 2001 federal income taxes to the Internal Revenue Service. Pursuant to a tax procedure set forth in Internal Revenue Service Announcement No. 2001-112, announced October 26, 2001, a taxpayer may redesignate estimated income tax payments as employment tax deposits. In reliance on this announcement, Mr. Wynn applied $5,000,000 of his overpayment to the fourth quarter employment taxes of Valvino. By using this procedure, Mr. Wynn accelerated the refund of his overpayment. In May of 2002, the Internal Revenue Service issued a refund for $5,000,000 to Valvino and Valvino reimbursed this sum of money to Mr. Wynn.

        Tax Indemnification Agreement.    Stephen A. Wynn, Aruze USA, Baron Asset Fund, and the Kenneth R. Wynn Family Trust, referred to collectively as the Valvino members, Valvino and Wynn Resorts intend to enter into a tax indemnification agreement relating to their respective income tax liabilities. Prior to the contribution of the Valvino membership interests to Wynn Resorts, the income and deductions of Valvino passed through to the Valvino members under the rules governing partnerships for federal tax purposes and were taken into account by them at their personal tax rates. Commencing upon the contribution of the Valvino membership interests to Wynn Resorts, income and deductions are to be treated as income and deductions of Wynn Resorts, a C corporation for federal tax purposes, and are to be taken into account by it at applicable corporate tax rates. A reallocation of deductions of Valvino from the period prior to the contribution to the period commencing upon the contribution, or a reallocation of income of Wynn Resorts from the period commencing upon the contribution to the period prior to the contribution, would increase the amount of taxable income (or decrease the amount of loss) reported by the Valvino members and decrease the amount of taxable income (or increase the amount of loss) reported by Wynn Resorts. Accordingly, the tax indemnification agreement generally provides that the Valvino members will be indemnified by Wynn Resorts and its subsidiaries for additional tax costs (including interest and penalties) caused by reallocations that increase the taxable income or decrease the tax loss of the Valvino members for the period prior to the contribution of the Valvino membership interests. Any payment made pursuant to the agreement by Wynn Resorts or any of its subsidiaries to the Valvino members may be non-deductible for income tax purposes.

        Capitalization of Valvino.    For information regarding the formation of Wynn Resorts and capital contributions to Valvino, the predecessor of Wynn Resorts, see "Management's Discussion & Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Material Transactions Affecting Liquidity and Capital Resources."

OWNERSHIP OF CAPITAL STOCK

        Wynn Capital is a wholly owned subsidiary of Wynn Las Vegas. Wynn Las Vegas is a Nevada limited liability company, the sole member of which is Wynn Golf Course. Valvino is the sole member of Wynn Golf Course. When the members of Valvino contribute their membership interests in Valvino to Wynn Resorts in exchange for shares of the common stock of Wynn Resorts, Wynn Resorts will become the sole member of Valvino. As a result, upon consummation of this offering and the offering of Wynn Resorts' common stock, Wynn Resorts will, through its subsidiaries, control Wynn Las Vegas and Wynn Capital.

        On June 3, 2002, and in preparation for its offering of common stock, Wynn Resorts was incorporated in Nevada. The following table sets forth information regarding beneficial ownership of Wynn Resorts' common stock as of June 12, 2002, after giving effect to the contribution of membership interests in Valvino to Wynn Resorts, by:

  •
  each of the individuals listed under "Executive Compensation;"

  •
  each of Wynn Resorts' directors;

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  each person, or group of affiliated persons, who is known by us to own beneficially more than 5% of Wynn Resorts' common stock; and

  •
  all current directors and executive officers of Wynn Resorts as a group.

        Except as otherwise indicated in the footnotes below, each beneficial owner has the sole power to vote and to dispose of all shares held by that holder. Percentage ownership is based on 40,000,000 shares of common stock outstanding as of            2002 and            shares of common stock outstanding after completion of Wynn Resort's contemplated offering of common stock. Unless indicated below, the address of each person or entity listed below beneficially owning more than 5% of Wynn Resorts' common stock is c/o Wynn Resorts, Limited, 3145 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

	Beneficial Ownership of Common Stock Before Offering		Beneficial Ownership of Common Stock After Offering
Name
	Shares	Percent	Shares	Percent
Stephen A. Wynn(1)(2)	18,972,299	47.431%	18,972,299
Aruze USA, Inc.(1)(3)	18,972,299	47.431%	18,972,299
Baron Asset Fund(4)	1,997,085	4.992%	1,997,085
Kazuo Okada(1)(3)	18,972,299	47.431%	18,972,299
Ronald J. Kramer	0	0%
Robert J. Miller	0	0%
Elaine P. Wynn	0	0%
Stanley R. Zax	0	0%
Kenneth R. Wynn(5)	58,317	0.146%	58,317
Marc D. Schorr	0	0%
John Strzemp	0	0%
Marc H. Rubinstein	0	0%
DeRuyter O. Butler	0	0%
All Directors and Executive Officers as a Group(6)	38,002,915	95.008%	38,002,915

(1)
Excludes shares which may be deemed to be beneficially owned by virtue of the voting agreement between Mr. Stephen A. Wynn and Aruze USA contained in the stockholders agreement between Mr. Wynn, Aruze USA and Baron Asset Fund. Under this agreement, Mr. Wynn and Aruze USA have agreed to vote their shares of Wynn Resorts' common stock for a slate of directors, a majority of which will be designated by Mr. Wynn, of which at least two will be independent directors, and the remaining members of which will be designated by Aruze USA. See "Certain Relationships and Related Party Transactions—Stockholders Agreement." Mr. Wynn, Aruze USA and Kazuo Okada disclaim beneficial ownership of such shares.

(2)
Excludes shares held by Aruze USA, which may be deemed to be beneficially owned by Mr. Wynn by virtue of the arrangement which permits Mr. Wynn to acquire Aruze USA's shares of common stock if any gaming application of Aruze USA, Aruze Corp. or Kazuo Okada concerning Aruze USA's ownership of Wynn Resorts' stock is denied by Nevada gaming authorities or withdrawn or is not filled within 90 days after the filing of Wynn Resorts' application. Mr. Wynn disclaims beneficial ownership of such shares.

(3)
Aruze USA's address is 745 Greier Drive, Las Vegas, Nevada 89119. Aruze USA is a subsidiary of Aruze Corp., of which Kazuo Okada owns a controlling interest. Each of Aruze USA, Aruze Corp. and Mr. Okada may be deemed to have beneficial ownership of these shares.

(4)
Includes 1,459,408 shares, or 3.644%, held on behalf of the Baron Asset Fund Series and 537,677 shares, or 1.348%, held on behalf of the Baron Growth Fund Series.

(5)
These shares are held by the Kenneth R. Wynn Family Trust. Kenneth Wynn may be deemed to have beneficial ownership of these shares.

(6)
Includes shares held by Stephen A. Wynn, shares held by Aruze USA of which Kazuo Okada may be deemed to have beneficial ownership and shares held by the Kenneth R. Wynn Family Trust of which Kenneth Wynn may be deemed to have beneficial ownership.

        Additional Stock Grants.    Following the completion of this offering and the offering of Wynn Resorts common stock, we intend to grant awards of            shares of restricted stock under our 2002 stock incentive plan to each of the following employees: DeRuyter O. Butler, William Todd Nisbet, Marc D. Schorr, John Strzemp, Roger P. Thomas and Kenneth R. Wynn. We also intend to grant an award of            shares of restricted stock outside of the 2002 stock incentive plan to Franco Dragone, the creator of our new entertainment production. The restricted stock will be subject to our repurchase right, which will lapse in November 2004 as to Mr. Strzemp, in June 2005 as to Mr. Schorr and Kenneth R. Wynn, in June 2006 as to Mr. Butler, Mr. Thomas and Mr. Dragone and in July 2006 as to Mr. Nisbet.

        Stockholders Agreement.    Mr. Wynn and Aruze USA, together with Baron Asset Fund, have entered into a stockholders agreement. The stockholders agreement establishes various rights among Mr. Wynn, Aruze USA and Baron Asset Fund with respect to the ownership and management of Wynn Resorts. These rights include, but are not limited to, certain tag-along rights, preemptive rights, rights of first refusal and certain other restrictions on the transfer of the shares of Wynn Resorts' common stock owned by the parties to the stockholders agreement. In addition, under the stockholders agreement, Mr. Wynn and Aruze USA have agreed to vote their shares of Wynn Resorts' common stock for a slate of directors, a majority of which will be designated by Mr. Wynn, of which at least two will be independent directors, and the remaining members of which will be designated by Aruze USA. As a result of this voting arrangement, Mr. Wynn may control Wynn Resorts' board of directors. In addition, Mr. Wynn and Aruze USA, to the extent they vote their shares in a similar manner, effectively will be able to control, as a practical matter, all matters requiring Wynn Resorts' stockholders' approval, including the approval of significant corporate transactions. The stockholders agreement will continue to be in effect after the completion of this offering. See "Certain Relationships and Related Party Transactions—Stockholders Agreement."

        Buy-Out of Aruze USA Stock.    Mr. Wynn, Kazuo Okada, Aruze USA, Aruze Corp. and Wynn Resorts have entered into arrangements which provide that if any gaming application of Aruze USA, Aruze Corp. or Kazuo Okada concerning Aruze USA's ownership of Wynn Resorts' stock is denied by Nevada gaming authorities or requested to be withdrawn or is not filed within 90 days after the filing of Wynn Resorts' application, Mr. Wynn may elect to purchase the shares owned by Aruze USA in Wynn Resorts. Mr. Wynn may pay this purchase price with a promissory note. If Mr. Wynn chooses not to exercise his right to purchase the shares, Wynn Resorts has the right to require him to purchase the shares, including with a promissory note. The prior buy-out arrangements under the Valvino operating agreement and under the stockholders agreement between Mr. Wynn, Aruze USA and Baron Asset Fund were terminated upon the effectiveness of the new agreement. See "Risk Factors—General Risks Associated with Our Business—Le Rêve will be subject to extensive state and local regulation, and licensing and gaming authorities have significant control over our operations, which could have a negative effect on our business." and "—The Nevada Gaming Commission may impose unanticipated requirements regarding the licensing of owners of Wynn Resorts."

DESCRIPTION OF THE SECOND MORTGAGE NOTES

        You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, (1) the word "Issuers" refers collectively to Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp. and not to any of their respective subsidiaries, (2) the words "Wynn Las Vegas" refer only to Wynn Las Vegas, LLC and not to any of its subsidiaries, (3) the words "Valvino Lamore" refer only to Valvino Lamore, LLC, and not to any of its subsidiaries, (4) the words "Wynn Resorts" refer only to Wynn Resorts, Limited and not to any of its subsidiaries, (5) the words "Wynn Golf Course" refer only to Wynn Resorts Holdings, LLC and not to any of its subsidiaries and (6) the words "we", "us" and "our" refer to Wynn Las Vegas and its subsidiaries.

        The Issuers will issue the notes under an indenture among Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp. as joint and several obligors, Desert Inn Water Company, LLC, Desert Inn Improvement Co., Wynn Design & Development, LLC, Wynn Golf Course, Las Vegas Jet, LLC, World Travel, LLC, Palo, LLC and Valvino Lamore, as guarantors, and the indenture trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The Collateral Documents referred to under "—Security Interests" define the terms of the agreements that will secure the notes.

        Wynn Capital is a wholly owned subsidiary of Wynn Las Vegas that was incorporated solely for the purpose of serving as a co-issuer of the notes in order to facilitate this offering. Wynn Las Vegas believes that certain prospective purchasers of the notes may be restricted in their ability to purchase debt securities of limited liability companies, such as Wynn Las Vegas, unless the debt securities are jointly issued by a corporation. Wynn Capital will not have any operations or material assets and will not have any revenues. As a result, prospective purchasers of the notes should not expect Wynn Capital to participate in servicing amounts required to be paid on the notes.

        As of the date of the indenture, Wynn Las Vegas' only Subsidiaries will be Wynn Capital and the Completion Guarantor. The Completion Guarantor will be an Unrestricted Subsidiary of Wynn Las Vegas. Valvino Lamore is an indirect parent of Wynn Las Vegas and the other guarantors described above are subsidiaries of Valvino Lamore.

        The following description is a summary of the material provisions of the indenture and the Collateral Documents. It does not restate any of those agreements in its entirety. We urge you to read the indenture and the Collateral Documents because they, and not this description, define your rights as holders of the notes. Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the indenture.

        The registered Holder of a note will be treated as the owner of that note for all purposes. Only registered Holders will have any rights under the indenture.

Brief Description of the Notes and the Guarantees

  The Notes

        The notes:

  •
  will be general obligations of the Issuers,

  •
  will be secured by a security interest in certain of the Issuers' existing and future assets, as more fully described under the section below captioned "—Security Interests",

  •
  will be effectively subordinated to the borrowings under the Credit Agreement and under the FF&E Facility to the extent (1) that the lenders under the Credit Agreement have security interests in all the Collateral that rank prior to the security interests in the collateral securing the notes, (2) that the lenders under the FF&E Facility have security interests in the FF&E Collateral that rank prior to the security interests in that collateral securing the notes, and (3) of the restrictions on payment and exercise of remedies contained in the Intercreditor Agreements,

  •
  will rank senior in right of payment to any future subordinated indebtedness of the Issuers, and

  •
  will be unconditionally guaranteed by the Guarantors and may under certain circumstances be guaranteed by Wynn Resorts.

  The Guarantees

        The notes will be guaranteed by Wynn Las Vegas' indirect parent, Valvino Lamore, and Valvino Lamore's direct or indirect subsidiaries. Valvino Lamore and its subsidiaries (other than the Issuers and the Subsidiaries of the Issuers) are referred to as the "Restricted Entities." These subsidiaries are:

  •
  Desert Inn Water Company, LLC, which owns 100% of the stock of Desert Inn Improvement Co.,

  •
  Desert Inn Improvement Co., which owns the water rights for the Golf Course Land,

  •
  Wynn Design & Development LLC, which is responsible for the design and architecture of the Project,

  •
  Wynn Golf Course, which owns the Golf Course Land,

  •
  Las Vegas Jet, LLC, which leases a corporate aircraft from World Travel, LLC, and operates the aircraft under a Part 91 federal aviation authority certificate,

  •
  World Travel, LLC, which owns the corporate aircraft and leases it to Las Vegas Jet, LLC, and

  •
  Palo, LLC, which owns three residential lots adjacent to the Golf Course Land.

        Pursuant to the Wynn Resorts Agreement, Wynn Resorts may, in certain limited circumstances, provide for a guarantee of the notes and become a "Parent Guarantor" as more fully described in the covenant entitled "Certain Covenants—Restrictions on Incurrence of Indebtedness and Guarantees by Wynn Resorts."

Principal, Maturity and Interest

        The Issuers may issue notes with a maximum aggregate principal amount of $            million, of which $350.0 million will be issued in this offering. The Issuers may issue additional notes from time to time after this offering. Any offering of additional notes is subject to the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity." The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Issuers will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on                          , 2010.

        Interest on the notes will accrue at the rate of            % per annum and will be payable semi-annually in arrears on                and                 , commencing on                , 2003. The Issuers will make each interest payment to the Holders of record on the immediately preceding                and                 .

        Interest will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Optional Redemption

        At any time prior to                , 2005, the Issuers may on one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of            % of the principal amount, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Qualified Equity Offerings (other than the IPO); provided that:

(1)
at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by Wynn Resorts or any of its Subsidiaries); and

(2)
the redemption occurs within 60 days of the date of the closing of such Qualified Equity Offering.

        Except pursuant to the preceding paragraph, the notes will not be redeemable at the Issuers' option prior to                , 2006.

        After                , 2006, the Issuers may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on                of the years indicated below:

Year	Percentage
2006		%
2007		%
2008 and thereafter	100.00%

Gaming Redemption

        Notwithstanding any other provision hereof, if any Gaming Authority requires a holder or beneficial owner of notes to be licensed, qualified or found suitable under any applicable gaming law and the holder or beneficial owner (1) fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so (or such lesser period as required by the Gaming Authority), or (2) is notified by a Gaming Authority that it will not be licensed, qualified or found suitable, the Issuers will have the right, at their option, to:

(1)
require the holder or beneficial owner to dispose of its notes within 30 days (or such lesser period as required by the Gaming Authority) following the earlier of:

(a)
the termination of the period described above for the holder or beneficial owner to apply for a license, qualification or finding of suitability; or

(b)
receipt of the notice from the Gaming Authority that the holder or beneficial owner will not be licensed, qualified or found suitable by the Gaming Authority; or

(2)
redeem the notes of the holder or beneficial owner at a redemption price equal to:

(a)
the price determined by the Gaming Authority, or

(b)
if the Gaming Authority does not determine a price, the lesser of:

(i)
the principal amount of the notes; and

(ii)
the price that the holder or beneficial owner paid for the notes in each case, together with accrued and unpaid interest on the notes to the earlier of (1) the date of redemption or such earlier date as is required by the Gaming Authority or (2) the date of the finding of unsuitability by the Gaming Authority, which may be less than 30 days following the notice of redemption.

        Immediately upon a determination by a Gaming Authority that a holder or beneficial owner of notes will not be licensed, qualified or found suitable, the holder or beneficial owner will not have any further rights with respect to the notes to:

(1)
exercise, directly or indirectly, through any Person, any right conferred by the notes; or

(2)
receive any interest or any other distribution or payment with respect to the notes, or any remuneration in any form from the Issuers for services rendered or otherwise, except the redemption price of the notes.

        The Issuers are not required to pay or reimburse any holder or beneficial owner of notes who is required to apply for such license, qualification or finding of suitability for the costs relating thereto. Those expenses will be the obligation of the holder or beneficial owner.

Mandatory Redemption

        The Issuers will not be required to make mandatory redemption or sinking fund payments with respect to the notes.

Guarantees

  General

        The Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Guarantee will be limited as necessary to reduce the risk that the Guarantee would be avoidable as a fraudulent conveyance under applicable law. See "Risk Factors—Risks Related to the Offering and the Second Mortgage Notes." Federal and state statutes allow courts, under specific circumstances, to avoid guarantees and the liens securing the guarantees and require second mortgage note holders to return payments received from us or the Guarantors.

        Each guarantee of the notes:

  •
  will be a secured obligation of each Guarantor,

  •
  will rank senior in right of payment to all of the existing and future subordinated Indebtedness of each Guarantor, and

  •
  will be effectively subordinated to the Guarantee given by each Guarantor of (1) the obligations under the Credit Agreement to the extent that the lenders under the Credit Agreement have security interests in the collateral of that Guarantor that rank prior to the security interests in the collateral securing that Guarantor's Guarantee, (2) the obligations under the FF&E Facility to the extent that the lenders under the FF&E Facility have security interests in the portion of the collateral of that Guarantor consisting of the FF&E Collateral that rank prior to the security interests in that collateral securing that Guarantor's Guarantee, and (3) of the restrictions on payment and exercise of remedies contained in the Intercreditor Agreements.

        The Guarantees will be secured by assets of the Guarantors as more fully described under "Security Interests—Security for the Guarantees." In the event that Wynn Resorts becomes a Parent Guarantor by issuing a Parent Guarantee, that Parent Guarantee may be secured by a security interest in all or specified existing or future assets of Wynn Resorts, and may constitute senior or subordinated Indebtedness of Wynn Resorts, as more fully described in the section captioned "Certain Covenants—Restrictions on Incurrence of Indebtedness and Guarantees by Wynn Resorts."

  Release of Guarantees

        Subject to compliance with the provisions of the covenant captioned "—Merger, Consolidation or Sale of Assets," the Guarantee of a Guarantor and the security interests granted by that Guarantor to secure its Guarantee will be released:

(1)
in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Wynn Las Vegas, a Restricted Subsidiary of Wynn Las Vegas or a Restricted Entity, if the sale or other disposition complies with the provisions of the indenture; or

(2)
in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) Wynn Las Vegas, a Restricted Subsidiary of Wynn Las Vegas or a Restricted Entity, if the sale complies with the provisions of the indenture.

See "—Repurchase at the Option of Holders—Asset Sales," "—Designation of Restricted and Unrestricted Subsidiaries" and "—Merger, Consolidation or Sale of Assets."

        In addition to the release of the Guarantees by Wynn Golf Course or of Valvino Lamore pursuant to the provisions described above, the security interests of the noteholders in the real property assets owned by Wynn Golf Course and Valvino Lamore may be released under the circumstances described below under "Security Interests—Release of Golf Course Land and Phase II Land." The Parent Guarantee, if any, of Wynn Resorts may be released as described under the covenant entitled "Restrictions on Incurrence of Indebtedness and Guarantees by Wynn Resorts."

Security Interests

  Security for the Notes

        General.    Subject to Permitted Liens and to the extent permitted by Gaming Laws and other applicable laws, the notes will be secured by, among other things:

  •
  a perfected first priority security interest in the net proceeds of this offering, which will be deposited in the Secured Account at Wynn Las Vegas pending release to fund disbursement requests under the Disbursement Agreement;

  •
  a perfected second priority security interest in substantially all of the Issuers' other existing and future assets including the Project hotel and casino and the Key Project Documents to which the Issuers are party, other than (1) gaming licenses and other assets in which the grant of a security interest is prohibited by law, and (2) the FF&E Collateral;

  •
  a perfected second priority security interest in the $50.0 million in funds deposited into the Completion Guarantee Deposit Account held at the Completion Guarantor to support the $50.0 million guarantee by the Completion Guarantor of the completion in full of the construction and opening of the Project, subject to disbursement pursuant to the Disbursement Agreement;

  •
  a perfected second priority security interest in the $30.0 million in funds deposited into the Liquidity Reserve Account held at Wynn Las Vegas to support completion of the construction and opening of the Project, subject to disbursement pursuant to the Disbursement Agreement;

  •
  a perfected second priority pledge of the equity interests held by the Issuers in any of their respective existing or future Restricted Subsidiaries, including the equity interests held by Wynn Las Vegas in Wynn Capital and the Completion Guarantor; and

  •
  a perfected third priority security interest in the FF&E Collateral.

        Under Nevada gaming laws, a gaming licensee is not permitted to grant a security interest in any gaming or other license issued by the Nevada Gaming Authorities. As a result, the notes will not be secured by any such gaming licenses.

        Secured Account.    Pending application to the Project, the net proceeds of this offering will be held in a secured account at Wynn Las Vegas (the "Secured Account") by the Disbursement Agent, on behalf of the trustee for the benefit of the holders of the notes. The Secured Account will be established pursuant to a secured account agreement (the "Secured Account Agreement") to be entered into among the Issuers, the Disbursement Agent and the trustee. The Disbursement Agent, on behalf of the trustee, for the benefit of the holders of the notes, will have a perfected first priority security interest in the funds held in the Secured Account. Neither the lenders under the Credit Agreement nor the FF&E Facility will have a security interest in the Secured Account or the funds held in it. The funds in the secured account will be required to be invested in Permitted Securities at the direction of Wynn Las Vegas.

        Release of funds from the Secured Account will be subject to satisfaction of the conditions to funding each disbursement request contained in the Disbursement Agreement. If those conditions have been satisfied, the Disbursement Agent will transfer the necessary funds to the disbursement account created under the Disbursement Agreement. Those funds will then be disbursed to Wynn Las Vegas in accordance with the Disbursement Agreement and applied by Wynn Las Vegas to the development and construction of the Project, including for the payment of Allocable Project Overhead during the construction period, in each case in accordance with the Budget. See "Disbursement Agreement."

        Completion Guarantee Deposit Account.    One of Wynn Las Vegas' Wholly Owned Unrestricted Subsidiaries (the "Completion Guarantor") will provide a $50.0 million completion guarantee in favor of the trustee (for the benefit of the note holders) and the administrative agent (for the benefit of the lenders under the Credit Agreement). The Completion Guarantor will, subject to a $50.0 million cap, guarantee Completion in full of the construction and opening of the Project, including all furniture, fixtures and equipment, the parking structure, the golf course and the availability of initial working capital. Wynn Resorts will make a common equity capital contribution (the "Completion Guarantee Capital Contribution"), concurrently with the closing of this offering and the IPO, of $50.0 million of the net proceeds of the IPO to the Completion Guarantor to support its obligations under the completion guarantee. These funds will be deposited into a collateral account (the "Completion Guarantee Deposit Account") to be held in cash and/or Permitted Securities. The lenders under the Credit Agreement will have a first priority security interest in the funds in the Completion Guarantee Deposit Account, and the trustee will have a second priority security interest in the funds in the Completion Guarantee Deposit Account. Amounts in the Completion Guarantee Deposit Account may be applied to the costs of the Project in accordance with the Disbursement Agreement. Pursuant to the Disbursement Agreement, these funds will be available to Wynn Las Vegas on a gradual basis to apply to the costs of the project only after fifty percent of the construction work has been completed. Upon the occurrence of an event of default under the Credit Agreement or the indenture, the lenders under the Credit Agreement or, if no amounts are outstanding under the credit Agreement, the holders of the notes will be permitted to exercise remedies against such sums and apply such sums against the obligations under their respective documents. Upon the Completion Date, any amounts then remaining in the Completion Guarantee Deposit Account will be released to Wynn Las Vegas, which may distribute such funds at its discretion, including to Wynn Resorts, and the Completion Guarantor will be dissolved. See "Disbursement Agreement—Completion Guarantee Deposit Account."

        Liquidity Reserve Account.    Wynn Resorts will, concurrently with the closing of this offering and the IPO, make a common equity capital contribution (the "Liquidity Reserve Capital Contribution") to Wynn Las Vegas in an amount equal to $30.0 million. Wynn Las Vegas will deposit these funds in a liquidity reserve account (the "Liquidity Reserve Account") to be held in cash and/or Permitted Securities. The Liquidity Reserve Account will secure Completion in full of the construction and opening of the Project. The lenders under the Credit Agreement will have a first priority security interest in the funds in the Liquidity Reserve Account, and the trustee will have a perfected second priority security interest in the funds in the Liquidity Reserve Account. Amounts in the Liquidity Reserve Account may be applied to the costs of the Project in accordance with the Disbursement Agreement. Upon the Completion Date, any amounts then remaining in the Liquidity Reserve Account will, to the extent funds are not otherwise available from operations, be used solely to pay debt service under the Credit Facility and/or the notes until such time as the actual Consolidated EBITDA of Wynn Las Vegas and its Restricted Subsidiaries for the period of four full consecutive fiscal quarters of Wynn Las Vegas equals or exceeds certain specified Consolidated EBITDA levels. At such time, if any, any amounts then remaining in the Liquidity Reserve Account must be used to reduce the amounts then outstanding under the revolving loans under the Credit Agreement without reducing the corresponding commitments under the Credit Agreement. See "Disbursement Agreement—Liquidity Reserve Account."

  Security for the Guarantees

        Subject to Permitted Liens, and to the extent permitted by Gaming Laws and other applicable laws, the Guarantees will be secured by, among other things:

  •
  a perfected second priority security interest in substantially all of the existing and future assets (other than gaming licenses, FF&E Collateral and Aircraft Assets, if any) of the Guarantors, including:

  •
  the water rights for the Golf Course Land, owned by Desert Inn Improvement Co., if the grant of this security interest is approved by the Nevada Public Utilities Commission,

  •
  the Golf Course Land owned by Wynn Golf Course, and

  •
  the Key Project Documents to which any Guarantor is a party,

  •
  a perfected second priority security interest in the Phase II Land and water rights held by Valvino Lamore,

  •
  a perfected second priority pledge of the equity interests held by Valvino Lamore in:

  •
  Desert Inn Water Company, LLC, which owns all of the stock of Desert Inn Improvement Co.,

  •
  Wynn Design & Development, LLC, which is responsible for the design and architecture of the Project,

  •
  Las Vegas Jet, LLC, which leases a corporate aircraft from World Travel, LLC and operates the aircraft under a Part 91 federal aviation authority certificate,

  •
  World Travel, LLC, which owns the corporate aircraft and leases it to Las Vegas Jet, LLC, and

  •
  a perfected second priority pledge of the equity interests held by the Guarantors (other than Valvino Lamore) in any Restricted Entity, Wynn Las Vegas or any of its Restricted Subsidiaries, including the equity interests held by Wynn Group Nevada, LLC in Wynn Golf Course by Wynn Golf Course in Wynn Las Vegas and Palo, LLC and by Desert Inn Water Company, LLC in Desert Inn Improvement Co.

        The Guarantees will not be secured by a security interest in the Aircraft Assets.

As noted above, under Nevada gaming laws, a gaming licensee is not permitted to grant a security interest in any gaming or other license issued by the Nevada Gaming Authorities. As a result, the Guarantees by the Guarantors will not be secured by any such gaming licenses.

  Intercreditor Agreements

        Representatives of the lenders under the Credit Agreement, the trustee and the Issuers will enter into an intercreditor agreement (the "Project Intercreditor Agreement") that will govern the relations between the noteholders and the lenders under the Credit Agreement with respect to the Collateral other than the FF&E Collateral. Representatives of the lenders under the Credit Agreement, the agent for the lenders under the FF&E Facility, the trustee and the Issuers will enter into a different intercreditor agreement (the "FF&E Intercreditor Agreement") that will govern the relations between the noteholders, the lenders under the Credit Agreement and the lenders under the FF&E Facility with respect to the FF&E Collateral. See "Intercreditor Agreements."

  Release of Golf Course Land and Phase II Land

        The noteholders' security interests in all or certain portions of the Golf Course Land (and the related water rights) and in all of the Phase II Land may be released under the circumstances described below. Upon any such release of those security interests, the disposition or transfer of such assets will no longer be subject to any of the restrictive covenants in the indenture.

        Release of All of the Golf Course Land.    The security interests in all of the Golf Course Land, the stock of Desert Inn Improvement Co. and the related water rights will be released so long as:

  (a)
  both immediately prior to the release of the security interests (or, in the case of the release of the Golf Course Land, at the time a binding agreement for the disposition of that land is entered into, so long as the disposition takes place within 60 days following the date on which that binding agreement is entered into) and after giving pro forma effect to that release (as if, for purposes of calculating the Consolidated Leverage Ratio, such release had been made at the beginning of the applicable four-quarter period):

    (i)
    no Default or Event of Default exists,

    (ii)
    the Consolidated Leverage Ratio of the Issuers and their Restricted Subsidiaries for the period of four consecutive fiscal quarters of Wynn Las Vegas ending immediately prior to the release date is 3.0 to 1.0 or less, and

    (iii)
    the senior secured long-term Indebtedness under the Credit Agreement is rated BB+ or higher by S&P and Ba1 or higher by Moody's,

  (b)
  the release occurs on or after the third anniversary of the Completion Date,

  (c)
  the lenders under the Credit Agreement concurrently release their security interests in the Golf Course Land, the stock of Desert Inn Improvement Co. and the water rights,

  (d)
  Desert Inn Water Company owns no assets other than the stock of Desert Inn Improvement Co.,

  (e)
  the water rights that are released are not necessary for the operation or use of the Project after giving effect to the release of the Golf Course Land, and

  (f)
  Wynn Golf Course delivers an officers' certificate (including supporting calculations in reasonable detail) to the trustee confirming that the conditions in clauses (a), (b), (c), (d) and (e) above have been satisfied.

        Release of Portions of the Golf Course Land.    The security interests granted by Wynn Golf Course in certain portions of the Golf Course Land will be released if the lenders under the Credit Agreement concurrently release their first priority security interest in such portions of the Golf Course Land so long as no Default or Event of Default exists or is continuing immediately prior to or after giving effect to that release. It will not be deemed to be a release of the first priority security interests requiring the automatic release by the noteholders if the release of the first priority lien is as a result of a refinancing of the Credit Agreement resulting in another party having a first priority lien on those assets.

        The Credit Agreement currently provides that the lenders will release their security interests in the portions of the Golf Course Land when Wynn Las Vegas achieves a specified minimum level of Consolidated EBITDA for four consecutive fiscal quarters and requires that the development of those released parcels as residential or other non-gaming related developments not interfere with the operation of the Golf Course Land or otherwise impair the overall value of the property. The lenders under the Credit Agreement may amend or waive any of their conditions to the release of their security interests without the consent of the noteholders and may determine to release their liens under different circumstances, which would nevertheless result in the automatic release of the second priority liens by the noteholders.

        Release of Homesite Acreage.    The security interests in approximately two acres of the Golf Course Land will be released in order to permit the construction of a personal residence for Stephen A. Wynn, so long as:

  (a)
  no Default or Event of Default exists or is continuing immediately prior to or after giving effect to that release,

  (b)
  the cash purchase price paid by Stephen A. Wynn for the released Golf Course Land prior to the release of the security interests in immediately available funds shall not be less than the then fair market value of that portion of the Golf Course Land,

  (c)
  the purchase price is paid directly to Wynn Golf Course so long as, prior to the release of the security interests, the purchase price is contributed in immediately available funds to Wynn Las Vegas as a common equity capital contribution (the "Steve Wynn Capital Contribution"),

  (d)
  the construction of Stephen A. Wynn's personal residence will not interfere with the design, construction, operation or use of the remainder of the Golf Course Land as a championship 18-hole golf course and otherwise could not reasonably be expected to materially impair the overall value of the Project,

  (e)
  the lenders under the Credit Agreement concurrently release their security interests in the portions of the Golf Course Land to be released by the trustee, and

  (f)
  Wynn Golf Course delivers an officers' certificate to the trustee confirming that the conditions in clauses (i), (ii), (iii), (iv) and (v) above have been satisfied.

        Release of the Phase II Land.    The security interests granted by Valvino Lamore in the Phase II Land to secure its obligations under its Guarantee will be released if the lenders under the Credit Agreement concurrently release their first priority security interest in the Phase II Land so long as no Default or Event of Default exists or is continuing immediately prior to or after giving effect to that release. It will not be deemed to be a release of the first priority security interests requiring the automatic release by the noteholders if the release of the first priority lien is as a result of a refinancing of the Credit Agreement resulting in another party having a first priority lien in those assets.

        The Credit Agreement currently provides that the lenders will release their security interests in the Phase II Land when Wynn Las Vegas achieves specified minimum levels of Consolidated EBITDA for either two or four consecutive fiscal quarters. The lenders under the Credit Agreement may amend or waive any of their conditions to the release of their security interests without the consent of the noteholders and may determine to release their liens under different circumstances, which would nevertheless result in the release of the second priority liens by the noteholders.

  Rights in the Pledged Collateral

        So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions in the indenture, the Intercreditor Agreements and the other Collateral Documents, Wynn Las Vegas and each Guarantor will be entitled to receive the benefit of all cash dividends, interest and other payments made upon or with respect to the Collateral pledged by that entity and to exercise any voting and other consensual rights pertaining to the Collateral pledged by that entity. Upon the occurrence and during the continuance of an Event of Default and, subject to the terms of the Collateral Documents and the limitations in the Intercreditor Agreements and the exercise by the trustee of its rights under the Collateral Documents:

        (1)  upon receipt by the affected entity of notice from the trustee so stating, all rights of such entity to exercise such voting or other consensual rights will cease, and all such rights shall become vested in the trustee which, to the extent permitted by law, will have the sole right to exercise such rights;

        (2)  all rights of the entity to receive all cash dividends, interest and other payments made upon or with respect to the Collateral will cease and such cash dividends, interest and other payments will be paid to the trustee; and

        (3)  subject to applicable law, including procedural restraints imposed on sales of collateral by secured creditors generally, the trustee may sell the Collateral or any part thereof in accordance with the terms of the indenture, the Intercreditor Agreements and the other Collateral Documents;

provided that nothing contained in this paragraph shall be deemed to restrict the ability of Wynn Las Vegas to make the Restricted Payments permitted to be made during the occurrence of an Event of Default under the covenant captioned "Certain Covenants—Restricted Payments."

  Gaming Law Limitations on Granting of Security Interests

        The ability of Wynn Las Vegas or any Guarantor to grant security interests in the Collateral is limited by Nevada gaming laws. Under Nevada gaming laws, none of Wynn Las Vegas or the Guarantors may grant a security interest in (1) the gaming and other licenses issued to them by the Nevada Gaming Authorities or (2) unless consented to in advance by the Nevada Gaming Authorities, the ownership interests of any person that holds any such license. See "Risk Factors—Preference Risk."

  Gaming Law Limitations on Foreclosure

        The trustee's ability to foreclose upon the Collateral will be limited by Nevada gaming laws. These laws require that persons who own or operate a casino or own or lease gambling equipment or gambling supplies hold a gaming license. No person can hold a gaming license in Nevada unless the person is found qualified or suitable by the Nevada Gaming Authorities. During any foreclosure proceeding, the trustee could seek the appointment of a receiver through a petition to the appropriate Nevada state court to take possession of the Collateral. The receiver may be required to obtain the approval of the Nevada Gaming Authorities to continue gaming operations until the foreclosure sale. If the trustee acquired the Collateral in a foreclosure sale, it may contract for the operation of the Collateral by an independent operator who would be required to comply with the licensing requirements and other restrictions imposed by the Nevada Gaming Authorities, pursuant to an arrangement under which the holders of the notes would not share in the profits or losses of gaming operations. In addition, if the trustee acquires and operates the Collateral, the trustee and the holders of the notes will, if they share in the profits and losses, and may, in any event, be required to comply with the licensing requirements under the Nevada gaming laws. In any foreclosure sale, licensing requirements under the Nevada Gaming Control Act may limit the number of potential bidders and may delay the sale of the Collateral, either of which could adversely affect the sale price of the Collateral. See "Risk Factors—Risks Related to the Offerings and the Second Mortgage Notes—Bankruptcy laws may significantly impair your creditors' rights to repossess and dispose of collateral securing the second mortgage notes," "—In the event that a bankruptcy court orders the substantive consolidation of Wynn Las Vegas and Wynn Capital with certain affiliated parties, payments on the second mortgage notes could be delayed or reduced" and "—Contract rights under agreements serving as collateral for the second mortgage notes may be rejected in bankruptcy."

  Bankruptcy Limitations on Foreclosure

        The right of the trustee to repossess and dispose of Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable bankruptcy and insolvency laws if a proceeding under those laws were to be commenced by or against Wynn Resorts or any of its Subsidiaries prior to the trustee having repossessed and disposed of the Collateral. Under the Bankruptcy Code, a secured creditor, such as the trustee, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval.

        In addition, the Bankruptcy Code permits the debtor to continue to retain and to use collateral (and the proceeds, products, offspring, rents or profits of that collateral) even though the debtor is in default under the applicable debt instruments, so long as the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to the circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include, if approved by the bankruptcy court, cash payments or the granting of replacement liens or additional security for any diminution in the value of the collateral as a result of the stay of repossession or the disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. The bankruptcy court has broad discretionary powers in all these matters, including the valuation of the collateral and the nature, accessibility or value of any other collateral that may be substituted for it. Also, since the enforcement of the trustee's security interest in the Collateral consisting of cash, deposit accounts and cash equivalents may be limited in a bankruptcy proceeding, the holders may not have any consent rights with respect to the use of those funds by Wynn Resorts or any of its Subsidiaries during the pendency of the proceeding.

        In view of these considerations, we cannot predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the trustee could repossess or dispose of the Collateral or whether or to what extent holders would be compensated for any delay in payment or loss of value of the Collateral.

  Nevada Public Utility Commission Limitations on Foreclosure

        Nevada Revised Statutes 704.668 prohibits small water utilities such as Desert Inn Improvement Co. from selling or otherwise disposing of water rights without the prior approval from the PUC. In a separate subsection of the statute, prior PUC approval is also required in order for a small water utility to encumber its water rights by way of mortgage, deed of trust, security agreement or otherwise. Desert Inn Improvement Co. will seek PUC approval to encumber the water rights held by it by whatever instrument is deemed appropriate to do so. The PUC may also require a prior application if a sale or transfer were to occur by way of a foreclosure, since such an event would result in the water rights being taken out of the total control of the utility.

Methods of Receiving Payments on the Notes

        If a Holder has given wire transfer instructions to the Issuers, the Issuers will pay all principal, interest and premium, if any, on that Holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the Holders at the addresses provided in the register of Holders.

Paying Agent and Registrar for the Notes

        The trustee will initially act as paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the Holders, and either of the Issuers or any of their subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Issuers are not required to transfer or exchange any note selected for redemption. Also, the Issuers are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Repurchase at the Option of Holders

  Change of Control

        If a Change of Control occurs, each holder of notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Issuers will offer a payment (the "Change of Control Payment") in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest on the notes repurchased, to the date of purchase. Within 10 days following any Change of Control, the Issuers will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the date (the "Change of Control Payment Date") specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice.

        On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1)
accept for payment all notes or portions of the notes properly tendered pursuant to the Change of Control Offer;

(2)
deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of the notes so tendered; and

(3)
deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of the notes being purchased by the Issuers.

        The paying agent will promptly mail to each holder of notes so tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple of $1,000. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders to require that the Issuers repurchase or redeem notes in the event of a takeover, recapitalization or similar transaction.

        The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuers and purchases all notes properly tendered and not withdrawn under such Change of Control Offer.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Wynn Las Vegas, its Restricted Subsidiaries and the Restricted Entities, taken as a whole, or Wynn Las Vegas and its Restricted Subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuers to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Wynn Las Vegas, its Restricted Subsidiaries and the Restricted Entities, taken as a whole, or Wynn Las Vegas and its Restricted Subsidiaries, taken as a whole, to another Person or group may be uncertain.

  Asset Sales

        None of Wynn Las Vegas or any of the Restricted Entities will, nor will Wynn Las Vegas permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)
no Default or Event of Default exists or is continuing immediately prior to or after giving effect to such Asset Sale;

(2)
except with respect to Non-Project Assets, the Project is Operating;

(3)
the applicable entity receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of (it being understood that a percentage of the purchase price may be subject to escrow arrangements customary for asset sales);

(4)
if the aggregate consideration to be received by the applicable entity is in excess of $10.0 million, the fair market value is evidenced by a certificate of the chief financial officer of the applicable entity delivered to the trustee; and

(5)
at least 75% (or 95%, in the case of any Asset Sale that occurs on or before the Completion Date) of the consideration received in the Asset Sale by the applicable entity is in the form of cash or Cash Equivalents.

For purposes of this provision, each of the following will be deemed to be cash:

  (a)
  any liabilities, as shown on such entity's most recent consolidated balance sheet, of such entity (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Guarantee of the notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases such entity from further liability; and

  (b)
  any securities, notes or other obligations received by such entity from such transferee that are converted within 30 Business Days following such receipt by such entity into cash to the extent of the cash received in that conversion.

        After the receipt of any Net Proceeds from an Asset Sale by Wynn Las Vegas, any of its Restricted Subsidiaries or any Restricted Entity, the applicable entity:

  (a)
  within 270 days (or within 90 days, in the case of any Asset Sale that occurs on or before the Completion Date) after receipt of such Net Proceeds, may apply the Net Proceeds to repay secured unsubordinated Indebtedness of any of Wynn Las Vegas or any of its Restricted Subsidiaries and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly permanently reduce the commitments with respect to that Indebtedness, or

  (b)
  within 270 days (or within 90 days, in the case of any Asset Sale that occurs on or before the Completion Date) after receipt of such Net Proceeds, may apply any Net Proceeds to make a capital expenditure, improve real property or acquire long-term assets that are used or useful in a line of business permitted by the covenant described below under the caption "—Certain Covenants—Line of Business,"

provided that the security interest of the trustee, on behalf of the holders, will continue as a perfected security interest (subject only to the security interest securing the Credit Agreement and other Permitted Liens and the terms of the Intercreditor Agreements) on any property or assets acquired or constructed with the Net Proceeds of any Asset Sale on the terms set forth in the indenture, the Intercreditor Agreements and the other Collateral Documents. Pending the final application of any Net Proceeds, the applicable entity may (1) apply the Net Proceeds to temporarily reduce amounts outstanding under any secured unsubordinated Indebtedness of Wynn Las Vegas or any of its Restricted Subsidiaries, or (2) invest the Net Proceeds in Cash Equivalents which will be subject to a perfected security interest (subject only to the security interest securing the Credit Agreement and other Permitted Liens and the terms of the Intercreditor Agreements) in favor of the trustee as security for the notes.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." Within 10 days following the date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, Wynn Las Vegas will make an offer (an "Asset Sale Offer") to all holders to purchase the maximum principal amount of notes that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the notes to be purchased plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the applicable entity may use those Excess Proceeds for any general corporate purpose not prohibited by the indenture and the Collateral Documents. If the aggregate principal amount of notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

  Events of Loss

        After any Event of Loss occurring after the Final Completion Date with respect to any Collateral comprising the Project with a fair market value (or replacement cost, if greater) of up to $500.0 million, Wynn Las Vegas, the applicable Restricted Subsidiary of Wynn Las Vegas or the applicable Restricted Entity, as the case may be, will apply the Net Loss Proceeds from the Event of Loss to the rebuilding, repair, replacement or construction of improvements to the Project, with no obligation to make any purchase of any notes; provided that, in the case of any such Collateral with a fair market value (or replacement cost, if higher) in excess of $15.0 million but less than or equal to $500.0 million:

(1)
Wynn Las Vegas delivers to the trustee within 60 days of the Event of Loss a written opinion from a reputable contractor that the Minimum Facilities can be rebuilt, repaired, replaced or constructed and Operating within 365 days following the Event of Loss;

(2)
Wynn Las Vegas delivers to the trustee within 60 days of the Event of Loss an officers' certificate certifying that the applicable entity has available from Net Loss Proceeds, cash on hand or available borrowings under Indebtedness permitted to be incurred under the covenant described below under the caption "Incurrence of Indebtedness and Issuance of Preferred Equity" to complete the rebuilding, repair, replacement or construction described in clause (1) above and, together with any anticipated revenues projected to be generated during the repair or restoration period, to pay debt service on its Indebtedness during the repair or restoration period; and

(3)
the damaged Collateral is rebuilt, repaired, replaced or constructed and operating in substantially the manner that it was operating immediately prior to the Event of Loss within 365 days following the Event of Loss;

provided that, if the damaged Collateral is not necessary for and is not used in the operation of the Permitted Business of the Project, the applicable entity may apply the Net Loss Proceeds to make a capital expenditure, improve real property or acquire long-term assets that are used or useful in a line of business permitted by the covenant described below under the caption "—Certain Covenants—Line of Business."

        The ability of Wynn Las Vegas, the applicable Restricted Subsidiary of Wynn Las Vegas or any Restricted Entities to repair or restore any of the Collateral following an Event of Loss that occurs on or prior to the Final Completion Date will be governed by the Disbursement Agreement.

        Any Net Loss Proceeds that are not (1) permitted to be used to repair or restore the Collateral pursuant to the Disbursement Agreement, (2) reinvested as provided in the first sentence of this covenant or (3) permitted to be reinvested because those Net Loss Proceeds exceed $500.0 million, in each case, will be deemed "Excess Loss Proceeds." Within 10 days following the date on which the aggregate amount of Excess Loss Proceeds exceeds $10.0 million, Wynn Las Vegas will make an offer (an "Event of Loss Offer") to all holders to purchase the maximum principal amount of notes that may be purchased out of the Excess Loss Proceeds. The offer price in any Event of Loss Offer will be 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to the date of purchase and will be payable in cash. If any Excess Loss Proceeds remain after consummation of an Event of Loss Offer, the applicable entity may use those Excess Loss Proceeds for any general corporate purpose not prohibited by the indenture and the Collateral Documents. If the aggregate principal amount of notes tendered into such Event of Loss Offer exceeds the Excess Loss Proceeds, the trustee will select the notes to be purchased as described below under "—Selection and Notice". Upon completion of each Event of Loss Offer, the amount of Excess Loss Proceeds will be reset at zero.

        Pending their application, all Net Loss Proceeds will either be (1) applied to temporarily reduce amounts outstanding under the Credit Agreement, or (2) invested in Cash Equivalents held in an account in which the trustee has a perfected security interest for the benefit of the Holders, subject only to the security interest securing the Credit Agreement and other Permitted Liens and the terms of the Intercreditor Agreements. These funds and securities will be released to the applicable entity to pay for or reimburse that entity for either (1) the actual cost of a permitted use of Net Loss Proceeds as provided above, or (2) the Event of Loss Offer, pursuant to the terms of the Collateral Documents. The applicable entity will grant to the trustee, on behalf of the Holders, a security interest, subject only to the security interest securing the Credit Agreement and other Permitted Liens and the terms of the Intercreditor Agreements, on any property or assets rebuilt, repaired, replaced or constructed with such Net Loss Proceeds on the terms set forth in the indenture and the Collateral Documents.

        In the event of an Event of Loss pursuant to clause (3) of the definition of "Event of Loss" with respect to property or assets that have a fair market value (or replacement cost, if greater) in excess of $10.0 million, the applicable entity, will be required to receive consideration:

(1)
at least equal to the fair market value (evidenced by a resolution of Wynn Las Vegas' Board of Directors set forth in an officers' certificate delivered to the trustee) of the property or assets subject to the Event of Loss; and

(2)
at least 90% of which is in the form of cash or Cash Equivalents.

  Restrictions on Repurchase of Notes

        The agreements governing our other indebtedness, including the Credit Agreement and the FF&E Facility, may prohibit certain events, including a Change of Control or an Asset Sale, or provide that such events constitute events of default under such agreements. Similarly, those agreements may prohibit or restrict Wynn Las Vegas, its Restricted Subsidiaries and the Restricted Entities from repairing or restoring the Collateral following an Event of Loss regardless of whether that repair or restoration is permitted under the indenture. In addition, the exercise by the holders of notes of their rights to require Wynn Las Vegas to repurchase the notes upon a Change of Control Offer, an Asset Sale Offer or Event of Loss Offer, as the case may be, could cause a default under these other agreements. Finally, Wynn Las Vegas' ability to pay cash to the holders of notes upon a repurchase under a Change of Control Offer, Asset Sale Offer or Event of Loss Offer may be limited by Wynn Las Vegas' then existing financial resources. See "Risk Factors—"We may not have the ability to raise the funds necessary to finance a change of control offer."

Compliance with Securities Laws

        The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent these laws and regulations are applicable in connection with each repurchase of notes pursuant to a Change of Control Offer, an Asset Sale Offer or an Event of Loss Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control, Asset Sale or Event of Loss provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under these provisions of the indenture by virtue of such conflict.

Selection and Notice

        If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

(1)
if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2)
if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by any other method the trustee deems fair and appropriate.

        No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of the note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Certain Covenants

  Restricted Payments

        Wynn Las Vegas and the Restricted Entities will not, and Wynn Las Vegas will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)
declare or pay any dividend or make any other payment or distribution on account of any Equity Interests of Wynn Las Vegas or any Restricted Entity (including, without limitation, any payment in connection with any merger or consolidation) or to the direct or indirect holders of any Equity Interests of Wynn Las Vegas or any Restricted Entity in any capacity (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Wynn Las Vegas or any Restricted Entity or pro rata dividends or distributions payable to Wynn Las Vegas or any of Wynn Las Vegas' Restricted Subsidiaries);

(2)
purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation) any Equity Interests of Wynn Las Vegas, any direct or indirect parent of Wynn Las Vegas (including, without limitation, Wynn Resorts), Valvino Lamore or any Restricted Entity;

(3)
make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or the Guarantees under the Guarantee and Collateral Agreements, except a payment of interest or principal at the Stated Maturity thereof; or

(4)
make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

(1)
the Project is Operating; and

(2)
no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

(3)
Wynn Las Vegas would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Equity;" and

(4)
such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Wynn Las Vegas, any of its Restricted Subsidiaries or any Restricted Entity after the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (5) and (12) (with respect to clause (5) to the extent such Restricted Payments were already deducted from Consolidated Net Income)) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a)
50% of the Consolidated Net Income of Wynn Las Vegas and its Restricted Subsidiaries for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Completion Date to the end of Wynn Las Vegas' most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(b)
100% of the aggregate Net New Equity Proceeds since the date of the indenture, excluding any Net New Equity Proceeds (i) to the extent those proceeds are utilized as a basis for incurring Indebtedness pursuant to clause (11) or (12) of the second paragraph of the covenant captioned "—Incurrence of Indebtedness and Issuance of Preferred Equity," (ii) any capital contributions made to Wynn Las Vegas for the purpose of satisfying the "in-balance" requirements of the Disbursement Agreement, and (iii) to the extent such Net New Equity Proceeds are derived from the incurrence of any Project Related Indebtedness, unless at the time of any proposed Restricted Payment to be made based upon amounts available for Restricted Payments under subclause (iii) of this clause (b), and pro forma for such Restricted Payment, Wynn Las Vegas would have been able to incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant captioned "—Incurrence of Indebtedness and Issuance of Preferred Equity"; provided that, solely for purposes of calculating the Fixed Charge Coverage Ratio under this subclause (iii), the Fixed Charges of Wynn Resorts shall be included as a Fixed Charge in the calculation of "Fixed Charges," plus

(c)
(i) to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash for an amount in excess of the initial amount of such Restricted Investment, the sum of (x) 50% of the cash proceeds with respect to such Restricted Investment in excess of the aggregate amount invested in such Restricted Investment (less the cost of disposition, if any) and (y) the aggregate amount invested in such Restricted Investment, and (ii) to the extent that any such Restricted Investment is sold for cash or otherwise liquidated or repaid in cash for an amount equal to or less than the initial amount of such Restricted Investment, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any), plus

(d)
100% of any cash dividends or cash distributions received by Wynn Las Vegas or a Restricted Subsidiary after the date of the indenture from an Unrestricted Subsidiary of Wynn Las Vegas, to the extent that such dividends or distributions were not otherwise included in Consolidated Net Income of Wynn Las Vegas and its Restricted Subsidiaries, plus

(e)
to the extent that any Unrestricted Subsidiary of Wynn Las Vegas is redesignated as a Restricted Subsidiary after the date of the indenture, the lesser of (i) the fair market value of Wynn Las Vegas's Investment in such Subsidiary as of the date of such redesignation or (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

        With respect to (a) any payments made pursuant to clauses (1), (2), (3), (6), (7), (8), (9), (10), (11) and (12) below, so long as no Default or Event of Default has occurred and is continuing or would be caused by the payments, and (b) any payments made pursuant to clauses (4) and (5) below, regardless of whether any Default or Event of Default has occurred and is continuing or would be caused by the payment, the preceding provisions will not prohibit:

(1)
the payment of any dividend or distribution (other than any distribution made under clause (5) below) within 60 days after the date of declaration of the dividend or distribution, if at the date of declaration the dividend payment or distribution payment would have complied with the provisions of the indenture;

(2)
the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of Wynn Las Vegas or any of its Restricted Subsidiaries or Equity Interests of Wynn Las Vegas in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Wynn Las Vegas) of, Equity Interests of Wynn Las Vegas (other than Disqualified Stock); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (4)(b) of the preceding paragraph;

(3)
the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of Wynn Las Vegas with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4)
the distribution to Wynn Resorts, directly or through any intermediate Wholly-Owned Subsidiaries of Wynn Resorts, of amounts necessary to repurchase Equity Interests or Indebtedness of Wynn Resorts (other than Equity Interests held by or Indebtedness owed to the Existing Stockholders) to the extent required by any Gaming Authority having jurisdiction over Wynn Las Vegas or any of its Restricted Subsidiaries for not more than the fair market value thereof in order to avoid the suspension, revocation or denial of a Gaming License by that Gaming Authority; provided that so long as such efforts do not jeopardize any Gaming License, Wynn Resorts and its Subsidiaries shall have diligently attempted to find a third-party purchaser for such Equity Interests or Indebtedness and no third-party purchaser acceptable to the applicable Gaming Authority was willing to purchase such Equity Interests or Indebtedness within a time period acceptable to such Gaming Authority;

(5)
distributions to the direct or indirect owners of Wynn Las Vegas, any of its Restricted Subsidiaries or any Restricted Entity with respect to any period during which such entity is a Pass Through Entity or a Consolidated Member, such distributions in an aggregate amount not to exceed the Tax Amount for such period;

(6)
(a) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Wynn Resorts, or (b) the distribution to Wynn Resorts, directly or through any intermediate Wholly-Owned Subsidiaries of Wynn Resorts, of amounts necessary to repurchase, redeem or otherwise acquire or retire for value Equity Securities of Wynn Resorts, in each case held by any member of management of Wynn Resorts or any Restricted Entity (or the estate or trust for the benefit of any such member of management) pursuant to the provisions of the operating agreement, or comparable governing documents, or employee benefit plans or employment agreements of any such Person; provided that the aggregate consideration for all such repurchased, redeemed, acquired or retired Equity Interests, together with the aggregate amount of all such distributions made to Wynn Resorts, shall not exceed $2.0 million in any calendar year;

(7)
the payment of Management Fees when due and payable under the Management Agreement to the extent such payments are made in compliance with the covenant captioned "—Restrictions on Payments of Management Fees;"

(8)
the distribution to Wynn Resorts of amounts remaining in the Completion Guarantee Deposit Account, following the release of such amounts in accordance with the Disbursement Agreement;

(9)
payments to World Travel, LLC of amounts payable under the Aircraft Agreement;

(10)
the payment of Budgeted Amounts pursuant to the Disbursement Agreement;

(11)
the payment of Allocable Overhead to Wynn Resorts or any of its Subsidiaries after the Completion Date to the extent then due and payable in respect of the period following the Completion Date;

(12)
Restricted Payments consisting of transfers and other dispositions of Released Assets; and

(13)
Restricted Payments not otherwise permitted by the foregoing clauses (1) through (12) in an aggregate amount of not more than $10.0 million.

        The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued to or by the applicable entity pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined in good faith by the applicable entity's Board of Directors whose resolution with respect thereto will be delivered to the trustee. At the same time as the delivery of the financial information required to be delivered under clause (1) of the covenant captioned "—Reports," the Issuers will deliver to the trustee an officers' certificate describing in reasonable detail all of the Restricted Payments made during the period to which such financial information relates, stating that such Restricted Payments were permitted when made and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed.

  Incurrence of Indebtedness and Issuance of Preferred Equity

        None of Wynn Las Vegas or any of the Restricted Entities will, and Wynn Las Vegas will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and none of Wynn Las Vegas or any of the Restricted Entities will issue any Disqualified Stock or shares of preferred stock and Wynn Las Vegas will not permit any of its Restricted Subsidiaries to issue any Disqualified Stock or shares of preferred equity; provided, however, Wynn Las Vegas and its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt), if (1) the Project is Operating and (2) the Fixed Charge Coverage Ratio of Wynn Las Vegas for Wynn Las Vegas' most recently ended four full fiscal quarters following the Completion Date for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred (the "Reference Period") would have been at least 2.0 to 1.0, determined on a pro forma basis, including a pro forma application of the net proceeds from the Indebtedness, as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness so long as no Default or Event of Default has occurred and is continuing or would result therefrom (collectively, "Permitted Debt"):

(1)
the incurrence by Wynn Las Vegas and any of its Restricted Subsidiaries of Indebtedness under the Credit Agreement in an aggregate principal amount (with letters of credit being deemed to have a principal amount equal to the sum of the face amount thereof and related unpaid reimbursement obligations) not to exceed an amount equal to (a) $1.0 billion less (b) the aggregate amount of all permanent reductions in the revolving credit commitments under the Credit Agreement, less (c) the aggregate amount of all principal repayments (other than regularly scheduled repayments of principal) and mandatory prepayments of non-revolving credit Indebtedness under the Credit Agreement;

(2)
the incurrence by the Issuers, the Restricted Subsidiaries of Wynn Las Vegas and the Restricted Entities of their respective obligations arising under the notes, the Credit Agreement and, to the extent those obligations would represent Indebtedness, the Collateral Documents;

(3)
the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2) or (7) of this paragraph;

(4)
the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Wynn Las Vegas and any of its Restricted Subsidiaries, the incurrence by the Restricted Entities of intercompany Indebtedness between or among the Restricted Entities, and the incurrence by the Restricted Entities of intercompany Indebtedness (to the extent that Wynn Las Vegas or a Restricted Subsidiary would be permitted to make loans giving rise to, or otherwise hold, such Indebtedness as a Restricted Payment under the covenant captioned "—Restricted Payments") owing to Wynn Las Vegas or any of its Restricted Subsidiaries; provided, however, that:

(a)
if Wynn Las Vegas or any Guarantor is the obligor on the Indebtedness, the Indebtedness must be expressly subordinated in right of payment to the prior payment in full in cash of all Obligations with respect to the notes, in the case of the Wynn Las Vegas, or its guarantee under the Guarantee and Collateral Agreement to which it is a party, in the case of a Guarantor; provided, however, that no Indebtedness of Wynn Las Vegas or any Guarantor will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Wynn Las Vegas or any such Guarantor solely by virtue of being unsecured; and

(b)
(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than a Guarantor or Wynn Las Vegas or a Restricted Subsidiary thereof, and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither Wynn Las Vegas nor a Restricted Subsidiary thereof nor any Guarantor shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Wynn Las Vegas or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (4);

(5)
the incurrence by Wynn Las Vegas or any of the Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the indenture to be outstanding;

(6)
the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries of Indebtedness solely in respect of performance, surety, appeal or similar bonds or standby letters of credit; provided that any such bond or standby letter of credit is in an aggregate amount not to exceed $20.0 million at any one time outstanding;

(7)
the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries of FF&E Financing or Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, including the FF&E Facility in each case, incurred for the purpose of financing all or part of the purchase price or cost of construction or improvement of property, plant or equipment used in the Project by Wynn Las Vegas or any of its Restricted Subsidiaries; provided, however, that

(a)
the principal amount of such Indebtedness does not exceed the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase) of the FF&E or other assets purchased or leased with the proceeds thereof,

(b)
unless such Indebtedness is unsecured or is incurred under the FF&E Facility, as in effect of the date of the indenture, then not less than 70% of aggregate fair market value of the purchase or lease costs of such FF&E or other assets is paid with the proceeds of Indebtedness incurred under this clause (7), and

(c)
the aggregate principal amount of such Indebtedness, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause, does not exceed an amount outstanding at any time equal to the greater of:

(A)
$178.5 million less (i) the aggregate amount of all principal repayments and mandatory prepayments made under the FF&E Facility, less (ii) permanent commitment reductions under the FF&E Facility resulting from the application of Asset Sale or Event of Loss proceeds, and

(B)
$100.0 million,

(8)
the Guarantee by Wynn Las Vegas or any of its Restricted Subsidiaries of Indebtedness of any other of Wynn Las Vegas and any of its Restricted Subsidiaries or the Guarantee by any Restricted Entity of Indebtedness of another Restricted Entity, in either case, to the extent the Indebtedness to be Guaranteed is permitted to be incurred by such other Restricted Entity by another provision of this covenant;

(9)
the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries of Indebtedness in connection with the repurchase, redemption or other acquisition or retirement for value of Equity Interests of Wynn Resorts, Valvino Lamore or any Restricted Entity permitted pursuant to the provisions of clause (6) of the covenant captioned "—Restricted Payments";

(10)
the incurrence or issuance by Wynn Las Vegas' Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary (but continues to be Indebtedness of a Subsidiary of Wynn Las Vegas), such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of Wynn Las Vegas that was not permitted by this clause (10);

(11)
the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries of additional Indebtedness to be used to develop and construct an entertainment facility on land included in the Project (other than the Phase II Land or the Golf Course Land) in an aggregate principal amount (or original accreted value, as applicable) at any time not to exceed the lesser of (a) $50.0 million and (b) 200% of the Net New Equity Proceeds received by Wynn Las Vegas or any of its Restricted Subsidiaries since the date of the indenture and used to develop and construct that entertainment facility, excluding any Net New Equity Proceeds to the extent those proceeds are utilized as a basis for incurring Indebtedness pursuant to clause (12) below or to the making of Restricted Payments under clause (4)(b) of the second paragraph of the covenant captioned "—Restricted Payments"; provided that such Indebtedness is incurred under the Credit Agreement or through the issuance of additional notes under the indenture, or is unsecured Indebtedness;

(12)
the incurrence by Wynn Las Vegas or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or initial accreted value, as applicable) at any time outstanding incurred pursuant to this clause (12), not to exceed $50.0 million; provided that Indebtedness incurred pursuant to this clause (12) prior to the Completion Date is matched dollar for dollar, by additional Net New Equity Proceeds received by Wynn Las Vegas or any of its Restricted Subsidiaries since the date of the indenture, excluding any Net New Equity Proceeds to the extent those proceeds are utilized as a basis for incurring Indebtedness pursuant to clause (11) above or to the making of Restricted Payments under clause (4)(b) of the second paragraph of the covenant captioned "—Restricted Payments," provided, further, that such Indebtedness is incurred under the Credit Agreement or the FF&E Facility or through the issuance of additional notes under the indenture, or is unsecured Indebtedness; and

(13)
the accretion or amortization of original issue discount and the write-up of Indebtedness in accordance with GAAP purchase accounting.

        Neither Wynn Las Vegas nor any Guarantor will incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Wynn Las Vegas or such Guarantor unless such Indebtedness is also contractually subordinated (except for the priority of Permitted Liens and except as otherwise contemplated by the Intercreditor Agreements) in right of payment to the notes, in the case of Wynn Las Vegas, or the Guarantee contained in its Guarantee and Collateral Agreement, in the case of a Guarantor on substantially identical terms; provided, however, that no Indebtedness of Wynn Las Vegas or any Guarantor will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Wynn Las Vegas or any such Restricted Subsidiary solely by virtue of being unsecured.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Equity" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuers will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant.

  Liens

        None of Wynn Las Vegas or any of the Restricted Entities will, and Wynn Las Vegas will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, or any proceeds, income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        Wynn Las Vegas will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any of its Restricted Subsidiaries to:

(1)
pay dividends or make any other distributions on its Capital Stock to Wynn Las Vegas or any Guarantor, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Wynn Las Vegas or any Guarantor;

(2)
make loans or advances to Wynn Las Vegas or any of its Restricted Subsidiaries; or

(3)
transfer any of its properties or assets to Wynn Las Vegas or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)
the notes, the indenture or the Collateral Documents;

(2)
applicable law, including rules, regulations and orders issued by any Gaming Authority;

(3)
customary non-assignment provisions in contracts, licenses or leases entered into in the ordinary course of business and consistent with practices that are customary in the gaming, lodging or entertainment industry;

(4)
the Credit Agreement and the FF&E Facility as in effect on the date of the indenture and any other Indebtedness permitted to be incurred by the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the applicable provisions of amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or agreements governing other Indebtedness are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Credit Agreement and the FF&E Facility on the date of the indenture;

(5)
the acquisition of the Capital Stock of any Person, or property or assets of any Person by Wynn Las Vegas or any Restricted Subsidiary, if the encumbrances or restrictions (a) existed at the time of the acquisition and were not incurred in contemplation thereof and (b) are not applicable to and are not spread to cover any Person or the property or assets of any Person other than the Person acquired or the property or assets of the Person acquired;

(6)
purchase money obligations or Capital Lease Obligations for FF&E acquired under the FF&E Facility and other Indebtedness permitted under clause (7) of the covenant captioned "—Incurrence of Indebtedness and Issuance of Preferred Equity" that impose restrictions of the type described in clause (3) of the first paragraph of this covenant on the FF&E so acquired;

(7)
any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(8)
Liens permitted to be incurred under the provisions of the covenant described above under the caption "—Liens," securing Indebtedness otherwise permitted to be incurred under the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Equity," that limit the right of the debtor to dispose of the assets subject to such Liens; or

(9)
customary provisions with respect to the disposition or distribution of assets or property in partnership or joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business.

  Merger, Consolidation or Sale of Assets

        No Issuer or Guarantor may, directly or indirectly (1) consolidate or merge with or into another Person (whether or not the Issuer or the Guarantor is the surviving entity) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of (a) Wynn Las Vegas, its Restricted Subsidiaries and the Restricted Entities, taken as a whole, (b) Wynn Las Vegas and its Restricted Subsidiaries, taken as a whole, or (c) in the case of a Guarantor, that Guarantor, in one or more related transactions, to another Person, unless:

(1)
either (a) such Issuer or Guarantor is the surviving entity or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer or Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)
the Person formed by or surviving any such consolidation or merger (if other than such Issuer or Guarantor) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of such Issuer or Guarantor under the notes, the indenture, Guarantees and the Collateral Documents pursuant to agreements reasonably satisfactory to the trustee; provided that this clause (2) shall not apply to any merger, consolidation, sale, assignment, transfer, conveyance or other disposition of assets of a Guarantor with, into or to Wynn Las Vegas, so long as, in the case of any consolidation or merger, Wynn Las Vegas is the survivor of such consolidation or merger;

(3)
immediately after such transaction, no Default or Event of Default exists;

(4)
such transaction would not result in the loss or suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective at no material cost prior to or simultaneously with such loss, suspension or material impairment;

(5)
such Issuer or Guarantor or the Person formed by or surviving any such consolidation or merger (if other than such Issuer or Guarantor), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made:

(a)
will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of such Issuer or Guarantor immediately preceding the transaction (excluding the effect of the professional fees, commissions, sales and other taxes, and other transactional costs that would otherwise reduce Consolidated Net Worth); and

(b)
will, with respect to such Issuer only, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Equity", and

(6)
such transaction, at the time it is undertaken, would not require any holder or beneficial owner of notes to obtain a Gaming License or be qualified or found suitable under the law of any applicable gaming jurisdiction; provided that such holder or beneficial owner would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction.

        In addition, no Issuer or Guarantor may, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Wynn Las Vegas and any of its Wholly Owned Restricted Subsidiaries that is a Guarantor.

        Notwithstanding the foregoing, each Issuer and Guarantor is permitted to reorganize as a corporation pursuant to a Permitted C-Corp. Conversion.

  Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors of Wynn Las Vegas may designate any Restricted Subsidiary, other than Wynn Capital, to be an Unrestricted Subsidiary of Wynn Las Vegas if that designation would not cause a Default. None of the Restricted Entities is permitted to have Unrestricted Subsidiaries. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by Wynn Las Vegas and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made in an Unrestricted Subsidiary as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption "—Restricted Payments" or Permitted Investments, as determined by Wynn Las Vegas. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Wynn Las Vegas may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

  Transactions with Affiliates

        None of Wynn Las Vegas or any of the Restricted Entities will, and Wynn Las Vegas will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

(1)
the Affiliate Transaction is on terms that are no less favorable to the relevant entity than those that would have been obtained in a comparable transaction by such entity with an unrelated Person; and

(2)
Wynn Las Vegas delivers to the trustee:

(a)
with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of the applicable entity set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate

    Transaction has been approved by a majority of the Independent Directors of the applicable entity; and

  (b)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the applicable entity of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing prior to the consummation of such Affiliate Transaction.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)
any employment agreement entered into by Wynn Las Vegas, any of its Restricted Subsidiaries or any Restricted Entity in the ordinary course of business on terms customary in the applicable Permitted Business in which it operates;

(2)
payments of Management Fees when due and payable under the Management Agreement to the extent such payments are made in compliance with the covenant captioned "—Restrictions on Payments of Management Fees;"

(3)
the payment of reasonable directors' fees to directors of Wynn Resorts or any Guarantor, and customary indemnification and insurance arrangements in favor of such directors, in each case in the ordinary course of business;

(4)
transactions between or among Wynn Las Vegas and/or its Restricted Subsidiaries and Transactions between or among the Restricted Entities;

(5)
Restricted Payments that are permitted by the provisions of the indenture described above under the caption "—Restricted Payments;" and

(6)
the Affiliate Agreements, in each case as in effect on the date of the indenture or as amended, modified or supplemented as permitted under the covenant captioned "—Amendments to Certain Agreements".

  Construction

        Wynn Las Vegas and the Restricted Entities will construct the Project, including the furnishing, fixturing and equipping of the Project, with diligence and continuity in a good and workmanlike manner substantially in accordance with the Plans and Specifications.

  Limitations on Use of Proceeds

        Wynn Las Vegas will deposit all of the net proceeds of the offering of the notes into the Secured Account. The funds in the Secured Account will be invested solely in Permitted Securities. All funds in the Secured Account will be disbursed only in accordance with the Secured Account Agreement and the Disbursement Agreement.

  Limitation on Status as Investment Company

        The Issuers and Guarantors will not be or become required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act of 1940.

  Sale and Leaseback Transactions

        None of Wynn Las Vegas or any of the Restricted Entities will, and Wynn Las Vegas will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction

(except with respect to the FF&E Collateral or the Aircraft Assets); provided that Wynn Golf Course, Wynn Las Vegas or any Restricted Subsidiary of Wynn Las Vegas may enter into a sale and leaseback transaction if:

(1)
Wynn Las Vegas could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to that sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption "—Incurrence of Additional Indebtedness and Issuance of Preferred Equity" and (b) incurred a Lien to secure Indebtedness in an amount equal to the Attributable Debt pursuant to the covenant described above under the caption "—Liens";

(2)
the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors of Wynn Golf Course, Wynn Las Vegas or that Restricted Subsidiary, as the case may be, and set forth in an officers' certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

(3)
the transfer of assets in that sale and leaseback transaction is permitted by, and Wynn Golf Course, Wynn Las Vegas or such Restricted Subsidiary applies the proceeds of such transaction in compliance with, the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales."

  Line of Business

        None of Wynn Las Vegas or the Restricted Entities will, and Wynn Las Vegas will not permit any of its Subsidiaries to, engage in any business or investment activities other than the Permitted Business. None of Wynn Las Vegas nor any Restricted Entity nor any Subsidiary of Wynn Las Vegas may conduct a Permitted Business in any gaming jurisdiction in which such entity is not licensed on the date hereof if the holders of the notes would be required to be licensed as a result thereof; provided that the provisions described in this sentence will not prohibit any entity from conducting a Permitted Business in any jurisdiction that does not require the licensing or qualification of all the holders of notes, but reserves the discretionary right to require the licensing or qualification of any holders of notes.

  Limitation on Development of Phase II Land

        None of Wynn Las Vegas, the Restricted Entities or any of their respective Subsidiaries will, at any time prior to the date on which the security interests in the Phase II Land are released in accordance with the covenant entitled "—Release of Security Interests":

(1)
develop or improve in any material respect or at any material cost the Phase II Land or construct any improvements or any building on the Phase II Land, including any excavation or site work on the Phase II Land,

(2)
enter into any contract or agreement for such construction, development or improvement, or for any materials, supplies or labor necessary in connection with such construction, development or improvement (other than a contract or agreement that is conditional upon the release of the noteholders' security interests in the Phase II Land), or

(3)
incur any Indebtedness, the proceeds of which are expected to be used, or are used, for the construction, development or improvement of the Phase II Land or any building on the Phase II Land;

provided, however, that, notwithstanding anything to the contrary in clauses (1) through (3) above, the Phase II Land may be maintained and repaired in the ordinary course of business and any improvements existing on the Phase II Land on the date of the indenture may be remodeled to conform to the Project in accordance with the Plans and Specifications, and the interior of the existing improvements may be reconfigured to provide office space and associated amenities, gallery space or design support for the Project.

  Limitation of Development of Golf Course Land

        None of Wynn Las Vegas, the Restricted Entities or any of their respective Subsidiaries will, at any time prior to the date on which the security interests in all of the Golf Course Land are released in accordance with the covenant entitled "—Release of Security Interests":

(1)
develop or improve in any material respect or at any material cost the Golf Course Land or construct any improvements or any building on the Golf Course Land, including any excavation or site work on the Golf Course Land,

(2)
enter into any contract or agreement for such construction, development or improvement or for any materials, supplies or labor necessary in connection with such construction, development or improvement (other than a contract or agreement that is conditional upon the release of the noteholders' security interests in the Golf Course Land), or

(3)
incur any Indebtedness, the proceeds of which are expected to be used, or are used, for the construction, development or improvement of the Golf Course Land,

in each case, except for the purpose of developing and constructing the 18-hold championship golf course as contemplated by the Golf Course Lease and the Plans and Specification and except for maintaining or improving such golf course on the Golf Course Land and except for reconfiguring certain portions of the golf course in connection with the release of portions of the Golf Course Land in accordance with the provisions set forth under "Release of Security—Release of Portions of Golf Course Land".

  Restrictions on Payments of Management Fees

        Wynn Las Vegas and the Restricted Entities will not, and Wynn Las Vegas will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)
pay to Wynn Resorts, Valvino Lamore, any Restricted Entity or any Affiliate of any of those Persons (other than Wynn Las Vegas) any Management Fees, except, subject to clause (3) below, in amounts not to exceed the amounts contemplated by the Management Agreement, as in effect on the date hereof,

(2)
prepay any Management Fees, or

(3)
make any payment of any Management Fees:

(a)
if at the time of payment of such Management Fee, a Default or an Event of Default has occurred and is continuing or will occur as a result thereof; or

(b)
unless the Issuers would, at the time of payment of such Management Fee and after giving pro forma effect thereto as if such payment had been made at the beginning of the applicable four-quarter period, have met certain financial tests set forth in the Credit Agreement.

        Any Management Fees not permitted to be paid pursuant to this covenant will be deferred and will accrue and may be paid only at the time that they would otherwise be permitted to be paid under the indenture. Under the Management Agreement, the right to receive payment of the Management Fees will be subordinated in right of payment to the right of the holders of notes to receive payments pursuant to the notes and the Guarantees;

provided, however, that the right to receive payment of Management Fees will not be deemed to be subordinated in right of payment solely by virtue of being unsecured.

  Advances to Guarantors

        All advances to Guarantors made by Wynn Las Vegas, any Restricted Entity or any of Wynn Las Vegas' Restricted Subsidiaries after the date of the indenture will be evidenced by intercompany notes and will be pledged pursuant to the Collateral Documents. Each intercompany note will be payable upon demand and will bear interest at then current fair market interests rates.

  Limitation on Issuances and Sales of Equity Interests in Wholly Owned Subsidiaries

        The Restricted Entities will cause each of their respective Restricted Subsidiaries to be Wholly Owned Subsidiaries of the Restricted Entities. The Issuers will cause each of their respective Restricted Subsidiaries to be Wholly Owned Subsidiaries of the Issuers.

        Wynn Las Vegas and the Restricted Entities will not, and Wynn Las Vegas will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary or Wholly Owned Restricted Entity to any Person (other than Wynn Las Vegas, a Restricted Subsidiary, a Restricted Entity or a Wholly Owned Subsidiary of a Restricted Entity that is a Guarantor), unless:

(1)
such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such entity; and

(2)
the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales."

        In addition, Wynn Las Vegas and the Restricted Entities will not, and will not permit any of their Restricted Subsidiaries to, issue any of their respective Equity Interests (other than, if necessary, shares of their respective Capital Stock constituting directors' qualifying shares) to any Person other than to Wynn Las Vegas, a Restricted Subsidiary of Wynn Las Vegas, a Restricted Entity or a Wholly Owned Subsidiary of a Restricted Entity that is a Guarantor.

  Limitations on Issuances of Guarantees of, or Security Interests to Secure, Indebtedness

        None of Wynn Las Vegas or any of the Restricted Entities will, and Wynn Las Vegas will not permit any of its Restricted Subsidiaries to, directly or indirectly, Guarantee or pledge any assets to secure the payment and/or performance of any other Indebtedness of Wynn Resorts or Valvino Lamore unless each applicable entity simultaneously executes and delivers:

(1)
to the extent not previously provided, a Guarantee of the payment of the notes by such entity, which Guarantee will be senior to or pari passu with such entity's Guarantee of such other Indebtedness; and

(2)
such Collateral Documents, if any, as shall be necessary to grant a security interest securing the notes in favor of the trustee in the assets in which such entity has granted a security interest to secure the payment and/or performance of such other Indebtedness, which security interest will be senior to or pari passu with the security interest granted by such entity to secure such other Indebtedness.

        Notwithstanding the preceding paragraph, any Guarantee of the notes will provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances described above under the caption "—Guarantees—Release of Guarantees."

  Amendments to Certain Agreements

        On or prior to the Final Completion Date, except as contemplated by the Disbursement Agreement, none of Wynn Las Vegas or any of the Restricted Entities will, and Wynn Las Vegas will not permit any of its Restricted Subsidiaries to, amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, or otherwise fail to enforce, or terminate or abandon, any of the provisions of any Affiliate Agreement, the Construction Contract, the Construction Contract Guarantee, the Design/Build Contract or the Payment and Performance Bond if such amendment, modification, waiver or other change, failure to enforce, termination or abandonment (individually or collectively with all such amendments, modifications, waivers and other changes, failures to enforce, terminations or abandonments taken as a whole) would (1) have a material adverse affect on the ability of Wynn Las Vegas or Valvino Lamore to develop, construct or operate the Project or (2) cause the Completion Date to occur or result in that date occurring, after the Outside Completion Deadline.

        Following the Final Completion Date, none of Wynn Las Vegas or any of the Restricted Entities will, and Wynn Las Vegas will not permit any of its Restricted Subsidiaries to, amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, or otherwise fail to enforce, or terminate or abandon, any of the provisions of any Key Operational Agreement if such amendment, modification, waiver or other change, failure to enforce, termination or abandonment (individually or collectively with all such amendments, modifications, waivers and other changes, failures to enforce, terminations or abandonments taken as a whole) would

(1)
increase the amounts payable to third parties thereunder by Wynn Las Vegas (except as otherwise permitted by the indenture), any of its Restricted Subsidiaries or any Restricted Entity,

(2)
change the dates on which such amounts are to be paid to dates earlier than those originally contemplated thereby,

(3)
reduce the services provided to Wynn Las Vegas, any of its Restricted Subsidiaries or any Restricted Entity unless accompanied by a corresponding decrease in the amounts payable by Wynn Las Vegas, any of its Restricted Subsidiaries or any Restricted Entity thereunder, or

(4)
materially impair the rights or remedies of the holders of the notes.

  Amendments to Limited Liability Company Agreements and Charter Documents

        None of Wynn Las Vegas nor any of the Restricted Entities will, and Wynn Las Vegas will not permit any of its Restricted Subsidiaries to:

(1)
dissolve, or

(2)
with respect to any entity that is a limited liability company, amend, modify or otherwise change, its limited liability company agreement or other charter documents, or otherwise permit any such agreement or document, to provide that the death, retirement, resignation, expulsion, bankruptcy, dissolution or dissociation of a member of that limited liability company or any other event affecting a member of that limited liability company either terminates the status of that Person as a member of the limited liability company or causes the limited liability company to be dissolved or its affairs wound up.

  Insurance

        Wynn Las Vegas and the Restricted Entities will, and Wynn Las Vegas will cause its Restricted Subsidiaries to, maintain insurance with reputable and financially sound carriers against such risks and in such amounts as are customarily carried by similarly situated businesses, including, without limitation, property and casualty insurance; provided that such insurance coverage (including deductibles, retentions and self-insurance amounts) shall at all times comply with the insurance coverage required under the Disbursement Agreement.

  Additional Collateral; Formation or Acquisition of Restricted Entities or Restricted Subsidiaries, Designation of Unrestricted Subsidiaries as Restricted Subsidiaries or Permitted C-Corp. Conversion

        Concurrently with (1) the formation or acquisition of any Restricted Entity or Restricted Subsidiary that, in either case, becomes or is required under the Credit Agreement to become a Guarantor of any of the obligations under the Credit Agreement, (2) the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, or (3) the reorganization by any Restricted Entity as a subchapter "C" corporation in a Permitted C-Corp. Conversion, Wynn Las Vegas and the Restricted Entities shall, to the extent not prohibited by Gaming Authorities or applicable Gaming Laws and subject to the Intercreditor Agreements:

(1)
(a)     cause such Restricted Entity or Restricted Subsidiary or subchapter "C" corporation (if such subchapter "C" corporation is not an Issuer) to guarantee all obligations of the Issuers under the indenture and the notes by executing and delivering to the trustee an assumption agreement in the form of Annex 1 to the applicable Guarantee and Collateral Agreement; or

(b)
if such subchapter "C" corporation is an Issuer, cause such subchapter "C" corporation to execute and deliver to the trustee (i) a supplemental indenture, (ii) an assumption agreement unconditionally and irrevocably assuming all of the right, title and interest of the Issuer that was so reorganized as a subchapter "C" corporation in, to and under the indenture and the notes, and (iii) replacement notes for the notes previously issued by the Issuer that was so reorganized as a subchapter "C" corporation to be issued to the holders upon request and the concurrent return by such holders of the notes previously issued to them by the Issuer that was so reorganized as a "C" corporation;

(2)
cause such Restricted Entity or Restricted Subsidiary or subchapter "C" corporation to execute and deliver to the trustee, (a) an assumption agreement in the form of Annex 1 to the applicable Guarantee and Collateral Agreement (under which such Restricted Entity, Restricted Subsidiary or subchapter "C" corporation will grant a security interest to the trustee in those of its assets described in the Guarantee and Collateral Agreement), and (b) such Uniform Commercial Code financing statements as are necessary to perfect the trustee's security interest in such assets;

(3)
in the event such Restricted Entity, Restricted Subsidiary or subchapter "C" corporation owns real property that (i) is contiguous to any real property included in the Collateral (other than a Golf Course Home) or (ii) has a fair market value in excess of $5.0 million in the aggregate or $2.5 million individually, cause such Restricted Entity or subchapter "C" corporation to execute and deliver to the trustee:

(a)
a deed of trust, substantially in the form of the Deeds of Trust (with such modifications as are necessary to comply with applicable law) (under which such

    Restricted Entity, Restricted Subsidiary or subchapter "C" corporation will grant a security interest to the trustee in such real property and any related fixtures),

  (b)
  in the case of any such Restricted Entity or Restricted Subsidiary, title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property, and

  (c)
  in the case of any such subchapter "C" corporation, an agreement executed and delivered by the title company that issued the title and extended coverage insurance covering the real property owned by such subchapter "C" corporation naming such subchapter "C" corporation as an additional insured under such insurance, and

(4)
promptly pledge, or cause to be pledged, to the trustee (i) all of the outstanding Capital Stock of such entity or subchapter "C" corporation owned by any Issuer, Restricted Entity or Restricted Subsidiary and (ii) all of the outstanding Capital Stock owned by such Restricted Entity or subchapter "C" corporation, to secure such Issuer's obligations under the indenture and the notes or such Restricted Entity's or Restricted Subsidiary's Guarantee obligations under the applicable Collateral and Security Agreement, as the case may be;

(5)
promptly take, and cause such Restricted Entity, Restricted Subsidiary or subchapter "C" corporation and each other Restricted Entity and Restricted Subsidiary to take all action necessary or, in the opinion of the trustee, desirable to perfect and protect the security interests intended to be created by the Collateral Documents, as modified under this paragraph; and

(6)
promptly deliver to the trustee such opinions of counsel, if any, as the trustee may reasonably require with respect to the foregoing (including opinions as to enforceability and perfection of security interests).

  Additional Collateral; Acquisition of Assets or Property

        Concurrently with the acquisition by Wynn Las Vegas, any Restricted Entity or any Restricted Subsidiary of Wynn Las Vegas of any assets or property (other than a Restricted Entity or a Subsidiary of Wynn Las Vegas), to the extent not prohibited by Gaming Authorities or applicable Gaming Laws and subject to the Intercreditor Agreements, Wynn Las Vegas and the Restricted Entities will, and Wynn Las Vegas will cause its Restricted Subsidiaries to, cause the applicable Restricted Entity to:

(1)
in the case of the acquisition of personal property with an aggregate fair market value in excess of $50,000 for all such acquired personal property, execute and deliver to the trustee such Uniform Commercial Code financing statements as are necessary or, in the opinion of the trustee, desirable to perfect and protect the trustee's security interest in such assets or property;

(2)
in the case of the acquisition of real property, that (i) is contiguous to any real property included in the Collateral (other than a Golf Course Home) or (ii) has a fair market value in excess of $5.0 million in the aggregate or $2.5 million individually, execute and deliver to the trustee:

(a)
a deed of trust, substantially in the form of the Deeds of Trust (with such modifications as are necessary to comply with applicable law) (under which Wynn Las Vegas or such Restricted Entity or Restricted Subsidiary will grant a security interest to the trustee in such real property and any related fixtures), and

  (b)
  title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property; and

(3)
in the case of the acquisition of personal property or real property subject to clauses (1) and (2) above, as applicable, promptly deliver to the trustee such opinions of counsel, if any, as the trustee may reasonably require with respect to the foregoing (including opinions as to enforceability and perfection of security interests).

  Further Assurances

        Wynn Las Vegas and the Restricted Entities will, and Wynn Las Vegas will cause its Restricted Subsidiaries to, execute and deliver such additional instruments, certificates or documents, and take all such actions as may be reasonably required from time to time in order to:

(1)
carry out more effectively the purposes of the Collateral Documents;

(2)
create, grant, perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens created, or intended to be created, by the Collateral Documents; and

(3)
ensure that any of the rights granted or intended to be granted to the trustee or any holder under the Collateral Documents or under any other instrument executed in connection therewith or granted to Wynn Las Vegas or any of its Restricted Subsidiaries or to any Restricted Entity under the Collateral Documents or under any other instrument executed in connection therewith are protected and enforced.

Upon the exercise by the trustee or any holder of any power, right, privilege or remedy under the indenture or any of the Collateral Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority (including any Gaming Authority), Wynn Las Vegas and the Restricted Entities will, and will cause Wynn Resorts, Wynn Las Vegas or any Restricted Subsidiary to, and Wynn Las Vegas will cause each of its Restricted Subsidiaries to, execute and deliver all applications, certifications, instruments and other documents and papers that may be required from Wynn Resorts, any Restricted Entity Wynn Las Vegas or any Restricted Subsidiary for such governmental consent, approval, recording, qualification or authorization.

  Payments for Consent

        Wynn Las Vegas and the Restricted Entities will not, and Wynn Las Vegas will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture, the notes or the Collateral Documents unless such consideration is offered to be paid and is paid to all holders of notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  Restrictions on Incurrence of Indebtedness and Guarantees by Wynn Resorts

        Under the terms of the Wynn Resorts Agreement, Wynn Resorts will agree that it will not:

(1)
incur Indebtedness in excess of $10.0 million in the aggregate (other than Project Related Indebtedness) or guarantee the Indebtedness of any of its Affiliates, unless:

(a)
Wynn Resorts concurrently becomes the Parent Guarantor of the notes, and

  (b)
  Wynn Resorts' Parent Guarantee of the notes ranks senior to or is pari passu with the guarantee by Wynn Resorts of the Affiliate's Indebtedness, or

(2)
grant any security interests in any of its assets or properties (other than a security interest in favor of the trustee for the benefit of the noteholders and security interests granted in Excluded Project Assets or assets or properties that individually or in the aggregate have a fair market value of less than $10.0 million) in favor of any Person to secure (i) any Indebtedness of any of its Affiliates, or (ii) any Guarantee by Wynn Resorts of Indebtedness of any of its Affiliates, unless:

(a)
Wynn Resorts concurrently grants a security interest in those assets or properties in favor of the trustee to secure the guarantee given by Wynn Resorts under clause (1) above or, if no such guarantee has been given, to secure the notes, and

(b)
such security interest ranks senior to or is pari passu with the security interest granted by Wynn Resorts in respect of the Affiliate's Indebtedness or its guarantee of the Affiliate's Indebtedness, as the case may be.

        However, the restrictions contained in clauses (1) and (2) of the immediately preceding paragraph will cease to apply to Wynn Resorts and any Parent Guarantee or Parent Security Agreement will be automatically released, at such time as either:

(1)
if:

(a)
the Project is Operating,

(b)
no Default or Event of Default exists or is continuing immediately prior to or after giving effect to such release,

(c)
both immediately prior to such release and after giving pro forma effect to that release (as if, for purposes of calculating the Consolidated Leverage Ratio, such release had been made at the beginning of the applicable four-quarter period):

(i)
the Consolidated Leverage Ratio of the Issuers and their Restricted Subsidiaries for the period of four consecutive fiscal quarters of Wynn Las Vegas ending immediately prior to the release date is 3.0 to 1.0 or less, and

(ii)
the senior secured long-term Indebtedness under the Credit Agreement is rated BB+ or higher by S&P and Ba1 or higher by Moody's,

(d)
the lenders under the Credit Agreement concurrently release the Guarantee and/or security interests granted by Wynn Resorts in their favor, and

(e)
Wynn Resorts delivers an officers' certificate (including supporting calculations in reasonable detail) to the trustee confirming that the conditions in (a), (b), (c) and (d) of this clause (1) have been satisfied, or

(2)
if:

(a)
no Default or Event of Default exists or is continuing immediately prior to or after giving effect to that release,

(b)
both the lenders under the Credit Agreement and the Person whose Indebtedness Wynn Resorts guaranteed or granted security interest to secure (thereby triggering Wynn Resorts' obligations to enter into the Parent Guarantee or the Parent Security Agreement, as applicable, pursuant to the covenant captioned "—Restrictions on Incurrence of Indebtedness and Guarantees by Wynn Resorts") concurrently release the guarantee or security interests, as applicable, granted by Wynn Resorts in their favor, and

  (c)
  Wynn Resorts delivers an officers' certificate to the trustee confirming that the conditions in (a) and (b) of this clause (2) have been satisfied.

        Notwithstanding the provisions of this covenant, in no event shall Wynn Resorts be required, by reason of granting the Parent Guarantee or any security interest pursuant to this covenant, to become a Restricted Entity.

  Restrictions on Activities of Wynn Capital

        Wynn Capital will not hold any material assets, incur any Indebtedness, become liable for any obligations, engage in any business activities or have any Subsidiaries; provided that Wynn Capital may be a co-obligor with respect to Indebtedness if Wynn Las Vegas is a primary obligor of such Indebtedness and the net proceeds of such Indebtedness are received by Wynn Las Vegas or one or more of Wynn Las Vegas' Wholly Owned Restricted Subsidiaries other than Wynn Capital.

  Reports

        Whether or not required by the Commission, so long as any notes are outstanding, the Issuers will furnish to the holders of notes, within the time periods specified in the Commission's rules and regulations:

(1)
all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Wynn Las Vegas were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Wynn Las Vegas' certified independent accountants; and

(2)
all current reports that would be required to be filed with the Commission on Form 8-K if Wynn Las Vegas was required to file such reports.

        If Wynn Las Vegas has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Wynn Las Vegas and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Wynn Las Vegas.

Events of Default and Remedies

        Each of the following is an Event of Default:

(1)
default for 30 days in the payment when due of interest on the notes;

(2)
default in payment when due of the principal of, or premium, if any, on the notes;

(3)
failure by either Issuer, any Restricted Entity or any of Wynn Las Vegas' Restricted Subsidiaries:

(a)
to comply with any payment obligations (including, without limitation, obligations as to the timing or amount of such payments) described under the captions "—Repurchase at the Option of Holders—Change of Control," "—Repurchase at the Option of Holders—Asset Sales," "—Repurchase at the Option of Holders—Events of Loss," or

(b)
to comply with the provisions described under "Certain Covenants—Restricted Payments," "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity," or "—Certain Covenants—Merger, Consolidation or Sale of Assets;

(4)
failure by either Issuer, any Restricted Entity or any of Wynn Las Vegas' Restricted Subsidiaries for 60 days after receipt of written notice from the trustee to comply with any of the other agreements in the indenture not set forth in clause (3) above, or failure by Wynn Resorts for 60 days after receipt of written notice from the trustee to comply with the provisions of the Wynn Resorts Agreement or, if applicable, any Parent Security Agreement;

(5)
the occurrence of any "event of default" under the Disbursement Agreement;

(6)
failure by the Issuers, any Restricted Entity, any Restricted Subsidiary, the Completion Guarantor or any other party thereto (other than the trustee or any representative of the lenders under the Credit Agreement or other lenders party thereto) for 60 days after receipt of written notice from the trustee to comply with any of its agreements, as applicable, in any Collateral Document;

(7)
default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by either Issuer, any Restricted Entity or any Restricted Subsidiary (or the payment of which is guaranteed by any such entity) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

(a)
is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

(b)
results in the acceleration of such Indebtedness prior to its express maturity,

  and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been or may be so accelerated, aggregates $10.0 million or more;

(8)
failure by either Issuer, any Restricted Entity or any Restricted Subsidiary to pay final non-appealable judgments (not paid or covered by insurance as to which the relevant insurance company has not denied responsibility) aggregating in excess of $10.0 million, which judgments are not paid, bonded, discharged or stayed for a period of 60 days;

(9)
any of the Collateral Documents shall cease, for any reason (other than pursuant to their terms), to be in full force and effect, or either Issuer, any Restricted Entity, Restricted Subsidiary or Guarantor or any Affiliate of any such entity shall so assert, or any security interest created, or purported to be created, by any of the Collateral Documents shall cease to be enforceable and of the same effect and priority purported to be created by the Collateral Documents;

(10)
any representation or warranty made or deemed made by either Issuer, any Restricted Entity, any Restricted Subsidiary or any Guarantor in any Collateral Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with any such Collateral Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made;

(11)
except as expressly provided therein, the Completion Guarantee, the Construction Contract Guarantee, any Guarantee issued by a Restricted Entity, a Restricted Subsidiary or any Guarantor under a Guarantee and Collateral Agreement or the Parent Guarantee, if any, shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or the Completion Guarantor, any Restricted Entity, any Restricted Subsidiary or any Guarantor, or any Person acting on behalf of any such Person, shall deny or disaffirm its obligations under its Guarantee;

(12)
certain events of bankruptcy or insolvency described in the indenture with respect to either Issuer, any Significant Restricted Entity, any group of Restricted Entities that, taken together, would constitute a Significant Restricted Entity, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Restricted Subsidiary;

(13)
the Project has not achieved Completion on or before the Outside Completion Deadline;

(14)
after the Project is Operating, revocation, termination, suspension or other cessation of effectiveness of any Gaming License which results in the cessation or suspension of gaming operations at any Gaming Facility for a period of more than 90 consecutive days; or

(15)
if Wynn Las Vegas ever fails to own 100% of the issued and outstanding Equity Interests of Wynn Capital.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to either Issuer, any Significant Restricted Entity, any group of Restricted Entities that, taken together, would constitute a Significant Restricted Entity, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Restricted Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

        Holders of the notes may not enforce the indenture or the notes except as provided in the indenture, the Intercreditor Agreements and in the Collateral Documents. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest or premium, if any.

        The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture, except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the notes.

        In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of either Issuer, any Restricted Entity, any Restricted Subsidiary, any Guarantor or any of their Subsidiaries with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an Event of Default occurs prior to                , 2006, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of either Issuer, any Restricted Entity, any Restricted Subsidiary, any Guarantor or any of their Subsidiaries with the intention of avoiding the prohibition on redemption of the notes prior to                , 2006, then the premium specified in the indenture will also become immediately due and payable to the extent permitted by law upon the acceleration of the notes.

        The Issuers are required to deliver to the trustee annually a statement regarding compliance with the indenture and the Collateral Documents. Upon becoming aware of any Default or Event of Default, the Issuers are required to deliver to the trustee a statement specifying such Default or Event of Default.

  Remedies upon Default Under the Notes

        Under certain circumstances, the trustee may initiate a foreclosure against all or a portion of the Collateral if an Event of Default has occurred and is continuing. A foreclosure against the Collateral will be subject to certain notice and other procedural limitations under Gaming Laws and laws applicable to secured creditors generally, and to the provisions of the Intercreditor Agreements.

  Enforcement of Collateral Documents

  Generally

        If an Event of Default occurs, subject to the provisions of the Intercreditor Agreements, the trustee, acting on behalf of the holders, can enforce its rights and remedies under the indenture and the Collateral Documents. These remedies include (1) commencing a judicial proceeding to seek monetary judgments against either Issuer, any Restricted Entity, any Restricted Subsidiary and any Guarantor, (2) foreclosing on and selling the Collateral covered by the Deeds of Trust, and perfected Liens on personal property Collateral, and (3) enforcing the assignments of rents and leases.

  Governing Law

        The Collateral Documents generally provide for the application of the internal laws of the State of New York, except to the extent that (1) the laws of Nevada are mandatory or (2) the validity or perfection of security interests in respect of certain items of Collateral (such as real property) is governed by the laws of the jurisdiction where that collateral is located. The indenture, the notes, any Guarantee of the notes and the Collateral Documents will provide, with certain exceptions, for the application of the internal laws of the State of New York. There is no certainty regarding whether New York or Nevada law would be applied by any court with respect to the enforcement of remedies under the notes, the indenture, any Guarantee of the notes or the Collateral Documents.

  Restrictions on Enforcement of Remedies

        Due to restrictions on gaming activities in Nevada, the trustee may incur delays or possibly frustration in its effort to sell all or a portion of the Collateral. Operators of gaming facilities in Nevada are required to be licensed and are required by applicable Gaming Authorities to file applications, be investigated and be found suitable. Such requirements for governmental approval may delay or prevent a sale of the Collateral to a potential buyer at a foreclosure sale. This may effectively limit the number of potential bidders and may delay such sales, either of which could adversely affect the sale price of the Collateral. In addition, the disposition of Collateral consisting of gaming devices is subject to the prior approval of the Nevada State Gaming Control Board. Moreover, the gaming industry could become subject to different or additional regulations during the term of the notes, which could further adversely affect the practical rights and remedies that the trustee would have upon the occurrence of an Event of Default.

  Real Property Collateral

        Before pursuing any foreclosures or otherwise executing on any of the Collateral, the trustee will need to consider the effect of Nevada law, which requires that where a debt is secured by real property, the debtor may require the creditor to exhaust its real property security before pursuing a judicial proceeding to obtain a monetary judgment against the debtor. If a creditor attempts to collect the indebtedness without first exercising its remedies under its deed of trust, the debtor could defend such action by requiring the creditor to first exhaust its rights under the deed of trust through statutory foreclosure proceedings. If, however, the debtor permitted the creditor to obtain a judgment without first exhausting remedies under the deed of trust, assuming such action was not stayed or dismissed before the entry of a final monetary judgment, then under Nevada law the security interest granted by the deed of trust would be released and discharged. This Nevada law is referred to as the "one action" rule.

        Real property pledged as security may be subject to known and unknown environmental risks or liabilities which can adversely affect the property's value. In addition, under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, known as CERCLA, for example, a secured lender may be held liable, in certain limited circumstances, for the costs of remediating a release of or preventing a threatened release of hazardous substances at a mortgaged property. There may be similar risks under state laws or common law theories.

        Under CERCLA, a person "who, without participating in the management of a... facility, holds indicia of ownership primarily to protect his security interest" is not a property owner, and thus not a responsible person under CERCLA. Lenders have seldom been held liable under CERCLA. The lenders who have been found liable have generally been found to have been sufficiently involved in the mortgagor's operations so that they have "participated in the management of the borrower." CERCLA does not specify the level of actual participation in management. CERCLA was amended in 1996 to provide certain "safe harbors" for foreclosing lenders. However, the courts have not yet issued any definitive interpretations of the extent of these safe harbors. There is currently no controlling authority on this matter.

        The trustee may appoint one or more collateral agents, who may be delegated any one or more of the duties or rights of the trustee under the Collateral Documents or which are specified in any Collateral Documents.

No Personal Liability of Directors, Officers, Employees and Equity holders

        No director, officer, employee, incorporator, organizer, equity holder or member of either Issuer, any Restricted Entity, any Restricted Subsidiary or any Guarantor, as such, shall have any liability for any obligations of either Issuer, any Restricted Entity, any Restricted Subsidiary or any Guarantor under the notes, the indenture, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the outstanding notes, all of the obligations of the Guarantors discharged with respect to their Guarantees and all obligations of the Issuers and the Guarantors discharged with respect to the Collateral Documents ("Legal Defeasance") except for:

(1)
the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium, if any, on such notes when such payments are due from the trust referred to below;

(2)
the Issuers' obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)
the rights, powers, trusts, duties and immunities of the trustee, and the Issuers' and the Guarantors' obligations in connection therewith; and

(4)
the Legal Defeasance provisions of the indenture.

        In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers, the Restricted Entities, the Restricted Subsidiaries and any Guarantors released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)
the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to maturity or to a particular redemption date;

(2)
in the case of Legal Defeasance, the Issuers have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)
in the case of Covenant Defeasance, the Issuers have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)
no Default or Event of Default has occurred and is continuing either:

(a)
on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit), or

(b)
in the case of Legal Defeasance, insofar as Events of Default of the type specified in clause (12) of the section above under the caption "Events of Default and Remedies" are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5)
such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which either Issuer, any Restricted Entity, any Restricted Subsidiary or any Guarantor is a party or by which any such Person is bound;

(6)
in the case of Legal Defeasance, the Issuers must deliver to the trustee an opinion of counsel to the effect that, assuming no intervening bankruptcy of the Issuers or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no holder of notes is an "insider" of either Issuer under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

(7)
the Issuers must deliver to the trustee an officers' certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

(8)
the Issuers must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Collateral Release Mechanics

        Under the terms of the Collateral Documents but subject to the provisions of the Intercreditor Agreements, the trustee will determine the circumstances and manner in which the Collateral will be disposed of, including the determination of whether to release all or any portion of the Collateral from the security interests created by the Collateral Documents and whether to foreclose on the Collateral following an Event of Default. The Collateral may be released from the security interests created by the Collateral Documents upon the request of the Issuers pursuant to an officers' certificate certifying that all terms for release and conditions precedent under the indenture and under any applicable Collateral Document have been met and specifying (1) the identity of the Collateral to be released and (2) the provisions of the indenture or the applicable Collateral Document which authorize that release.

        Subject to the provisions of the Intercreditor Agreements, the trustee will release (at the sole cost and expense of the Issuers):

(1)
all Collateral that is contributed, sold, leased, conveyed, transferred or otherwise disposed of (a) in an Asset Sale in accordance with the indenture and the Collateral Documents or (b) to an Unrestricted Subsidiary in accordance with the indenture and the Collateral Documents;

(2)
Collateral that is condemned, seized or taken by the power of eminent domain or otherwise confiscated pursuant to an Event of Loss; provided that the Net Loss Proceeds, if any, from the Event of Loss are or will be applied in accordance with the covenant described above under "—Repurchase at the Option of Holder—Events of Loss";

(3)
all Collateral (except as provided in the discharge and defeasance provisions of the indenture) upon discharge or defeasance of the indenture in accordance with the discharge and defeasance provisions of the indenture;

(4)
all Collateral upon the payment in full in cash of all Obligations of the Issuers and the Guarantors under the indenture, the notes and the Collateral Documents;

(5)
except as otherwise provided in the indenture, the Collateral Documents or the Wynn Resorts Agreement, Collateral of a Guarantor whose Guarantee is released pursuant to the terms of the indenture or the Wynn Resorts Agreement, as the case may be; and

(6)
Released Assets.

Amendment, Supplement and Waiver

        Except as provided in the next three succeeding paragraphs, the indenture, the notes or the Collateral Documents may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture, the notes or the Collateral Documents may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

(1)
reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)
reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

(3)
reduce the rate of or change the time for payment of interest on any note;

(4)
waive a Default or Event of Default in the payment of principal of, or interest or premium on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

(5)
make any note payable in money other than that stated in the notes;

(6)
make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium on the notes;

(7)
waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

(8)
release all or substantially all of the Collateral or release assets or properties other than Non-Project Assets from the Collateral, in each case except in accordance with the provisions of the Collateral Documents;

(9)
release any Guarantor from any of its obligations under its Guarantee if the assets or properties of that Guarantor (a) constitute all or substantially all of the Collateral or (b) include assets or properties other than Non-Project Assets; and

(10)
make any change in the preceding amendment and waiver provisions.

        Any amendment to, or waiver of, the provisions of any of the Collateral Documents relating to the covenant entitled "Liens" or any of the other security or collateral provisions of the indenture will require the consent of the holders of at least 85% in principal amount of the notes then outstanding.

        Notwithstanding the preceding, without the consent of any holder, the Issuers, any Restricted Entity, any Restricted Subsidiary or any Guarantor, the Issuers and the trustee may amend or supplement the indenture, the notes or the Collateral Documents to:

(1)
cure any ambiguity, defect or inconsistency;

(2)
provide for uncertificated notes in addition to or in place of certificated notes;

(3)
provide for the assumption of the Issuers' obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of the Issuers' assets;

(4)
make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

(5)
comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust indenture Act; or

(6)
enter into additional or supplemental Collateral Documents or guarantees or an intercreditor agreement with respect thereto.

Satisfaction and Discharge

        The indenture and the Collateral Documents will be discharged and will cease to be of further effect as to all notes issued under the indenture, when:

(1)
either:

(a)
all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the trustee for cancellation; or

(b)
all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuers have or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

(2)
no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which either Issuer or any Guarantor is a party or by which either Issuer or any Guarantor is bound;

(3)
the Issuers or any Guarantor have paid or caused to be paid all sums payable by the Issuers under the indenture; and

(4)
the Issuers have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the trustee becomes a creditor of either Issuer or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions. However, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

        The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture will provide that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless that holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry, Delivery and Form

        Except as described in the next paragraph, the notes will be issued in the form of one or more global senior notes (the "Global Notes"). The Global Notes will be deposited on the date of the closing of this offering with The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the "Global Note Holder").

        Notes that are issued as described below under "—Certificated Notes" will be issued in the form of registered definitive certificates (the "Certificated Notes"). Upon the transfer of Certificated Notes, Certificated Notes may, unless all of the Global Notes have previously been exchanged for Certificated Notes, be exchanged for an interest in the Global Note representing the principal amount of notes being transferred, subject to the transfer restrictions set forth in the note indenture.

        DTC has advised the Issuers that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised the Issuers that, pursuant to procedures established by it:

(1)
upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Issuers with portions of the principal amount of the Global Notes; and

(2)
ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

        Prospective purchasers are advised that the laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to such extent.

        So long as the Global Note Holder is the registered owner of any notes, the Global Note Holder will be considered the sole holder under the indenture of any notes evidenced by the Global Notes. Beneficial owners of notes evidenced by the Global Notes will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee. Neither the Issuers nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC relating to the notes.

        Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of the Global Note Holder on the applicable record date will be payable by the trustee to or at the direction of the Global Note Holder in its capacity as the registered holder of the notes under the indenture. Under the terms of the indenture, the

Issuers and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuers, the trustee nor any agent of the Issuers or the trustee has or will have any responsibility or liability for:

(1)
any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of any beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

(2)
any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised the Issuers that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Issuers. Neither the Issuers nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Issuers and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Certificated Notes

        If:

(1)
Wynn Las Vegas notifies the trustee in writing that DTC is no longer willing or able to act as a depository and Wynn Las Vegas is unable to locate a qualified successor within 90 days or

(2)
upon request to the trustee by any Person having a beneficial interest in a Global Note, following the occurrence and during the continuation of a Default or Event of Default,

then, upon surrender by the Global Note Holder of its Global Notes, notes in certificated form will be issued to each Person that the Global Note Holder and DTC identify as being the beneficial owner of the related notes. All such Certificated Notes will be subject to the legend requirements set forth in the indenture.

        Neither the Issuers nor the trustee will be liable for any delay by the Global Note Holder or DTC in identifying the beneficial owners of notes, and the Issuers and the trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or DTC for all purposes.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

(1)
Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)
Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" will have correlative meanings.

        "Affiliate Agreements" means:

(1)
the Management Agreement,

(2)
the Water Show Entertainment Production Agreement,

(3)
the Project Lease and Easement Agreements,

(4)
the Water Rights Agreement,

(5)
the Art Rental and Licensing Agreement,

(6)
the Wynn Employment Agreement, and

(7)
the Aircraft Agreement.

        "Aircraft Agreement" means the Aircraft Agreement, dated as of the date of the indenture, between Wynn Las Vegas and World Travel, LLC, as in effect on the date of the indenture or as amended, modified or otherwise supplemented from time to time in accordance with the covenant captioned "—Amendments to Certain Agreements."

        "Aircraft Assets" means:

(1)
the Bombardier Global Express aircraft (serial number 9065) owned by World Travel, LLC and leased to Las Vegas Jet, LLC, and

(2)
the Part 91 federal aviation authority certificate held by Las Vegas Jet, LLC relating to the corporate aircraft,

in each case together with the products and proceeds thereof.

        "Allocable Overhead" means, at any time, an amount equal to (1) the total amount of reasonable corporate overhead expenses of Wynn Resorts and its Subsidiaries calculated in good faith on a consolidated basis, after the elimination of intercompany transactions, in accordance with GAAP, divided by (2) the number of gaming and/or hotel projects of Wynn Resorts and its Subsidiaries which are operating or for which debt and/or equity financing has been obtained to finance, in whole or in part, the development, construction and/or opening thereof; provided that the Project and the Macau Project shall each count as separate projects.

        "Art Rental and Licensing Agreement" means the Art Rental and Licensing Agreement, dated November 1, 2001, by and between Stephen A. Wynn and Wynn Golf Course, as amended, modified or otherwise supplemented from time to time in accordance with the covenant captioned "—Certain Covenants—Amendments to Certain Agreements."

        "Asset Sale" means:

(1)
the sale, lease, conveyance or other disposition of any assets; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Wynn Las Vegas, its Restricted Subsidiaries and the Restricted Entities, taken as a whole, or Wynn Las Vegas and its Restricted Subsidiaries, taken as a whole, will be governed by the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

(2)
the issuance of Equity Interests by either Issuer, any Subsidiary of Wynn Las Vegas or any Restricted Entity or the sale of Equity Interests in either Issuer, any Subsidiary of Wynn Las Vegas or any Restricted Entity.

        Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale (except for purposes of the definition of "Consolidated Cash Flow"):

(1)
any single transaction or series of related transactions that involves assets having a fair market value of less than $1,000,000;

(2)
a transfer of assets between or among Wynn Las Vegas and its Restricted Subsidiaries;

(3)
an issuance of Equity Interests by Wynn Las Vegas, any of its Restricted Subsidiaries or any Restricted Entity to a Guarantor;

(4)
the sale, lease or exchange of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5)
the disposition of obsolete, damaged or worn-out property that is no longer necessary for the conduct of the business of Wynn Las Vegas, any of its Restricted Subsidiaries or any Restricted Entity;

(6)
the sale or other disposition of cash or Cash Equivalents;

(7)
a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments";

(8)
like-kind exchanges of personal property if the fair market value of the personal property transferred by Wynn Las Vegas, any of its Restricted Subsidiaries or any Restricted Entity in such exchanges does not exceed $10.0 million in the aggregate in any calendar year;

(9)
a dedication of space within the Project as necessary for the development of the Project and as permitted by the Collateral Documents;

(10)
the licensing of trademarks and trade names to Wynn Resorts or any of its Affiliates in the ordinary course of business; and

(11)
the transfer or sale of disposition of any Released Assets.

        "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

(1)
with respect to a corporation, the board of directors of the corporation;

(2)
with respect to a partnership, the direct or indirect board of directors of the general partner of the partnership, or, in the case of an individual general partner, such individual; and

(3)
with respect to any other Person, the direct or indirect board or committee of such Person or the holder serving a similar function.

        "Budgeted Amounts" means, as of any date, amounts set forth in the Project Budget payable to Affiliates of Wynn Las Vegas, any of its Restricted Subsidiaries or any Restricted Entity to develop, construct or open the Project, but only to the extent such amounts are then permitted to be disbursed to Wynn Las Vegas under the Disbursement Agreement, and are applied as permitted under the Disbursement Agreement.

        "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Capital Stock" means:

(1)
in the case of a corporation, corporate stock;

(2)
in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)
in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)
any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (other than the right to receive contingent interest in respect of Indebtedness).

        "Cash Equivalents" means:

(1)
United States dollars;

(2)
securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3)
interest-bearing demand or time deposits (which may be represented by certificates of deposit) issued by banks having general obligations rated (on the date of acquisition thereof) at least "A" or the equivalent by S&P or Moody's or, if not so rated, secured at all times, in the manner and to the extent provided by law, by collateral security in clause (1) or (2) of this definition, of a market value of no less than the amount of monies so invested;

(4)
repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)
commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition; and

(6)
money market funds or mutual funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

        "Change of Control" means the occurrence of any of the following:

(1)
the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Wynn Las Vegas, its Restricted Subsidiaries and the Restricted Entities, taken as a whole, or of Wynn Las Vegas and its Restricted Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act), other than to the Principal or a Related Party of the Principal;

(2)
the adoption of a plan relating to the liquidation or dissolution of either Issuer or any successor thereto;

(3)
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principal and any of his Related Parties (and, in the case of clause (b) and (c) only, Kazuo Okada, so long as the Stockholders Agreement, as in effect on the date of the indenture or as amended or modified to the extent permitted under the indenture, remains in full force and effect), becomes the Beneficial Owner, directly or indirectly, of (a) more than 50% of the outstanding Voting Stock of Wynn Resorts, measured by voting power rather than number of equity interests, (b) more than 35% of the outstanding Voting Stock of Wynn Resorts, measured by voting power rather than number of equity interests, and a greater percentage of the outstanding Voting Stock of Wynn Resorts, measured by voting power rather than number of equity interests, than is at that time Beneficially Owned by the Principal and his Related Parties as a group or (c) a greater percentage of the Outstanding Voting Stock of Wynn Resorts, measured by voting power rather than number of equity interests, than is at that time Beneficially Owned by the Principal and his Related Parties as a group;

(4)
the first day on which a majority of the members of the Board of Directors of Wynn Resorts or Wynn Las Vegas are not Continuing Directors;

(5)
the first day on which Wynn Resorts ceases to own, directly or indirectly, 100% of the outstanding Equity Interests of Wynn Las Vegas;

(6)
the first date on which the Principal: (i) ceases to be the chief executive officer of Wynn Resorts (other than as a result of death or disability), or (ii) Beneficially Owns less than a certain minimum number of shares of Voting Stock of Wynn Resorts to be agreed upon; or

(7)
Wynn Resorts consolidates with, or merges with or into, any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, Wynn Resorts, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Wynn Resorts is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Wynn Resorts outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance), provided that a Change of Control shall not occur solely by reason of a Permitted C-Corp. Conversion.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Collateral" means all assets, now owned or hereafter acquired, of either Issuer, any Guarantor, any Restricted Entity or any other Person (including, if applicable, Wynn Resorts), to the extent such assets are pledged or assigned or purport to be pledged or assigned, or are required to be pledged or assigned under the indenture or the Collateral Documents to the trustee, including, the Exclusive Note Collateral, the Primary Note Collateral and the FF&E Collateral, together with the proceeds and products thereof (including, without limitation, the proceeds of Asset Sales).

        "Collateral Documents" means:

(1)
the Completion Guarantee,

(2)
the Deeds of Trust,

(3)
the Disbursement Agreement,

(4)
the Guarantee and Collateral Agreements,

(5)
the Intellectual Property Security Agreements,

(6)
the Intercreditor Agreements,

(7)
the Parent Guarantee, if any,

(8)
the Parent Security Agreement, if any,

(9)
the Secured Account Agreement, and

(10)
all other agreements, instruments, documents, pledges or filings that create, evidence, perfect, set forth, consent to, acknowledge or limit the security interest of the trustee in the Collateral.

        "Completion" means that each of the conditions to achieving "Completion" set forth in the Disbursement Agreement has been satisfied.

        "Completion Date" means the date on which Completion occurs.

        "Completion Guarantee" means the Completion Guarantee, dated as of the date of indenture, by the Completion Guarantor in favor of the trustee.

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1)
an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)
provision for taxes based on income or profits or the Tax Amount of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes or Tax Amount was included in computing such Consolidated Net Income; plus

(3)
consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4)
depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5)
any pre-opening expenses, to the extent such pre-opening expenses were deducted in calculating Consolidated Net Income on a consolidated basis; plus

(6)
non-cash items reducing Consolidated Net Income for such period, minus

(7)
non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

        Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of Wynn Las Vegas will be added to Consolidated Net Income to compute Consolidated Cash Flow of Wynn Las Vegas only to the extent that a corresponding amount would be permitted at the date of determination to be distributed to Wynn Las Vegas by such Restricted Subsidiary without prior governmental approval that has not been obtained, and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its equity holders.

        "Consolidated EBITDA" has the meaning given that term in the Credit Agreement, as in effect on the date of the indenture.

        "Consolidated Leverage Ratio" has the meaning given that term in the Credit Agreement, as in effect on the date of the indenture.

        "Consolidated Member" means a corporation, other than the common parent, that is a member of an affiliated group (as defined in Section 1504 of the Code) of which Wynn Resorts, any of Wynn Las Vegas or its Restricted Subsidiaries, or a Restricted Entity is the common parent.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)
the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary of such Person;

(2)
the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equity holders;

(3)
the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded;

(4)
the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries; and

(5)
the cumulative effect of a change in accounting principles will be excluded.

        "Consolidated Net Worth" means, with respect to any specified Person as of any date, the sum of:

(1)
the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date; plus

(2)
the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred equity (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred equity.

        "Construction Consultant" means Inspection & Valuation International, Inc., or any other construction consultant designated under the Disbursement Agreement.

        "Construction Contract" means the Agreement for Guaranteed Maximum Price Construction Services for Le Rêve, dated as of June 4, 2002, between Wynn Las Vegas and the General Contractor, as amended, modified or otherwise supplemented from time to time in accordance with the covenant captioned "—Amendments to Certain Agreements."

        "Construction Contract Guarantee" means the Construction Contract Guarantee, dated as of the date of the indenture, by the Construction Contract Guarantor in favor of the trustee, as amended, modified or otherwise supplemented from time to time in accordance with the covenant captioned "—Amendments to Certain Agreements."

        "Construction Contract Guarantor" means Austi, Inc., a Nevada corporation.

        "Continuing Directors" means, as of any date of determination, with respect to any Person, any member of the Board of Directors of such Person who:

(1)
was a member of such Board of Directors on the date of the indenture;

(2)
was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election; or

(3)
or, in the case of a limited liability company, was nominated by the direct or indirect Board of Directors of its managing member or sole member.

        "Credit Agreement" means the Credit Agreement, dated as of the date of the indenture, by and among Wynn Las Vegas, the lenders party thereto, Deutsche Bank Securities Inc., as lead arranger and joint book running manager, Deutsche Bank Trust Company Americas, as administrative agent and swing line lender, Bank of America Securities LLC, as lead arranger, joint book running manager and syndication agent, Bear Stearns & Co. Inc., as arranger and joint book running manager, Bear Stearns Corporate Lending Inc., as joint documentation agent, and Deutsche Bank AG., New York Branch, as arranger and joint documentation agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case (1) as amended, supplemented, amended and restated or otherwise modified from time to time, or (2) as renewed, refunded, replaced or refinanced from time to time, whether with the same or different lenders or holders.

        "Deeds of Trust" means the deeds of trust entered into by the Issuers, the Guarantors and, if applicable, Wynn Resorts, from time to time in accordance with the provisions of the indenture.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Desert Inn Improvement Co." means Desert Inn Improvement Co., a Nevada corporation.

        "Desert Inn Water Company" means Desert Inn Water Company, LLC, a Nevada limited liability company.

        "Design/Build Contract" means the Design/Build Agreement, dated June 6, 2002, by and between Wynn Las Vegas and Bomel Construction Company, Inc., as amended, modified or otherwise supplemented from time to time in accordance with the covenant captioned "—Amendments to Certain Agreements."

        "Disbursement Agent" means Deutsche Bank Trust Company Americas, in its capacity as the disbursement agent under the Disbursement Agreement and its successors in such capacity.

        "Disbursement Agreement" means the Master Disbursement Agreement, dated the date of the indenture, among Wynn Las Vegas, the trustee, a representative of the lenders under the Credit Agreement, a representative of the lenders under the FF&E Facility and the Disbursement Agent in connection with the Project.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the

Capital Stock have the right to require Wynn Las Vegas, any of its Restricted Subsidiaries, or a Restricted Entity to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that Wynn Las Vegas, any of its Restricted Subsidiaries or a Restricted Entity may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Driving Range Lease" means the lease, dated as of the date of the indenture between Wynn Las Vegas and Wynn Golf Course, as amended, modified or otherwise supplemented from time to time in accordance with the covenant captioned "—Amendments to Certain Agreements."

        "Employee Parking Lot Lease" means the lease, dated as of the date of the indenture between Valvino Lamore and Wynn Las Vegas, as amended, modified or otherwise supplemented from time to time in accordance with the covenant captioned "—Amendments to Certain Agreements."

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Event of Loss" means, with respect to any property or asset (tangible or intangible, real or personal), whether in respect of a single event or a series of related events, any of the following:

(1)
any loss, destruction or damage of such property or asset;

(2)
any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset, including, without limitation, as a result of the Homeowners' Litigation; or

(3)
any settlement in lieu of clause (2) above.

        "Excluded Project Assets" means (1) any Equity Interests held by Wynn Resorts, other than Equity Interests in Valvino Lamore or any other Restricted Entity and (2) the Released Assets.

        "Existing Stockholders" means Stephen A. Wynn, Aruze, USA, Inc., Baron Asset Fund and the Kenneth R. Wynn Family Trust.

        "FF&E" means furniture, fixtures or equipment used in the ordinary course of the business of Wynn Las Vegas and its Restricted Subsidiaries.

        "FF&E Collateral" means all assets, now owned or hereafter acquired, of any Issuer, any Guarantor or any other Person, to the extent such assets are pledged or assigned or purport to be pledged or assigned, or are required to be pledged or assigned under the FF&E Facility or the related collateral documents to the lenders under the FF&E Facility, or a representative on their behalf, as security for the obligations under the FF&E Facility, together with the proceeds and products thereof, excluding the Aircraft Assets.

        "FF&E Financing" means the incurrence of Indebtedness, the proceeds of which are used solely to finance the acquisition by Wynn Las Vegas or any of its Restricted Subsidiaries of, or entry into a capital lease by Wynn Las Vegas or any of its Restricted Subsidiaries with respect to, FF&E.

        "FF&E Facility" means the Credit Agreement, dated as of the date of the indenture, among Wynn Las Vegas, the administrative agent thereunder and the lenders party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case (1) as supplemented, amended and restated or otherwise modified from time to time, or (2) as renewed, refunded, replaced or refinanced from time to time in accordance with the indenture.

        "Final Completion" has the meaning given that term in the Disbursement Agreement.

        "Final Completion Date" means the date on which Final Completion occurs.

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred equity, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)
acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

(2)
the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

(3)
the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)
the consolidated interest expense of such Person and its Restricted Subsidiaries for such period (excluding amortization of debt issuance costs), whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2)
the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)
any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)
the product of (a) all cash dividend payments or other cash distributions (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred equity of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person (or, in the case of a Person that is a partnership or a limited liability company, the combined federal, state and local income tax rate that was or would have been utilized to calculate the Tax Amount of such Person), expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

        "Gaming Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal government, any foreign government, any state, province or city or other political subdivision or otherwise, whether now or hereafter in existence, including the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board and any other applicable gaming regulatory authority or agency, in each case, with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by Wynn Las Vegas, any of its Restricted Subsidiaries or any Restricted Entity.

        "Gaming Facility" means any building or other structure used or expected to be used to enclose space in which a gaming operation is conducted and (1) is wholly or partially owned, directly or indirectly, by Wynn Las Vegas or any Restricted Subsidiary of Wynn Las Vegas or (2) any portion or aspect of which is managed or used (pursuant to the Management Agreement or otherwise), or expected to be managed or used (pursuant to the Management Agreement or otherwise), by Wynn Las Vegas or a Restricted Subsidiary of Wynn Las Vegas.

        "Gaming Law" means the gaming laws, rules, regulations or ordinances of any jurisdiction or jurisdictions to which Wynn Las Vegas, any of its Restricted Subsidiaries or any Restricted Entity is, or may be at any time after the date of the indenture, subject.

        "Gaming License" means any license, permit, franchise or other authorization from any Gaming Authority necessary on the date of the indenture or at any time thereafter to own, lease, operate or otherwise conduct the gaming business of Wynn Las Vegas or any of its Restricted Subsidiaries.

        "General Contractor" means Marnell Corrao Associates, Inc., a Nevada corporation.

        "Golf Course Construction Contract" means the agreement to be entered into following the date of the indenture between Wynn Golf Course and/or Wynn Las Vegas and a golf course contractor for the construction of the new golf course on the Project Site, as amended, modified or otherwise supplemented from time to time in accordance with the Disbursement Agreement.

        "Golf Course Homes" means the golf course homes located on the periphery of the Golf Course Land not acquired by Wynn Las Vegas, any of its Restricted Subsidiaries or any Restricted Entity as of the date of the indenture.

        "Golf Course Land" means that portion of the Project Site designated as the Golf Course Land in the Collateral Documents, together with all improvements thereon and all rights appurtenant thereto.

        "Golf Course Lease" means the Golf Course Lease, dated as of the date of the indenture, between Wynn Golf Course and Wynn Las Vegas, as amended, modified or otherwise supplemented from time to time in accordance with the covenant captioned "—Amendments to Certain Agreements."

        "Government Securities" means securities that are:

(1)
direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)
obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America;

which, in either case, are not callable or redeemable at the option of the issuer thereof, and will include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other Obligations.

        "Guarantee and Collateral Agreements" means:

(1)
the Guarantee and Collateral Agreement, dated as of the date of the indenture, among the Restricted Entities, Valvino Lamore and the trustee,

(2)
any other guarantee and collateral agreement entered into by any Restricted Entity, Valvino Lamore or Wynn Resorts from time to time in accordance with the provisions of the indenture.

        "Guarantor" means each of:

(1)
the Restricted Entities,

(2)
the Restricted Subsidiaries, if any, of Wynn Las Vegas, and

(3)
any other Person that executes a Guarantee (including pursuant to a Guarantee and Collateral Agreement but excluding the Parent Guarantor) in accordance with the provisions of the indenture,

and, except to the extent the applicable Guarantee is released in accordance with the caption "—Release of Security Interests," their respective successors and assigns (other than the Issuers); provided that a Person shall cease to be a Guarantor following the release of its Guarantee as described above under that caption.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

(1)
interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(2)
other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

        "Homeowners' Litigation" means the litigation captioned Stephanie Swain, Trustee v. Valvino Lamore, LLC, et al., Desert Inn Country Club Estates Homeowners Association, et al., v. Harvey D. Kagasoff, et al., Valvino Lamore, LLC v. Harvey D. Kagasoff, et al. and Stephanie Swain v. Laurie Nady, et al., or any present or future action, claim, litigation, suit, case or other proceeding arising out of or relating to such cases or other proceeding involving Wynn Resorts, Valvino Lamore or any Subsidiary or Affiliate thereof in connection with the ownership and development of residential lots around the Golf Course Land by Wynn Resorts, Valvino Lamore or any Subsidiary or Affiliate thereof.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, but without duplication:

(1)
in respect of borrowed money;

(2)
evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)
in respect of banker's acceptances;

(4)
representing Capital Lease Obligations;

(5)
representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6)
representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed or guaranteed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

        The amount of any Indebtedness outstanding as of any date will be:

(1)
the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)
the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness;

(3)
in the case of a Guarantee of Indebtedness, the maximum amount of the Indebtedness guaranteed under such Guarantee; and

(4)
in the case of Indebtedness of others secured by a Lien on any asset of the specified Person, the lesser of:

(a)
the face amount of such Indebtedness (plus, in the case of any letter of credit or similar instrument, the amount of any reimbursement obligations in respect thereof), and

(b)
the fair market value of the asset(s) subject to such Lien.

        "Independent Director" means, in the case of any Person, a member of the Board of Directors of such Person who:

(1)
does not have (and whom the Board of Directors of such Person has affirmatively determined does not have) any material relationship (including, without limitation, any commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship) with such Person, either directly or indirectly or as a partner, equityholder or officer of an organization that has a relationship with such Person, and

(2)
is not the Principal or a Related Party,

provided that no member of the Board of Directors of any Person who is, or who has a Related Party who:

(1)
is a former employee of such Person will be eligible for consideration as an "Independent Director" until the fifth anniversary of the date on which that employment ended,

(2)
in the five years prior to the date of determination, has been affiliated with or employed by a present or former auditor of such Person or of any Affiliate of such Person will be eligible for consideration as an "Independent Director" until the fifth anniversary of the date on which the affiliation or the auditing relationship ended, or

(3)
in the five years prior to the date of determination, has been part of an interlocking directorate in which an executive officer of such Person serves on the compensation committee of another Person that employs such board member will be eligible for consideration as an "Independent Director."

        "Intellectual Property Security Agreements" means:

(1)
the Intellectual Property Security Agreement, dated as of the date of the indenture, among the Issuers, the Restricted Entities and the trustee, and

(2)
any other intellectual property security agreement entered into by any Restricted Subsidiary of Wynn Las Vegas, any Restricted Entity or Wynn Resorts from time to time in accordance with the provisions of the indenture.

        "Intercreditor Agreements" means:

(1)
the Intercreditor Agreement, dated as of the date of the indenture, among the Issuers, the trustee, and a representative of the lenders under the Credit Agreement, and

(2)
the Intercreditor Agreement, dated as of the date of the indenture, among the Issuers, the trustee, a representative of the lenders under the Credit Agreement and a representative of the lenders under the FF&E Facility.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Wynn Las Vegas, any Restricted Entity or any of the respective Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of such selling Person such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Wynn Las Vegas, such Restricted Entity or any of the respective Restricted Subsidiaries, as the case may be, then Wynn Las Vegas, such Restricted Entity or such Restricted Subsidiary shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of such selling Person's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." The acquisition by Wynn Las Vegas, a Restricted Entity or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by Wynn Las Vegas, that Restricted Subsidiary, as the case may be, in such third Person in an amount equal to the fair market value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "IPO" means a bona fide underwritten initial public offering of Wynn Resorts' common stock (other than Disqualified Stock) concurrently with the closing of this offering pursuant to a registration statement that has been declared effective by the Commission.

        "Issuers" means Wynn Las Vegas and Wynn Capital.

        "Key Operational Agreements" means:

(1)
the Art Rental and Licensing Agreement,

(2)
the Management Agreement,

(3)
the Project Lease and Easement Agreements,

(4)
the Water Rights Agreement,

(5)
the Water Show Entertainment Production Agreement, and

(6)
the Wynn Employment Agreement,

in each case as amended, modified or otherwise supplemented from time to time in accordance with the covenant captioned "—Amendments to Certain Agreements."

        "Key Project Documents" means:

(1)
the Art Rental and Licensing Agreement,

(2)
the Construction Contract,

(3)
the Construction Contract Guarantee,

(4)
the Design/Build Contract,

(5)
upon execution and delivery thereof, the Golf Course Construction Contract,

(6)
the Management Agreement,

(7)
the Payment and Performance Bond,

(8)
the Project Lease and Easement Agreements,

(9)
the Water Rights Agreement,

(10)
the Water Show Entertainment Production Agreement, and

(11)
all other material agreements, instruments or documents entered into by Wynn Resorts, either Issuer, any Restricted Subsidiary of Wynn Las Vegas or any Restricted Entity that are necessary for the construction, ownership and operation of the Project, in each case as amended, modified or otherwise supplemented from time to time in accordance with the Disbursement Agreement (or, if the covenant captioned "—Amendments to Certain Agreements" is applicable thereto, as amended, modified or otherwise supplemented in accordance with that covenant).

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Macau Project" means the gaming and/or hotel project in Macau contemplated by the Concession Contract for the Operation of Games of Chance or Other Games in Casinos in the Macau Special Administrative Region, dated June 24, 2002, between the Macau Special Administrative Region and Wynn Resorts (Macau), S.A.

        "Management Agreement" means the Management Services Agreement dated as of the date of the indenture, among the Issuers, on the one hand, and Wynn Resorts and the Restricted Entities, as in effect on the date of the indenture or as amended, modified or supplemented from time to time in accordance with the covenant captioned "Amendments to Certain Agreements."

        "Management Fees" means any fees payable pursuant to the Management Agreement, as in effect on the date hereof, to Wynn Resorts, any Restricted Entity or any Affiliate (other than Wynn Las Vegas or any of its Restricted Subsidiaries) of any of those Persons.

        "Minimum Facilities" means, with respect to the Project:

(1)
a casino which has in operation at least 1,900 slot machines and 114 table games,

(2)
a resort which has approximately 74,000 square feet of retail space, approximately 190,000 square feet of convention, meeting and reception facilities, a spa and salon complex occupying approximately 36,000 square feet, at least 17 dining outlets, seating for approximately 2,000 persons at a show-room for an entertainment production, and approximately 3,700 parking spaces for employees and guests, including approximately 1,700 parking spaces for guests,

(3)
a hotel with at least 2,500 guest rooms and suites, and

(4)
an 18-hole championship golf course on the Golf Course Land occupying approximately 130 acres of the Project property.

        "Moody's" means Moody's Investors Service, Inc., or any successor to its statistical rating business; providedthat any reference to a particular rating by Moody's shall be deemed to be a reference to the corresponding rating by any such successor.

        "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred equity dividends, excluding, however:

(1)
any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)
any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

        "Net Loss Proceeds" means the aggregate cash proceeds received by either Issuer, any Restricted Subsidiary of Wynn Las Vegas or any Restricted Entity in respect of any Event of Loss, including, without limitation, insurance proceeds from condemnation awards or damages awarded by any judgment, net of:

(1)
the direct costs in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof),

(2)
amounts required to be applied to the repayment of Indebtedness secured by a Permitted Lien on the asset or assets that were the subject of such Event of Loss, and

(3)
any taxes or Tax Distributions paid or payable as a result of the receipt of such cash proceeds.

        "Net New Equity Proceeds" means the aggregate net cash proceeds received by Wynn Las Vegas as a contribution to its common equity capital excluding:

(1)
any capital contribution made on the Closing Date to Wynn Las Vegas in respect of the Completion Guarantee Capital Contribution or the Liquidity Reserve Capital Contribution;

(2)
the Steve Wynn Capital Contribution;

(3)
any capital contribution from a Qualified Equity Offering to the extent those proceeds are used to redeem the notes in compliance with the provisions described under the caption "—Optional Redemption."

        "Net Proceeds" means the aggregate cash proceeds received by either Issuer, any Restricted Subsidiary of Wynn Las Vegas or any Restricted Entity in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(1)
the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale and taxes or Tax Distributions paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements,

(2)
amounts, if any, required to be, and in fact, applied to the prepayment of Indebtedness permitted under the indenture (other than Indebtedness that is subordinated in right of payment to the notes or the Guarantees of the notes) secured by a Permitted Lien on the asset or assets that were the subject of such Asset Sale that ranks prior to the security interest of the trustee in those assets, after giving effect to any provisions in the Collateral Documents and the Intercreditor Agreements as to the relative ranking of security interests, and

(3)
any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

        "Non-Project Assets" means the Released Assets and:

(1)
assets that, individually or in the aggregate, are not necessary to the development, construction and operation of the Project in accordance with the Plans and Specifications, and

(2)
assets, the absence of which, individually or in the aggregate, would not result in the Completion Date occurring after the Outside Completion Deadline.

        "Non-Recourse Debt" means Indebtedness:

(1)
as to which neither Issuer, no Restricted Subsidiary of Wynn Las Vegas and no Restricted Entity (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)
no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of either Issuer, any Restricted Subsidiary of Wynn Las Vegas or any Restricted Entity to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3)
as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of either Issuer, any Restricted Subsidiary of Wynn Las Vegas or any Restricted Entity.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness (including, without limitation, interest accruing at the then applicable rate provided in such documentation after the maturity of such Indebtedness and interest accruing at the then applicable rate provided in such documentation after the filing of a petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any debtor under such documentation, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

        "Operating" means, with respect to the Project, that the Project shall be open to the general public and that each of the conditions to opening the Project set forth in the Disbursement Agreement has been satisfied.

        "Outside Completion Deadline" means August 31, 2005, as that date may be extended from time to time pursuant to the Disbursement Agreement.

        "Parent Guarantee" means a Guarantee by Wynn Resorts, in the event that it is required to provide a Guarantee by the provisions of the covenant under the caption "—Restrictions on Incurrence of Indebtedness and Guarantees by Wynn Resorts."

        "Parent Guarantor" means Wynn Resorts, in the event that it is required to provide a Guarantee by the provisions of the covenant under the caption "—Restrictions on Incurrence of Indebtedness and Guarantees by Wynn Resorts."

        "Parent Security Agreement" means a security agreement entered into by Wynn Resorts, in the event that it is required to provide a security interest by the provisions of the covenant under the caption "—Restrictions on Incurrence of Indebtedness and Guarantees by Wynn Resorts."

        "Pass Through Entity" means any of (1) a grantor trust for federal or state income tax purposes or (2) an entity treated as a partnership or a disregarded entity for federal or state income tax purposes.

        "Permitted Business" means:

(1)
the gaming business;

(2)
all businesses whether or not licensed by a Gaming Authority which are necessary for, incident to, useful to, arising out of, supportive of or connected to the development, ownership or operation of a Gaming Facility;

(3)
any development or operation of lodging, retail and restaurant facilities, sports or entertainment facilities, food and beverage distribution operations, transportation services (including operation of the corporate aircraft), sales, leasing and repair of automobiles, parking services, or other activities related to the foregoing; and

(4)
any business (including any related and legally permissible internet business) that is a reasonable extension, development or expansion of any of the foregoing.

        "Permitted C-Corp. Conversion" means a transaction resulting in Wynn Las Vegas, any of its Restricted Subsidiaries or any Restricted Entity becoming a subchapter "C" corporation under the Code; provided that, in connection with such transaction:

(1)
the subchapter "C" corporation resulting from such transaction is a corporation organized and existing under the laws of any state of the United States or the District of Columbia and the Beneficial Owners of the Equity Interests of the subchapter "C" corporation shall be the same, and shall be in the same percentages, as the Beneficial Owners of Equity Interests of the applicable entity immediately prior to such transaction;

(2)
the subchapter "C" corporation resulting from such transaction assumes in writing all of the obligations, if any, of the applicable entity under (a) the indenture, the notes, the Guarantees by the Guarantors and the Collateral Documents and (b) all other documents and instruments to which such Person is a party (other than, in the case of clause (a) only, any documents and instruments that, individually or in the aggregate, are not material to the subchapter "C" corporation);

(3)
the subchapter "C" corporation resulting from such transaction complies with the covenant entitled "—Additional Collateral; Formation or Acquisition of Restricted Entities or Restricted Subsidiaries, Designation of Unrestricted Subsidiaries as Restricted Subsidiaries or Permitted C-Corp. Conversion";

(4)
the trustee is given not less than 45 days' advance written notice of such transaction and evidence satisfactory to the trustee (including, without limitation, title insurance and a satisfactory opinion of counsel) regarding the maintenance of the perfection and priority of liens granted, or intended to be granted, in favor of the trustee in the Collateral following such transaction;

(5)
such transaction would not cause or result in a Default or an Event of Default;

(6)
such transaction does not result in the loss or suspension or material impairment of any Gaming License unless a comparable Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment;

(7)
such transaction does not require any holder or Beneficial Owner of the notes to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction;

(8)
Wynn Las Vegas shall have delivered to the trustee an opinion of counsel of national repute in the United States reasonably acceptable to the trustee confirming that neither any Guarantor nor any Restricted Entity nor any of the holders will recognize income, gain or loss for U.S. federal or state income tax purposes as a result of such Permitted C-Corp. Conversion; and

(9)
the Issuers shall have delivered to the trustee a certificate of the chief financial officer of Wynn Las Vegas confirming that the conditions in clauses (1) through (8) have been satisfied.

        "Permitted Investments" means:

(1)
any Investment in Wynn Las Vegas or in a Wholly Owned Restricted Subsidiary of Wynn Las Vegas that is engaged in a Permitted Business and that is evidenced by Capital Stock or intercompany notes that are pledged to the trustee as Primary Note Collateral;

(2)
any Investment in Cash Equivalents;

(3)
any Investment by Wynn Las Vegas or any Restricted Subsidiary of Wynn Las Vegas in a Person that is engaged in a Permitted Business and that is evidenced by Capital Stock or intercompany notes that are pledged to the trustee as Primary Note Collateral, if as a result of such Investment:

(a)
such Person becomes a Wholly Owned Restricted Subsidiary of Wynn Las Vegas; or

(b)
such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, Wynn Las Vegas or a Wholly Owned Restricted Subsidiary of Wynn Las Vegas;

(4)
any Investment made as a result of the receipt of non-cash consideration from an Asset Sale or an Event of Loss of the type contemplated by clause (3) of the definition of "Event of Loss" that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales" or "—Events of Loss";

(5)
any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Wynn Las Vegas;

(6)
any Investments received in compromise or settlement of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; and

(7)
Hedging Obligations.

        "Permitted Liens" means:

(1)
Liens on property of a Person existing at the time such Person is merged into or consolidated with Wynn Las Vegas, any of its Restricted Subsidiaries or any Restricted Entity; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with any Restricted Entity;

(2)
Liens in favor of Wynn Las Vegas, any of its Restricted Subsidiaries or any Restricted Entity (other than Liens granted by Wynn Las Vegas, any of its Restricted Subsidiaries or any Restricted Entity); provided that, if any such Liens are on any or all of the Collateral, such Liens are either:

(a)
collaterally assigned to the trustee, or

(b)
contractually subordinated to the security interests in favor of the trustee securing the obligations under the notes and the Guarantees to at least the same extent as those security interests in favor of the trustee are subordinated to the liens in favor of the representative of the lenders under the Credit Agreement pursuant to the applicable Intercreditor Agreement;

(3)
Liens on property existing at the time of acquisition thereof by Wynn Las Vegas, any of its Restricted Subsidiaries or any Restricted Entity (other than materials, supplies or FF&E acquired in connection with developing, constructing, expanding or equipping of the Project), provided that such Liens were in existence prior to the contemplation of such acquisition;

(4)
Liens existing on the date of the indenture and disclosed in the title commitment for the Deeds of Trust relating to the Project or in the applicable schedule(s) to the Credit Agreement, as in effect on the date of the indenture;

(5)
Liens to secure performance of statutory obligations of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like obligations arising in the ordinary course of business and with respect to amounts not yet delinquent for a period of more than 30 days or which are being contested in good faith by an appropriate process of law; provided that a reserve or other appropriate provision as shall be required by GAAP shall have been made therefor;

(6)
Prior to Final Completion, any Liens permitted under the Disbursement Agreement;

(7)
Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(8)
Liens on the Collateral created by the indenture and the Collateral Documents securing the Indebtedness and other Obligations under the indenture and the Collateral Documents;

(9)
Liens on the Collateral (other than the Exclusive Note Collateral) securing Indebtedness and other Obligations under the Credit Agreement that were permitted by the terms of the indenture to be incurred;

(10)
Liens on FF&E or other property or assets to secure Indebtedness permitted by clause (7) of the second paragraph of the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity"; provided that such Liens do not at any time encumber any assets or property other than the assets or property financed by such Indebtedness, and the proceeds (including insurance proceeds), products, rents, profits, accessions and replacements thereof or thereto;

(11)
Liens, pledges or deposits in the ordinary course of business to secure lease obligations or nondelinquent obligations under workers' compensation, unemployment insurance or similar legislation;

(12)
easements, rights-of-way, restrictions, zoning, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business or assets of Wynn Las Vegas, any of its Restricted Subsidiaries or any Restricted Entity incurred in the ordinary course of business;

(13)
Liens on Equity Interests in, and assets of, Unrestricted Subsidiaries of Wynn Las Vegas that secure Non-Recourse Debt of Unrestricted Subsidiaries;

(14)
Liens on assets or property of Wynn Las Vegas, any of its Restricted Subsidiaries or any Restricted Entity arising by reason of any judgment not constituting an Event of Default under the indenture; provided that:

(a)
such Liens are being contested in good faith by appropriate proceedings, and

(b)
such Liens are adequately bonded or adequate reserves have been established on the books of the applicable Restricted Entity in accordance with GAAP;

(15)
to the extent constituting Liens, ground leases in respect of the real property owned or leased by Wynn Las Vegas, any of its Restricted Subsidiaries or any Restricted Entity;

(16)
Uniform Commercial Code financing statements filed for precautionary purposes in connection with any true lease of property leased by Wynn Las Vegas, any of its Restricted Subsidiaries or any Restricted Entity; provided that any such financing statement does not cover any property other than the property subject to such lease and the proceeds thereof;

(17)
Liens securing Permitted Refinancing Indebtedness incurred in accordance with the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity"; provided that:

(a)
the Indebtedness being refinanced by such Permitted Refinancing Indebtedness was secured, and

(b)
such Liens do not at any time encumber any assets or property other than the assets or property secured by the Indebtedness being refinanced by such Permitted Refinancing Indebtedness, and the proceeds (including insurance proceeds), products, rents, profits, accessions and replacements thereof or thereto;

(18)
Liens securing Indebtedness incurred in accordance with clauses (10), (11) and (12) of the second paragraph of the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity";

(19)
Liens created or expressly contemplated by the Project Lease and Easement Agreements, in each case as in effect on the date of the indenture;

(20)
Liens securing Hedging Obligations permitted to be incurred in accordance with clause (5) of the second paragraph of the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity";

(21)
Liens not specified in clauses (1) through (20) above and not otherwise permitted by the covenant described under the caption "—Certain Covenants—Liens"; provided that the aggregate outstanding principal amount of the obligations secured by all such Liens in the aggregate does not exceed $1.0 million at any one time (collectively for all assets and property subject to such Liens); and

(22)
licenses of patents, trademarks and other intellectual property rights granted by Wynn Las Vegas, any of its Restricted Subsidiaries or any Restricted Entity in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of such Person, provided that, with respect to any Collateral, notwithstanding the definition of "Permitted Liens," a Lien shall not be a Permitted Lien on such Collateral except to the extent that any applicable Collateral Document expressly permits the applicable Person to create, incur, assume or suffer to exist such Lien on such Collateral.

        "Permitted Refinancing Indebtedness" means any Indebtedness of Wynn Las Vegas, any of its Restricted Subsidiaries or any Restricted Entity issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, amend and restate, restate, defease or refund other Indebtedness of any Restricted Entity (other than intercompany Indebtedness); provided that:

(1)
the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith); provided that if such Indebtedness is secured by a Lien described in clause (9) of the definition of "Permitted Liens," the principal amount, or accreted value will not exceed the then current fair market value of the asset so encumbered;

(2)
such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)
if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes or the Guarantees of the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4)
such Indebtedness is incurred by the Person that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "Permitted Securities" has the meaning given that term in the Disbursement Agreement.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Phase II Land" means the approximately 20 acre portion of the Project Site designated as the Phase II Land in the Collateral Documents, together with all improvements thereon and all rights appurtenant thereto.

        "Plans and Specifications" has the meaning given that term in the Disbursement Agreement.

        "Presumed Tax Liability" means, for any Person that is not a Pass Through Entity or a Consolidated Member for any period, an amount equal to the product of (a) the Taxable Income allocated or attributable to such Person (directly or through one or more tiers of Pass Through Entities) (net of taxable losses allocated to such Person with respect to Wynn Las Vegas, any of its Restricted Subsidiaries or any Restricted Entity that (i) are or were previously deductible by such Person and (ii) have not previously reduced Taxable Income), and (b) the Presumed Tax Rate.

        "Presumed Tax Rate" with respect to any Person for any period means the highest effective combined Federal, state and local income tax rate applicable during such period to a corporation organized under the laws of the State of Nevada, taxable at the highest marginal Federal income tax rate and the highest marginal Nevada and Las Vegas income tax rates (after giving effect to the Federal income tax deduction for such state and local income taxes, taking into account the effects of the alternative minimum tax, such effects being calculated on the assumption that such Person's only taxable income is the income allocated or attributable to such Person for such period (directly or through one or more tiers of Pass Through Entities) with respect to its equity interest in any of Wynn Las Vegas, its Restricted Subsidiaries or any Restricted Entity that is a Pass Through Entity.) In determining the Presumed Tax Rate, the character of the items of income and gain comprising Taxable Income (e.g. ordinary income or long term capital gain) shall be taken into account.

        "Primary Note Collateral" means all Collateral, other than the FF&E Collateral, together with the proceeds and products thereof (including, without limitation, the proceeds of Asset Sales).

        "Principal" means Stephen A. Wynn.

        "Project" means the Le Rêve Casino Resort, a large scale luxury hotel and destination casino resort, with related parking structure and golf course facilities to be developed on the Project Site, all as more particularly described in the applicable exhibit to the Disbursement Agreement.

        "Project Assets" means, with respect to the Project at any time, all of the assets then in use related to the Project including any real estate assets, any buildings or improvements thereon, and all equipment, furnishings and fixtures, but excluding any obsolete personal property determined by Wynn Las Vegas' Board of Directors to be no longer useful or necessary to the operations or support of the Project.

        "Project Budget" means the Project Budget attached as an exhibit to the Disbursement Agreement.

        "Project Lease and Easement Agreements" means:

(1)
the Golf Course Lease,

(2)
the Employee Parking Lot Lease, and

(3)
the Driving Range Lease,

in each case, as amended, modified or otherwise supplemented from time to time in accordance with the covenant captioned "Amendments to Certain Agreements."

        "Project Related Indebtedness" means Indebtedness for borrowed money incurred by Wynn Resorts, the proceeds of which are contributed, directly or indirectly, as common equity capital to Wynn Las Vegas and its Restricted Subsidiaries, provided that neither Issuer, no Restricted Subsidiary of Wynn Las Vegas or any Restricted Entity

(1)
provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) as to such Indebtedness,

(2)
is directly or indirectly liable as a guarantor or otherwise as to such Indebtedness, or

(3)
constitutes the lender of such Indebtedness.

        "Project Site" means the approximately 212 acre site upon which the Project will be located, together with all easements, licenses and other rights running for the benefit of any Restricted Entity and/or appurtenant thereto, and all as more particularly described in the exhibit captioned "Project Site" in the indenture.

        "PUC" means the Public Utilities Commission of Nevada.

        "Qualified Equity Offering" means a bona fide offering of common stock (other than Disqualified Stock) of Wynn Resorts which results in gross proceeds to Wynn Resorts of at least $50.0 million, to the extent that such gross receipts are contributed as a cash common equity contribution to Wynn Las Vegas.

        "Related Party" means:

(1)
any 80% (or more) owned Subsidiary, heir, estate, lineal descendent or immediate family member of the Principal; or

(2)
any trust, corporation, partnership or other entity, the beneficiaries, equity holders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of the Principal and/or such other Persons referred to in the immediately preceding clause (1).

        "Released Assets" means any item of Collateral for which conditions to its release are expressly set forth in the indenture or the Collateral Documents (it being understood that conditions included by reference to the Credit Agreement or other documents shall be considered expressly set forth for this purpose), and as to which such conditions have been met, including, subject to meeting the applicable conditions, the Golf Course Land, the Phase II Land, the funds securing the Completion Guarantee (initially, $50.0 million) and the funds deposited in the liquidity reserve account (initially, $30.0 million).

        "Required Prepayment Amounts" means Net Loss Proceeds required to be and actually applied to (or deposited in a cash collateral account in which the trustee shall have a perfected first priority security interest, subject to Permitted Liens, pending application towards) the repayment of Indebtedness (other than Indebtedness that is subordinated in right of payment to the notes or the Guarantees of the notes) permitted under the indenture that is secured by a Permitted Lien on the asset or assets that were the subject of such Event of Loss that ranks prior to the security interest of the trustee in those assets, after giving effect to any provisions in the Collateral Documents and the Intercreditor Agreements.

        "Restricted Entity" means any of Valvino Lamore, Desert Inn Water Company, LLC, Desert Inn Improvement Co., Wynn Design & Development, LLC, Wynn Group Nevada, LLC, Wynn Golf Course, Las Vegas Jet, LLC, World Travel, LLC and Palo, LLC, and any subsidiary of any of these entities, other than Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp. and their respective Subsidiaries.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means any Subsidiary of Wynn Las Vegas that is not an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's Rating Services, a division of the McGraw Hill Companies, Inc., or any successor to its statistical rating business; provided that any reference to a particular rating by S&P shall be deemed to be a reference to the corresponding rating by any such successor.

        "Significant Restricted Entity" means:

(1)
Wynn Golf Course,

(2)
either Water Company, or

(3)
any Restricted Entity if any of the following conditions are satisfied:

(a)
Wynn Las Vegas' and the Restricted Entities' investments in and advances to that Restricted Entity exceed 10% of the total assets of Wynn Las Vegas and the Restricted

    Entities, taken as a whole, consolidated as of the end of the most recently completed fiscal year of Wynn Las Vegas,

  (b)
  Wynn Las Vegas' and the Restricted Entities' proportionate share of the total assets (after intercompany eliminations) of that Restricted Entity exceeds 10% of the total assets of Wynn Las Vegas and the Restricted Entities, taken as a whole, consolidated as of the end of the most recently completed fiscal year of Wynn Las Vegas, or

  (c)
  Wynn Las Vegas' and the Restricted Entities' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of that Restricted Entity exceeds 10% of such income of Wynn Las Vegas and the Restricted Entities, taken as a whole, consolidated for the most recently completed fiscal year of Wynn Las Vegas.

        "Significant Restricted Entity" means any restricted Subsidiary if any of the following conditions are satisfied:

(1)
Wynn Las Vegas' and the Restricted Subsidiaries' investments in and advances to that Restricted Subsidiary exceed 10% of the total assets of Wynn Las Vegas and the Restricted Subsidiaries, taken as a whole, consolidated as of the end of the most recently completed fiscal year of Wynn Las Vegas.

(2)
Wynn Las Vegas' and the Restricted Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of that Restricted Subsidiary exceeds 10% of the total assets of Wynn Las Vegas and the Restricted Subsidiaries, taken as a whole, consolidated as of the end of the most recently completed fiscal year of Wynn Las Vegas, or

(3)
Wynn Las Vegas' and the Restricted Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of that Restricted Subsidiary exceeds 10% of such income of Wynn Las Vegas and the Restricted Subsidiaries, taken as a whole, consolidated for the most recently completed fiscal year of Wynn Las Vegas.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Stockholders Agreement" means that certain Stockholders Agreement, dated as of April 11, 2002, by and among Stephen A. Wynn, Baron Asset fund and Aruze USA, Inc.

        "Subsidiary" means, with respect to any specified Person:

(1)
any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)
any partnership (a) the sole general partner or the managing general partner of which is that Person or a Subsidiary of that Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

        "Tax Amount" means, with respect to any period, (i) in the a case of any direct or indirect member of a Restricted Entity that is a Pass Through Entity, the Presumed Tax Liability of such member, and (ii) with respect to any of Wynn Las Vegas, its Restricted Subsidiaries or Restricted Entities that are Consolidated Members, the aggregate federal income tax liability such Persons would owe for such period if each was a corporation filing federal income tax returns on a stand alone basis at all times during its existence and, if any of the Consolidated Members files a consolidated or combined state income tax return such that it is not paying its own state income taxes, then Tax Amount shall also include the aggregate state income tax liability such Consolidated Members would have paid for such period if each was a corporation filing state income tax returns on a stand alone basis at all times during its existence.

        "Tax Distribution" means a distribution in respect of taxes pursuant to clause (5) of the second paragraph of the covenant described above under the caption "Certain Covenants—Restricted Payments."

        "Taxable Income" means, with respect to any Person for any period, the taxable income or loss of such Person for such period for federal income tax purposes as a result of such Persons equity ownership of one or more Restricted Entities that are Pass Through Entities for such period; provided, however, that all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss.

        "Unrestricted Subsidiary" means any Subsidiary of Wynn Las Vegas, other than Wynn Capital that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of Wynn Las Vegas (and any Subsidiary of each such Unrestricted Subsidiary), but only to the extent that such Subsidiary:

(1)
has no Indebtedness other than Non-Recourse Debt;

(2)
is not party to any agreement, contract, arrangement or understanding with either Issuer, any Restricted Subsidiary of Wynn Las Vegas, or any Restricted Entity or any Guarantor unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to such Person or Guarantor than those that might be obtained at the time from Persons who are not Affiliates of such Person or are Permitted Investments or transactions permitted as Restricted Payments under the covenant described above under the caption "Certain Covenants—Restricted Payments, or as Affiliate Transactions under the covenant described above under the caption "Certain Covenants—Transactions with Affiliates";

(3)
is a Person with respect to which none of the Issuers, the Restricted Subsidiaries of Wynn Las Vegas, the Restricted Entities or the Guarantors has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

(4)
has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of either Issuer, any Restricted Subsidiary of Wynn Las Vegas, or any Restricted Entity or any Guarantor; and

(5)
has at least one director on its Board of Directors that is not a director or executive officer of either Issuer, any Restricted Subsidiary of Wynn Las Vegas or any Restricted Entity or Guarantor and has at least one executive officer that is not a director or executive officer of either Issuer, any Restricted Subsidiary of Wynn Las Vegas or any Restricted Entity or Guarantor.

        Any designation of a Subsidiary of Wynn Las Vegas as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the resolution of Wynn Las Vegas' Board of Directors giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "Certain Covenants—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Wynn Las Vegas as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Equity," Wynn Las Vegas shall be in default of such covenant. The Board of Directors of Wynn Las Vegas may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Wynn Las Vegas of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period and (2) no Default or Event of Default would be in existence following such designation.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Water Company Capital Contribution" means the contribution by Valvino Lamore to Wynn Golf Course of 100% of the Capital Stock of Desert Inn Water Company as a common equity contribution in consideration for the issuance to Valvino Lamore of additional common Capital Stock of Wynn Golf Course, pursuant to and in accordance with any and all necessary approvals by or consents from the Nevada Public Utilities Commission.

        "Water Companies" means:

(1)
Desert Inn Water Company, and

(2)
Desert Inn Improvement Co.

        "Water Rights Agreement" means the Water Rights Agreement, dated as of the date of the indenture, among the Issuers and the Restricted Entities, as amended, modified or otherwise supplemented from time to time in accordance with the covenant captioned "—Amendments to Certain Agreements."

        "Water Show Entertainment Production Agreement" means the Agreement, dated January 25, 2001, between Wynn Golf Course and Calitri Services and Licensing Limited Liability Company, as amended, modified or otherwise supplemented from time to time in accordance with the covenant captioned "—Amendments to Certain Agreements."

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)
the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)
the then outstanding principal amount of such Indebtedness.

        "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

        "Wholly Owned Subsidiary" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

        "Wynn Capital" means Wynn Las Vegas Capital Corp., a Nevada corporation.

        "Wynn Employment Agreement" means the Employment Agreement, dated as of the date of the indenture, between Stephen A. Wynn and Wynn Resorts, as amended, modified or otherwise supplemented from time to time in accordance with the covenant captioned "—Amendments to Certain Agreements."

        "Wynn Golf Course" means Wynn Resorts Holdings, LLC, a Nevada limited liability company (formerly known as Wynn Resorts, LLC).

        "Wynn Las Vegas" means Wynn Las Vegas, LLC, a Nevada limited liability company.

        "Wynn Resorts" means Wynn Resorts, Limited, a Nevada corporation.

        "Wynn Resorts Agreement" means the Letter Agreement, dated as of the date of the indenture, among Wynn Resorts, the trustee and a representative of the lenders under the Credit Agreement.

DESCRIPTION OF OTHER INDEBTEDNESS

        The following discussion summarizes the material terms of certain material agreements to which certain of our subsidiaries will be parties. However, this summary is qualified in its entirety by reference to the relevant agreements described herein.

Credit Facilities

        Wynn Las Vegas will enter into credit facilities with a syndicate of lenders and Deutsche Bank Trust Company Americas, as sole administrative agent, Bank of America, N.A., as sole syndication agent, and Bear Stearns Corporate Lending, Inc., as documentation agent, as follows:

  •
  a $750 million senior secured revolving facility under which we can borrow for a period of six years beginning on the closing date. The revolving credit facility will mature six years after the closing date. We may use up to $25 million of the revolving credit facility for letters of credit, and after Le Rêve opens, we may use up to $10 million of the revolving credit for swing line loans; and

  •
  a $250 million delay draw senior secured term loan facility under which we can borrow for a period of two years beginning on the closing date. The delay draw term loan facility will mature seven years after the closing date, and will require quarterly principal payments, scheduled to begin after Le Rêve opens.

        When borrowings outstanding under our revolving facility equal or exceed $200 million, the lenders' agent will have the right to convert $100 to $400 million of the amounts outstanding under our revolving loan to term loans, on the same terms and conditions as those made under our delay draw term loan facility. The commitments of the lenders to make revolving loans to us will be permanently reduced by the amount of any revolving loans that are converted to term loans, and the outstanding loans under our delay draw term loan facility will be correspondingly increased.

        We will use the proceeds of the credit facilities to finance development and construction of Le Rêve and to meet our pre-opening expenses and debt service obligations. After Le Rêve opens, the restricted entities may use any remaining revolving credit availability for operating expenses and other general corporate purposes.

  Interest and Fees

        Subject to certain exceptions, amounts borrowed under the credit facilities will bear interest, as follows:

  •
  before Le Rêve opens, borrowings will bear interest, at Wynn Las Vegas' election, at the prime rate plus a margin still to be determined or the reserve adjusted Eurodollar Rate plus 4.00% per annum; and

  •
  after Le Rêve opens, the interest rate will be the prime rate or reserve adjusted Eurodollar Rate, as Wynn Las Vegas elects, plus, in either case, a margin based on our leverage ratio.

        Wynn Las Vegas will be required to obtain interest rate protection through interest rate swaps, caps or other similar arrangements against increases in the interest rates with respect to not less than $125 million of term loan availability, and up to $200 million of revolving credit loans that are converted to term loans.

        Until Le Rêve opens, Wynn Las Vegas will pay, quarterly in arrears, 2.00% per annum on unborrowed availability under our revolving credit facility. The amount Wynn Las Vegas will pay will be calculated on the daily average of the unborrowed availability under the revolving credit facility.

        After Le Rêve opens, the annual fee Wynn Las Vegas will be required to pay for unborrowed amounts, if any, under our revolving credit facility will be determined by a grid based on our leverage ratio. For unborrowed amounts under our delay draw term loan facility, Wynn Las Vegas will pay, quarterly in arrears, 2.50% per annum from the closing date until December 31, 2002, 3.00% per annum from January 1, 2003 to June 30, 2003 and after June 30, 2003, 4.00% per annum, in each case, calculated based on the daily average of the unborrowed amounts under our delay draw term loan facility.

  Guarantees

        A special purpose subsidiary of Wynn Las Vegas, formed with the intention of being bankruptcy-remote, will be providing a $50 million completion guarantee in favor of the lenders under the credit facilities and the holders of the second mortgage notes to secure completion in full of the construction and opening of Le Rêve, including all furniture, fixtures and equipment, the parking structure, the golf course and the availability of initial working capital. Wynn Resorts will contribute $50 million of the net proceeds of this offering to that subsidiary to support that subsidiary's obligations under the completion guarantee. These funds will be deposited into a collateral account to be held in cash or short-term highly-rated securities, and pledged to the senior lenders under the credit facilities and the holders of the second mortgage notes as security for the completion guarantee. Pursuant to the disbursement agreement, these funds will become available to us on a gradual basis to apply to the costs of the project only after fifty percent of the Le Rêve construction work has been completed. Upon the occurrence of an event of default under our credit facilities or the indenture governing the second mortgage notes, the lenders under our credit facilities or, if no amounts are outstanding under our credit facilities, the holders of the second mortgage notes, will be permitted to exercise remedies against such sums and apply such sums and apply such sums against the obligations under their respective documents. Upon the completion and opening of Le Rêve, any amounts remaining in this account will be released to Wynn Resorts.

        Under the credit facilities, subsidiaries and certain affiliates of Wynn Las Vegas will be considered restricted entities and will guarantee the obligations of Wynn Las Vegas under the credit facilities. In the event that Wynn Resorts provides guarantees of other specified indebtedness prior to meeting a prescribed leverage ratio and debt rating test, then Wynn Resorts will also be required to guarantee the credit facilities and the second mortgage notes, subject to certain limited exceptions. The obligations of each guarantor under its guarantee will be limited as necessary to reduce the risk that the guarantee would be treated as a fraudulent conveyance under applicable law. Each guarantee of the obligations under the credit facilities will be a senior secured obligation of each guarantor, secured by a security interest in certain of the guarantors' existing and future assets, and will rank pari passu in right of payment with any existing and future senior indebtedness of the guarantors. In addition, each guarantee will rank senior in right of payment to all of the existing and future subordinated indebtedness of each guarantor.

  Security

        Subject to certain exceptions, compliance with all applicable laws, including gaming laws and regulations, and obtaining any necessary regulatory approvals, our obligations under the credit facilities will be secured by first priority security interests (subject to permitted liens) in the following:

  •
  a first priority security interest in a liquidity reserve account to be funded prior to closing of the credit facilities with cash or short-term, highly rated securities in an amount equal to $30 million, to secure the completion of the construction and opening of Le Rêve. Amounts on deposit in the liquidity reserve account will be applied to the costs of the design, construction and operation of Le Rêve in accordance with the disbursement agreement. Upon the occurrence of an event of default under our credit facilities or the indenture governing the second mortgage notes, the lenders under our credit facilities or, if no amounts are outstanding under our credit facilities, the second mortgage note holders, will be permitted to exercise remedies against such sums and apply such sums against the obligations under their respective documents. After Wynn Las Vegas and its restricted subsidiaries have met earnings before interest, taxes, depreciation and amortization targets for a period of four consecutive fiscal quarters after Le Rêve opens, any remaining amounts in the liquidity reserve account will be released to us;

  •
  a first priority pledge of all equity interests in the restricted entities to the extent permitted by applicable law;

  •
  first mortgages on all real property constituting Le Rêve, including initially the 20-acre parcel located next to Le Rêve and the golf course parcel, as well as substantially all appurtenant rights owned by our affiliates necessary for the development, construction and operation of Le Rêve. Subject to release of the 20-acre parcel, the golf course parcel and certain other assets upon meeting certain maximum leverage tests, minimum earnings before interest, taxes, depreciation and amortization requirements and minimum credit ratings after opening, in each case as may be applicable;

  •
  a first priority security interest in substantially all of the other existing and future assets of Wynn Las Vegas and the restricted entities other than the collateral securing the FF&E facility, subject to certain exceptions, and further subject to release of certain assets upon meeting certain maximum leverage tests, minimum earnings before interest, taxes, depreciation and amortization requirements and minimum credit ratings after opening, in each case as may be applicable; and

  •
  a second priority security interest on the furniture, fixtures and equipment securing the FF&E facility, excluding the aircraft. See "—FF&E Facility."

        If Wynn Resorts pledges assets to secure guarantees of other specified indebtedness prior to meeting prescribed leverage ratio and debt rating tests, then the credit facilities may be secured by liens of equal priority on the same Wynn Resorts assets. The security interests in these assets may be released if certain tests are met.

        Wynn Las Vegas' obligations under the credit facilities will not be secured by any interest in the secured account holding the proceeds of the second mortgage notes.

  Prepayments

        Wynn Las Vegas will be required to make mandatory prepayments of indebtedness under the credit facilities from specified percentages, ranging from a specified percentage (not to exceed 50%) of capital contributions resulting from parent company equity issuances (except to pre-initial public offering members of Valvino) to 100% for asset sale and condemnation proceeds, of the net cash proceeds of equity offerings, debt offerings (other than those constituting permitted debt) and, subject to a reinvestment period, asset sale and insurance or condemnation proceeds received by the restricted entities, in each case with specified exceptions. Wynn Las Vegas will also be required to make mandatory payments of indebtedness under the credit facilities from a percentage of our excess cash flow, initially 75%, and decreasing based on our leverage ratio to 50%, and then to be eliminated. Wynn Las Vegas will have the option to prepay all or any portion of the indebtedness under the credit facilities at any time without premium or penalty.

  Covenants

        The restricted entities will be required to comply with negative and affirmative covenants, including, without limitation, limitations on:

  •
  indebtedness;

  •
  guarantees;

  •
  restricted payments;

  •
  mergers and acquisitions;

  •
  negative pledges;

  •
  liens;

  •
  dividends and distributions;

  •
  transactions with affiliates;

  •
  leases;

  •
  scope changes and modifications to material contracts;

  •
  sales of assets; and

  •
  capital expenditures.

        Additionally, the restricted entities will be required to comply with certain financial ratios and other financial covenants such as:

  •
  minimum fixed charge coverage;

  •
  minimum earnings before interest, taxes, depreciation and amortization;

  •
  total debt to earnings before interest, taxes, depreciation and amortization; and

  •
  minimum net worth.

  Conditions to Availability of Funds

        The conditions to all borrowings before final completion of Le Rêve will consist of those set forth under the disbursement agreement. See "Disbursement Agreement." Borrowings of revolving loans after final completion of Le Rêve will be subject to prior written notice of borrowing, the accuracy of representations and warranties, the absence of any default or event of default and certain other customary conditions to borrowing.

  Events of Default

        The credit facilities will contain customary events of default, including the failure to make payments when due, defaults under other material agreements or instruments of indebtedness of specific amounts, loss of material licenses or permits (including gaming licenses), failure or inability to complete Le Rêve by the outside completion date (subject to force majeure extension), loss of material contracts, noncompliance with covenants, material breaches of representations and warranties, bankruptcy, judgments in excess of specified amounts, ERISA, impairment of security interests in collateral, change of control and, prior to final completion of Le Rêve, specified events under the disbursement agreement, subject in some cases to applicable notice provisions and grace periods. See "Disbursement Agreement." Events of default will apply to the restricted entities and, in some cases, to Valvino and Wynn Resorts.

FF&E Facility

        Wynn Las Vegas has entered into an engagement letter with Bank of America, N.A., Banc of America Leasing & Capital LLC and Deutsche Bank Securities Inc. for the provision of a proposed $178.5 million FF&E facility as part of the financing of Le Rêve. The FF&E facility is currently being syndicated. Obtaining the FF&E facility will be a condition to the consummation of this offering. However, the availability of these funds is subject to, among other things, negotiation and execution of definitive agreements. For more information, see "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Certain Relationships and Related Party Transactions—Aircraft Arrangements."

INTERCREDITOR AGREEMENTS

Project Lenders Intercreditor Agreement

        The project lenders intercreditor agreement will be entered into between the agent under our credit facilities and the trustee on behalf of the second mortgage note holders so as to implement the status of the second priority lien of the second mortgage notes with respect to all our assets and the assets pledged by the guarantors of the credit facilities and the second mortgage notes, other than the collateral securing the FF&E facility with respect to which the second mortgage note holders will have a third priority lien, except that the aircraft-related collateral will not secure the second mortgage notes or the indebtedness under the credit facilities. The following summary of the material provisions of the project lenders intercreditor agreement is not meant to be complete and you should review the project lenders intercreditor agreement for a complete statement of its terms and conditions, including the definitions of terms used below.

  "Permanent" Standstill With Respect to Second Mortgage Notes

        The project lenders intercreditor agreement provides that, at any time that there is any outstanding indebtedness under the credit facilities:

  •
  if either a payment default occurs with respect to the credit facilities or the lenders under the credit facilities accelerate the indebtedness after the occurrence of a default (payment or otherwise) with respect to the credit facilities, then the agent under our credit facilities shall have the right to notify the trustee of such default and any payments thereafter received by the second mortgage note holders (continuing until such time, if any, as all such defaults have been cured) shall be turned over to the agent under our credit facilities for application against the indebtedness under the credit facilities; and

  •
  the trustee (and the second mortgage note holders) shall not be permitted to exercise any remedies with respect to the collateral following a default under the second mortgage notes except with the prior consent of the agent under our credit facilities. In particular, the trustee will not have the right to commence foreclosure proceedings against any portion of the collateral, or take other actions with respect to the collateral, without the consent of the agent under our credit facilities.

Notwithstanding the foregoing, the trustee shall have the right upon a default under the indenture governing the second mortgage notes:

  •
  to enforce remedies with respect to the collateral if the default occurs when there is no outstanding indebtedness under the credit facilities;

  •
  to take actions to preserve or protect its liens (or its right to excess proceeds derived from a sale in foreclosure of a senior lien), so long as the actions are not adverse to the perfection, priority or enforcement of the liens in favor of the lenders under the credit facilities;

  •
  to purchase or pay off the outstanding indebtedness under the credit facilities (any such payment to include payment of all amounts owed and outstanding under the credit facilities (including LIBOR breakage charges), provided that the second mortgage note holders shall not be required in such circumstances to pay any prepayment premiums or like charges payable under the terms of the credit facilities);

  •
  to accelerate the indebtedness under the second mortgage notes; and

  •
  to commence an involuntary bankruptcy proceeding with respect to Wynn Las Vegas, Wynn Capital and/or any of the guarantors of the second mortgage notes.

  Enforcement of Security Documents

        The project lenders intercreditor agreement provides that, at any time that there is any outstanding indebtedness under the credit facilities, the agent under our credit facilities shall have the right to manage, perform and enforce the terms of the security documents evidencing the liens in favor of the lenders under the credit facilities. Such enforcement actions may include:

  •
  enforcement of the FF&E intercreditor agreement on behalf of the lenders under the credit facilities and the second mortgage note holders;

  •
  exercise of rights of setoff; and

  •
  delivery of notices, claims and demands relating to the collateral, including delivery of notices to depositary institutions holding pledged accounts instructing the depositary institutions to suspend any further disbursements from such accounts.

The trustee and the second mortgage note holders waive any right to affect the method or challenge the appropriateness of any such action taken by the agent under our credit facilities. Notwithstanding the foregoing, the agent under our credit facilities agrees that:

  •
  until such time as either a payment default occurs with respect to the indebtedness under the credit facilities or the agent under our credit facilities has accelerated such indebtedness, no instructions to depositary institutions holding pledged accounts shall suspend disbursements of cash from such accounts for payment of expenses reasonably necessary or appropriate for the conduct of the business of Wynn Las Vegas or Wynn Capital, or for payment of debt service on permitted secured debt (including the second mortgage notes and the FF&E facility), and

  •
  at any time when the outstanding indebtedness under the credit facilities is less than $100,000,000 and unless otherwise agreed by the trustee, no sale in foreclosure of the liens in favor of the lenders under the credit facilities shall be completed on account of a particular default under the credit facilities until at least 180 days after the trustee has received written notice from the agent under our credit facilities of the occurrence of such default; provided that the agent under our credit facilities at all times shall have the right to foreclose liens granted by any of the guarantors with respect to the indebtedness under the credit facilities to the extent that such liens encumber equity interests in Wynn Las Vegas, Wynn Capital or any of their affiliates, or other assets that are not related in a material respect to the operation of the business at the project.

  Further Authority of the Agent under our Credit Facilities to Effect Waivers and Amendments

        Under the project lenders intercreditor agreement, the second mortgage note holders have agreed that from and after the first funding under the credit facilities, the lenders thereunder shall have the right to waive defaults and effect amendments under the disbursement agreement and the security documents. Any such waivers or amendments, once approved by the lenders under our credit facilities shall become automatically effective with respect to the second mortgage notes. Notwithstanding the foregoing, except with respect to the phase II land and the golf course parcel and related collateral, any such waiver or amendment approved by the lenders under the credit facilities shall not be permitted to effect a release of liens on the collateral or modify any provisions of the indenture governing the second mortgage notes without the consent of the trustee. The agent under our credit facilities further shall have the authority to effect certain amendments regarding the scope of the project without the consent of the trustee or the FF&E lenders. See "Disbursement Agreement."

  Intercreditor Arrangements in Bankruptcy

        The project lenders intercreditor agreement further provides that in any bankruptcy proceeding including Wynn Las Vegas, Wynn Capital or any of the guarantors as debtor, the trustee and the second mortgage note holders shall not:

  •
  take any action challenging the liens of the lenders under the credit facilities (and the lenders correspondingly shall agree not to take any action challenging the liens in favor of the second mortgage note holders);

  •
  oppose or otherwise contest any motion of the agent under our credit facilities for relief from the automatic stay or any injunction against foreclosure or enforcement of any liens of the lenders under the credit facilities;

  •
  oppose or otherwise contest any exercise by the agent under our credit facilities of the right to credit bid any portion of the indebtedness under the credit facilities at any sale in foreclosure of any of the liens of the lenders;

  •
  oppose or otherwise contest any use of cash collateral by Wynn Las Vegas or Wynn Capital that has been approved by the agent under our credit facilities, so long as such use of cash collateral calls for:

            (1)  payment of expenses reasonably necessary or appropriate for the conduct of the business of Wynn Las Vegas or Wynn Capital, or for the preservation of the collateral;

            (2)  payment of debt secured by liens upon the collateral that are senior to the liens securing the second mortgage notes; or

            (3)  payment of administrative expenses arising in connection with the bankruptcy proceeding;

  •
  vote to accept any plan of reorganization (or other dispositive restructuring plan) unless the lenders holding two-thirds of the outstanding amount of loans under the credit facilities have voted to accept such plan.

Notwithstanding the foregoing, the trustee and the second mortgage note holders:

  •
  shall not be in any respect restricted in voting any unsecured claims based upon the indebtedness owed on the second mortgage notes; and

  •
  shall not be in any respect restricted from contesting any valuation of the collateral asserted for purposes of valuing the secured claims of the lenders under the credit facilities and/or the second mortgage note holders, except that the trustee and the second mortgage note holders shall not have the right to assert the lack of adequate protection of their liens or the collateral securing the second mortgage notes as a basis for approving a motion or other relief sought in a bankruptcy proceeding and approved by the lenders under the credit facilities.

  Certain Waivers by Second Mortgage Noteholders

        Under the project lenders intercreditor agreement, the second mortgage note holders waive each of the following:

  •
  any right of marshaling accorded to a junior lienholder, as against a senior lienholder, under equitable principles.

  •
  any right to challenge the validity, perfection, priority or enforceability of any liens of the lenders under the credit facilities, to the maximum extent permitted by law, based upon any of the following:

            (1)  the disbursement of any funds under the credit facilities, regardless of whether any conditions to such advances have not been satisfied, provided that the maximum amount of senior lien debt permitted by the indenture governing the second mortgage notes has not been exceeded. See "Description of the Second Mortgage Notes";

            (2)  a change in the manner, place or terms of any payment under the credit facilities, or an extension of the date on which any such payment is due;

            (3)  an increase or reduction in the available credit under the credit facilities or the interest, fees or other amounts payable in respect thereof or in respect of any debt outstanding thereunder, provided that the maximum amount of senior lien debt permitted by the indenture governing the second mortgage notes has not been exceeded. See "Description of the Second Mortgage Notes";

            (4)  failure to take any action which may be necessary or appropriate in order to enforce or perfect any such lien; or

            (5)  any exercise of rights or remedies by the agent under our credit facilities under any security documents with respect to the credit facilities.

  •
  any claim against the agent or the lenders under our credit facilities arising out of any action or failure to act or any error of judgment or negligence on the part of the agent under our credit facilities other than gross negligence or willful misconduct, to the maximum extent permitted by law.

  Information Regarding Company

        The project lenders intercreditor agreement provides that the lenders under the credit facilities and the second mortgage note holders each shall be responsible for keeping themselves informed of the financial condition of Wynn Las Vegas, Wynn Capital and all other circumstances bearing upon the risk of nonpayment of the credit facilities or the second mortgage notes, and neither the agent under our credit facilities nor the trustee shall have any responsibility to advise the other (or the members of the other's lending group) of such information or circumstances.

  Intercreditor Arrangements Also Applicable to Refinancing

        If the indebtedness under the credit facilities is refinanced in accordance with the terms thereof, the intercreditor arrangements described above shall apply to the replacement debt as well, and the trustee shall execute such documentation as reasonably may be requested to effect such arrangements.

FF&E Intercreditor Agreement

        Pursuant to the FF&E intercreditor agreement, the bank agent on behalf of the lenders under the credit facilities, the trustee on behalf of the second mortgage note holders, and the FF&E agent on behalf of the FF&E lenders agree to various concepts concerning the relative rights and obligations of such lenders. The following summary of the material provisions of the FF&E intercreditor agreement is not meant to be complete and you should review the FF&E intercreditor agreement for a complete statement of its terms and conditions, including the definitions of terms used below. The FF&E intercreditor agreement focuses in particular on the exercise of remedies in respect of the furniture, fixtures, equipment and aircraft financed under the FF&E facility, referred to as the FF&E collateral, and includes the following material provisions:

Lien Priorities.

        Under the FF&E intercreditor agreement, the FF&E agent, the bank agent and the trustee acknowledge and agree to the following lien priorities with respect to the collateral from and after the initial disbursement of loans under the FF&E facility other than the disbursement in respect of the refinancing of the aircraft:

  •
  the FF&E lenders will have a senior, first priority security interest in the FF&E collateral, including the aircraft collateral;

  •
  the lenders under the credit facilities will have a second priority security interest in the FF&E collateral excluding the aircraft collateral;

  •
  the second mortgage note holders will have a third priority security interest in the FF&E collateral excluding the aircraft collateral;

  •
  the lenders under the credit facilities and the second mortgage note holders shall have a first and second priority liens, respectively, upon all other assets pledged by us and the restricted entities;

  •
  the FF&E lenders shall not have a lien upon any of our assets or the assets of the restricted entities other than the FF&E collateral.

        In addition, each party has agreed not to challenge the other's liens.

Standstill Period.

        Should an event of default occur under the FF&E facility (i.e., after expiration of any applicable cure period afforded to us), then subject to certain limitations, the delivery of notice to such effect to the agent under our credit facilities and to the trustee shall commence a standstill period of 30 days, referred to as the "standstill period". The bank agent, or the trustee, if there is no outstanding bank debt at the time of the event of default, shall have the right to extend the standstill period for 30 days, if the event of default occurs before completion of Le Rêve, or 15 days, if the event of default occurs before completion of Le Rêve, so long as all interest, fees, indemnities and expenses of the FF&E lenders have been paid current.

        Subject to certain limitations, exceptions and exclusions, the FF&E intercreditor agreement provides that, unless otherwise agreed by the bank agent, or, if there is no indebtedness outstanding under the credit facilities, by the trustee, the FF&E lenders will not accelerate the FF&E facility, exercise any other remedies or terminate their lending commitment until after the expiration of the standstill period, as so extended. Notwithstanding the foregoing, the FF&E lenders shall be permitted to exercise remedies against Wynn Las

Vegas, Wynn Capital and the FF&E collateral if a bankruptcy proceeding has been initiated by or against against Wynn Las Vegas, Wynn Capital or the guarantors.

        If during the standstill period, as extended, all defaults under the FF&E facility are cured or waived to the satisfaction of the FF&E lenders and all defaults under the credit facilities are cured or waived to the satisfaction of the bank agent and the bank agent notifies the FF&E lenders that it has elected to reinstate the credit facilities and recommence funding under the credit facilities in accordance with the terms of the credit facilities, then the FF&E lenders also must reinstate the FF&E facility and recommence funding under the FF&E facility in accordance with the terms of the FF&E facility. The foregoing standstill provisions shall apply only to the first event of default that occurs during the period prior to completion of the project and the first event of default that occurs during the period after completion of the project.

  Payoff Of Debt Allocable To FF&E Collateral, And Release Of FF&E lenders Lien On FF&E Collateral.

        Under the FF&E intercreditor agreement, the bank agent and the trustee have the right to obtain the release of the lien of the FF&E lenders upon the FF&E collateral, other than the aircraft collateral, by paying off all indebtedness under the FF&E facility other than the portion of such indebtedness allocable to the aircraft collateral. Any such payment must include payment of all such amounts in full, including LIBOR breakage charges (if applicable), provided that such payment shall not include any prepayment premiums or like charges payable under the terms of the FF&E facility.

Provisions Relating To Junior Liens On The FF&E Collateral.

        The FF&E intercreditor agreement includes the following provisions which apply to the liens of the lenders under the credit facilities and the second mortgage note holders on the FF&E collateral:

        Until and unless the indebtedness under the FF&E facility (other than the portion thereof allocable to the aircraft collateral) is paid in full as described under the subheading Payoff Of Debt Allocable To FF&E Collateral, And Release Of FF&E lenders Lien On FF&E Collateral above, the bank agent and the trustee shall not be permitted to exercise any remedies with respect to the FF&E collateral following a default under the credit facilities or indenture governing the second mortgage notes without the prior consent of the FF&E lenders. In particular, neither the bank agent nor the trustee will have the right to commence foreclosure proceedings against all or any portion of the FF&E collateral, or take other actions with respect to the FF&E collateral, without the written consent of the FF&E lenders.

        Notwithstanding the foregoing, under the FF&E intercreditor agreement each of the bank agent and the trustee, subject to terms of the project lenders intercreditor agreement, have the right, subject to certain limitations, upon a default under the credit facilities or the indenture governing the second mortgage notes, as the case may be:

  •
  to enforce remedies with respect to the FF&E collateral if the default occurs when there is no outstanding indebtedness under the FF&E facility;

  •
  to take actions to preserve or protect its liens or its right to excess proceeds derived from a sale in foreclosure of a senior lien, excluding any claim for adequate protection, so long as the actions are not adverse to the perfection, priority or enforcement of the liens in favor of the FF&E lenders, the value of the FF&E collateral or the rights of the FF&E lenders in the FF&E collateral;

  •
  to purchase or pay off the outstanding FF&E indebtedness as provided under the subheading Payoff Of Debt Allocable To FF&E Collateral, And Release Of FF&E lenders Lien On FF&E Collateral above;

  •
  to accelerate the indebtedness under the credit facilities or second mortgage notes, as the case may be; and

  •
  to commence an involuntary bankruptcy proceeding with respect to Wynn Las Vegas, Wynn Capital and/or any of the guarantors of the credit facilities or second mortgage notes, as the case may be.

        In any bankruptcy proceeding of Wynn Las Vegas, Wynn Capital or any of the guarantors, as debtor, the FF&E intercreditor agreement prohibits the bank agent and the trustee, in their capacities as junior lienholders on the FF&E collateral, from:

  •
  taking any action challenging the liens of the FF&E lenders (and the FF&E lenders correspondingly shall agree not to take any action challenging the liens in favor of the lenders under the credit facilities and the second mortgage note holders);

  •
  opposing or otherwise contesting any motion of the FF&E lenders for relief from the automatic stay or any injunction against foreclosure or enforcement of any liens of the FF&E lenders; or

  •
  opposing or otherwise contesting any exercise by the FF&E lenders of the right to credit bid any portion of the FF&E facility debt at any sale in foreclosure of any of the liens of the FF&E lenders.

        Notwithstanding the foregoing, the bank agent and the trustee shall not be in any respect restricted in voting any unsecured claims or claims secured by their collateral (other than their junior liens on the FF&E collateral) based upon the indebtedness owed on the credit facilities or the second mortgage notes, as applicable.

        Under the FF&E intercreditor agreement, each of the bank agent and the trustee waive each of the following with respect to their junior liens on the FF&E collateral:

  •
  any right of marshaling accorded to a junior lienholder, as against a senior lienholder, under equitable principles;

  •
  any right to challenge the validity, perfection, priority or enforceability of any liens of the FF&E lenders for any reason whatsoever, including any of the following, to the maximum extent permitted by law:

  •
  the disbursement of any funds under the FF&E facility, regardless of whether any conditions to such advances have not been satisfied so long as the maximum amounts of senior lien debt permitted by the credit facilities and the indenture governing the second mortgage notes have not been exceeded;

  •
  a change in the manner, place or terms of any payment under the FF&E facility, or an extension of the date on which any such payment is due;

  •
  an increase or reduction in the available credit under the FF&E facility or the interest, fees or other amounts payable in respect thereof or in respect of any debt outstanding thereunder so long as the maximum amounts of senior lien debt permitted by the credit facilities and the indenture governing the second mortgage notes have not been exceeded;

  •
  failure to take any action which may be necessary or appropriate in order to enforce or perfect any such lien; or

    •
    any exercise of rights or remedies by the FF&E lenders under any FF&E security documents.

  •
  To the maximum extent permitted by law, the bank agent and the trustee shall waive any claim against the FF&E lenders arising out of any action or failure to act or any error of judgment or negligence on the part of the FF&E lenders other than gross negligence or willful misconduct.

        Notwithstanding anything to the contrary set forth above, the FF&E intercreditor agreement provides that these limitations apply to the bank agent, the lenders under the credit facilities, the trustee and the second mortgage note holders solely in their respective capacities as holders of liens secured by the FF&E collateral. Nothing in the FF&E intercreditor agreement prevents or precludes the bank agent, the lenders under the credit facilities, the trustee or the second mortgage note holders from taking any action or asserting rights or claims which such parties may be entitled to take or assert in any other capacity, including as holders of unsecured claims against us or as lenders secured by collateral other than the FF&E collateral.

Cooperation with Foreclosure Purchaser.

        The FF&E intercreditor agreement requires the bank agent and the trustee to cooperate with any person or entity that acquires the FF&E collateral in a foreclosure or other sale proceeding to remove the FF&E collateral from the project. After any such foreclosure proceeding and the expiration of certain specified time periods, pending such removal by such purchaser, the bank agent and the trustee may remove such FF&E collateral and insure and store the same at their cost for the purchaser. Such purchaser shall be required to pay the costs of such storage and insurance from and after the expiration of a specified time period. The FF&E intercreditor agreement provides that such actions are not intended to prevent the lenders under our credit facilities or the second mortgage note holders from foreclosing on their collateral, other than the FF&E collateral.

Insurance Proceeds.

        Prior to completion of Le Rêve, the FF&E intercreditor agreement requires all casualty insurance proceeds to be used to repair the damaged property to the extent provided in the disbursement agreement. Subsequent to completion of the project, our right to use casualty insurance proceeds to rebuild shall be subject to the terms of the credit facilities and the indenture governing the second mortgage notes.

        If we are not permitted to use the proceeds for rebuilding (whether before or after completion), then the FF&E intercreditor agreement provides that the proceeds shall be allocated between the FF&E collateral and the other collateral securing the credit facilities and the second mortgage notes as follows:

  •
  if the insurance award allocates all or a portion of the proceeds thereof among the specific assets damaged (or the assets damaged consist exclusively of FF&E collateral or of collateral that does not include FF&E collateral), such proceeds shall be paid to the lender with a prior security interest in such assets; and

  •
  with respect to any other proceeds, such proceeds shall be allocated among the assets damaged in proportion to the magnitude of the losses for the respective damaged assets (with such losses measured by the diminution in value resulting from the casualty event).

        Any amounts so allocated shall be applied to reduce the indebtedness secured by such collateral, in order of priority.

Right to Remove FF&E Collateral.

        After the occurrence and during the continuance of an event of default under the FF&E facility, pursuant to the FF&E intercreditor agreement, the FF&E lenders have the following rights, subject to the limitations on exercise of remedies applicable during a standstill period:

  •
  to enter the project's real property, inspect and/or remove the FF&E collateral and all records relating thereto;

  •
  to take such other steps as are reasonably necessary or appropriate for a foreclosure sale of the FF&E collateral or the exercise of any other remedy with respect to the FF&E collateral or to protect the FF&E collateral; and

  •
  the limited right to store the FF&E collateral on site under certain circumstances and subject to certain exceptions.

Information Regarding Company.

        Under the FF&E intercreditor agreement, the FF&E lenders, the lenders under the credit facilities and the second mortgage note holders each are responsible for keeping themselves informed of our financial condition and all other circumstances bearing upon the risk of nonpayment of the respective debts owed to each of them. None of the bank agent, the FF&E agent or the trustee shall have any responsibility to advise any of the others (or the members of the others' lending groups) of such information or circumstances.

Intercreditor Arrangements Also Applicable To Refinancing.

        The FF&E intercreditor agreement provides that if the indebtedness under the FF&E facility is refinanced in accordance with the indenture governing the second mortgage notes and with the consent of the bank agent, the intercreditor arrangements described above shall apply to the replacement debt as well, and the bank agent and the trustee shall execute such documentation as reasonably may be requested to effect such arrangements.

DISBURSEMENT AGREEMENT

        Wynn Las Vegas and Wynn Capital will enter into a disbursement agreement with Deutsche Bank Trust Company Americas, as the bank agent, [                          ], as the trustee, [                          ], as the FF&E agent, and Deutsche Bank Trust Company Americas, as the disbursement agent. The following summary of the material provisions of the disbursement agreement is not meant to be complete and you should review the disbursement agreement for a complete statement of its terms and conditions, including the definitions of terms used below.

  General

        The disbursement agreement will set forth our material obligations to construct and complete Le Rêve and will establish a line item budget and a schedule for construction of Le Rêve. The disbursement agreement also will establish the conditions to, and the relative sequencing of, the making of disbursements from the proceeds of the credit facilities, the FF&E facility and the second mortgage notes, and will establish the obligations of the bank agent and the FF&E agent to make disbursements under the credit facilities and the FF&E facility and the obligation of the trustee to release funds from the second mortgage notes proceeds account upon satisfaction of such conditions. The disbursement agreement further will set forth the mechanics for approving change orders and amendments to the project budget and the schedule for the construction period. Finally, the disbursement agreement will include certain representations, warranties, covenants and events of default that are common to the credit facilities, the FF&E facility and second mortgage notes.

        Under the disbursement agreement, we will only be permitted to use the proceeds of the credit facilities, the FF&E facility and the second mortgage notes to pay for project costs in the budget.

        We expect to commence construction of Le Rêve in September 2002, and we have incurred, and prior to the initial disbursement of debt proceeds will continue to incur, significant costs in connection with Le Rêve. Prior to borrowing any amounts under the credit facilities or the FF&E facility or receiving any disbursements from the secured account holding the proceeds of the second mortgage notes, we will be required to use a portion of the proceeds of Wynn Resorts' offering of common stock, and our other available funds, to commence construction of Le Rêve. Pursuant to the disbursement agreement, as a condition to borrowing under the credit facilities or the FF&E facility or receiving disbursements from the secured account, we will be required to submit evidence acceptable to the construction consultant that the construction of Le Rêve has been completed to that point in accordance with our plans and specifications, on budget and on schedule.

  Funding Order

        The disbursement agreement will set forth the sequencing order in which funds from the various sources will be made available to us. Under the disbursement agreement, we will pay for construction costs and financing costs (including interest during construction):

  •
  first, by using a substantial portion of the cash equity contribution made to Wynn Las Vegas by Wynn Resorts, until exhaustion thereof;

  •
  second, by using the proceeds from the issuance of the second mortgage notes, until exhaustion thereof; and

  •
  third, by using the proceeds of the credit facilities and the FF&E facility.

        With respect to the costs of acquiring and installing furniture, fixtures and equipment to be financed by the FF&E facility referred to as the FF&E collateral, we will be able to obtain borrowings under the FF&E facility to cover 75% of the cost of such FF&E collateral as and when necessary to pay for such items. Notwithstanding the foregoing, except for the amounts required to refinance the purchase of the airplane, the FF&E lenders shall not be required to advance funds for acquiring or installing FF&E collateral until after exhaustion of the equity proceeds and the proceeds from the issuance of the second mortgage notes. Except with regards to the airplane, to the extent that funding is required for FF&E collateral in advance of the exhaustion of the second mortgage notes proceeds, such funding will be achieved through draws on the equity proceeds and the second mortgage notes proceeds (and the bank agent and the trustee will receive a lien on the FF&E collateral so financed). Upon satisfaction of the conditions to the initial funding under the FF&E facility (and as a condition to the commencement of funding under the credit facilities), the FF&E facility will deposit into the company's funds account described below an amount equal to 75% of the amounts previously disbursed from the equity proceeds and the second mortgage notes proceeds to pay for such FF&E costs, and the bank agent and the trustee will subordinate their liens on the FF&E collateral to the lien of the FF&E lenders. The amounts so deposited into the company's funds account shall be drawn upon to pay (i) the budgeted costs and (ii) 25% of the cost to acquire and install FF&E collateral next subject to disbursement, until exhausted.

        Immediately prior to completion of the project, the agent under our FF&E facility shall obtain an appraisal of the fair market value of the FF&E collateral in its brand new condition (and without giving effect to depreciation caused by the fact that such FF&E may have been delivered and/or installed prior to such appraisal). If the aggregate amount of loans advanced under the FF&E facility is more than 75% of the fair market value of the FF&E collateral as determined by such appraisal, the lenders under our FF&E facility will be permitted to substitute any items of FF&E collateral for other eligible items of FF&E or, absent such other items, add items of FF&E to the FF&E collateral such that the aggregate amount of loans advanced under the FF&E facility shall equal 75% of the appraised value of the FF&E collateral.

  Accounts

        In order to implement the funding of disbursements, the disbursement agreement will call for the establishment of certain accounts, each of which will, subject to certain exceptions, be pledged to the lenders under the credit facilities and the holders of second mortgage notes, provided that the secured account holding the proceeds of the second mortgage notes will be pledged to the second mortgage note holders only.

        Such accounts will include the following:

  Company's Funds Account

        There shall be deposited into the company's funds account:

  •
  all cash equity contributions required to be made to Wynn Las Vegas from the equity offering of Wynn Resorts,

  •
  funds transferred from the operating account, the completion guarantee deposit account and the liquidity reserve account pursuant to the terms of the disbursement agreement,

  •
  all amounts received by Wynn Las Vegas or Wynn Capital prior to the final completion date in respect of liquidated or other damages under the project documents and the insurance policies, amounts paid to Wynn Las Vegas under the Austi construction guaranty and any payment and performance bond;

  •
  all loss proceeds received by Wynn Las Vegas, Wynn Capital, the disbursement agent or any other person as required under the disbursement agreement and all amounts received by the disbursement agent or any of the bank agent, the trustee or the agent under the FF&E facility and required to be deposited in the company's funds account pursuant to the project lenders intercreditor agreement or the FF&E intercreditor agreement; and

  •
  all other funds or amounts received by Wynn Las Vegas or Wynn Capital and not otherwise provided for in the disbursement agreement, in each case, prior to final completion of Le Rêve.

        Subject to certain exceptions, amounts on deposit in the company's funds account shall, from time to time:

  •
  be transferred by the disbursement agent to disbursement account for application to pay project costs in accordance with the disbursement agreement,

  •
  applied to prepayment of the obligations as set forth in the disbursement agreement, and

  •
  transferred to the operating account to pay due and payable operating costs.

        Investment income from permitted investments on amounts on deposit in the company's funds account shall be deposited at all times therein until applied as set forth in the disbursement agreement.

  Second Mortgage Notes Proceeds Account

        The net proceeds of the second mortgage notes will be deposited into the second mortgage notes proceeds account. Amounts on deposit in the second mortgage notes proceeds account shall be held in escrow and invested in permitted investments by the disbursement agent until transferred, from time to time, by the disbursement agent to the disbursement account for the payment of the costs set forth in the budget. Investment income from amounts on deposit in the second mortgage notes proceeds account shall be deposited therein until applied as set forth in the disbursement agreement.

  Disbursement Account

        There shall be deposited in the disbursement account all funds advanced from time to time by the lenders under the credit facilities, all funds advanced from time to time by the FF&E lenders, and all funds withdrawn by the disbursement agent from the company's funds account and the second mortgage notes proceeds account. Subject to certain exceptions, amounts on deposit in the disbursement account shall be applied to pay project costs and/or transferred by the disbursement agent to the cash management account or the interest payment account.

  Cash Management Account

        On the closing date, an agreed upon amount shall be deposited into the cash management account. Subject to certain exceptions, Wynn Las Vegas and Wynn Capital shall be permitted from time to time to draw checks on and otherwise withdraw amounts on deposit in the cash management account to pay costs set forth in the budget that are then due and payable. Wynn Las Vegas and Wynn Capital shall be permitted from time to time to request advances to replenish amounts drawn from, and/or to increase the amount on deposit in, the cash management account by satisfying the conditions precedent set forth in the disbursement agreement (unless such conditions precedent are waived) and by delivering certificates, invoices and other items demonstrating that all previous withdrawals from the account have been applied to pay costs in accordance with the project budget. The balance in the cash management account initially will not be allowed to exceed a specified amount, provided that this limit on amounts on deposit in the account may be increased from time to time to an amount mutually agreed upon by Wynn Capital, Wynn Las Vegas and the agent under our credit facilities.

  Interest Payment Account

        On each advance date until the completion date, funds shall be withdrawn from the disbursement account and deposited in the interest payment account to the extent necessary to pay interest and fees under the credit facilities, the second mortgage notes and the FF&E facility due and payable on or after the requested advance date and prior to the next advance date. Amounts on deposit in the interest payment account shall be applied by the disbursement agent to pay interest and fees under the credit facilities, the second mortgage notes and the FF&E facility, in each case, on the dates that such amounts become due and payable.

  Operating Account

        There shall be deposited in the operating account all revenues received by Wynn Las Vegas or Wynn Capital as a consequence of sales of goods or rendering of services in the ordinary course of business prior to the completion date. In addition, there shall be deposited in the operating account funds transferred from the company's funds account to pay operating costs prior the completion date. Subject to the disbursement agent's rights upon the occurrence of an event of default, Wynn Las Vegas and Wynn Capital shall be permitted from time to time to draw checks on and otherwise withdraw amounts on deposit in the operating account to pay due and payable operating costs. Until the opening date, if the amounts on deposit in the operating account exceed $100,000, such excess shall be withdrawn and deposited in the company's funds account. The foregoing limit on amounts on deposit in the operating account shall be increased upon opening to an amount mutually agreed upon by Wynn Capital, Wynn Las Vegas and the agent under our credit facilities.

  Completion Guarantee Deposit Account

        A special purpose subsidiary of Wynn Las Vegas, formed with the intention of being bankruptcy-remote, will be providing a $50 million completion guarantee in favor of the lenders under the credit facilities and the holders of the second mortgage notes to secure completion in full of the construction and opening of Le Rêve, including all furniture, fixtures and equipment, the parking structure, the golf course and the availability of initial working capital. Wynn Resorts will contribute $50 million of the net proceeds of this offering to that subsidiary to support that subsidiary's obligations under the completion guarantee. These funds will be deposited into a collateral account to be held in cash or short-term highly-rated securities, and pledged to the senior lenders under the credit facilities and the holders of the second mortgage notes as security for the completion guarantee. Pursuant to the disbursement agreement, these funds will become available to us on a gradual basis to apply to the costs of the project only after fifty percent of the Le Rêve construction work has been completed. Upon the occurrence of an event of default under our credit facilities or the indenture governing the second mortgage notes, the lenders under our credit facilities or, if no amounts are outstanding under our credit facilities, the holders of the second mortgage notes, will be permitted to exercise remedies against such sums and apply such sums and apply such sums against the obligations under their respective documents. Upon the completion and opening of Le Rêve, any amounts remaining in this account will be released to Wynn Resorts.

  Liquidity Reserve Account

        As security for Wynn Las Vegas' obligation to complete the project, Wynn Resorts will also deposit $30 million of the proceeds of its offering of common stock into the liquidity reserve account. Until the completion and opening of Le Rêve, amounts on deposit in the liquidity reserve account shall, from time to time, be transferred to the company's funds account for application to pay budgeted costs in accordance with the disbursement agreement. Following the completion and opening of Le Rêve, these funds will be available to meet our debt service needs in connection with the operation of Le Rêve. Upon the occurrence of an event of default under the credit facilities or the indenture governing the second mortgage notes, the lenders under our credit facilities or, if no amounts are outstanding under our credit facilities, the second mortgage note holders, will be permitted to exercise remedies against such sums and apply such sums against the obligations under their respective debt documents. At such time as Wynn Las Vegas has met prescribed cash flow tests for a period of four consecutive fiscal quarters after the opening of Le Rêve, we will use any remaining funds to reduce the outstanding amounts under our revolving credit facility, but without reducing the revolving credit facility commitment.

  Funding Conditions

        We will be required to satisfy conditions precedent before we are permitted to receive funds from the disbursement accounts. These conditions will include, among others:

  •
  our delivery of a disbursement request and certificate certifying as to, among other things:

  (1)
  the application of the funds to be disbursed,

  (2)
  the substantial conformity of construction undertaken to date with the plans and specifications, as amended from time to time in accordance with the disbursement agreement,

  (3)
  the continued expectation that the construction of Le Rêve will be completed by August 31, 2005, subject to the limited permitted extensions due to force majeure events,

  (4)
  the use of funds in accordance with the budgeted amounts, as adjusted from time to time in accordance with the disbursement agreement,

  (5)
  the sufficiency of remaining funds (net of the completion guaranty and liquidity reserve and required contingency amounts) to complete Le Rêve, and

  (6)
  compliance with line item budget allocations (as such allocations may be amended from time to time in accordance with the disbursement agreement), taking into account allocations for contingencies;

  •
  delivery by the construction consultant and the contractors and subcontractors of certificates corroborating various matters set forth in our disbursement request and certificate;

  •
  absence of a default or event of default under the credit facilities, the FF&E facility and the second mortgage notes documents;

  •
  all of the credit documentation and each other material agreement for the development and construction of the project being in full force and effect;

  •
  all representations and warranties being true and correct in all material respects;

  •
  our receipt of the governmental approvals then required;

  •
  our delivery to the disbursement agent of the acknowledgments of payment and lien releases required under the disbursement agreement;

  •
  procurement of all required title insurance policies, commitments and endorsements insuring that the project continues to be subject only to permitted liens; and

  •
  the absence of any event or circumstance (including an adverse gaming determination) that has caused or could reasonably be expected to cause a material adverse effect.

  •
  arrangements reasonably satisfactory to the lenders under the credit facilities and the FF&E facility must have been entered into and must be in full force and effect to ensure that a gaming license for the Le Rêve project will be obtainable in the event that one of our major stockholders is unable to qualify for such license;

  •
  we must have obtained, if available on commercially reasonable terms, taking into account the state of the insurance market at such time and the then current practices of comparable projects, terrorism insurance in size and substance satisfactory to the lenders under the credit facilities; and

  •
  the lenders under the credit facilities must be satisfied with the subcontracts awarded by our general contractor in respect of a specified percentage of the guaranteed maximum price under the construction contract, which percentage is to be mutually agreed upon by us and the lenders under the credit facilities.

From the initial funding of the second mortgage notes through exhaustion of the amounts on deposit in the second mortgage notes proceeds account, the trustee (acting under the indenture) shall be entitled to waive the conditions precedent to advances under the disbursement agreement with respect to advances from the second mortgage notes proceeds account and the company's funds account without bank agent's or the FF&E agent's consent. After exhaustion of the amounts on deposit in the second mortgage note proceeds account, the bank agent (acting under the credit facilities agreement) shall be entitled to waive the conditions precedent to advances under the disbursement agreement with respect to advances under the credit facilities and from the company's funds account without the trustee's or the FF&E agent's consent. The FF&E agent (acting under the FF&E facility agreement) shall at all times be entitled to waive the conditions precedent to advances under the disbursement agreement with respect to advances under the FF&E facility without the bank agent's or the trustee's consent.

  Changes to Construction Budget and Schedule

        The disbursement agreement will contain guidelines for the construction consultant and the disbursement agent to permit amendments to the budget and the plans and specifications. These conditions will generally be the same as conditions to disbursement that relate to the project and the budget.

        The guidelines will only permit increases to any line item category to the extent of the sum of:

  •
  savings in a different category;

  •
  allocation of previously "unallocated contingency," subject to a specified minimum balance required, from time to time, to be maintained in the "unallocated contingency" line item; and

  •
  use of additional Le Rêve revenues or additional company equity and other amounts, to the extent deposited in the appropriate disbursement agreement accounts.

        Notwithstanding the foregoing, increases to any line item category as a result of changes in the scope of the project shall be funded only by additional equity contributed to us by our stockholders.

        We may, from time to time, amend the project schedule to extend the completion date, but not beyond August 31, 2005, by delivering to the disbursement agent a certificate describing the amendment and complying with the conditions set forth above with respect to the changes in the project budget that will result from the extension of the completion date. We also have the ability to extend the completion date for a limited period beyond August 31, 2005 due to force majeure events.

  Covenants

        The disbursement agreement contains various affirmative covenants that we are obligated to comply with. Such covenants include the following:

  •
  to use the proceeds of the credit facilities, the FF&E facility and the second mortgage notes only to pay project costs in accordance with the budget and the disbursement agreement;

  •
  to repay all indebtedness in accordance with its terms;

  •
  to maintain our existence and engage only in the business permitted by the disbursement agreement;

  •
  to construct Le Rêve diligently and substantially in accordance with the plans and specifications (as the same may be amended from time to time in accordance with the disbursement agreement);

  •
  to construct, maintain and operate Le Rêve in accordance in all material respects with all applicable laws and procure, maintain and comply with all required governmental approvals in all material respects;

  •
  to permit the mortgage note trustee to inspect the project and to examine our books and records;

  •
  to provide the mortgage note trustee with annual audited and quarterly unaudited consolidated financial statements of Valvino and certain other parties, together with certain construction progress reports and other reports, certificates and notices with respect to project;

  •
  to cause to be deposited into the company's funds account all additional required equity as and when required;

  •
  to indemnify the mortgage note trustee against claims, expenses, obligations and liabilities incurred or asserted against it in connection with its participation in the transactions contemplated, subject to certain exceptions;

  •
  cause certain unincorporated materials to be stored and identified in accordance with specific requirements;

  •
  to cause each contractor to cause its subcontractors working under a subcontract with a value more than the lesser of 5% of the total construction price and $25.0 million in aggregate fees to provide a payment and performance bond to secure its obligations under its subcontract;

  •
  subject to certain exceptions, withhold from each contractor, and require each contractor to withhold from its subcontractors, a retainage equal to 10% of each payment made to that person;

  •
  to maintain and preserve the liens of the security documents and the priority thereof; and

  •
  to maintain and comply with the required insurance policies.

        The disbursement agreement will also require us to comply with negative covenants. These covenants will limit, among other things, the restricted entities' ability to:

  •
  waive or terminate any material right under the construction contract guaranty, other material project documents or any required governmental approval;

  •
  enter into new material project documents unless we provide certifications assuring that the documents comply with the procedures set forth in the disbursement agreement (for example, new contracts with contractors or suppliers will not be permitted unless the proposed work is consistent with the previously approved project, the overall budget and the completion schedule);

  •
  implement any material change to the plans and specifications or any change order under the construction contracts or other contracts, if the change or change order:

  (1)
  requires an amendment to the project budget, unless we comply with the procedures for amending the project budget;

  (2)
  will cause the plans and specifications to no longer comply with certain parameters;

  (3)
  could reasonably be expected to delay completion beyond the outside completion date;

  (4)
  is not permitted by a project document; or

  (5)
  could reasonably be expected to adversely affect our compliance with legal requirements and governmental approvals;

  •
  amend the project budget or the project schedule except in accordance with the procedures set forth in the disbursement agreement; or

  •
  release any hazardous substance in violation of any legal requirement or governmental approval if it could reasonably be expected to have a material adverse effect.

From and after the first funding under the credit facilities, the bank agent, without the consent of the trustee or the lenders under our FF&E facility, shall have the right to agree with Wynn

Las Vegas and Wynn Capital to reduce the scope of the project, so long as after giving effect to the amendment:

  •
  the scope will continue to satisfy certain minimum project standards set forth in the indenture and the FF&E facility agreement;

  •
  the project will remain capable of being completed at or before the outside completion deadline;

  •
  remaining funds (net of the completion guaranty and liquidity reserve and a required contingency amount) are sufficient to complete the project on or before the outside completion deadline; and

  •
  no other default or event of default exists under the disbursement agreement.

See "Risk Factors—Risks Related to the Offering and the Second Mortgage Notes—Because we have multiple lenders, holders of the second mortgage notes may be disadvantaged by actions taken by one or more of our other lenders" and "Intercreditor Agreements—Project Lenders Intercreditor Agreement."

  Exercise of Remedies on Default

        The disbursement agreement will provide that each of the following constitutes an "event of default" thereunder:

  •
  the occurrence of certain "events of default" under the credit facilities, the FF&E facility or the indenture;

  •
  the failure, from time to time, of remaining funds (net of the completion guarantee and liquidity reserve, and a required contingency amount) to be sufficient to complete the project on or before the outside completion deadline, if such failure has not been remedied within 30 days;

  •
  Wynn Las Vegas or Wynn Capital's failure, for 60 consecutive days, to submit an advance request for disbursement of funds which is approved;

  •
  the failure of any representation or warranty made by us in any operative agreement to have been correct when made or deemed made in any material respect;

  •
  default by Wynn Las Vegas or Wynn Capital in its compliance with any affirmative or negative covenant contained in the disbursement agreement, subject to certain cure periods not to exceed 30 days;

  •
  default by us or any other party thereto of any construction contract, subject to certain cure and substitution rights by Wynn Las Vegas and Wynn Capital;

  •
  default by us or any other party thereto of any project document (other than the construction contracts) the effect of which reasonably could be expected to have a material adverse effect, subject to certain cure and substitution rights by Wynn Las Vegas and Wynn Capital;

  •
  failure of any of the credit facilities agreement, the FF&E facility agreement, the indenture or the security documents to be in full force and effect or to provide the secured parties thereunder the security interest intended to be granted therein;

  •
  the Marnell Corrao construction contract, the Austi construction contract guaranty or certain other material project documents shall have terminated or otherwise become invalid or illegal;

  •
  any of the other project documents shall have terminated or otherwise become invalid or illegal, subject to certain cure and substitution rights by Wynn Las Vegas and Wynn Capital;

  •
  Wynn Las Vegas ceasing to own the Le Rêve site, the improvements thereon or certain easements, subject to certain permitted exceptions;

  •
  Wynn Resorts ceasing to own the golf course parcel, the improvements thereon or certain easements, subject to certain permitted exceptions;

  •
  Valvino ceasing to own the 20 acre parcel next to Le Rêve, the improvements thereon or certain easements, subject to certain permitted exceptions;

  •
  Desert Inn Water ceasing to own the water rights in connection with the Le Rêve site, the improvements thereon or certain easements;

  •
  Wynn Las Vegas or Wynn Capital abandoning the project or otherwise ceasing to pursue the operations of the project in accordance with standard industry practice or selling or disposing of its interest therein;

  •
  any gaming license necessary for the ownership, financing or operation of the project being modified, revoked or cancelled;

  •
  any other governmental approvals necessary for the ownership, construction, maintenance, financing or operation of the project being modified, revoked or cancelled and the effect of such modification, revocation or cancellation is reasonably likely to have a material adverse effect;

  •
  the construction consultant shall reasonably determine that the completion date is likely to occur no earlier than 75 days after the outside completion deadline; or

  •
  failure to achieve the completion date on or before the outside completion deadline.

        Upon the occurrence of an event of default under the disbursement agreement, our lenders will be permitted to exercise remedies, including one or more of the following:

  •
  termination of the obligation to make any further disbursements; and

  •
  exercising any and all rights and remedies available to them under any of the credit facilities' agreement, the FF&E facility agreement or the indenture.

        Pursuant to the project lenders intercreditor agreement and subject to certain limitations, from and after the first funding under the credit facilities, the lenders under the credit facilities will have the right (without obtaining the holders of the second mortgage notes' consent) to waive certain defaults under the disbursement agreement. Except for the 20-acre parcel and the golf course parcel, any such waiver or amendment approved by the lenders under the credit facilities shall not be permitted to effect any release of liens on the collateral without the consent of the trustee. See "Risk Factors—Risks Related to the Offering and the Second Mortgage Notes—Because we have multiple lenders, holders of the second mortgage notes may be disadvantaged by actions taken by one or more of our other lenders" and "Intercreditor Agreements—Project Lenders Intercreditor Agreement."

        The disbursement agreement will terminate on or about the date on which final completion occurs.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

        The following is a general discussion of certain United States federal income tax consequences of the purchase, ownership and disposition of the second mortgage notes by an investor who acquires beneficial ownership of a second mortgage note pursuant to this offer at the offering price. Those consequences will differ depending on whether the investor is a U.S. Holder or a Non-U.S. Holder.

        As used herein, a "U.S. Holder" is a beneficial owner of a second mortgage note who is for United States federal income tax purposes (1) an individual who is a citizen or resident of the United States; (2) a corporation created in or organized under the laws of the United States or any state or political subdivision thereof; (3) an estate the income of which is subject to United States federal income taxation regardless of its source; or (4) a trust if (A) the administration of the trust is subject to the primary supervision of a United States court and one or more United States persons have the authority to control all substantial decisions of the trust, or (B) the trust was in existence on August 20, 1996, was treated as a United States person under the Internal Revenue Code of 1986, as amended (the "Code"), in effect immediately prior to such date and has made a valid election to be treated as a United States person under the Code.

        As used herein, a "Non-U.S. Holder" is a beneficial owner of a second mortgage note that is not a U.S. Holder.

        If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of the second mortgage notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of second mortgage notes that is a partnership and partners in such partnership should consult their tax advisors about the United States federal income tax consequences of the purchase, ownership, and disposition of the second mortgage notes.

        This summary assumes that investors hold second mortgage notes as "capital assets" under the Code and does not discuss special situations, such as those of (1) holders who are broker-dealers, tax-exempt organizations, individual retirement accounts and other tax deferred accounts, financial institutions, partnerships or other passthrough entities, insurance companies, controlled foreign corporations, passive foreign investment companies, foreign personal holding companies, or corporations that accumulate their earnings to avoid United Sates federal income tax; (2) certain former citizens or former long-term residents of the United States, or (3) persons holding second mortgage notes as part of a hedging or conversion transaction, a straddle, a constructive sale or synthetic securities transactions or that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. Furthermore, the discussion below is based upon the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked, or modified, possibly with retroactive effect, so as to result in United States federal income tax consequences different from those discussed below. In addition, except as otherwise indicated, the following does not consider the effect of any applicable foreign, state, local or other tax laws, including those applicable to estate or gift tax.

        Prospective investors are advised to consult their own tax advisors with regard to the application of the tax considerations discussed below to their particular situations, as well as the application of any state, local, foreign or other tax laws, or subsequent revisions thereof.

United States Federal Income Taxation of U.S. Holders

  Payments of Interest on the Second Mortgage Notes

        Interest on the second mortgage notes will be taxable to a U.S. Holder as ordinary income from domestic sources at the time it is paid or accrued in accordance with the U.S. Holder's regular method of accounting for tax purposes.

  Effect of Optional Redemption on Original Issue Discount

        In the event of a change of control, the issuers will be required to offer to redeem all of the second mortgage notes, at 101% of principal amount plus accrued and unpaid interest. In addition, we have an option under specified circumstances related to the Issuer's gaming license described in "Description of the Second Mortgage Notes—Gaming Redemption" to redeem the second mortgage notes from certain holders at redemption prices specified elsewhere herein. Under Treasury Regulations, the possibility of the redemption of the second mortgage notes prior to maturity may be disregarded for purposes of determining the amount of interest or original issue discount income (or the timing of their recognition) if as of the date the second mortgage notes are issued, the likelihood of the payment is remote. We have determined, based on all of the facts and circumstances as of the date of issuance, that the likelihood of a change of control or a redemption related to Issuers' gaming license is remote and do not intend to treat such possibilities as affecting the yield to maturity of the second mortgage notes. Our determination that there is a remote likelihood of a change of control or a redemption related to Issuers' gaming license is binding on each U.S. Holder unless the holder explicitly discloses in a manner required by applicable Treasury Regulations that its determination is different from ours. Our determination is not, however, binding on the Internal Revenue Service, referred to as the IRS, and if the IRS were to successfully challenge this determination, a U.S. Holder might be required to accrue income on its notes in excess of stated interest.

        We may redeem up to 35% of the second mortgage notes prior to                , 2005 and may redeem the second mortgage notes, in whole or in part, at any time on or after             , 2006, at redemption prices specified elsewhere herein plus accrued and unpaid stated interest, if any. The Treasury Regulations contain rules for determining the "maturity date" and the stated redemption price at maturity of an instrument that may be redeemed prior to its stated maturity date at the option of the issuer. Under such Treasury Regulations, solely for the purposes of the accrual of original issue discount, it is assumed that an issuer will exercise any option to redeem a debt instrument only if such exercise would lower the yield to maturity of the debt instrument. Because the exercise of such options would not lower the yield to maturity of the second mortgage notes, we believe that we will not be presumed under these rules to redeem the second mortgage notes prior to their stated maturity.

        U.S. Holders may wish to consult their own tax advisors regarding the treatment of such contingencies.

  Sale, Redemption, Retirement or Other Taxable Disposition of the Second Mortgage Notes

        Upon the sale, exchange, redemption, retirement or other taxable disposition of a second mortgage note, the holder will generally recognize gain or loss in an amount equal to the difference between (1) the amount of cash and the fair market value of other property received in exchange therefor and (2) the holder's adjusted tax basis in such second mortgage note. Amounts attributable to accrued but unpaid interest on the second mortgage notes will be treated as ordinary interest income. A holder's adjusted tax basis in a second mortgage note is equal to the purchase price paid by such holder increased by the amount of any market discount previously included in income by such holder with respect to such second mortgage note and decreased by the amount of any amortizable bond premium applied to reduce interest on the second mortgage notes and by any payments received thereon.

        Except as discussed below with respect to market discount, gain or loss realized on the sale, exchange, retirement or other taxable disposition of a second mortgage note will be capital gain or loss and will be long-term capital gain or loss if, at the time of sale, exchange, retirement, or other taxable disposition, the second mortgage note has been held for more than 12 months. The maximum rate of tax on long-term capital gains with respect to second mortgage notes held by an individual is 20%. The deductibility of capital losses is subject to certain limitations.

  Market Discount

        A U.S. Holder receives a "market discount" if he/she purchases a second mortgage note for an amount below the issue price (i.e. the price at which a substantial amount of notes were sold to persons other than bond houses, brokers or similar persons, or organizations acting in the capacity of underwriter, placement agent, or wholesaler) on the date of purchase. Under the market discount rules, subject to a de minimis exception, a U.S. Holder is required to treat any partial principal payment on, or any gain on the sale, exchange, retirement or other taxable disposition of, a second mortgage note as ordinary income to the extent of the accrued market discount that has not previously been included in income. In addition, a U.S. Holder that disposes of a note with market discount in certain otherwise nontaxable transactions must include accrued market discount as ordinary income as if such holder had sold the note at its then fair market value. Further, the U.S. Holder may be required to defer, until the maturity of the second mortgage note or its earlier disposition in a taxable transaction, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such second mortgage notes.

        Any market discount is considered to accrue ratably during the period from the date of acquisition to the maturity date of the second mortgage note, unless the U.S. Holder elects to accrue such discount on a constant interest rate method. If this election is made, the holder's basis in the second mortgage note will be increased to reflect the amount of income recognized and the rules described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

  Amortizable Bond Premium

        A U.S. Holder that purchased a second mortgage note for an amount in excess of the stated redemption price at maturity is considered to have purchased such second mortgage note with "amortizable bond premium." A U.S. Holder generally may elect to amortize such premium over the remaining term of the second mortgage note on a constant yield method as applied with respect to each accrual period of the second mortgage note, and allocated ratably to each day within an accrual period. As described above, the notes are subject to call provisions at our option at various times. A U.S. Holder will calculate the amortizable bond premium based on the amount payable at the applicable call date, but only if the use of the call date (in lieu of the stated maturity date) results in a smaller amortizable bond premium for the period ending on the call date. The amount amortized in any year will be treated as a reduction of the U.S. Holder's interest income from the second mortgage note. Bond premium on a second mortgage note held by a U.S. Holder that does not make an election to amortize will decrease the gain or increase the loss otherwise recognized upon disposition of the Note.

The election to amortize premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

  Information Reporting and Backup Withholding

        Backup withholding and information reporting requirements may apply to certain payments of principal, premium, if any, and interest on a second mortgage note, and to the proceeds of the sale or redemption of the second mortgage note. We or our paying agent, as the case may be, are required to withhold from any payment that is subject to backup withholding tax if a U.S. Holder fails to furnish his taxpayer identification number, certify that such number is correct, certify that such holder is not subject to backup withholding or otherwise comply with the applicable backup withholding rules. Pursuant to recent tax legislation the rate of backup withholding tax was reduced to 30 percent on January 1, 2002 and will be reduced to 29 percent on January 1, 2004 and 28 percent on January 1, 2006. Unless extended by new legislation, however, the reduction in the rate of backup withholding tax will expire and the 31% backup withholding tax rate will be reinstated beginning January 1, 2011. Certain U.S. Holders, including all corporations, are not subject to backup withholding and information reporting.

United States Federal Income Taxation of Non-U.S. Holders

  Payment of Interest

        This discussion assumes, based upon the description of the DTC's book-entry procedures discussed in the section entitled "Description of the Second Mortgage Notes—Book-Entry, Delivery and Form" that upon issuance and throughout the term, all the second mortgage notes will be in registered form within the meaning of the Code and applicable Treasury Regulations. The payment to a Non-U.S. Holder of interest on the second mortgage note is not subject to United States federal withholding tax pursuant to the "portfolio interest exception," provided that (i) the Non-U.S. Holder (A) does not actually or constructively own 10% or more of our capital or profits interest and (B) is neither a controlled foreign corporation that is related to us within the meaning of the Code, nor a bank that received the second mortgage notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and (ii) either (A) the beneficial owner of the second mortgage notes certifies to us or the our paying agent, under penalties of perjury, that it is not a U.S. Holder and provides its name and address on Internal Revenue Service Form W-8BEN (or a suitable substitute form) or (B) a securities clearing organization, bank or other financial institution that holds the second mortgage notes on behalf of such Non-U.S. Holder in the ordinary course of its trade or business (a "financial institution") certifies under penalties of perjury that such a Form W-8BEN (or suitable substitute form) has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof.

        If a Non-U.S. Holder cannot satisfy the requirements of the portfolio interest exception described above, payments of interest made to such Non-U.S. Holder will be subject to a 30% withholding tax, unless the beneficial owner of the second mortgage note provides us or our paying agent, as the case may be, with a properly executed (i) Form W-8BEN (or a suitable substitute form) claiming an exemption from or reduction in the rate of withholding pursuant to a tax treaty or (ii) Form W-8ECI (or a suitable substitute form) providing a United States identification number and stating that interest paid on the second mortgage note is effectively connected with the beneficial owner's conduct of a trade or business in the United States.

        If a Non-U.S. Holder of a second mortgage note is engaged in a trade or business in the United States and interest on the second mortgage note is effectively connected with the conduct of such trade or business and, where an income tax treaty applies, attributable to an United States permanent establishment, such Non-U.S. Holder, will be subject to United States federal income tax on such interest, including original issue discount. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for that taxable year, subject to adjustment, unless it qualifies for a lower rate under an applicable income tax treaty.

  Sale, Redemption, Retirement or Other Taxable Disposition of the Notes

        A Non-U.S. Holder generally will not be subject to United States federal income tax on gain realized on a sale, exchange, redemption, retirement or other taxable disposition of a second mortgage note unless (1) the gain is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, and, where an income tax treaty applies, attributable to a United States permanent establishment or (2) in the case of a Non-U.S. Holder who is an individual, such holder is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met.

        If a Non-U.S. Holder of a second mortgage note is engaged in the conduct of a trade or business in the United States, gain on the disposition of the second mortgage note that is effectively connected with the conduct of such trade or business and, where an income tax treaty applies, is attributable to a United States permanent establishment, will be taxed on a net basis at applicable graduated individual or corporate rates. Effectively connected gain of a foreign corporation may, under certain circumstances, be subject as well to a branch profits tax at a rate of 30 percent or a lower applicable income tax treaty rate.

  Federal Estate Tax

        Second mortgage notes held by an individual Non-U.S. Holder will not be included in such holder's gross estate for United States federal estate tax purposes if (a) the interest on the second mortgage notes qualifies for the "portfolio interest exemption" from United States federal income tax under the rules described above, or (b) they are excluded under an applicable treaty. The United States federal estate tax generally has been repealed for decedents dying in 2010. Unless extended by new legislation, however, the repeal expires and the United States federal estate tax is reinstated beginning January 1, 2011.

  Information Reporting and Backup Withholding

        We must report annually to the IRS and to each Non-U.S. Holder on Form 1042-S the amount of interest paid on a second mortgage note, regardless of whether withholding was required, and any tax withheld with respect to the interest. Under the provisions of an income tax treaty and other applicable agreements, copies of these information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides.

        Backup withholding is unlikely to apply to payments of principal or interest made by us or our paying agents to a Non-U.S. Holder if the holder is exempt from United States withholding tax on interest as described above in "United States Federal Income Tax Considerations—United States Federal Income Taxation of Non-U.S. Holders—Payments of Interest."

        The payment of proceeds from the disposition of a second mortgage note effected by or through a United States office of a broker is also subject to both backup withholding and information reporting unless a Non-U.S. Holder provides the payor with such Non-U.S.

Holder's name and address and either certifies non-United States status or otherwise establishes an exemption. In general, backup withholding and information reporting will not apply to the payment of the proceeds of a sale of a second mortgage note by or through a foreign office of a broker. If, however, such broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation, a foreign person 50 percent or more of whose gross income is from a United States trade or business for a specified three-year period, or a foreign partnership that at any time during its tax year either is engaged in the conduct of a trade or business in the United States or has as partners one or more United States persons that, in the aggregate, hold more than 50 percent of the income or capital interest in the partnership, such payments will be subject to information reporting, but not backup withholding, unless such broker has documentary evidence in its records that the holder is a Non-U.S. Holder and certain other conditions are met, or the exemption is otherwise established.

        Pursuant to recent tax legislation the rate of backup withholding tax was reduced to 30 percent on January 1, 2002 and will be reduced to 29 percent on January 1, 2004 and 28 percent on January 1, 2006. Unless extended by new legislation, however, the reduction in the rate of backup withholding tax will expire and the 31 percent backup withholding tax rate will be reinstated beginning January 1, 2011. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against the Non-U.S. Holder's United States federal income tax liability provided that the required information is furnished to the IRS.

        Investors are urged to consult their tax advisors in determining the tax consequences to them of the purchase, ownership, and disposition of the second mortgage notes, including the application to their particular situations of the United States federal income tax considerations discussed in this prospectus and the application of state, local, foreign or other tax laws.

UNDERWRITING

        Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representatives Deutsche Bank Securities Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc. and Dresdner Kleinwort Wasserstein — Grantchester, Inc., have severally agreed to purchase from us the following respective principal amounts of the second mortgage notes listed opposite their name below at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus:

Underwriters	Principal Amount of Notes
Deutsche Bank Securities Inc.	$

Banc of America Securities LLC

Bear, Stearns & Co. Inc.

Dresdner Kleinwort Wasserstein — Grantchester, Inc.

Fleet Securities, Inc.

Scotia Capital (USA) Inc.
Total	$

        The underwriting agreement provides that the obligations of the several underwriters to purchase the second mortgage notes offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the second mortgage notes offered by this prospectus if any of these second mortgage notes are purchased.

        We have been advised by the representatives of the underwriters that the underwriters propose to offer the second mortgage notes to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of    % of the principal amount of the second mortgage notes. The underwriters may allow, and these dealers may re-allow, a concession of not more than    % of the principal amount of the second mortgage notes to other dealers. After the initial public offering, representatives of the underwriters may change the offering price and other selling terms.

        In addition, we estimate that our share of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $                  .

        We have agreed to indemnify the underwriters against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

        The representatives of the underwriters have advised us that the underwriters do not intend to confirm sales to any account over which they exercise discretionary authority. The second mortgage notes are a new issue of securities with no established trading market. The second mortgage notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the second mortgage notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the second mortgage notes or that an active public market for the second mortgage notes will develop. If an active public trading market for the second mortgage notes does not develop, the market price and liquidity of the second mortgage notes may be adversely affected.

        In connection with the offering, the underwriters may purchase and sell the second mortgage notes in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions.

        Short sales involve the sale by the underwriters of a greater principal amount of second mortgage notes than they are required to purchase in the offering. The underwriters may close out any short position by purchasing second mortgage notes in the open market. A short position is more likely to be created if underwriters are concerned that there may be downward pressure on the price of the second mortgage notes in the open market prior to the completion of the offering.

        Stabilizing transactions consist of various bids for or purchases of the second mortgage notes made by the underwriters in the open market prior to the completion of the offering.

        The underwriters may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representatives of the underwriters have repurchased notes sold by or for the account of that underwriter in stabilizing or short covering transactions.

        Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of the second mortgage notes. Additionally, these purchases, along with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the second mortgage notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions may be effected in the over-the-counter market or otherwise.

        A prospectus in electronic format may be made available on Internet web sites maintained by one or more of the lead underwriters of this offering and may be made available on web sites maintained by other underwriters. The representatives may agree to allocate a number of second mortgage notes to underwriters for sale to their online brokerage account holders. The representatives may allocate the second mortgage notes to underwriters that may make Internet distributions on the same basis as other allocations. In addition, the second mortgage notes may be sold by the underwriters to securities dealers who may resell the second mortgage notes to online brokerage account holders. Other than the prospectus in electronic format, the information on any underwriter's web site and any information contained in any other web site maintained by an underwriter is not part of the prospectus or the registration statement of which the related prospectus forms a part.

        Deutsche Bank Securities Inc., Banc of America Securities LLC and Bear, Stearns & Co. Inc., and Dresdner Kleinwort Wasserstein Securities LLC, or one of their respective affiliates, will provide investment banking services to us and our affiliates in connection with other financings expected to close concurrently with this offering, and will receive certain fees for their services.

        Deutsche Bank Trust Company Americas, an affiliate of Deutsche Bank Securities Inc., will act as the sole administrative agent and as a lender under the credit facilities and will receive certain fees for its services. In addition, Deutsche Bank Securities Inc. will act as advisor, joint book-running manager and joint lead-arranger in connection with the credit facilities and will receive certain fees for its services.

        Bank of America, N.A., an affiliate of Banc of America Securities LLC, will act as a lender under the credit facilities and will receive certain fees for its services. In addition, Banc of America Securities LLC will act as sole syndication agent and as advisor, joint book-running manager and lead-arranger in connection with the credit facilities and will receive certain fees for its services. See "Description of Certain Indebtedness—Credit Facilities."

        Bear Stearns Corporate Lending Inc., an affiliate of Bear, Stearns & Co. Inc., will act as joint documentation agent and as a lender under the credit facilities and will receive certain fees for its services. In addition, Bear, Stearns & Co. Inc. will act as advisor, joint book-running manager and arranger in connection with the credit facilities and will receive certain fees for its services.

        Bank of American, N.A. and Banc of America Leasing & Capital LLC, affiliates of Banc of America Securities LLC, and Deutsche Bank Securities Inc. will act as arrangers under the FF&E facility and will receive certain fees for their services. Wynn Las Vegas intends to use approximately $28.5 million of borrowings under the FF&E facility to refinance a loan made by Bank of America, N.A. to World Travel, LLC, a wholly owned subsidiary of Valvino.

        Affiliates of Dresdner Kleinwort Wasserstein — Grantchester, Inc., Fleet Securites, Inc. and Scotia Capital (USA) Inc. may participate in the credit facilities and/or FF&E facility and will receive certain fees for their services.

        Some of the underwriters or their affiliates have provided investment and commercial banking services to us and our affiliates in the past and may do so in the future. They receive customary fees and commissions for these services.

LEGAL MATTERS

        Selected legal matters in connection with this offering, including the validity of the second mortgage notes offered hereby, will be passed upon for Wynn Las Vegas, Wynn Capital and the guarantors listed herein by Irell & Manella LLP, Los Angeles, California. Certain matters of Nevada law will be passed upon for Wynn Las Vegas, Wynn Capital and the guarantors listed herein by Schreck Brignone Godfrey, Las Vegas, Nevada. Selected legal matters in connection with this offering will be passed upon for the underwriters by Latham & Watkins, Los Angeles, California. Certain matters of the law of the Macau Special Administrative Region of the People's Republic of China will be passed upon for Wynn Resorts by A. Correia da Silva, Macau Special Administrative Region of the People's Republic of China.

EXPERTS

        The financial statements of Valvino Lamore, LLC and subsidiaries (a development stage company) as of December 31, 2001 and 2000, and for the year ended December 31, 2001 and the period from inception (April 21, 2000) to December 31, 2000, included in this prospectus and the related financial statement schedule included elsewhere in the registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and elsewhere in the registration statement, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INDEPENDENT ACCOUNTANTS

        In May, 2002, Valvino decided to no longer engage Arthur Andersen LLP ("Andersen") as its independent public accountants. The reports of Andersen on the financial statements of Valvino for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. Through the present date, there have been no disagreements between Valvino and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the subject matter thereof in its report on Valvino's financial statements for such periods. Through the present date, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

        Valvino named Deloitte & Touche LLP ("Deloitte & Touche") as its new independent accountants in May, 2002. Prior to their appointment as independent accountants, neither Valvino nor anyone acting on its behalf, consulted with Deloitte & Touche regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on Valvino's financial statements.

WHERE YOU CAN FIND MORE INFORMATION

        Wynn Las Vegas, Wynn Capital and the guarantors listed herein have filed with the Securities and Exchange Commission, referred to as the SEC, a registration statement on Form S-1 with respect to the second mortgage notes offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules, which are part of the registration statement. The rules and regulations of the SEC allow Wynn Las Vegas and Wynn Capital to omit various information about Wynn Las Vegas, Wynn Capital, the guarantors and the second mortgage notes offered by this prospectus. For further information with respect to Wynn Las Vegas, Wynn Capital, the guarantors and the second mortgage notes offered by this prospectus, we refer you to the registration statement and exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. Any document Wynn Resorts files may be read and copied at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Wynn Resorts' filings with the SEC are also available to the public from the SEC's Web site at http://www.sec.gov.

        Wynn Las Vegas, Wynn Capital and the guarantors listed in this prospectus do not currently file periodic reports, proxy statements or other information with the SEC. However, upon completion of this offering, Wynn Las Vegas, Wynn Capital and the guarantors will become subject to the information and periodic reporting requirements of the Securities Exchange Act, as amended, and, accordingly, will file periodic reports and other information with the SEC. Such periodic reports and other information will include information with respect to Wynn Las Vegas, Wynn Capital and the guarantors listed in this prospectus and will be available for inspection and copying at the SEC's public reference room, and the Web site of the SEC referred to above.

INDEPENDENT AUDITORS' REPORT

To the Members of Valvino Lamore, LLC and Subsidiaries:

        We have audited the accompanying consolidated balance sheets of Valvino Lamore, LLC and subsidiaries (a development stage company) as of December 31, 2001 and 2000, and the related consolidated statements of operations, members' equity, and cash flows for the year ended December 31, 2001 and for the period from inception (April 21, 2000) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2001 and 2000, and the consolidated results of its operations and its cash flows for the year ended December 31, 2001 and for the period from inception to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

Las Vegas, Nevada
June 6, 2002

VALVINO LAMORE, LLC AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2002	December 31, 2001	December 31, 2000
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$187,860	$39,271	$64,469
Restricted cash	2,436	524	—
Receivables, net	273	202	877
Due from related parties, current	85	332	80
Inventories	203	284	322
Prepaid expenses and other	1,001	894	813

Total Current Assets	191,858	41,507	66,561
Property and equipment, net	380,236	337,464	313,022
Water rights	6,400	6,400	—
Due from related parties, net of current	—	2,376	7,563
Trademark	1,000	1,000	—
Other assets	6,913	2,041	1,321

Total Assets	$586,407	$390,788	$388,467

LIABILITIES AND MEMBERS' EQUITY
Current Liabilities
Accounts payable	$7,272	$2,071	$575
Accrued expenses	2,690	1,873	4,117
Current portion of long-term debt	670	35	32

Total Current Liabilities	10,632	3,979	4,724
Long-term debt	28,140	291	326
Minority interest	2,316	—	—
Members' Equity
Contributed capital	586,066	412,572	392,572
Deficit accumulated from inception during the development stage	(40,747)	(26,054)	(9,155)

	545,319	386,518	383,417

Total Liabilities and Members' Equity	$586,407	$390,788	$388,467

The accompanying footnotes are an integral part of these consolidated financial statements.

VALVINO LAMORE, LLC AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share data)

	Six Months Ended June 30, 2002	Six Months Ended June 30, 2001	Year Ended December 31, 2001	From Inception to December 31, 2000	From Inception to June 30, 2002
	(Unaudited)	(Unaudited)			(Unaudited)
Revenues
Airplane lease	$69	$336	$838	$—	$907
Art gallery	117	—	35	—	152
Retail	97	—	27	—	124
Water	5	6	18	—	23

Total Revenue	288	342	918	—	1,206
Expenses
Pre-opening costs	9,193	5,028	10,980	4,522	24,695
Depreciation and amortization	3,966	4,021	7,979	3,681	15,626
Loss on affiliate acquisitions	2,092	—	—		2,092
Loss on sale of fixed assets	62	178	394	—	456
Selling, general & administrative expenses	273	194	376	—	649
Facility closure expenses	—	373	373	1,206	1,579
Cost of water	5	19	40	—	45
Cost of retail sales	59	—	9	—	68
Loss from incidental operations	265	—	—	1,163	1,428

Total Expenses	15,915	9,813	20,151	10,572	46,638

Operating Loss	(15,627)	(9,471)	(19,233)	(10,572)	(45,432)
Other Income/(Expense)
Interest expense, net of amounts capitalized	(127)	(14)	(28)	(17)	(172)
Interest income	779	1,550	2,362	1,434	4,575

Other Income, net	652	1,536	2,334	1,417	4,403

Minority interest	282	—	—	—	282
Net loss accumulated during the development stage	$(14,693)	$(7,935)	$(16,899)	$(9,155)	$(40,747)

Weighted Average Shares Outstanding	208,784	203,230	205,479	200,000	204,482
Loss Per Share—Basic and Diluted	$(70.37)	$(39.04)	$(82.24)	$(45.78)	$(199.27)

The accompanying footnotes are an integral part of these consolidated financial statements.

VALVINO LAMORE, LLC AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY

(In thousands, except share data)

	Shares Outstanding	Stephen A. Wynn Capital	Aruze USA, Inc. Capital	Baron Asset Fund	Kenneth R. Wynn Family Trust	Total
Balance at Inception (April 21, 2000)	—	$—	$—	$—	$—	$—
Member contributions	200,000	253,054	260,000	—	—	513,054
Member distributions	—	(110,482)	—	—	—	(110,482)
Third party fee	—	—	(10,000)	—	—	(10,000)
Net loss accumulated during the development stage	—	(7,281)	(1,874)	—	—	(9,155)

Balance at December 31, 2000	200,000	135,291	248,126	—	—	383,417

Member contributions	7,692	—	—	20,800	—	20,800
Third party fee	—	—	—	(800)	—	(800)
Net loss accumulated during the development stage	—	(8,213)	(8,213)	(473)	—	(16,899)

Balance at December 31, 2001	207,692	$127,078	$239,913	$19,527	$—	$386,518

Member contributions (unaudited)	3,142	32,000	120,000	20,294	1,200	173,494
Net loss accumulated during the development stage (unaudited)	—	(7,021)	(7,021)	(650)	(1)	(14,693)

Balance at June 30, 2002 (unaudited)	210,834	$152,057	$352,892	$39,171	$1,199	$545,319

The accompanying footnotes are an integral part of these consolidated financial statements.

VALVINO LAMORE, LLC AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30, 2002	Six Months Ended June 30, 2001	Year Ended December 31, 2001	Inception to December 31, 2000	Inception to June 30, 2002
	(Unaudited)	(Unaudited)			(Unaudited)
Cash Flows From Operating Activities
Net loss accumulated during the development stage	$(14,693)	$(7,935)	$(16,899)	$(9,155)	$(40,747)
Adjustments to reconcile net loss accumulated during the development stage to net cash provided by/(used in) operating activities:
Depreciation and amortization	3,966	4,021	7,979	3,681	15,626
Amortization of loan origination fees	—	—	—	1,465	1,465
Loss on sale of fixed assets	62	178	394	—	456
Incidental operations	1,971	3,210	3,611	1,198	6,780
Increase (decrease) in cash from changes in:
Restricted cash	(1,787)	—	(524)	—	(2,311)
Receivables, net	(55)	600	675	7,042	7,662
Inventories	81	107	38	690	809
Prepaid expenses and other	(88)	48	(81)	(664)	(833)
Accounts payable and accrued expenses	6,318	350	620	(9,064)	(2,126)
Minority interest	(282)	—	—	—	(282)

Net Cash Provided by/(Used in) Operating Activities	(4,507)	579	(4,187)	(4,807)	(13,501)

Cash Flows From Investing Activities
Acquisition of Desert Inn Resort and Casino, net of cash acquired	—	—	—	(270,718)	(270,718)
Capital expenditures, net of construction payables	(19,306)	(14,961)	(29,080)	(47,068)	(95,454)
Acquisition of airplane	(9,591)	(9,489)	(9,489)		(19,080)
Other assets	(4,714)	(968)	(1,720)	(1,299)	(7,733)
Due from related parties	2,165	(498)	(1,465)	(1,163)	(463)
Proceeds from sale of equipment	8,008	343	775	776	9,559

Net Cash Used in Investing Activities	(23,438)	(25,573)	(40,979)	(319,472)	(383,889)

(Continued)
The accompanying footnotes are an integral part of these consolidated financial statements.

Cash Flows From Financing Activities
Equity contributions	173,494	20,800	20,800	480,713	675,007
Equity distributions	—	—	—	(110,482)	(110,482)
Third party fee	—	(800)	(800)	(10,000)	(10,800)
Macau	3,056	—	—	—	3,056
Proceeds from issuance of long-term debt	—	—		125,000	125,000
Principal payments of long-term debt	(16)	(15)	(32)	(125,018)	(125,066)
Loan origination fees	—	—	—	(1,465)	(1,465)
Proceeds from issuance of related party loan	—	—	—	100,000	100,000
Principal payments of related party loan	—	—	—	(70,000)	(70,000)

Net Cash Provided by (used in) Financing Activities	176,534	19,985	19,968	388,748	585,250

Increase/(Decrease) in Cash and Cash Equivalents	148,589	(5,009)	(25,198)	64,469	187,860
Cash, Beginning of Period	39,271	64,469	64,469	—	—

Cash, End of Period	$187,860	$59,460	$39,271	$64,469	$187,860

Supplemental cash flow disclosure:
Interest paid, net of amounts capitalized	$127	$14	$28	$17	$172

  Supplemental cash flow disclosures of noncash transactions:

  During the period from inception (April 21, 2000) through December 31, 2000, a member converted $30 million of related party debt and $2.3 million of accrued interest into equity.

  As further discussed in Note 1, during the year ended December 31, 2001, the Company acquired the Desert Inn Water Company and $6.4 million of receivables recorded as Due from related party in the balance sheet at December 31, 2000 were reclassified to Water rights.

  During the year ending December 31, 2001, the Company reduced the value of land by approximately $1.4 million. This amount represented the amount of excess liabilities accrued at the date of the Desert Inn Resort & Casino purchase.

  In April 2002, the Company converted approximately $458,000 of advances to Wynn Resorts (Macau), S.A. to capital contributions (Note 10.a.).

  In connection with the May 2002 acquisition of Las Vegas Jet (Note 10.c.), the Company forgave approximately $2 million of related party accounts receivable due from Las Vegas Jet.

  (Concluded)

The accompanying footnotes are an integral part of these consolidated financial statements.

VALVINO LAMORE, LLC AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.
Summary of Significant Accounting Policies

a.
Organization and Basis for Presentation

          Valvino Lamore, LLC was formed on April 21, 2000 as a Nevada limited-liability company. At formation the Company's sole member was Stephen A. Wynn. As of December 31, 2001, subsidiaries of Valvino Lamore, LLC include Wynn Design and Development, LLC, Rambas Marketing Company, LLC, Palo, LLC, Toasty, LLC, Wynn Resorts Holdings, LLC, WorldWide Wynn, LLC, Kevyn, LLC and Desert Inn Water Company, LLC and are collectively, with Valvino Lamore, LLC, herein referred to as the "Company".

          Pursuant to an Asset and Land Purchase Agreement dated as of April 28, 2000, by and among Starwood Hotels & Resorts Worldwide, Inc., Sheraton Gaming Corporation, Sheraton Desert Inn Corporation, Valvino Lamore, LLC and Stephen A. Wynn, the Company acquired the assets and liabilities of the Desert Inn Resort and Casino for approximately $270 million plus an adjustment for working capital, as defined. Upon receiving all necessary regulatory approvals, the purchase was completed on June 22, 2000. The acquisition has been accounted for using the purchase method of accounting. The purchase price has been allocated to the assets acquired and liabilities assumed based on estimated fair values at the date of acquisition. Later in 2000, Valvino acquired all of the remaining lots located in the interior of, and some of the lots around, the former Desert Inn Resort and Casino golf course for a total of $47.8 million.

          On August 28, 2000, the Company permanently closed the Desert Inn Resort and Casino with the exception of the golf course and its related retail, food and beverage operations. Operations of the Company have been primarily limited to the design, development and financing of a new casino/hotel project named "Le Rêve". As of the date of this report, neither the timing nor the full scope of the "Le Rêve" project has been finalized. Management anticipates Le Rêve will cost approximately $2.4 billion to design and construct, including the cost of the land, capitalized interest, pre-opening expenses and financing fees.

          Pursuant to the Amended and Restated Operating Agreement (the "Agreement") dated October 3, 2000, the Company admitted a new member, Aruze USA, Inc., in exchange for a capital contribution of $260 million. As part of this capital acquisition, the Company paid a fee of $10 million to a third party. The Company amended the Agreement on April 16, 2001 when a third member, Baron Asset Fund, was admitted in exchange for a capital contribution of $20.8 million. As part of this capital acquisition, the Company paid a fee of $800,000 to a third party.

          On April 1, 2001, the Company acquired Kevyn, LLC, a previously unconsolidated affiliate, which was wholly owned by Mr. Wynn, for approximately $10 million. As Kevyn, LLC primarily consisted of an airplane, this transaction was treated as an acquisition of assets for financial reporting purposes. Management believes that the cash paid for the assets was equivalent to the fair market value of the assets at the time of acquisition.

          Additionally, effective June 28, 2001, the Nevada Public Utility Commission approved the transfer of ownership of Desert Inn Water Company, also a previously unconsolidated affiliate and wholly owned company of Mr. Wynn, to the Company. As the Desert Inn Water Company primarily consisted of water rights, this transaction was treated as an acquisition of assets for financial reporting purposes. The Company exchanged the receivable from the Desert Inn Water Company in this acquisition, which was equivalent to the fair market value of the water rights of $6.4 million.

  b.
  Development Stage Risk Factors

          As a development stage company, the Company has risks that may impact its ability to become an operating enterprise or to remain in existence. The Company is currently in the process of planning, developing and obtaining additional financing for the "Le Rêve" project.

          The Company is subject to many rules and regulations in both the construction and development phases and in operating gaming facilities, including, but not limited, to receiving the appropriate permits for particular construction activities and securing a Nevada state gaming license for the ownership and operation of the "Le Rêve" project. The completion of the "Le Rêve" project is dependent upon compliance with these rules and regulations.

  c.
  Principles of Consolidation

          The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. Significant intercompany balances and transactions have been eliminated.

  d.
  Cash and Cash Equivalents

          Cash and cash equivalents are comprised of highly liquid investments with a maturity of three months or less. Cash equivalents are carried at cost, which approximates fair value.

  e.
  Restricted Cash

          Restricted cash consists of certificates of deposits to collateralize certain construction insurance claims as well as required sales tax deposits.

  f.
  Inventories

          Retail, food and beverage inventories are stated at the lower of cost or market value. Cost is determined by the first-in, first-out and specific identification methods.

  g.
  Property and Equipment

          The allocation of the purchase price of the Desert Inn Resort and Casino to these asset categories was based upon an appraisal and management's estimate of the fair value of the assets acquired. Subsequent purchases of property and equipment are stated

  at cost. Depreciation is provided over the estimated useful lives of the assets using the straight-line method for financial reporting purposes as follows:

Buildings and improvements	1 to 3 years
Parking garage	15 years
Airplane	7 years
Furniture, fixtures and equipment	3 to 5 years

          The design and development costs for the new casino/hotel project are capitalized. Costs of building repairs and maintenance are charged to expense as incurred. The cost and accumulated depreciation of property and equipment retired or otherwise disposed of are eliminated from the respective accounts and any resulting gain or loss is included in operating income or loss.

  h.
  Loan Origination Fees

          Loan origination fees, included in other assets, are capitalized and amortized over the life of the loan as interest expense using the effective interest rate method. Approximately $1.5 million was amortized during the period from April 21, 2000 through December 31, 2000. No amounts were amortized during the year ending December 31, 2001.

  i.
  Capitalized Interest

          Interest costs, including amortized loan origination fees, are capitalized and included in the cost of the new casino/hotel project based upon amounts expended on the project using the weighted-average cost of the Company's outstanding borrowings. Capitalization of interest will cease when the project is substantially complete. There was no capitalized interest for the year ended December 31, 2001. Capitalized interest for the periods from inception to December 31, 2000 and June 30, 2002 was $6.3 million.

  j.
  Income Taxes

          As a limited-liability company, Valvino Lamore, LLC is classified as a partnership for federal income tax purposes. Accordingly, no provision is made in the accounts of the Company for federal income taxes, as such taxes are liabilities of the Members.

  k.
  Members' Equity

          As of December 31, 2001, there were 207,692.31 common shares of Valvino outstanding. The most recent sale of shares prior to December 31, 2001 occurred at a price of approximately $2,704 per share. Consistent with the management structure permitted under applicable Nevada law, the Agreement provides that each share is entitled to one vote on all matters requiring the vote of the members. The Agreement also includes several additional management provisions. First, Mr. Wynn, as the managing member, has authority to make decisions regarding the day-to-day activities of Valvino. Second, certain fundamental decisions must be approved by the four-member Board of Representatives. Mr. Wynn and Aruze USA each appoint two representatives to the Board of Representatives. Mr. Wynn acts as Chairman of the Board of Representatives and has certain rights in that capacity, including the right to make the tie-breaking vote with respect to board action. Allocations of Valvino's profits and losses are made based on the common shares of each member, subject to applicable tax law requirements.

  Non-liquidating distributions are made first based on the initial positive capital account of each member (as determined under federal tax law book accounting) and then based on each member's percentage interest in Valvino's profits and losses. Liquidating distributions are made based solely on each member's positive capital account.

          Wynn Resorts, Limited, a Nevada corporation, was recently organized to offer shares of its common stock for sale to the public in an initial public offering (IPO). At June 30, 2002, Wynn Resorts, Limited has one share of common stock outstanding, which is held by Mr. Wynn. All of the assets and operations of Wynn Resort, Limited are presently held by and conducted through the Company. Prior to the closing of the IPO, all of the members of the Company will contribute their membership interests in the Company to Wynn Resorts, Limited in exchange for shares of the common stock of Wynn Resorts, Limited. Upon the contribution, approximately 189.72 shares of Wynn Resorts, Limited common stock, rounded to the nearest share, will be issued in exchange for each common share of Valvino Lamore, LLC. Upon consummation of the contribution, Wynn Resorts, Limited will issue each current member of the Company that percentage of the shares of Wynn Resorts, Limited common stock to be issued that corresponds to the percentage of the issued and outstanding shares of the Company held by the members at that time. Because Mr. Wynn currently owns one share of Wynn Resorts, Limited common stock, as consideration for his contribution of its interest in the Company, he will be entitled to one fewer share of Wynn Resorts, Limited common stock. As a result of this exchange, the Company will become a wholly owned subsidiary of Wynn Resorts, Limited.

          The contribution will be a tax-free contribution under the Internal Revenue Code and will be accounted for as a reorganization of entities under common control. Accordingly, Wynn Resorts, Limited will recognize the assets and liabilities transferred at their carrying value in the books and records of Valvino Lamore, LLC at the time of exchange. The financial statements of Wynn Resorts, Limited will report the results of operations for the period in which the transfer occurs as if the exchange of equity interests had occurred at the beginning of the period. Subsequent to the contribution, management does not expect the consolidated financial statements of Wynn Resorts, Limited to differ from the consolidated financial statements of Valvino Lamore, LLC and subsidiaries included herein.

  l.
  Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  m.
  Long-Lived Assets

          Long-lived assets, which are not to be disposed of, including property and equipment, are periodically reviewed by management for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. As of December 31, 2001, management does not believe any assets have been impaired.

  n.
  Water Rights

          The Company, as part of the overall purchase price of the Desert Inn Resort and Casino acquired water rights with an appraised value of $6.4 million. The water rights have been recorded as an asset at this appraised value and have an indefinite useful life.

  o.
  Interim Financial Statements

          The financial statements for the six-month periods ended June 30, 2002 and 2001 are unaudited but, in the opinion of management, include all adjustments (consisting only of normal, recurring adjustments) necessary for a fair presentation of the financial results of the interim periods. The results of operations for the six-month periods ended June 30, 2002 and 2001 are not necessarily indicative of the results to be expected for the year ending December 31, 2002.

  p.
  Recent Accounting Pronouncements

          In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement on financial Accounting Standards ("SFAS") No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 prohibits the pooling of interests method of accounting for business combinations initiated after June 30, 2001. SFAS No. 142, which is effective for the Company January 1, 2002, requires, among other things, the discontinuance of goodwill amortization. In addition, the standard includes provisions for the reclassification of certain existing intangibles as goodwill, reassessment of the useful lives of existing intangibles, and ongoing assessments of potential impairment of existing goodwill. As of December 31, 2001, the Company had no goodwill but did have an intangible asset consisting of a trademark with an indefinite useful life. Accordingly, the adoption of this statement on January 1, 2002 did not have a material effect on the Company's consolidated financial position or results of operations.

          In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations" which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement applies to legal obligations associated with the retirement for certain obligations of lessees. This Statement is effective for fiscal years beginning after June 15, 2002. The Company does not expect adoption of SFAS No. 143 will have a material impact on the Company's consolidated financial position or results of operations.

          In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The provisions of this Statement are effective for fiscal years beginning after December 15, 2001. The Company adopted SFAS No. 144 on January 1, 2002 with no material impact on the Company's consolidated financial position or results of operations.

          In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." Among other things, this statement rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt" which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB Opinion No. 30, "Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," will now be used to classify those gains and losses. The Company does not anticipate that adoption of this statement will have an impact on its consolidated financial position or results of operations.

          In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No.146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. A fundamental conclusion reached by the FASB in this statement is that an entity's commitment to a plan, by itself, does not create a present obligation to others that meets the definition of a liability. Management does not anticipate that adoption of this statement will have an impact on the financial position or results of operations of the Company.

  q.
  Pre-Opening Costs

          Pre-opening costs are expensed as incurred.

  r.
  Acquisitions

          The acquisition of the Desert Inn Resort & Casino has been accounted for as a purchase. Accordingly, the purchase price is allocated to the assets acquired and liabilities assumed based upon the estimated fair values at the acquisition date. Estimated fair values were determined based on independent appraisals, discounted cash flows, market prices for comparable assets and estimates made by management. The allocation of the purchase price was completed within one year from the acquisition date and is as follows:

Description of Assets and (Liabilities)	Allocated Fair Value ($ in Millions)
Land	$248
Buildings & Improvements	16
Personal Property	5
Receivables	2
Reserve for Bad Debt	(1)

Total Purchase Price	$270

2.
Incidental Operations

        Upon completion of the acquisition of the Desert Inn Resort and Casino on June 22, 2000, the Company announced its intention to close the property and to plan the development of a new casino/hotel project named "Le Rêve" on the existing site. In accordance with SFAS No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects," both the casino/hotel operation and the golf course and related operations are being accounted for as separate incidental operations. Under this method, incidental operations with a net income are excluded from the Company's consolidated operating results and the net income from each is recorded as a reduction in the carrying value of land. Incidental operations with a net loss are stated separately on the consolidated statements of operations. The amount of net income from incidental operations recorded as a reduction in the carrying value of land was approximately $3,611,000 and $1,198,000 for the year ended December 31, 2001 and the period April 21, 2000 through December 31, 2000, respectively. Incidental operations resulting in a net loss are reported in the Statement of Operations.

3.
Receivables

        Components of receivables as of December 31 were as follows:

	(In thousands)
	2001	2000
Casino	$610	$1,707
Hotel/Golf Course	166	465
Other	53	—

	829	2,172
Less: allowance for doubtful accounts	(627)	(1,295)

	$202	$877

        The Company maintains an allowance for doubtful accounts, which is based on management's estimate of the amount expected to be uncollectible considering historical experience and the information management obtains regarding the credit worthiness of the customer.

4.
Property and Equipment

        Property and equipment as of December 31 consisted of the following:

	(In thousands)
	2001	2000
Land	$289,521	$286,998
Buildings and improvements	15,879	15,623
Parking garage	1,041	1,041
Airplane	9,489	—
Furniture, fixtures and equipment	3,874	4,552
Construction in progress	27,475	8,484

	347,279	316,698
Less: accumulated depreciation	(9,815)	(3,676)

	$337,464	$313,022

        Construction in progress includes interest and other costs capitalized in conjunction with the new casino/hotel project.

5.
Long-term Debt

        On June 15, 2000, the Company entered into a loan agreement with Stephen A. Wynn, for unsecured borrowings totaling $100 million with an original maturity date of June 15, 2002. The interest rate during the loan period was 7.9%, as defined in the loan agreement. Pursuant to the Amended and Restated Operating Agreement dated October 3, 2000, $70 million of this loan was repaid on October 10, 2000. The remaining $30 million principal and $2.3 million accrued interest was converted to equity as a member contribution.

        On July 10, 2000, the Company entered into a loan agreement with Deutsche Bank Securities Inc., as lead arranger, and Bankers Trust Company, as administrative agent, for a loan in the amount of $125 million with an original maturity date of July 10, 2001. These borrowings were used to make an equity distribution of approximately $110.5 million to Stephen A. Wynn. The interest during the loan period was 7.9%, as defined in the loan agreement. The loan was collateralized by certain real and personal property of the Company and by a guaranty from Stephen A. Wynn. Pursuant to the Amended and Restated Operating Agreement dated October 3, 2000, this loan was repaid on October 10, 2000.

        The balance of long-term debt at December 31, 2001 totals approximately $291,000 net of the current portion of approximately $35,000. This represents a note payable related to the acquisition of a parcel of land in 1994. Both the land and related note payable were acquired as part of the acquisition of the Desert Inn Resort and Casino. The note carries an interest rate of 8% and provides for payments of principal and interest totaling $5,000 per month until February 2009.

6.
Employee Savings Plan

        The Company established a retirement savings plan under Section 401(k) of the Internal Revenue Code covering its non-union employees on July 27, 2000. The plan allows employees to defer, within prescribed limits, up to 18% of their income on a pre-tax basis through contributions to this plan. The Company matches the contributions, within prescribed limits, with an amount equal to 100% of the participant's initial 2% tax deferred contribution and 50% of the tax deferred contribution between 2% and 4% of the participant's compensation. The Company recorded charges for matching contributions of approximately $127,000 for the year ended December 31, 2001 and $67,000 for the period from inception through December 31, 2000.

        Union employees are covered by various multi-employer pension plans. The Company recorded expenses of approximately $425,000 and $376,000 under such plans for the year ended December 31, 2001 and the period from inception through December 31, 2000, respectively. Information from the plans' sponsors is not available to permit the Company to determine its share of unfunded vested benefits, if any.

7.
Related Parties

        At December 31 amounts due from related parties were as follows:

	(In thousands)
	2001	2000
Desert Inn Water Company, LLC	$—	$6,488
Las Vegas CharterJet, LLC	2,376	1,027
Kevyn, LLC	—	48
Other Related Parties	332	80

	$2,708	$7,643

        Amounts due from other related parties consist of amounts paid on behalf of related parties.

        As further discussed in Note 1, both Desert Inn Water Company, LLC and Kevyn, LLC were acquired by the Company during 2001.

        Las Vegas CharterJet, LLC is an unconsolidated affiliate that is wholly owned by Mr. Wynn at December 31, 2001. The Company disburses funds for payroll, property taxes, insurance and all other operating expenses on behalf of Las Vegas CharterJet, LLC. The Company also leases an airplane to Las Vegas CharterJet, LLC on a per flight hour basis. Las Vegas CharterJet, LLC in turn charges the Company for the business use of its airplane. For the year ended December 31, 2001, the Company recognized lease revenues of approximately $838,000. For the year ended December 31, 2001 and the period from inception to December 31, 2000, the Company and paid Las Vegas CharterJet, LLC approximately of $919,000 and $452,000 for the use of the aircraft.

8.
Commitments and Contingencies

a.
Leases

          No significant third party operating leases exist as of December 31, 2001 or 2000. As discussed in Note 7, the Company leases an airplane to Las Vegas CharterJet, LLC on a per flight hour basis. The lease term runs through July 2005 or other such date as the parties may mutually agree.

          The Company currently leases The Wynn Collection from Mr. & Mrs. Wynn at a monthly rate equal to the gross revenue received by the gallery each month, less direct expenses, subject to a monthly cap. No lease payments were required.

  b.
  Long-term Executive Compensation

          The Company intends to adopt incentive stock plans for non-employee directors and certain of its key executives.

  c.
  Litigation

          In the normal course of business, the Company is subject to disputes with third parties, which have led to litigation. Management believes that the final disposition of such matters will not have a material adverse effect on the Company's financial position or results of operations.

  d.
  Entertainment Services

          The Company has entered into a long-term agreement with a creative production company for the creation, development and executive production of new theatrical entertainment attractions for the new casino/hotel project. At December 31, 2001 and 2000, other assets include $1.6 million and $1.1 million, respectively, of amounts paid in conjunction with this agreement. An additional $2 million, payable in two equal installments, will be payable upon the approval of the show concepts.

  e.
  Construction Contracts

          The Company has entered into certain contracts related to the construction of "Le Rêve". As of December 31, 2001, the Company is committed to approximately $6.2 million under these contracts.

  f.
  Self-Insurance

          The Company is self-insured for medical and worker's compensation claims. The Individual Stop Loss Attachment Point for each claim is $40,000 for medical and $250,000 for worker's compensation claims with a maximum payout of $960,000 and $1,000,000, respectively.

9.
Earnings Per Share

        Earnings per share are calculated in accordance with SFAS No. 128, "Earnings Per Share". SFAS No. 128 provides for the reporting of "basic", or undiluted earnings per share ("EPS"), and "diluted" EPS. Basic EPS is computed by dividing net income by the weighted average number of shares outstanding during the period. Diluted EPS reflects the addition of potentially dilutive securities. At December 31, 2001 and 2000 and June 30, 2002, the Company has no potentially dilutive securities and has recorded net losses and accordingly, basic EPS is equal to diluted EPS.

10.
Subsequent Events

a.
Capital Contributions

          Through the completion of various legal agreements and transactions, in April 2002, the Company and Wynn Resorts (Macau), S.A achieved the contribution of Mr. Wynn's 90% ownership interest in Wynn Resorts (Macau), S.A. to the Company. In addition, Mr. Wynn made additional contributions to the Company including an approximate $8.6 million in cash and the right to be reimbursed for approximately $825,000 of expenses advanced by him. These transactions were accounted for as approximately $32 million, in aggregate, of contributions to members' equity. No additional shares of Valvino Lamore, LLC were issued to Mr. Wynn in such contribution.

          In connection with this transaction, advances by the Company to Wynn Resorts (Macau), S.A., of approximately $458,000 were treated as capital contributions.

          In addition, in April 2002, Aruze USA, Inc. contributed an additional $120 million in cash and Baron Asset Fund contributed an additional approximately $20.3 million in cash.

          Immediately following those additional capital contributions, Mr. Wynn and Aruze USA, Inc. each owned 47.5% of the membership interests in the Company, and Baron Asset Fund owned 5% of the membership interests in the Company.

          In June 2002, The Kenneth R. Wynn Family Trust contributed $1.2 million in cash in exchange for a 0.146% of the outstanding membership interest in the Company (approximately 307 shares at $3,904 per share). Accordingly, at June 30, 2002 there were approximately 210,834 shares outstanding.

  b.
  Sale of Airplane

          On March 26, 2002, the Company sold the aircraft (See Note 7) for approximately $8 million resulting in a loss of approximately $69,000.

  c.
  Acquisitions

          In May 2002, the Company acquired World Travel and Las Vegas Jet, entities previously wholly owned by Mr. Wynn. The acquisition has been accounted for as a purchase. Accordingly, the purchase price is allocated to the assets acquired and liabilities assumed based on the estimated fair values at the acquisition date. Estimated fair values were determined based on market prices for comparable assets and estimates made by management. In connection with the acquisition, approximately $2 million of accounts payable to the Company were forgiven. The allocation of the purchase price will be complete within one year from the date of acquisitions and is as follows:

Description of Assets and (Liabilities)	Allocated Fair Value ($ in millions)

Airplane and related assets	$38.2
Notes Payable	(28.5)

Total cash paid	$9.7

          The results of operations of World Travel and Las Vegas Jet from the date of acquisition are included in the consolidated results of operations of the Company for the six months ended June 30, 2002.

  d.
  Commitments

          Wynn Las Vegas LLC, a wholly owned subsidiary of the Company, has entered into an agreement with a construction contractor for guaranteed maximum price construction services, effective as of June 4, 2002 (the "Construction Agreement") and was amended by Change Order No. 1, effective as of August 12, 2002. As amended, the Construction

  Agreement covers approximately $919 million of the approximate $1,405 million budgeted cost to construct Le Rêve, subject to increases based on, among other items, changes in the scope of the work. The Construction Agreement provides that the guaranteed maximum price will be increased and the deadline for the completion of construction extended on account of certain circumstances. The guaranteed maximum price also provides for an "owner contingency" of approximately $7.6 million to cover various items including delays and scope changes as a result of the owner's, Wynn Las Vegas LLC's, actions.

          Wynn Las Vegas LLC has entered into an agreement with a construction contractor for the design and construction of a parking structure for a maximum cost of $9.85 million, subject to specified exceptions, effective as of June 6, 2002.

          The Company, Wynn Las Vegas LLC and Wynn Resorts Holdings LLC, a wholly owned subsidiary of the Company, have entered into a commitment letter with several lenders for a $750 million revolving credit facility and a $250 million delay draw term loan facility (collectively referred to as the "Credit Facilities"). Management expects to use the proceeds from the Credit Facilities to finance development and construction of Le Rêve, to pay pre-opening expenses and meet debt service obligations. Following completion of Le Rêve, proceeds will be used for operating expenses and general corporate purposes.

          Management expects the revolving credit facility to mature six years from the closing date. When borrowings outstanding under the revolving credit facility equal or exceed $200 million, the lenders' agent will have the right to convert $100 million to $400 million of the amounts outstanding to term loans with the same terms and conditions as those made under the delay draw term loan facility.

          Management expects the terms of the delay draw term loan to provide for draws of funds under one or more term loans no more frequently than once per month for two years after the closing. Once repaid, term loans may not be reborrowed.

          Before Le Rêve opens, the Credit Facilities are expected to bear interest at either the prime rate or reserve Eurodollar Rate, as elected by Wynn Las Vegas LLC, plus, in either case, 4.00% per annum. After the opening of Le Rêve, the Credit Facilities interest rate will be reduced to the prime rate or reserve adjusted Eurodollar Rate plus, in either case, a margin based on a leverage ratio.

          Wynn Las Vegas LLC has entered into an engagement letter with certain lenders for a $178.5 million facility to finance furniture, fixtures and equipment (the "FF&E Facility"). The FF&E Facility will provide financing or refinancing of up to 75% of the fair market value, including installation costs, of furniture, fixtures and equipment to be used at Le Rêve. Borrowings under the FF&E Facility will bear interest at the same annual rates for base rate or LIBOR elections as borrowings under the Credit Facilities. A commitment fee of 2.50% per annum of the unused portion of the FF&E Facility will accrue from the closing date, increasing to 3.00% on January 1, 2003 and to 4.00% on July 1, 2003. Management expects the FF&E Facility to mature seven years after its closing date.

          In June 2002, Wynn Resorts (Macau), S.A., entered into a concession agreement with the government of the Macau Special Administrative Region of the People's Republic of China, permitting Wynn Resorts (Macau), S.A. to construct and operate one or more casinos in Macau. Under the concession agreement, Wynn Resorts (Macau), S.A. is obligated to invest at lease 4 billion Macau patacas (approximately US $500 million at July 31, 2002) in building its Macau casino(s) by June 26, 2009.

          In connection with the May 2002 acquisition of World Travel, the Company assumed a loan for $28.5 million, secured by a Bombardier Global Express Aircraft and guaranteed by the Company. The loan provides for 47 monthly principal payments of approximately $158,000, commencing March 1, 2003 and the payment of approximately $21.1 million remaining principal on March 1, 2007. The loan bears interest at the prime rate plus .25% per annum unless an optional rate equal to LIBOR plus 2.50% is elected, subject to certain requirements. Interest is payable monthly commencing June 1, 2002.

          The results of operations of World Travel and Las Vegas Jet are included from the date of acquisition in the consolidated results of operations of the Company for the six months ended June 30, 2002.

11.
Condensed Consolidating Financial Information of Guarantors and Issuers

        Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp., wholly owned subsidiaries of the Company, intend to jointly issue $350 million of second mortgage notes. The Company and certain of its subsidiaries anticipate providing guarantees in connection with the issuance of such notes. The following combining financial statements present information related to the issuers, guarantors and non-guarantors as of June 30, 2002 and December 31, 2001 and 2000 and for the six months ended June 30, 2002 and 2001, the year ended December 31, 2001 and the periods from inception to December 31, 2000 and June 30, 2002.

        Wynn Las Vegas, LLC was formed in April 2001 and Wynn Las Vegas Capital Corp. was formed in June 2002. Accordingly, there is no financial information for Wynn Las Vegas Capital Corp. for the periods presented prior to June 30, 2002 and no financial information for Wynn Las Vegas, LLC for the period from inception to December 31, 2000. Guarantors of the notes anticipated to be issued are the Company and its wholly owned subsidiaries, Wynn Design and Development, LLC, Wynn Resorts LLC, Palo, LLC, Desert Inn Water Company, LLC, World Travel, LLC and Las Vegas Jet, LLC. As indicated in Note 10, World Travel, LLC and Las Vegas Jet, LLC were acquired in May 2002. Accordingly, the All Other Guarantor financial information excludes these entities for all periods presented prior to June 30, 2002.

VALVINO LAMORE, LLC AND SUBSIDIARIES

CONSOLIDATING BALANCE SHEETS

As of June 30, 2002

(In thousands)

(Unaudited)

	Valvino Lamore, LLC	Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp.	All Other Guarantors	All Other Non-Guarantors	Eliminating Entries	Total
Assets:
Current Assets
Cash and Cash Equivalents	$162,103	$—	$(1,240)	$26,997	$—	$187,860
Restricted Cash	23	2,288	—	125	—	2,436
Receivables	243	—	30	—	—	273
Due from Related Parties, Current	85	—	—	—	—	85
Inventories	126	—	77	—	—	203
Prepaid Expenses and Other	55	—	945	1	—	1,001

Total Current Assets	162,635	2,288	(188)	27,123	—	$191,858
Property and Equipment, Net	86,676	161,392	132,167	1	—	380,236
Water Rights	—	—	6,400	—	—	6,400
Intercompany Balances	288,658	(166,852)	(118,445)	(3,361)	—	—
Trademark	—	1,000	—	—	—	1,000
Other Assets	25,140	840	2,222	—	(21,289)	6,913

Total Assets	$563,109	$(1,332)	$22,156	$23,763	$(21,289)	$586,407

Liabilities and Members' Equity:
Current Liabilities
Accounts Payable	$2,834	$20	$1,533	$2,885	$—	$7,272
Accrued Expenses	1,454	33	1,159	44	—	2,690
Current Portion of Long-Term Debt	37	—	633	—	—	670

Total Current Liabilities	4,325	53	3,325	2,929	—	10,632
Long-Term Debt	273	—	27,867	—	—	28,140
Minority Interest	—	—	—	—	2,316	2,316
Members' Equity
Contributed Capital	586,066	—	18	26,402	(26,420)	586,066
Deficit Accumulated from Inception During the Development Stage	(27,555)	(1,385)	(9,054)	(5,568)	2,815	(40,747)

	558,511	(1385)	(9,036)	20,834	(23,605)	545,319

Total Liabilities and Members' Equity	$563,109	$(1,332)	$22,156	$23,763	$(21,289)	$586,407

VALVINO LAMORE, LLC AND SUBSIDIARIES

CONSOLIDATING BALANCE SHEETS

As of December 31, 2001

(In thousands)

	Valvino Lamore, LLC	Wynn Las Vegas, LLC	All Other Guarantors	All Other Non-Guarantors	Eliminating Entries	Total
Assets:
Current Assets
Cash and Cash Equivalents	$39,590	$(49)	$(270)	$—	$—	$39,271
Restricted Cash	24	500	—	—	—	524
Receivables	162	—	40	—	—	202
Due from Related Parties, Current	332	—	—	—	—	332
Inventories	223	—	61	—	—	284
Prepaid Expenses and Other	228	—	666	—	—	894

Total Current Assets	40,559	451	497	—	—	41,507
Property and Equipment, Net	272,071	2	54,184	11,207	—	337,464
Water Rights	—	—	6,400	—	—	6,400
Due from Related Parties and Intercompany Balances, Net of Current	82,733	(2,302)	(66,270)	(11,785)	—	2,376
Trademark	—	1,000	—	—	—	1,000
Other Assets	157	252	1,650	—	(18)	2,041

Total Assets	$395,520	$(597)	$(3,539)	$(578)	$(18)	$390,788

Liabilities and Members' Equity:
Current Liabilities
Accounts Payable	$256	$57	$1,754	$4	$—	$2,071
Accrued Expenses	1,382	28	431	32	—	1,873
Current Portion of Long-Term Debt	35	—	—	—	—	35

Total Current Liabilities	1,673	85	2,185	36	—	3,979
Long-Term Debt	291	—	—	—	—	291
Members' Equity
Contributed Capital	412,572	—	18	—	(18)	412,572
Deficit Accumulated from Inception During the Development Stage	(19,016)	(682)	(5,742)	(614)	—	(26,054)

	393,556	(682)	(5,724)	(614)	(18)	386,518

Total Liabilities and Members' Equity	$395,520	$(597)	$(3,539)	$(578)	$(18)	$390,788

VALVINO LAMORE, LLC AND SUBSIDIARIES

CONSOLIDATING BALANCE SHEETS

As of December 31, 2000

(In Thousands)

	Valvino Lamore, LLC	All Other Guarantors	All Other Non-Guarantors	Eliminating Entries	Total
Assets:
Current Assets
Cash and Cash Equivalents	$64,474	$(25)	$20	$—	$64,469
Receivables	867	10	—	—	877
Due from Related Parties, Current	80	—	—	—	80
Inventories	322	—	—	—	322
Prepaid Expenses and Other	813	—	—	—	813

Total Current Assets	66,556	(15)	20	—	66,561
Property and Equipment, Net	282,731	27,516	2,775	—	313,022
Due from Related Parties and Intercompany Balances, Net of Current	38,320	(27,912)	(2,845)	—	7,563
Other Assets	1,321	—	—	—	1,321

Total Assets	$388,928	$(411)	$(50)	$—	$388,467

Liabilities and Members' Equity:
Current Liabilities
Accounts Payable	$503	$67	$5	$—	$575
Accrued Expenses	4,057	58	2	—	4,117
Current Portion of Long-Term Debt	32	—	—	—	32

Total Current Liabilities	4,592	125	7	—	4,724
Long-Term Debt	326	—	—	—	326
Members' Equity Contributed Capital	392,572	—	—	—	392,572
Deficit Accumulated from Inception During the Development Stage	(8,562)	(536)	(57)	—	(9,155)

	384,010	(536)	(57)	—	383,417

Total Liabilities and Members' Equity	$388,928	$(411)	$(50)	$—	$388,467

VALVINO LAMORE, LLC AND SUBSIDIARIES

CONSOLIDATING STATEMENTS OF OPERATIONS

Six Months Ended June 30, 2002

(In Thousands)

(Unaudited)

	Valvino Lamore, LLC	Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp.	All Other Guarantors	All Other Non-Guarantors	Eliminating Entries	Total
Revenues
Airplane Lease	$—	$—	$213	$69	$(213)	$69
Art Gallery	—	—	117	—	—	117
Retail	—	—	97	—	—	97
Water	—	—	34	—	(29)	5

Total Revenue	—		461	69	(242)	288
Expenses
Pre-Opening Costs	1,713	705	4,132	2,876	(233)	9,193
Depreciation and Amortization	3,262	1	258	445	—	3,966
Loss / (Gain) on Affiliate Acquisitions	1,535	—	(1,020)	1,577	—	2,092
Loss / (Gain) on Sale of Fixed Assets	(7)	—	—	69	—	62
Selling, General & Administrative	—	—	199	74	—	273
Cost of Water	—	—	31	—	(26)	5
Cost of Retail Sales	—	—	59	—	—	59
Loss / (Gain) from Incidental Operations	265	—	—	—	—	265

Total Expenses	6,768	706	3,659	5,041	(259)	15,915

Operating Loss	(6,768)	(706)	(3,198)	(4,972)	17	(15,627)
Other Income / (Expense)
Interest Expense, Net of Amounts Capitalized	(13)	—	(114)	—	—	(127)
Interest Income	776	3	—	18	(18)	779
Equity in loss from Macau	(2,534)	—	—	—	2,534	—

Other Income, Net	(1,771)	3	(114)	18	2,516	652

Minority Interest	—	—	—	—	282	282
Net Loss Accumulated During the Development Stage	$(8,539)	$(703)	$(3,312)	$(4,954)	$2,815	$(14,693)

VALVINO LAMORE, LLC AND SUBSIDIARIES

CONSOLIDATING STATEMENTS OF OPERATIONS

Six Months Ended June 30, 2001

(In Thousands)

(Unaudited)

	Valvino Lamore, LLC	Wynn Las Vegas, LLC	All Other Guarantors	All Other Non-Guarantors	Eliminating Entries	Total
Revenues
Airplane Lease	$—	$—	$—	$336	$—	$336
Water	—	—	30	—	(24)	6

Total Revenue	—		30	336	(24)	342
Expenses
Pre-Opening Costs	3,086	38	1,818	35	51	5,028
Depreciation and Amortization	3,611	—	52	358	—	4,021
Loss / (Gain) on Sale of Fixed Assets	178	—	—	—	—	178
Selling, General & Administrative	—	—	16	178	—	194
Facility Closure	373	—	—	—	—	373
Cost of Water	—	—	94	—	(75)	19

Total Expenses	7,248	38	1,980	571	(24)	9,813
Operating Loss	(7,248)	(38)	(1,950)	(235)	—	(9,471)
Other Income / (Expense)
Interest Expense, Net of Amounts Capitalized	(14)	—	—	—	—	(14)
Interest Income	1,550	—	—	—	—	1,550

Other Income, Net	1,536	—	—	—	—	1,536

Net Loss Accumulated During the Development Stage	$(5,712)	$(38)	$(1,950)	$(235)	$0	$(7,935)

VALVINO LAMORE, LLC AND SUBSIDIARIES

CONSOLIDATING STATEMENTS OF OPERATIONS

Year Ended December 31, 2001

(In Thousands)

	Valvino Lamore, LLC	Wynn Las Vegas, LLC	All Other Guarantors	All Other Non-Guarantors	Eliminating Entries	Total
Revenues
Airplane Lease	$—	$—	$—	$838	$—	$838
Art Gallery	—	—	35	—	—	35
Retail	—	—	27	—	—	27
Water	—	—	77	—	(59)	18

Total Revenue	—	—	139	838	(59)	918
Expenses
Pre-Opening Costs	5,241	682	5,025	71	(39)	10,980
Depreciation and Amortization	6,780	—	119	1,080	—	7,979
Loss / (Gain) on Sale of Fixed Assets	394	—	—	—	—	394
Selling, General & Administrative	—	—	152	244	(20)	376
Facility Closure	373	—	—	—	—	373
Cost of Water	—	—	40	—	—	40
Cost of Retail Sales	—	—	9	—	—	9

Total Expenses	12,788	682	5,345	1,395	(59)	20,151

Operating Loss	(12,788)	(682)	(5,206)	(557)	—	(19,233)
Other Income / (Expense)
Interest Expense, Net of Amounts Capitalized	(28)	—	—	—	—	(28)
Interest Income	2,362	—	—	—	—	2,362

Other Income, Net	2,334	—	—	—	—	2,334

Net Loss Accumulated During the Development Stage	$(10,454)	$(682)	$(5,206)	$(557)	$—	$(16,899)

VALVINO LAMORE, LLC AND SUBSIDIARIES

CONSOLIDATING STATEMENTS OF OPERATIONS

From Inception to December 31, 2000

(In thousands)

	Valvino Lamore, LLC	All Other Guarantors	All Other Non-Guarantors	Eliminating Entries	Total
Revenues	$—	$—	$—	$—	$—
Expenses
Pre-Opening Costs	3,970	494	58	—	4,522
Depreciation and Amortization	3,640	41	—	—	3,681
Facility Closure	1,206	—	—	—	1,206
Cost of Retail Sales	—	—	—	—	—
Loss / (Gain) from Incidental Operations	1,163	—	—	—	1,163

Total Expenses	9,979	535	58	—	10,572
Operating Loss	(9,979)	(535)	(58)	—	(10,572)
Other Income / (Expense)
Interest Expense, Net of Amounts Capitalized	(17)	—	—	—	(17)
Interest Income	1,434	—	—	—	1,434

Other Income, Net	1,417	—	—	—	1,417

Net Loss Accumulated During the Development Stage	$(8,562)	$(535)	$(58)	$—	$(9,155)

VALVINO LAMORE, LLC AND SUBSIDIARIES

CONSOLIDATING STATEMENTS OF OPERATIONS

From Inception to June 30, 2002

(In thousands)

(Unaudited)

	Valvino Lamore, LLC	Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp.	All Other Guarantors	All Other Non-Guarantors	Eliminating Entries	Total
Revenues
Airplane Lease	$—	$—	$213	$907	$(213)	$907
Art Gallery	—	—	152	—	—	152
Retail	—	—	124	—	—	124
Water	—	—	111	—	(88)	23

Total Revenue	—	—	600	907	(301)	1,206
Expenses
Pre-Opening Costs	10,924	1,387	9,652	3,004	(272)	24,695
Depreciation and Amortization	13,682	1	418	1,525	—	15,626
Loss/(Gain) on Affiliate Transactions	1,535	—	(1,020)	1,577	—	2,092
Loss/(Gain) on Sale of Fixed Assets	387	—	—	69	—	456
Selling, General & Administrative	—	—	351	318	(20)	649
Facility Closure	1,579	—	—	—	—	1,579
Cost of Water	—	—	71	—	(26)	45
Cost of Retail Sales	—	—	68	—	—	68
Loss/(Gain) from Incidental Operations	1,428	—	—	—	—	1,428

Total Expenses	29,535	1,388	9,540	6,493	(318)	46,638
Operating Loss	(29,535)	(1,388)	(8,940)	(5,586)	17	(45,432)
Other Income/(Expense)
Interest Expense, Net of Amounts Capitalized	(58)	—	(114)	—	—	(172)
Interest Income	4,572	3	—	18	(18)	4,575
Equity in Loss from Macau	(2,534)	—	—	—	2,534	—

Other Income, Net	1,980	3	(114)	18	2,516	4,403
Minority Interest	—	—	—	—	282	282

Net Loss Accumulated During the Development Stage	$(27,555)	$(1,385)	$(9,054)	$(5,568)	$2,815	$(40,747)

VALVINO LAMORE, LLC AND SUBSIDIARIES

CONSOLIDATING STATEMENTS OF CASH FLOWS

Six Months Ended June 30, 2002

(In thousands)

(Unaudited)

	Valvino Lamore, LLC	Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp.	All Other Guarantors	All Other Non-Guarantors	Eliminating Entries	Total
Cash Flows From Operating Activities
Net Loss Accumulated During the Development Stage	$(8,539)	$(703)	$(3,312)	$(4,954)	$2,815	$(14,693)
Adjustments to Reconcile Net Loss Accumulated During the Development Stage to Net Cash Provided by/(Used in) Operating Activities:
Depreciation and Amortization	3,262	1	258	445	—	3,966
Equity in Loss from Macau	2,534	—	—	—	(2,534)	—
Loss/(Gain) on Affiliate Transactions	1,535	—	(1,020)	1,577	(2,092)	—
Gain/(Loss) on Sale of Fixed Assets	(7)	—	—	69	—	62
Incidental Operations	1,971	—	—	—	—	1,971
Increase (Decrease) in Cash from Changes in:
Restricted Cash	1	(1,788)	—	—	—	(1,787)
Receivables, Net	(81)	—	26	—	—	(55)
Inventories	97	—	(16)	—	—	81
Prepaid Expenses and Other	173	—	(260)	(1)	—	(88)
Minority Interest	—	—	—	—	(282)	(282)
Accounts Payable and Accrued Expenses	2,650	(32)	1,081	2,619	—	6,318

Net Cash Provided by / (Used in) Operating Activities	3,596	(2,522)	(3,243)	(245)	(2,093)	(4,507)

Cash Flows From Investing Activities
Capital Expenditures	—	—	(19,222)	(84)	—	(19,306)
Acquisition of Airplane	—	—	(9,591)	—	—	(9,591)
Other Assets	(27,518)	(589)	(562)	150	23,805	(4,714)
Intercompany Balances	(27,051)	3,160	31,648	(7,684)	2,092	2,165
Proceeds from Sale of Equipment	8	—	—	8,000	—	8,008

Net Cash Provided by / (Used in) Investing Activities	(54,561)	2,571	2,273	382	25,897	(23,438)

Cash Flows From Financing Activities
Equity Contributions	173,494	—	—	23,804	(23,804)	173,494
Macau	—	—	—	3,056	—	3,056
Principal Payments of Long-Term Debt	(16)	—	—	—	—	(16)

Net Cash Provided by Financing Activities	173,478	—	—	26,860	(23,804)	176,534

Increase/(Decrease) in Cash and Cash Equivalents	122,513	49	(970)	26,997	—	148,589
Cash, Beginning of Period	39,590	(49)	(270)	—	—	39,271

Cash, End of Period	$162,103	$—	$(1,240)	$26,997	$—	$187,860

Supplemental Cash Flow Disclosure:
Interest Paid, Net of Amounts Capitalized	$13	$—	$114	$—	$—	$127

VALVINO LAMORE, LLC AND SUBSIDIARIES

CONSOLIDATING STATEMENTS OF CASH FLOWS

Six Months Ended June 30, 2001

(In thousands)

(Unaudited)

	Valvino Lamore, LLC	Wynn Las Vegas, LLC	All Other Guarantors	All Other Non-Guarantors	Eliminating Entries	Total
Cash Flows From Operating Activities
Net Loss Accumulated During the Development Stage	$(5,712)	$(38)	$(1,950)	$(235)	$—	$(7,935)
Adjustments to Reconcile Net Loss Accumulated During the Development Stage to Net Cash Provided by / (Used in) Operating Activities:
Depreciation and Amortization	3,610	—	52	359	—	4,021
Gain / (Loss) on Sale of Fixed Assets	178	—	—	—	—	178
Incidental Operations	3,210	—	—	—	—	3,210
Increase (Decrease) in Cash from Changes in:
Receivables, Net	588	—	12	—	—	600
Inventories	107	—	—	—	—	107
Prepaid Expenses and Other	48	—	—	—	—	48
Accounts Payable and Accrued Expenses	(1,273)	12	1,605	6	—	350

Net Cash Provided by / (Used in) Operating Activities	756	(26)	(281)	130	—	579

Cash Flows From Investing Activities
Capital Expenditures	(7,525)	—	(7,434)	(2)	—	(14,961)
Acquisition of Airplane	—	—	—	(9,489)	—	(9,489)
Other Assets	1,187	(1,000)	(7,573)	—	—	(7,386)
Intercompany Balances	(19,489)	1,026	15,025	9,340	18	5,920
Proceeds from Sale of Equipment	343	—	—	—		343

Net Cash Provided by / (Used in) Investing Activities	(25,484)	26	18	(151)	18	(25,573)

Cash Flows From Financing Activities
Equity Contributions	20,000	—	18	—	(18)	20,000
Principal Payments of Long-Term Debt	(15)	—	—	—	—	(15)

Net Cash Used in Financing Activities	19,985	—	18	—	(18)	19,985

Increase/(Decrease) in Cash and Cash Equivalents	(4,743)	—	(245)	(21)	—	(5,009)
Cash, Beginning of Period	64,474	—	(25)	20	—	64,469

Cash, End of Period	$59,731	$—	$(270)	$(1)	$—	$59,460

Supplemental Cash Flow Disclosure:
Interest Paid, Net of Amounts Capitalized	$14	$—	$—	$—		$14

VALVINO LAMORE, LLC AND SUBSIDIARIES

CONSOLIDATING STATEMENTS OF CASH FLOWS

Year Ended December 31, 2001

(In thousands)

	Valvino Lamore, LLC	Wynn Las Vegas, LLC	All Other Guarantors	All Other Non-Guarantors	Eliminating Entries	Total
Cash Flows From Operating Activities
Net Loss Accumulated During the Development Stage	$(10,454)	$(682)	$(5,206)	(557)	$—	$(16,899)
Adjustments to Reconcile Net Loss Accumulated During the Development Stage to Net Cash Provided by / (Used in) Operating Activities:
Depreciation and Amortization	6,780	—	119	1,080	—	7,979
Loss on Sale of Fixed Assets	394	—	—	—	—	394
Incidental Operations	3,611	—	—	—	—	3,611
Increase (Decrease) in Cash from Changes in:
Restricted Cash	(24)	(500)	—	—	—	(524)
Receivables, Net	705	—	(30)		—	675
Inventories	99	—	(61)		—	38
Prepaid Expenses and Other	585	—	(666)		—	(81)
Accounts Payable and Accrued Expenses	(1,554)	85	2,060	29	—	620

Net Cash Provided by / (Used in) Operating Activities	142	(1,097)	(3,784)	552	—	(4,187)

Cash Flows From Investing Activities
Capital Expenditures	(9,667)	(3)	(19,387)	(23)	—	(29,080)
Acquisition of Airplane	—	—	—	(9,489)	—	(9,489)
Other Assets	1,164	(1,252)	(1,650)	—	18	(1,720)
Due from Related Parties	(37,266)	2,303	24,576	8,940	(18)	(1,465)
Proceeds from Sale of Equipment	775	—	—	—	—	775

Net Cash Provided by / (Used in) Investing Activities	(44,994)	1,048	3,539	(572)	—	(40,979)

Cash Flows From Financing Activities
Equity Contributions	20,800	—	—	—	—	20,800
Third Party Fee	(800)	—	—	—	—	(800)
Principal Payments of Long-Term Debt	(32)	—	—	—	—	(32)

Net Cash Provided by Financing Activities	19,968	—	—	—	—	19,968

Decrease in Cash and Cash Equivalents	(24,884)	(49)	(245)	(20)	—	(25,198)
Cash, Beginning of Period	64,474	—	(25)	20	—	64,469

Cash, End of Period	$39,590	$(49)	$(270)	—	$—	$39,271

Supplemental Cash Flow Disclosure:
	$28	$—	$—	$—	$—	$—

VALVINO LAMORE, LLC AND SUBSIDIARIES

CONSOLIDATING STATEMENTS OF CASH FLOWS

Inception to December 31, 2000

(In thousands)

	Valvino Lamore, LLC	All Other Guarantors	All Other Non-Guarantors	Eliminating Entries	Total
Cash Flows From Operating Activities
Net Loss Accumulated During the Development Stage	$(8,562)	$(535)	$(58)	$—	$(9,155)
Adjustments to Reconcile Net Loss Accumulated During the Development Stage to Net Cash Provided by / (Used in) Operating Activities:
Depreciation and Amortization	3,640	41	—	—	3,681
Amortization of Loan Origination Fees	1,465	—	—	—	1,465
Incidental Operations	1,198	—	—	—	1,198
Increase (Decrease) in Cash from Changes in:
Receivables, Net	7,052	(10)	—	—	7,042
Inventories	690	—	—	—	690
Prepaid Expenses and Other	(664)	—	—	—	(664)
Accounts Payable and Accrued Expenses	(9,196)	125	7	—	(9,064)

Net Cash Provided by/(Used in) Operating Activities	(4,377)	(379)	(51)	—	(4,807)

Cash Flows From Investing Activities
Acquisition of Desert Inn Resort and Casino, Net of Cash Acquired	(270,718)	—	—	—	(270,718)
Capital Expenditures	(45,792)	(1,276)	—		(47,068)
Other Assets	(1,299)	—	—	—	(1,299)
Due from Related Parties	(2,864)	1,630	71	—	(1,163)
Proceeds from Sale of Equipment	776	—	—	—	776

Net Cash Provided by/(Used in) Investing Activities	(319,897)	354	71	—	(319,472)

Cash Flows From Financing Activities
Equity Contributions	480,713	—	—	—	480,713
Equity Distributions	(110,482)				(110,482)
Third Party Fee	(10,000)	—	—	—	(10,000)
Proceeds from Issuance of Long-Term Debt	125,000				125,000
Principal Payments of Long-Term Debt	(125,018)	—	—	—	(125,018)
Loan Origination Fees	(1,465)	—	—	—	(1,465)
Proceeds from Issuance of Related Party Loan	100,000				100,000
Principal Payments of Related Party Loan	(70,000)				(70,000)

Net Cash Provided by Financing Activities	388,748	—	—	—	388,748

Increase/(Decrease) in Cash and Cash Equivalents	64,474	(25)	20	—	64,469
Cash, Beginning of Period	—	—	—	—	—
Cash, End of Period	$64,474	$(25)	$20	$—	$64,469

Supplemental Cash Flow Disclosure:
Interest Paid, Net of Amounts Capitalized	$17	$—	$—	$—	$17

VALVINO LAMORE, LLC AND SUBSIDIARIES

CONSOLIDATING STATEMENTS OF CASH FLOWS

From Inception to June 30, 2002

(In Thousands)

(Unaudited)

	Valvino Lamore, LLC	Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp.	All Other Guarantors	All Other Non-Guarantors	Eliminating Entries	Total
Cash Flows From Operating Activities
Net Loss Accumulated During the Development Stage	$(27,555)	$(1,385)	$(9,054)	$(5,568)	$2,815	$(40,747)
Adjustments to Reconcile Net Loss Accumulated During the Development Stage to Net Cash Provided by/(Used in) Operating Activities:
Depreciation and Amortization	13,682	1	418	1,525	—	15,626
Equity in Loss from Macau	2,534	—	—	—	(2,534)	—
Loss/Gain on Affiliate Transactions	1,535	—	(1,020)	1,577	(2,092)	—
Amortization of Loan Origination Fees	1,465	—	—	—	—	1,465
Gain/(Loss) on Sale of Fixed Assets	387	—	—	69	—	456
Incidental Operations	6,780	—	—	—	—	6,780
Increase (Decrease) in Cash from Changes in:
Restricted Cash	(23)	(2,288)	—	—	—	(2,311)
Receivables, Net	7,676	—	(13)	(1)	—	7,662
Inventories	886	—	(77)	—	—	809
Prepaid Expenses and Other	94	—	(926)	(1)	—	(833)
Minority Interest	—	—	—	—	(282)	(282)
Accounts Payable and Accrued Expenses	(8,100)	53	3,266	2,655	—	(2,126)

Net Cash Provided by / (Used in) Operating Activities	(639)	(3,619)	(7,406)	256	(2,093)	(13,501)

Cash Flows From Investing Activities
Acquisition of Desert Inn Resort and Casino, Net of Cash Acquired	(270,718)	—	—	—	—	(270,718)
Capital Expenditures	(55,459)	(3)	(39,885)	(107)	—	(95,454)
Acquisition of Airplane	—	—	(9,591)	(9,489)	—	(19,080)
Other Assets	(27,653)	(1,840)	(2,214)	151	23,823	(7,733)
Intercompany Balances	(67,181)	5,462	57,856	1,326	2,074	(463)
Proceeds from Sale of Equipment	1,559	—	—	8,000	—	9,559

Net Cash Provided by/(Used in) Investing Activities	(419,452)	3,619	6,166	(119)	25,897	(383,889)

Cash Flows From Financing Activities
Equity Contributions	675,007	—	—	23,804	(23,804)	675,007
Equity Distributions	(110,482)	—	—	—	—	(110,482)
Third Party Fee	(10,800)	—	—	—	—	(10,800)
Minority Interest	—	—	—	3,056	—	3,056
Proceeds from Issuance of Long-Term Debt	125,000	—	—	—	—	125,000
Principal Payments of Long-Term Debt	(125,066)	—	—	—	—	(125,066)
Loan Origination Fees	(1,465)	—	—	—	—	(1,465)
Proceeds from Issuance of Related Party Loan	100,000	—	—	—	—	100,000
Principal Payments of Related Party Loan	(70,000)	—	—	—	—	(70,000)

Net Cash Provided by Financing Activities	582,194	—	—	26,860	(23,804)	585,250

Increase/(Decrease) in Cash and Cash Equivalents	162,103	—	(1,240)	26,997	—	187,860
Cash, Beginning of Period	—	—	—	—	—	—

Cash, End of Period	$162,103	—	$(1,240)	$26,997	$—	$187,860

Supplemental Cash Flow Disclosure:
Interest Paid, Net of Amounts Capitalized	$172	$—	$—	$—	$—	$172

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, the second mortgage notes only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our notes.

Until                          , 2002 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

Wynn Las Vegas, LLC
Wynn Las Vegas Capital Corp.

      % Second Mortgage
Notes due 2010

Joint Book-Running Managers

Deutsche Bank Securities
Banc of America Securities LLC
Bear, Stearns & Co. Inc.
Dresdner Kleinwort Wasserstein

Fleet Securities, Inc.
Scotia Capital

Prospectus

                          , 2002

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale and distribution of the common stock being registered. All amounts shown are estimates except for the Securities and Exchange Commission registration fee and the National Securities Dealers, Inc. filing fee.

Amount
Registration fee—Securities and Exchange Commission		$32,200
Filing fee—National Association of Securities Dealers, Inc.		0
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Blue sky fees and expenses		*
Transfer agent and registrar fees and expenses		*
Miscellaneous		*
Total	$	*

*
To be filed by amendment.

Item 14. Indemnification of Directors and Officers

        The Nevada Revised Statutes provide that a corporation may indemnify its officers and directors against expenses actually and reasonably incurred in the event an officer or director is made a party or threatened to be made a party to an action (other than an action brought by or on behalf of the corporation as discussed below) by reason of his or her official position with the corporation provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the law or (2) acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, with respect to any criminal actions, had no reasonable cause to believe his or her conduct was unlawful. A corporation may indemnify its officers and directors against expenses, including amounts paid in settlement, actually and reasonably incurred in the event an officer or director is made a party or threatened to be made a party to an action by or on behalf of the corporation by reason of his or her official position with the corporation provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the laws or (2) acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation. The Nevada Revised Statutes further provides that a corporation generally may not indemnify an officer or director if it is determined by a court that such officer or director is liable to the corporation or responsible for any amounts paid to the corporation as a settlement, unless a court also determines that the officer or director is entitled to indemnification in light of all of the relevant facts and circumstances. The Nevada Revised Statutes require a corporation to indemnify an officer or director to the extent he or she is successful on the merits or otherwise successfully defends the action.

        The Nevada Revised Statutes also provide that a limited liability company may indemnify its managers, members, employees and agents against expenses actually and reasonably incurred in the event a manager, member, employee or agent is made a party or threatened to be made a party to an action (other than an action brought by or on behalf of the company as discussed below) by reason of his or her position with the company provided he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the company and, with respect to any criminal actions, had no reasonable cause to believe his or her conduct was unlawful. A limited liability company may indemnify its managers, members, employees and agent against expenses actually and reasonably incurred in the event a manager, member, employee or agent is made a party or threatened to be made a party to an action by or on behalf of the company by reason of his or her position with the company provided he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the company. The Nevada Revised Statues further provide that a limited liability company generally may not indemnify any manager, member, employee or agent if it is determined by a court that he or she is liable to the company or responsible for any amounts paid to the company as a settlement, unless a court also determines that he or she is entitled to indemnification in light of all of the relevant facts and circumstances. The Nevada Revised Statutes require a limited liability company to indemnify a manager, member, employee or agent to the extent he or she is successful on the merits or otherwise successfully defends the action.

        Wynn Capital's bylaws provide that it will indemnify its directors and officers to the maximum extent permitted by Nevada law, including in circumstances in which indemnification is otherwise discretionary under Nevada law. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of Wynn Capital's officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, which we refer to as the Securities Act. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification of directors or officers for liabilities arising under the Securities Act of 1933, as amended, is against public policy and, therefore, such indemnification provisions may be unenforceable.

        Wynn Las Vegas' articles of organization, attached as Exhibit    hereto, and operating agreement, attached as Exhibit    hereto, will provide that it shall indemnify its managers and members to the maximum extent permitted by Nevada law.

        The Underwriting Agreement, attached as Exhibit 1.1 hereto, provides for indemnification by the Underwriters of Wynn Resorts and its officers and directors for certain liabilities, including matters arising under the Securities Act.

Item 15. Recent Sales of Unregistered Securities

        The following is a summary of the transactions by the Registrants during the past three years involving sales of the Registrants' securities that were not registered under the Securities Act:

          (a)  In April 2000, Stephen A. Wynn formed Valvino Lamore, LLC, known as Valvino, as its single member. Between April and September 2000, Mr. Wynn made equity contributions in an aggregate amount of $220.7 million. Until immediately prior to the consummation of this offering, our assets and operations were held and conducted by Valvino and its subsidiaries.

          (b)  In October 2000, Aruze USA, Inc., a Nevada corporation, contributed $260 million in cash to Valvino in exchange for 100,000 common shares, which represented a 50% interest in the profits and losses of Valvino, and was admitted as a member of Valvino. In connection with such contribution by Aruze USA, Valvino also issued 100,000 common shares, representing a 50% interest in Valvino's profits and losses, to Mr. Wynn to evidence his ownership interest in the limited liability company.

          (c)  In April 2001, Baron Asset Fund, a Massachusetts business trust, contributed $20.8 million in cash to Valvino in exchange for 7,692.31 common shares, which represented approximately a 3.70% interest in the profits and losses of Valvino, and was admitted as a member of Valvino.

          (d)  In April 2002, (1) Baron Asset Fund contributed an additional approximately $20.3 million in cash to Valvino, (2) Aruze USA contributed an additional $120 million in cash to Valvino, (3) Mr. Wynn contributed an additional approximately $32 million in cash to Valvino and (4) Mr. Wynn contributed his interest in Wynn Resorts (Macau), S.A., which was valued at approximately $56 million by the parties in the negotiation of Mr. Wynn's contribution of his interest, to Valvino. As a result of these capital contributions, Baron Asset Fund was issued an additional 2,834.01 common shares and its interest in Valvino's profits and losses increased to 5%. Aruze USA and Mr. Wynn received no additional shares as a result of the April 2002 capital contributions. Immediately following these capital contributions, each of Mr. Wynn and Aruze USA held a 47.5% interest in Valvino's profits and losses.

          (e)  In June 2002, the Kenneth R. Wynn Family Trust contributed $1.2 million in cash to Valvino in exchange for 307.38 common shares, which represented approximately a 0.146% interest in the profits and losses of Valvino, and was admitted as a member of Valvino.

          (f)    In exchange for the contribution of all of their respective membership interests in Valvino, immediately prior to this offering becoming effective, the Registrant plans to issue shares of its common stock to each of Mr. Wynn, Aruze USA, Baron Asset Fund and the Kenneth R. Wynn Family Trust.

          (g)  In May 2002, Wynn Las Vegas Capital Corp., referred to as Wynn Capital, issued one share to Wynn Las Vegas, LLC in connection with the formation of Wynn Capital.

          (h)  Each of the other guarantor Registrants has engaged in various formation issuances of limited liability company membership interests.

        None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and the Registrant believes that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and, or Regulation D promulgated thereunder or Rule 701 pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701.

Item 16. Exhibits and Financial Statement Schedules

(a)  Exhibits

Exhibit No.	Description	Footnote No.
*1.1	Form of Underwriting Agreement.
*3.1	Articles of Incorporation of the Wynn Las Vegas Capital Corp.
*3.2	Bylaws of the Wynn Las Vegas Capital Corp.
*3.3	Operating Agreement Desert Inn Water Company, LLC
*3.4	Amended and Restated Operating Agreement of Valvino Lamore, LLC
*3.5	First Amendment to Amended and Restated Operating Agreement of Valvino Lamore, LLC

*3.6	Second Amendment to Amended and Restated Operating Agreement of Valvino Lamore, LLC
*3.7	Third Amendment to Amended and Restated Operating Agreement of Valvino Lamore, LLC
*3.8	Fourth Amendment to Amended and Restated Operating Agreement of Valvino Lamore, LLC
*3.9	Articles of Incorporation of Desert Inn Improvement Co.
*3.10	Bylaws of Desert Inn Improvement Co.
*3.11	Operating Agreement of Wynn Design & Development, LLC
*3.12	Amended and Restated Operating Agreement of Wynn Resorts Holdings, LLC
*3.13	Operating Agreement or World Travel, LLC
*3.14	Operating Agreement of Las Vegas Jet, LLC
*5.1	Opinion of Schreck Brignone Godfrey
10.1	Asset and Land Purchase Agreement, dated as of April 28, 2000, by and among Starwood Hotels & Resorts Worldwide, Inc., Sheraton Gaming Corporation, Sheraton Desert Inn Corporation, Valvino Lamore, LLC and Stephen A. Wynn.	(1)
10.2	First Amendment to Asset and Land Purchase Agreement, dated as of May 26, 2000, by and among Starwood Hotels & Resorts Worldwide, Inc., Sheraton Gaming Corporation, Sheraton Desert Inn Corporation, Valvino Lamore, LLC and Stephen A. Wynn.	(1)
10.3	Second Amendment to Asset and Land Purchase Agreement, dated as of June 16, 2000, by and among Starwood Hotels & Resorts Worldwide, Inc., Sheraton Gaming Corporation, Sheraton Desert Inn Corporation, Valvino Lamore, LLC, Stephen A. Wynn, Rambas Marketing Co., LLC, and Desert Inn Water Company, LLC.	(1)
10.4	Third Amendment to Asset and Land Purchase Agreement, dated as of June 22, 2000, by and among Starwood Hotels & Resorts Worldwide, Inc., Sheraton Gaming Corporation, Sheraton Desert Inn Corporation, Valvino Lamore, LLC, Stephen A. Wynn, Rambas Marketing Co., LLC, and Desert Inn Water Company, LLC.	(1)
10.5	Fourth Amendment to Asset and Land Purchase Agreement, dated as of October 27, 2000, by and among Starwood Hotels & Resorts Worldwide, Inc., Sheraton Gaming Corporation, Sheraton SGC Sub Corporation, Valvino Lamore, LLC, Stephen A. Wynn, Rambas Marketing Co., LLC, and Desert Inn Water Company, LLC.	(1)
10.6	Fifth Amendment to Asset and Land Purchase Agreement, dated as of November 3, 2000, by and among Starwood Hotels & Resorts Worldwide, Inc., Sheraton Gaming Corporation, Sheraton SGC Sub Corporation, Valvino Lamore, LLC, Stephen A. Wynn, Rambas Marketing Co., LLC, and Desert Inn Water Company, LLC.	(1)
*10.7	Agreement, dated January 25, 2001, by and between Wynn Resorts Holdings, LLC and Calitri Services and Licensing Limited Liability Company.
10.8	Lease Agreement, dated November 1, 2001, by and between Valvino Lamore, LLC and Wynn Resorts Holdings, LLC.	(1)
10.9	Art Rental and Licensing Agreement, dated November 1, 2001, by and between Stephen A. Wynn and Wynn Resorts Holdings, LLC.	(1)

10.10	Stockholders Agreement, dated as of April 11, 2002, by and among Stephen A. Wynn, Baron Asset Fund and Aruze USA, Inc.	(1)
10.11	Agreement for Guaranteed Maximum Price Construction Services between Wynn Las Vegas, LLC and Marnell Corrao Associates, Inc. for Le Rêve.	(1)
10.12	Continuing Guaranty, dated June 4, 2002, by Austi, Inc. in favor of Wynn Las Vegas, LLC.	(1)
10.13	Design/Build Agreement, dated June 6, 2002, by and between Wynn Las Vegas, LLC and Bomel Construction Company, Inc.	(1)
*10.14	2002 Stock Incentive Plan
*10.15	Form of Director and Officer Indemnification Agreement
10.16	Employment Agreement, dated April 1, 2002, by and between Wynn Resorts Holdings, LLC and Ronald J. Kramer.	(2)
10.17	Contribution Agreement, dated as of June 11, 2002 by and among Stephen A. Wynn, Aruze USA, Inc., Baron Asset Fund, the Kenneth R. Wynn Family Trust dated February 1985 and Wynn Resorts, Limited.	(2)
10.18	Amended and Restated Business Loan Agreement, dated as of May 30, 2002, between Bank of America, N.A. and World Travel, LLC.	(2)
10.19	Continuing Guaranty, dated May 30, 2002, by Valvino Lamore, LLC in favor of Bank of America, N.A.	(2)
10.20	Agreement, dated as of June 2002, by and between Stephen A. Wynn and Wynn Resorts, Limited.	(2)
10.21	Purchase Agreement, dated May 30, 2002, between Stephen A. Wynn and Valvino Lamore, LLC.	(2)
10.22	Agreement, dated as of , between Wynn Design and Development, LLC and Butler/Ashworth Architects, Inc.	(2)
10.23	Employment Agreement, dated as of May 31, 2002, by and between Valvino Lamore, LLC and Matt Maddox.	(2)
10.24	Concession Contract for the Operation of Games of Chance or Other Games in Casinos in the Macau Special Administrative Region, dated June 24, 2002, between the Macau Special Administrative Region and Wynn Resorts (Macau), S.A. (English translation of Portuguese version of Concession Agreement).	(2)
10.25	Amended and Restated Commitment Letter Agreement, dated June 14, 2002, among Deutsche Bank Trust Company Americas, Deutsche Bank Securities Inc., Bank of America, N.A., Banc of America Securities LLC, Bear Stearns Corporate Lending, Inc., Bear Stearns & Co. Inc., Wynn Resorts Holdings, LLC and Wynn Las Vegas, LLC.	(2)
10.26	Agreement for Guarantee Maximum Price Construction Services Change Order, dated as of August 12, 2002 between Marnell Corrao Associates, Inc. and Wynn Las Vegas, LLC.	(2)
*21.1	Subsidiaries of Wynn Las Vegas Capital Corp.
*21.2	Subsidiaries of Desert Inn Water Company, LLC.
*21.3	Subsidiaries of Palo, LLC.
*21.4	Subsidiaries of Valvino Lamore, LLC.
*21.5	Subsidiaries of Desert Inn Improvement Co.
*21.6	Subsidiaries of Wynn Design & Development, LLC.
*21.7	Subsidiaries of Wynn Resorts Holdings, LLC.
*21.8	Subsidiaries of World Travel, LLC
*21.9	Subsidiaries of Las Vegas Jet, LLC

*23.1	Consent of Schreck Brignone Godfrey (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP.
*23.3	Consent of Dr. A. Correia da Silva
24.1	Powers of Attorney of officer and directors of Wynn Las Vegas Capital Corp. (included on the signature page of this Registration Statement).	(3)
24.2	Powers of Attorney of officers of Valvino Lamore, LLC re: Desert Inn Water Company, LLC (included on the signature page of this Registration Statement).	(3)
24.3	Powers of Attorney of officers of Valvino Lamore, LLC re: of Palo, LLC (included on the signature page of this Registration Statement).	(3)
24.4	Powers of Attorney of officers of Valvino Lamore, LLC (included on the signature page of this Registration Statement).	(3)
24.5	Powers of Attorney of officers of Valvino Lamore, LLC re: of Wynn Design & Development, LLC (included on the signature page of this Registration Statement).	(3)
24.6	Powers of Attorney of officers of Valvino Lamore, LLC re: of Wynn Resorts Holdings, LLC (included on the signature page of this Registration Statement).	(3)
24.7	Powers of Attorney of officers of Valvino Lamore, LLC re: of World Travel, LLC (included on the signature page of this Registration Statement).	(3)
24.8	Powers of Attorney of officers of Valvino Lamore, LLC re: of Las Vegas Jet, LLC (included on the signature page of this Registration Statement).	(3)
24.9	Powers of Attorney of of Wynn Las Vegas, LLC (included on the signature page of this Registration Statement).	(3)
24.10	Powers of Attorney of officers and directors of Desert Inn Improvement Co. (included in the signature page of this Registration Statement)
*25.1	Form of T-1 Statement of Eligibility and Qualification of Trustee

        * To be filed by amendment.

(1)
Incorporated by reference to the Registration Statement on Form S-1 of Wynn Resorts, Limited filed June 17, 2002 (Registration No. 333-90600).

(2)
Incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-1 of Wynn Resorts, Limited filed August 20, 2002 (Registration No. 333-90600).

(3)
Filed herewith.

(b)  Financial Statement Schedules:

Page
Schedule II—Valuation and Qualifying Accounts	S-1

        Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

        Insofar as indemnification by the Registrant for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes that:

          (1)  For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2)  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 19th day of August, 2002.

VALVINO LAMORE, LLC
By:	/s/ STEPHEN A. WYNN
	Name:	Stephen A. Wynn
	Title:	Managing Member

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen A. Wynn and John Strzemp and each of them acting individually, as true and lawful attorneys-in-fact and agents each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement (including post-effective amendments, or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ STEPHEN A. WYNN Stephen A. Wynn	Chief Executive Officer and President of Valvino Lamore, LLC (Principal Executive Officer)	August 19, 2002
/s/ JOHN STRZEMP John Strzemp	Executive Vice President and Chief Financial Officer of Valvino Lamore, LLC (Principal Financial Officer)	August 19, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 19th day of August, 2002.

WORLD TRAVEL, LLC
By:	VALVINO LAMORE, LLC, its member
By:	/s/ STEPHEN A. WYNN
	Name:	Stephen A. Wynn
	Title:	Managing Member

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen A. Wynn and John Strzemp and each of them acting individually, as true and lawful attorneys-in-fact and agents each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement (including post-effective amendments, or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ STEPHEN A. WYNN Stephen A. Wynn	Chief Executive Officer and President of Valvino Lamore, LLC (Principal Executive Officer)	August 19, 2002
/s/ JOHN STRZEMP John Strzemp	Executive Vice President and Chief Financial Officer of Valvino Lamore, LLC (Principal Financial Officer)	August 19, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 19th day of August, 2002.

LAS VEGAS JET, LLC
By:	VALVINO LAMORE, LLC, its member
By:	/s/ STEPHEN A. WYNN
	Name:	Stephen A. Wynn
	Title:	Managing Member

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen A. Wynn and John Strzemp and each of them acting individually, as true and lawful attorneys-in-fact and agents each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement (including post-effective amendments, or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ STEPHEN A. WYNN Stephen A. Wynn	Chief Executive Officer and President of Valvino Lamore, LLC (Principal Executive Officer)	August 19, 2002
/s/ JOHN STRZEMP John Strzemp	Executive Vice President and Chief Financial Officer of Valvino Lamore, LLC (Principal Financial Officer)	August 19, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 19th day of August, 2002.

WYNN DESIGN & DEVELOPMENT LLC
By:	VALVINO LAMORE, LLC, its member
By:	/s/ STEPHEN A. WYNN
	Name:	Stephen A. Wynn
	Title:	Managing Member

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen A. Wynn and John Strzemp and each of them acting individually, as true and lawful attorneys-in-fact and agents each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement (including post-effective amendments, or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ STEPHEN A. WYNN Stephen A. Wynn	Chief Executive Officer and President of Valvino Lamore, LLC (Principal Executive Officer)	August 19, 2002
/s/ JOHN STRZEMP John Strzemp	Executive Vice President and Chief Financial Officer of Valvino Lamore, LLC (Principal Financial Officer)	August 19, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 19th day of August, 2002.

DESERT INN WATER COMPANY, LLC
By:	VALVINO LAMORE, LLC, its member
By:	/s/ STEPHEN A. WYNN
	Name:	Stephen A. Wynn
	Title:	Managing Member

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen A. Wynn and John Strzemp and each of them acting individually, as true and lawful attorneys-in-fact and agents each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement (including post-effective amendments, or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ STEPHEN A. WYNN Stephen A. Wynn	Chief Executive Officer and President of Valvino Lamore, LLC (Principal Executive Officer)	August 19, 2002
/s/ JOHN STRZEMP John Strzemp	Executive Vice President and Chief Financial Officer of Valvino Lamore, LLC (Principal Financial Officer)	August 19, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 19th day of August, 2002.

DESERT INN IMPROVEMENT CO.
By:	/s/ STEPHEN A. WYNN
	Name:	Stephen A. Wynn
	Title:	President

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen A. Wynn and John Strzemp and each of them acting individually, as true and lawful attorneys-in-fact and agents each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement (including post-effective amendments, or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ STEPHEN A. WYNN Stephen A. Wynn	Director and President (Principal Executive Officer)	August 19, 2002
/s/ MARC RUBINSTEIN Marc Rubinstein	Director	August 19, 2002
/s/ JOHN STRZEMP John Strzemp	Director, Vice President and Treasurer (Principal Financial Officer)	August , 2002

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 19th day of August, 2002.

WYNN RESORTS HOLDINGS, LLC
By:	VALVINO LAMORE, LLC, its member
By:	/s/ STEPHEN A. WYNN
	Name:	Stephen A. Wynn
	Title:	Managing Member

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen A. Wynn and John Strzemp and each of them acting individually, as true and lawful attorneys-in-fact and agents each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement (including post-effective amendments, or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ STEPHEN A. WYNN Stephen A. Wynn	Chief Executive Officer and President of Valvino Lamore, LLC (Principal Executive Officer)	August 19, 2002
/s/ JOHN STRZEMP John Strzemp	Executive Vice President and Chief Financial Officer of Valvino Lamore, LLC (Principal Financial Officer)	August 19, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 19th day of August, 2002.

PALO, LLC
By:	WYNN RESORTS HOLDINGS, LLC, its member
By:	VALVINO LAMORE, LLC, its member
By:	/s/ STEPHEN A. WYNN
	Name:	Stephen A. Wynn
	Title:	Managing Member

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen A. Wynn and John Strzemp and each of them acting individually, as true and lawful attorneys-in-fact and agents each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement (including post-effective amendments, or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ STEPHEN A. WYNN Stephen A. Wynn	Chief Executive Officer and President of Valvino Lamore, LLC (Principal Executive Officer)	August 19, 2002
/s/ JOHN STRZEMP John Strzemp	Executive Vice President and Chief Financial Officer of Valvino Lamore, LLC (Principal Financial Officer)	August 19, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 19th day of August, 2002.

WYNN LAS VEGAS, LLC
By:	WYNN RESORTS HOLDINGS, LLC, its member
By:	VALVINO LAMORE, LLC, its member
By:	/s/ STEPHEN A. WYNN
	Name:	Stephen A. Wynn
	Title:	Managing Member

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen A. Wynn and John Strzemp and each of them acting individually, as true and lawful attorneys-in-fact and agents each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement (including post-effective amendments, or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ STEPHEN A. WYNN Stephen A. Wynn	Chief Executive Officer and President of Valvino Lamore, LLC (Principal Executive Officer)	August 19, 2002
/s/ JOHN STRZEMP John Strzemp	Executive Vice President and Chief Financial Officer of Valvino Lamore, LLC (Principal Financial Officer)	August 19, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 19th day of August, 2002.

WYNN LAS VEGAS CAPITAL CORP.
By:	/s/ STEPHEN A. WYNN
	Name:	Stephen A. Wynn
	Title:	President (Principal Executive Officer)

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen A. Wynn and John Strzemp and each of them acting individually, as true and lawful attorneys-in-fact and agents each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement (including post-effective amendments, or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ STEPHEN A. WYNN Stephen A. Wynn	Director and President	August 19, 2002
/s/ JOHN STRZEMP John Strzemp	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 19, 2002

INDEPENDENT AUDITORS' REPORT

To the Members of Valvino Lamore, LLC and Subsidiaries:

        We have audited the consolidated financial statements of Valvino Lamore and subsidiaries (a development stage company) (the "Company") as of December 31, 2001 and 2000, and the related consolidated statements of operations, members' equity, and cash flows for the year ended December 31, 2001 and for the period from inception (April 21, 2000) to December 31, 2000, and have issued our report thereon dated June 6, 2002; such consolidated financial statements and report are included in the Registration Statement of Wynn Las Vegas, LLC and Wynn Capital Corp. on Form S-1. Our audits also included the financial statement schedule of the Company, listed in Item 16(b). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP

Las Vegas, Nevada
June 6, 2002

Valvino Lamore, LLC and Subsidiaries
(A Development Stage Company)

Schedule II

Valuation and Qualifying Accounts

(In Thousands)

Description	Balance at Beginning of Period	Balance at End of Period
Allowance for Doubtful Accounts Receivable
Year ended December 31, 2001	$1,295	$627
Period ended December 31, 2000	$0	$1,295

EXHIBIT INDEX

Exhibit No.	Description	Footnote No.
*1.1	Form of Underwriting Agreement.
*3.1	Articles of Incorporation of the Wynn Las Vegas Capital Corp.
*3.2	Bylaws of the Wynn Las Vegas Capital Corp.
*3.3	Operating Agreement Desert Inn Water Company, LLC
*3.4	Amended and Restated Operating Agreement of Valvino Lamore, LLC
*3.5	First Amendment to Amended and Restated Operating Agreement of Valvino Lamore, LLC
*3.6	Second Amendment to Amended and Restated Operating Agreement of Valvino Lamore, LLC
*3.7	Third Amendment to Amended and Restated Operating Agreement of Valvino Lamore, LLC
*3.8	Fourth Amendment to Amended and Restated Operating Agreement of Valvino Lamore, LLC
*3.9	Articles of Incorporation of Desert Inn Improvement Co.
*3.10	Bylaws of Desert Inn Improvement Co.
*3.11	Operating Agreement of Wynn Design & Development, LLC
*3.12	Amended and Restated Operating Agreement of Wynn Resorts Holdings, LLC
*3.13	Operating Agreement or World Travel, LLC
*3.14	Operating Agreement of Las Vegas Jet, LLC
*5.1	Opinion of Schreck Brignone Godfrey
10.1	Asset and Land Purchase Agreement, dated as of April 28, 2000, by and among Starwood Hotels & Resorts Worldwide, Inc., Sheraton Gaming Corporation, Sheraton Desert Inn Corporation, Valvino Lamore, LLC and Stephen A. Wynn.	(1)
10.2	First Amendment to Asset and Land Purchase Agreement, dated as of May 26, 2000, by and among Starwood Hotels & Resorts Worldwide, Inc., Sheraton Gaming Corporation, Sheraton Desert Inn Corporation, Valvino Lamore, LLC and Stephen A. Wynn.	(1)
10.3	Second Amendment to Asset and Land Purchase Agreement, dated as of June 16, 2000, by and among Starwood Hotels & Resorts Worldwide, Inc., Sheraton Gaming Corporation, Sheraton Desert Inn Corporation, Valvino Lamore, LLC, Stephen A. Wynn, Rambas Marketing Co., LLC, and Desert Inn Water Company, LLC.	(1)
10.4	Third Amendment to Asset and Land Purchase Agreement, dated as of June 22, 2000, by and among Starwood Hotels & Resorts Worldwide, Inc., Sheraton Gaming Corporation, Sheraton Desert Inn Corporation, Valvino Lamore, LLC, Stephen A. Wynn, Rambas Marketing Co., LLC, and Desert Inn Water Company, LLC.	(1)
10.5	Fourth Amendment to Asset and Land Purchase Agreement, dated as of October 27, 2000, by and among Starwood Hotels & Resorts Worldwide, Inc., Sheraton Gaming Corporation, Sheraton SGC Sub Corporation, Valvino Lamore, LLC, Stephen A. Wynn, Rambas Marketing Co., LLC, and Desert Inn Water Company, LLC.	(1)
10.6	Fifth Amendment to Asset and Land Purchase Agreement, dated as of November 3, 2000, by and among Starwood Hotels & Resorts Worldwide, Inc., Sheraton Gaming Corporation, Sheraton SGC Sub Corporation, Valvino Lamore, LLC, Stephen A. Wynn, Rambas Marketing Co., LLC, and Desert Inn Water Company, LLC.	(1)

*10.7	Agreement, dated January 25, 2001, by and between Wynn Resorts Holdings, LLC and Calitri Services and Licensing Limited Liability Company.
10.8	Lease Agreement, dated November 1, 2001, by and between Valvino Lamore, LLC and Wynn Resorts Holdings, LLC.	(1)
10.9	Art Rental and Licensing Agreement, dated November 1, 2001, by and between Stephen A. Wynn and Wynn Resorts Holdings, LLC.	(1)
10.10	Stockholders Agreement, dated as of April 11, 2002, by and among Stephen A. Wynn, Baron Asset Fund and Aruze USA, Inc.	(1)
10.11	Agreement for Guaranteed Maximum Price Construction Services between Wynn Las Vegas, LLC and Marnell Corrao Associates, Inc. for Le Rêve.	(1)
10.12	Continuing Guaranty, dated June 4, 2002, by Austi, Inc. in favor of Wynn Las Vegas, LLC.	(1)
10.13	Design/Build Agreement, dated June 6, 2002, by and between Wynn Las Vegas, LLC and Bomel Construction Company, Inc.	(1)
*10.14	2002 Stock Incentive Plan
*10.15	Form of Director and Officer Indemnification Agreement
10.16	Employment Agreement, dated April 1, 2002, by and between Wynn Resorts Holdings, LLC and Ronald J. Kramer.	(2)
10.17	Contribution Agreement, dated as of June 11, 2002 by and among Stephen A. Wynn, Aruze USA, Inc., Baron Asset Fund, the Kenneth R. Wynn Family Trust dated February 1985 and Wynn Resorts, Limited.	(2)
10.18	Amended and Restated Business Loan Agreement, dated as of May 30, 2002, between Bank of America, N.A. and World Travel, LLC.	(2)
10.19	Continuing Guaranty, dated May 30, 2002, by Valvino Lamore, LLC in favor of Bank of America, N.A.	(2)
10.20	Agreement, dated as of June 2002, by and between Stephen A. Wynn and Wynn Resorts, Limited.	(2)
10.21	Purchase Agreement, dated May 30, 2002, between Stephen A. Wynn and Valvino Lamore, LLC.	(2)
10.22	Agreement, dated as of , between Wynn Design and Development, LLC and Butler/Ashworth Architects, Inc.	(2)
10.23	Employment Agreement, dated as of May 31, 2002, by and between Valvino Lamore, LLC and Matt Maddox.	(2)
10.24	Concession Contract for the Operation of Games of Chance or Other Games in Casinos in the Macau Special Administrative Region, dated June 24, 2002, between the Macau Special Administrative Region and Wynn Resorts (Macau), S.A. (English translation of Portuguese version of Concession Agreement).	(2)
10.25	Amended and Restated Commitment Letter Agreement, dated June 14, 2002, among Deutsche Bank Trust Company Americas, Deutsche Bank Securities Inc., Bank of America, N.A., Banc of America Securities LLC, Bear Stearns Corporate Lending, Inc., Bear Stearns & Co. Inc., Wynn Resorts Holdings, LLC and Wynn Las Vegas, LLC.	(2)
10.26	Agreement for Guarantee Maximum Price Construction Services Change Order, dated as of August 12, 2002 between Marnell Corrao Associates, Inc. and Wynn Las Vegas, LLC.	(2)
*21.1	Subsidiaries of Wynn Las Vegas Capital Corp.
*21.2	Subsidiaries of Desert Inn Water Company, LLC.
*21.3	Subsidiaries of Palo, LLC.
*21.4	Subsidiaries of Valvino Lamore, LLC.
*21.5	Subsidiaries of Desert Inn Improvement Co.
*21.6	Subsidiaries of Wynn Design & Development, LLC.

*21.7	Subsidiaries of Wynn Resorts Holdings, LLC.
*21.8	Subsidiaries of World Travel, LLC
*21.9	Subsidiaries of Las Vegas Jet, LLC
*23.1	Consent of Schreck Brignone Godfrey (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP.	(3)
*23.3	Consent of Dr. A. Correia da Silva
24.1	Powers of Attorney of officer and directors of Wynn Las Vegas Capital Corp. (included on the signature page of this Registration Statement).	(3)
24.2	Powers of Attorney of officers of Valvino Lamore, LLC re: of Desert Inn Water Company, LLC (included on the signature page of this Registration Statement).	(3)
24.3	Powers of Attorney of officers of Valvino Lamore, LLC re: of Palo, LLC (included on the signature page of this Registration Statement).	(3)
24.4	Powers of Attorney of officers of Valvino Lamore, LLC (included on the signature page of this Registration Statement).	(3)
24.5	Powers of Attorney of officers of Valvino Lamore, LLC re: of Wynn Design & Development, LLC (included on the signature page of this Registration Statement).	(3)
24.6	Powers of Attorney of officers of Valvino Lamore, LLC re: of Wynn Resorts Holdings, LLC (included on the signature page of this Registration Statement).	(3)
24.7	Powers of Attorney of officers of Valvino Lamore, LLC re: of World Travel, LLC (included on the signature page of this Registration Statement).	(3)
24.8	Powers of Attorney of officers of Valvino Lamore, LLC re: of Las Vegas Jet, LLC (included on the signature page of this Registration Statement).	(3)
24.9	Powers of Attorney of officers of Valvino Lamore, LLC re: of Wynn Las Vegas, LLC (included on the signature page of this Registration Statement).	(3)
24.10	Powers of Attorney of officers and directors of Desert Inn Improvement Co. (included in the signature page of this Registration Statement)
*25.1	Form of T-1 Statement of Eligibility and Qualification of Trustee

        * To be filed by amendment.

(1)
Incorporated by reference to the Registration Statement on Form S-1 of Wynn Resorts, Limited filed June 17, 2002 (Registration No. 333-90600).

(2)
Incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-1 of Wynn Resorts, Limited filed August 20, 2002 (Registration No. 333-90600).

(3)
Filed herewith.

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DESCRIPTION OF ARTWORK
PROSPECTUS SUMMARY
Overview
Our Strategy
Other Financing Transactions
Corporate Structure
Information on Issuers
The Offering
RISK FACTORS
Risks Associated with Our Construction of Le Rêve
Risks Related to Our Substantial Indebtedness
General Risks Associated with Our Business
Risks Associated with Our Affiliate's Macau Opportunity
Risks Related to the Offering and the Second Mortgage Notes
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
CAPITALIZATION
PRINCIPAL STOCKHOLDERS OF WYNN RESORTS
SELECTED CONSOLIDATED FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Equity Contributions (in thousands)
BUSINESS
Historical Data for Las Vegas Gaming Industry(1)
CONSTRUCTION CONTRACTS FOR LE RÊVE
OUR AFFILIATE'S OPPORTUNITY IN MACAU
REGULATION AND LICENSING
MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
OWNERSHIP OF CAPITAL STOCK
DESCRIPTION OF THE SECOND MORTGAGE NOTES
DESCRIPTION OF OTHER INDEBTEDNESS
INTERCREDITOR AGREEMENTS
DISBURSEMENT AGREEMENT
U.S. FEDERAL INCOME TAX CONSIDERATIONS
UNDERWRITING
LEGAL MATTERS
EXPERTS
INDEPENDENT ACCOUNTANTS
WHERE YOU CAN FIND MORE INFORMATION
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
INDEPENDENT AUDITORS' REPORT
VALVINO LAMORE, LLC AND SUBSIDIARIES (A DEVELOPMENT STAGE COMPANY) CONSOLIDATED BALANCE SHEETS (In thousands)
VALVINO LAMORE, LLC AND SUBSIDIARIES (A DEVELOPMENT STAGE COMPANY) CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except share data)
VALVINO LAMORE, LLC AND SUBSIDIARIES (A DEVELOPMENT STAGE COMPANY) CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY (In thousands, except share data)
VALVINO LAMORE, LLC AND SUBSIDIARIES (A DEVELOPMENT STAGE COMPANY) CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)
VALVINO LAMORE, LLC AND SUBSIDIARIES (A DEVELOPMENT STAGE COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
VALVINO LAMORE, LLC AND SUBSIDIARIES CONSOLIDATING BALANCE SHEETS As of June 30, 2002 (In thousands) (Unaudited)
VALVINO LAMORE, LLC AND SUBSIDIARIES CONSOLIDATING BALANCE SHEETS As of December 31, 2001 (In thousands)
VALVINO LAMORE, LLC AND SUBSIDIARIES CONSOLIDATING BALANCE SHEETS As of December 31, 2000 (In Thousands)
VALVINO LAMORE, LLC AND SUBSIDIARIES CONSOLIDATING STATEMENTS OF OPERATIONS Six Months Ended June 30, 2002 (In Thousands) (Unaudited)
VALVINO LAMORE, LLC AND SUBSIDIARIES CONSOLIDATING STATEMENTS OF OPERATIONS Six Months Ended June 30, 2001 (In Thousands) (Unaudited)
VALVINO LAMORE, LLC AND SUBSIDIARIES CONSOLIDATING STATEMENTS OF OPERATIONS Year Ended December 31, 2001 (In Thousands)
VALVINO LAMORE, LLC AND SUBSIDIARIES CONSOLIDATING STATEMENTS OF OPERATIONS From Inception to December 31, 2000 (In thousands)
VALVINO LAMORE, LLC AND SUBSIDIARIES CONSOLIDATING STATEMENTS OF OPERATIONS From Inception to June 30, 2002 (In thousands) (Unaudited)
VALVINO LAMORE, LLC AND SUBSIDIARIES CONSOLIDATING STATEMENTS OF CASH FLOWS Six Months Ended June 30, 2002 (In thousands) (Unaudited)
VALVINO LAMORE, LLC AND SUBSIDIARIES CONSOLIDATING STATEMENTS OF CASH FLOWS Six Months Ended June 30, 2001 (In thousands) (Unaudited)
VALVINO LAMORE, LLC AND SUBSIDIARIES CONSOLIDATING STATEMENTS OF CASH FLOWS Year Ended December 31, 2001 (In thousands)
VALVINO LAMORE, LLC AND SUBSIDIARIES CONSOLIDATING STATEMENTS OF CASH FLOWS Inception to December 31, 2000 (In thousands)
VALVINO LAMORE, LLC AND SUBSIDIARIES CONSOLIDATING STATEMENTS OF CASH FLOWS From Inception to June 30, 2002 (In Thousands) (Unaudited)
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution
  Item 14. Indemnification of Directors and Officers
  Item 15. Recent Sales of Unregistered Securities
  Item 16. Exhibits and Financial Statement Schedules
  Item 17. Undertakings
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
INDEPENDENT AUDITORS' REPORT
Valvino Lamore, LLC and Subsidiaries (A Development Stage Company) Schedule II Valuation and Qualifying Accounts (In Thousands)
EXHIBIT INDEX